Exhibit 10.17

Execution Copy

Deal Published CUSIP Number: 08579CAC1

Facility Published CUSIP Number: 08579CAD9

CREDIT AGREEMENT

Dated as of July 31, 2017

Among

BERRY PETROLEUM COMPANY, LLC

as Borrower,

BERRY PETROLEUM CORPORATION

as Parent Guarantor,

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent and Issuing Lender,

and

THE LENDERS NAMED HEREIN

as Lenders

$1,500,000,000

WELLS FARGO SECURITIES, LLC

BMO CAPITAL MARKETS CORP.

and

KEYBANC CAPITAL MARKETS INC.

AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS,

BANK OF MONTREAL

AS SYNDICATION AGENT,

and

KEYBANK NATIONAL ASSOCIATION and ABN AMRO BANK N.V.

AS CO-DOCUMENTATION AGENTS

(continued)

(continued)

(continued)

(continued)

(continued)

		Page
Section 10.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	142

Section 10.21	Integration	142

(continued)

SCHEDULES:

Schedule I	–	Commitments, Contact Information
Schedule II	–	Pricing Grid
Schedule III	–	Additional Conditions and Requirements for New Subsidiaries
Schedule 1.1	–	Existing Letters of Credit
Schedule 4.1	–	Organizational Information
Schedule 4.7	–	Existing Litigation
Schedule 4.10(b)	–	Existing Environmental Liabilities
Schedule 4.10(c)	–	Existing Environmental Notices/Actions
Schedule 4.11	–	Subsidiaries, Partnerships and Joint Ventures
Schedule 4.13	–	Existing Tax Liabilities
Schedule 4.16	–	Material Real Property and Structures
Schedule 4.21	–	Gas Contracts
Schedule 4.23	–	Hedging Agreements
Schedule 4.24	–	Material Agreements
Schedule 4.28	–	Deposit Accounts and Securities Accounts
Schedule 6.1	–	Existing Debt
Schedule 6.2	–	Existing Liens
Schedule 6.3	–	Existing Investments

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Compliance Certificate
Exhibit C	–	Form of Guaranty Agreement
Exhibit D	–	Form of Mortgage
Exhibit E	–	Form of Note
Exhibit F	–	Form of Notice of Borrowing
Exhibit G	–	Form of Notice of Continuation or Conversion
Exhibit H	–	Form of Pledge Agreement
Exhibit I	–	Form of Security Agreement
Exhibit J	–	Form of Transfer Letter
Exhibit K-1	–	Form of U.S Tax Certificate
(Foreign Lenders; Not Partnerships)
Exhibit K-2	–	Form of Tax Certificate
(Foreign Participants; Not Partnerships)
Exhibit K-3	–	Form of Tax Certificate
(Foreign Lenders; Partnerships)
Exhibit K-4	–	Form of Tax Certificate
(Foreign Participants; Not Partnerships)
Exhibit L	–	Form of Reserve Report Certificate

-vi-

CREDIT AGREEMENT

This CREDIT AGREEMENT dated as of July 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”), Berry Petroleum Corporation, a Delaware corporation (the “Parent”), the Lenders (as defined below) and Wells Fargo Bank, National Association as Administrative Agent (as defined below) for the Lenders and as Issuing Lender (as defined below).

RECITALS

A. The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.

B. The Parent receives and, as a result of its ownership of the Borrower expects to continue to receive financial support from the Borrower, and therefore the Parent will obtain substantial benefit from (i) the transactions contemplated by this Agreement and the other Credit Documents, (ii) the Hedging Arrangements entered into by the Borrower or any other Guarantor with a Swap Counterparty, and (iii) the Banking Services provided by any Lender or any Affiliate of a Lender to the Borrower or any other Guarantor. The Parent accordingly wishes to guaranty the Secured Obligations as more fully set forth herein.

C. In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Certain Defined Terms. The following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Letter of Credit Maturity Date” has the meaning assigned to it in Section 2.3(a)(ii) of this Agreement.

“Acceptable Security Interest” means a security interest which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, (b) is superior to all other security interests (other than Permitted Liens), (c) secures the Secured Obligations, (d) is enforceable against the Credit Party which created such security interest and (e) is perfected, subject to any exceptions or limitations expressly provided for in the Security Documents.

“Account Control Agreement” shall mean, as to any deposit account or securities account, as applicable, of any Credit Party held with a bank or securities intermediary, as applicable, an agreement or agreements in form and substance reasonably acceptable to the Administrative Agent, among the Credit Party owning such deposit account or securities account, as applicable, the Administrative Agent and such other bank or securities intermediary, as applicable, governing such deposit account or securities account, as applicable.

“Acquired Linn Assets” means those certain Oil and Gas Properties (and certain other associated assets) acquired by the Borrower pursuant to the Linn Acquisition Documents.

“Acquisition” means the purchase by any Credit Party of any business, division or enterprise, including the purchase of associated assets or operations or any Equity Interests of a Person; provided that, a merger or consolidation solely among Credit Parties shall not constitute an Acquisition.

“Adjusted Base Rate” means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus one half of 1.00%, and (c) a rate determined by the Administrative Agent to be the Daily Three-Month LIBOR plus 1.00%. Any change in the Adjusted Base Rate due to a change in the Prime Rate, Daily Three-Month LIBOR or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate, Daily Three-Month LIBOR or the Federal Funds Rate; provided that, clause (c) shall not be applicable during any period in which the Daily Three-Month LIBOR is unavailable or unascertainable.

“Administrative Agent” means Wells Fargo in its capacity as agent for the Lenders pursuant to Article 8 and any successor agent pursuant to Section 8.6.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means any advance by a Lender to the Borrower as a part of a Borrowing.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of an Equity Interest, by contract, or otherwise.

“Agreement” has the meaning given in the opening paragraph.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, with respect to each Type of Advance and the Letters of Credit, the percentage rate per annum set forth in the Pricing Grid based on the relevant Utilization Level applicable from time to time. The Applicable Margin for any Advance or Letter of Credit shall change when and as the relevant Utilization Level changes.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means (a) any sale, lease, transfer, condemnation, taking, or other disposition of any Property (including any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest, but excluding Hedge Events) of any Credit Party and (b) any issuance or sale of any Equity Interests of any Credit Party other than the Parent, in each case, to any Person other than a Credit Party.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.7), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability” means, as of any date of determination, an amount equal to (a) the lesser of the then effective Borrowing Base and the aggregate Commitments minus (b) the sum of (i) the outstanding principal amount of all Advances plus (ii) the Letter of Credit Exposure.

“Availability Period” means the period from the Closing Date until the Maturity Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any cash management services provided to any Credit Party by any Lender or by any Affiliate of a Lender, including without limitation the following bank services: (a) commercial credit or debit cards, (b) purchase cards, (c) stored value cards and (d) treasury management services (including, without limitation, overdraft, depository, controlled disbursement, electronic funds transfer, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of any Credit Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Provider” means any Lender or Affiliate of a Lender that provides Banking Services to any Credit Party.

“Base Rate Advance” means an Advance which bears interest based upon the Adjusted Base Rate.

“BB Threshold Amount” has the meaning set forth in Section 2.2(e).

“BB Value” means, (a) as to any Oil and Gas Property, the value, if any, attributed to such Oil and Gas Property under the then effective Borrowing Base, as determined by the Administrative Agent in accordance with the standards set forth in Section 2.2(d), and (b) as to Hedging Arrangements, the net effect of any Hedge Event on the amount of the Borrowing Base, after taking into account the economic effect of any Replacement Hedging Contracts, as determined by the Administrative Agent.

“Borrower” has the meaning given in the opening paragraph.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by the Lenders pursuant to Section 2.1(a) or Converted by each Lender to Advances of a different Type pursuant to Section 2.4(b).

“Borrowing Base” means at any particular time, the Dollar amount determined in accordance with Section 2.2 on account of Proven Reserves attributable to Oil and Gas Properties of the Credit Parties described in the most recent Independent Engineering Report or Internal Engineering Report, as applicable, delivered to the Administrative Agent and the Lenders pursuant to Section 2.2.

“Borrowing Base Deficiency” means the excess, if any, of (a) the sum of the outstanding principal amount of all Advances plus the Letter of Credit Exposure over (b) the lesser of (i) the aggregate amount of Commitments, and (ii) the Borrowing Base then in effect.

“Business Day” means a day (a) other than a Saturday, Sunday, or other day on which the Administrative Agent is authorized to close under the laws of, or is in fact closed in, Denver, Colorado or New York, New York, and (b) if the applicable Business Day relates to any Eurodollar Advances, on which dealings are carried on by commercial banks in the London interbank market.

“Capital Leases” means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person. Any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a Capital Lease as a result of a change in GAAP during the life of such lease, including any renewals thereof, shall be treated, and defined as an operating lease and not a Capital Lease for all purposes under the Credit Documents.

“Cash” means Dollar denominated currency in immediately available funds.

“Cash Collateral Account” means a deposit account subject to an Account Control Agreement pledged to the Administrative Agent containing cash deposited pursuant to the terms hereof to be maintained with the Administrative Agent in accordance with Section 2.3(h).

“Cash Collateralize” means, to deposit in a Cash Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender or Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and the Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Casualty Event” means the damage, destruction or condemnation, including by process of eminent domain or any transfer or disposition of property in lieu of condemnation, as the case may be, of property of any Person or any of its Subsidiaries, including by process of eminent domain or any transfer or disposition of property in lieu of condemnation.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Change in Control” means the occurrence of any of the following events:

(a) the Parent ceases to (i) directly or indirectly (through the Intermediate Holdco, if applicable) own 100% of the Equity Interests of the Borrower, and (ii) directly or indirectly own 100% of the Equity Interests in any Restricted Subsidiary other than as a result of a transaction permitted under Section 6.7;

(b) the consummation of any transaction or series of transactions (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) and 14(d) of the Exchange Act, but excluding (i) the Permitted Holders, (ii) any employee benefit plan of the Parent or any of its Restricted Subsidiaries, and (iii) any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) or related persons constituting a “group” (as such term is used in Rule 13d-5 under the Exchange Act) becomes the “beneficial owner,” directly or indirectly, of more than 40% of the Voting Stock of the Parent (or any of their respective successors by merger, consolidation or purchase of all or substantially all of their respective assets), measured by voting power rather than number of shares (for purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock held by a parent entity, if such person or group “beneficially owns”, directly or indirectly, more than 40% of the voting power of the Voting Stock of such parent entity);

(c) the first day on which a majority of the members of the board of directors of the Parent shall not constitute Continuing Directors; or

(d) the occurrence of a “change of control” or analogous concept under any Specified Additional Debt documents evidencing Specified Additional Debt in excess of $20,000,000 (but only to the extent the occurrence of such event (i) results in an “event of default” or similar term under such Specified Additional Debt documents or results in the acceleration of (or gives the holders thereof the right to accelerate) such Specified Additional Debt or (ii) requires the applicable Credit Party to make an offer to prepay or repay all or a portion of such Specified Additional Debt to the holders thereof).

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means July 31, 2017.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereof.

“Cogen Facilities” means the cogeneration facilities described on Schedule 4.16 hereof.

“Collateral” means all property of the Credit Parties which is “Collateral”, “Mortgaged Property” or “Pledged Collateral” (as defined in the Security Agreement, each Mortgage or the Pledge Agreement, as applicable) or similar terms used in the Security Documents.

“Commitment” means, for each Lender, the obligation of each Lender to advance to Borrower and to participate in Letters of Credit in an aggregate amount set opposite such Lender’s name on Schedule I as its Commitment, or if such Lender has entered into any Assignment and Assumption, set forth for such Lender as its Commitment in the Register, as such amount may be reduced pursuant to Section 2.1(c); provided that, after the Maturity Date, the Commitment for each Lender shall be zero. The initial aggregate Commitment on the date hereof is $1,500,000,000.

“Commitment Fee Rate” means the per annum commitment fee rate set forth on the Pricing Grid applicable from time to time. The Commitment Fee Rate shall change when and as the relevant Utilization Level changes.

“Commitment Fees” means the fees required under Section 2.7(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a compliance certificate executed by a Responsible Officer in substantially the same form as Exhibit B.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDAX” means for the Credit Parties, on a consolidated basis for any period, the sum of (a) Consolidated Net Income for such period, plus (b) without duplication and to the extent deducted in determining such Consolidated Net Income (i) Consolidated Interest Expense for such period, plus (ii) Consolidated Income Tax Expense for such period, plus (iii) depreciation, amortization, depletion and exploration expenses for such period, plus (iv) non-cash charges resulting from extraordinary or non-recurring events or circumstances for such period, plus (v) non-cash charges resulting from any provision for the reduction in the carrying value of assets recorded in accordance with GAAP for such period and non-cash charges resulting from the requirements of ASC 410, 718 and 815 for such period (including, for avoidance of doubt, ceiling test and other write downs and impairment charges), plus (vi) costs and expenses incurred during the third fiscal quarter of 2017 in connection with the consummation and implementation of the Plan of Reorganization and associated re-start following exit from bankruptcy protection in an amount not to exceed $2,500,000, minus (c) to the extent included in determining Consolidated Net Income, (i) non-cash income resulting from extraordinary or non-recurring events or circumstances for such period and (ii) all other non-cash items of income which were included in determining such Consolidated Net Income (including non-cash income resulting from the requirements of ASC 410, 718 and 815); provided that, such Consolidated EBITDAX shall be subject to pro forma adjustments for permitted acquisitions and non-ordinary course asset sales assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in a manner, and subject to supporting documentation, set forth by the SEC in Regulation S-X or otherwise acceptable to the Administrative Agent. For the avoidance of doubt, Consolidated EBITDAX shall include realized gains and losses with respect to Hedging Arrangements in connection with monthly settlements in the ordinary course of business, but shall not otherwise include realized gains and losses in connection with early hedge unwinds or terminations, and Consolidated EBITDAX shall also not include unrealized marked-to-market gains and losses with respect to Hedging Arrangements.

Notwithstanding the foregoing, for the purposes of calculating Consolidated EBITDAX for any Test Period ending on or before March 31, 2018, Consolidated EBITDAX shall be deemed to be equal to (x) for the Test Period ended on September 30, 2017 Consolidated, EBITDAX for the fiscal quarter ended on such date multiplied by four; (y) for the Test Period ended on December 31, 2017, Consolidated EBITDAX for the two fiscal quarters ended on such date multiplied by two; and (z) for the Test Period ended on March 31, 2018, Consolidated EBITDAX for the three fiscal quarters ended on such date multiplied by four-thirds (4/3).

“Consolidated Income Tax Expense” means, for the Credit Parties, on a consolidated basis for any period, all state and federal franchise and income taxes paid or due to be paid during such period.

“Consolidated Interest Expense” means, for the Credit Parties, on a consolidated basis for any period, total cash interest expense, letter of credit fees and other fees and expenses incurred by such Persons in connection with any Debt (including, but not limited to, Debt under this Agreement) for such period, whether paid or accrued (including interest expense attributable to Capital Leases), including, without limitation, all commissions, discounts, and other fees and charges owed or accrued with respect to letters of credit and bankers’ acceptance financing, fees owed with respect to the Borrowings, and net costs under Hedging Arrangements entered into with respect to interest rates, all as determined in conformity with GAAP.

“Consolidated Net Income” means with respect to the Credit Parties, for any period, the aggregate of the net income (or loss) of the Credit Parties after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that, there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or distributions attributable to net income of such Unrestricted Subsidiary actually paid in cash during such period by such Unrestricted Subsidiary to a Credit Party; (b) the net income of any Person (other than an Unrestricted Subsidiary) in which a Credit Party has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Credit Parties in accordance with GAAP), except to the extent of the amount of dividends or distributions attributable to net income of such Person actually paid in cash during such period by such other Person to a Credit Party; (c) the net income (but not losses) during such period of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Legal Requirement applicable to such Restricted Subsidiary, in each case determined in accordance with GAAP; (d) the net income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries; (e) any extraordinary gains or losses during such period; (f) any gains or losses attributable to write-ups or write-downs of assets, including ceiling test write-downs; (g) any non-cash gains or losses; and (h) positive or negative adjustments under FASB ASC 815 as a result of changes in the fair market value of derivatives.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets of the Credit Parties determined on a consolidated basis, less all outstanding liabilities and less any intangible assets such as goodwill, patents and trademarks, in each case as determined in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination, consolidated Debt of the Credit Parties (other than obligations under clauses (d), (e) (to the extent relating to earn-out obligations that are not liabilities on the balance sheet in accordance with GAAP and usual and customary purchase price adjustments), (g) and (k) (to the extent in respect of obligations under clauses (d), (e) (to the extent relating to earn-out obligations that are not liabilities on the balance sheet in accordance with GAAP and usual and customary purchase price adjustments) and (g) of the definition of “Debt”).

“Continuing Directors” means (a) the directors of the Parent on the Closing Date and (b) each other director of the Parent if such other Person’s nomination for election to the board of directors of the Parent is approved by at least 51% of the then Continuing Directors.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Parent or the Borrower, are treated as a single employer under Section 414 of the Code.

“Convert,” “Conversion,” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.4(b).

“Covenant Cure Payment” has the meaning set forth in Section 7.7 hereof.

“Credit Documents” means this Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications, the Guaranties, the Notices of Borrowing, the Notices of Conversion, the Security Documents, the Fee Letters, and each other agreement, instrument, or document executed by any Credit Party at any time in connection with this Agreement.

“Credit Parties” means the Parent, the Intermediate Holdco (if applicable), the Borrower and each Restricted Subsidiary of the Borrower.

“Daily Three-Month LIBOR” means, for any day, the rate of interest equal to the Eurodollar Rate then in effect for delivery for a three month period.

“Debt” means, for any Person, without duplication: (a) the face amount of all indebtedness of such Person for borrowed money, including the amount available for drawing under any letters of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person; (b) to the extent not covered under clause (a) above, obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing, including Letters of Credit; (c) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made (excluding surety bonds and utility bonds) valued at the face amount thereof; (d) obligations of such Person under conditional sale or other title retention agreements relating to any Properties purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) obligations of such Person to pay the deferred purchase price of property or services (including, without limitation, any contingent obligations or other similar obligations associated with such purchase, and including obligations that are Non-Recourse to the credit of such Person but are secured by the assets of such Person but excluding accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money) incurred in the ordinary course of business and which are not more than 90 days past due, unless such payables are being contested in good faith by appropriate proceedings and adequate reserves for such items have been made in accordance with GAAP); (f) obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases; (g) obligations of such Person under any Hedging Arrangement; (h) all obligations of such Person to mandatorily purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person on a date certain or upon the occurrence of certain events or conditions other than obligations, if any, to repurchase Equity Interests from employees upon their termination of employment prior to the date that is 180 days after the Maturity Date, valued at, in the case of redeemable preferred stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such stock plus accrued and unpaid dividends; (i) the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Debt; (j) any obligations of such Person owing in connection with any volumetric or production prepayments; (k) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above; and (l) indebtedness or obligations of others of the kinds referred to in clauses (a) through (k) secured by any Lien on or in respect of any Property of such Person.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Interest Letter of Credit” means the Letter of Credit dated the Closing Date in the original face amount of $14,658,173.69, issued by the Issuing Lender in favor of the Administrative Agent (as defined in the Existing Credit Agreement).

“Default Rate” means a per annum rate equal to (a) in the case of principal of any Advance, 2.00% plus the rate otherwise applicable to such Advance as provided in Sections 2.8(a) or (b), and (b) in the case of any other Obligation (other than Letter of Credit Fees), 2.00% plus the non-default rate applicable to Base Rate Advances as provided in Section 2.8(a), and (c) in the case of Letter of Credit Fees, a rate equal to the Applicable Margin for Eurodollar Advances plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower in form and substance reasonably satisfactory thereto), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had publicly appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority (ii) if such Lender or its direct or indirect parent company is solvent and is otherwise subject to an Undisclosed Administration, in each case so long as such ownership interest or appointment (as applicable) does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender and each Lender.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Documentation Agent” means, collectively, KeyBank National Association and ABN AMRO Bank N.V.

“Dollars” and “$” means lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.7(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.7(b)(iii)).

“Engineering Report” means either an Independent Engineering Report or an Internal Engineering Report.

“Environment” or “Environmental” shall have the meanings set forth in 42 U.S.C. 9601(8) (1988).

“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

“Environmental Law” means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements, including common law theories, now or hereafter in effect and relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, or toxic substances, materials or wastes.

“Environmental Permit” means any permit, license, order, approval, registration or other authorization under Environmental Law.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board as in effect from time to time.

“Eurodollar Advance” means an Advance that bears interest based upon the Eurodollar Rate.

“Eurodollar Base Rate” means the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

“Eurodollar Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

Each calculation by the Administrative Agent of the Eurodollar Rate shall be presumed correct for all purposes, absent manifest error. Notwithstanding the foregoing, if the Eurodollar Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Event of Default” has the meaning specified in Section 7.1.

“Exchange Act” means the United States Securities and Exchange Act of 1934.

“Excluded Accounts” means, with respect to each Credit Party, each deposit account, to the extent used exclusively and solely for (a) payroll accounts containing a balance not exceeding by more than 5% the amount of payroll expenses for one payroll period at any time, (b) tax withholding accounts, (c) employee benefit trust accounts, (d) zero balance accounts (other than lockbox accounts to the extent Account Control Agreements are permitted by the applicable depository bank), (e) petty cash accounts containing a balance not exceeding $25,000 per account at any time and not to exceed $250,000 for all such accounts in the aggregate, (f) trust accounts holding royalty payment and working interest payments solely to the extent constituting property of a third party held in trust, (g) the General Unsecured Claims Account and (h) cash collateral accounts subject to Permitted Liens.

“Excluded Property” means, collectively, (a) any Excluded Contracts (as defined in the Security Agreement), (b) any “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, unless and until an “Amendment to Allege Use” or a “Statement of Use” under Section 1(c) or Section 1(d) of Lanham Act has been filed, solely to the extent that such a grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such “intent to use” application, (c) any Equity Interests of Unrestricted Subsidiaries, (d) Equity Interests in Lake Canyon Transportation and Gathering, LLC, a Utah limited liability company (“Lake Canyon”), until the earliest to occur of (i) the date on which Lake Canyon shall become a Subsidiary under this Agreement, (ii) the date on which Lake Canyon shall acquire any Oil and Gas properties, and (iii) the date on which the Borrower makes any additional investments in Lake Canyon permitted hereunder, and (e) Property owned by any Credit Party on the date hereof or hereafter acquired that is subject to a Lien that secures Purchase Money Debt or Capital Leases permitted to be incurred pursuant to the provisions of this Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital

Lease) expressly provides for (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Credit Party therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than, in any case, to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), in each case, in the event such Property were to be made subject to a contractual Lien in favor of a third party, provided however, that such Property shall not be Excluded Property at such time as the provision causing such abandonment, invalidation or unenforceability shall cease to be applicable, and, to the extent severable, any portion of such Property that does not result in any of the consequences specified herein shall not be Excluded Property.

“Excluded Swap Obligations” means, with respect to any Credit Party other than the Borrower, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.14) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.13(g) or (h) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of February 28, 2017 among the Parent, the Borrower and Wells Fargo Bank, National Association, as administrative agent, as amended, restated, supplemented or otherwise modified as of the date hereof.

“Existing Letters of Credit” means, collectively, the letters of credit issued under the Existing Credit Agreement described on Schedule 1.1 hereof.

“Extraordinary Receipts” means (a) with respect to any Asset Sale, all cash and Liquid Investments received by a Credit Party from such Asset Sale after payment of, or provision for, all reasonably estimated cash taxes attributable to such Asset Sale and payable by such Credit Party (and, in the case of a Credit Party that is treated as a disregarded entity or partnership for U.S. federal income tax purposes, reasonably estimated cash taxes payable by such Credit Party’s direct or indirect owners), other out of pocket fees and expenses actually incurred by such Credit Party directly in connection with such Asset Sale, amounts required to be reserved for indemnification, adjustment of purchase price or similar obligations pursuant to the agreements governing such Asset Sale, and amounts required to be applied to the repayment of Debt secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale (b) with respect to any settlement or litigation proceeding resulting in the receipt of cash proceeds in excess of $1,000,000, the proceeds of such settlement or litigation proceeding after payment of all out of pocket fees and expenses actually incurred in connection with such settlement or proceeding, (c) with respect to any Casualty Event (other than a Casualty Event of any Oil and Gas Properties or other property integral to any Oil and Gas Properties, so long as such proceeds are reinvested by the applicable Credit Party), the insurance proceeds or award or other compensation as a result of a Casualty Event after payment of all out of pocket fees and expenses actually incurred by the applicable Credit Party to receive such proceeds, and (d) with respect to any novation, assignment, unwinding, termination, or amendment of any hedge position or any other Hedging Arrangement, the sum of the cash and Liquid Investments received by any Credit Party in connection with such transaction after giving effect to any netting agreements and reasonable related out of pocket expenses.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, to the extent substantively comparable and not materially more onerous to comply with, and any fiscal or regulatory legislation, rules or official administrative practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent and (c) in no event shall the Federal Funds Rate be less than zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letters” means, collectively, (i) that certain Agency Fee Letter dated as of July 6, 2017 among the Borrower, the Administrative Agent and Wells Fargo Securities, LLC, and (ii) that certain Lender Fee Letter dated as of July 6, 2017 among the Borrower, the Lead Arrangers and the Lenders party thereto.

“First Scheduled Redetermination Date” means November 1, 2017.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“Forecasted Production” means the projected production of oil or gas or natural gas liquids (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from Oil and Gas Properties owned by a Credit Party which are located in or offshore of the United States, as reasonably approved by the Administrative Agent.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Pro Rata Share of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by the Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means United States of America generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.

“General Unsecured Claims Account” means account number xxxx8060, held by the Borrower at Amegy Bank, in which funds have been deposited solely to satisfy general unsecured claims under the restructuring proceeding of the Borrower and certain of its Affiliates; provided that, (a) amounts on deposit in such account in no event exceeds the amount of such general unsecured claims then outstanding and (b) such account shall cease to be an Excluded Account when such general unsecured claims have been settled or paid.

“Governmental Authority” means, with respect to any Person, the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, bureau, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) having jurisdiction over such Person.

“Guarantors” means (a) the Parent, (b) the Borrower, (c) the Restricted Subsidiaries of the Borrower, and (d) the Intermediate Holdco (if applicable).

“Guaranty” means, each individually and collectively, (i) Article IX hereof, and (ii) each Guaranty Agreement (or joinder thereto pursuant to the terms thereof) executed in substantially the same form as Exhibit C.

“Hazardous Substance” means any substance or material identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, and radioactive materials.

“Hazardous Waste” means any substance or material regulated or designated as such pursuant to any Environmental Law, including without limitation, pollutants, contaminants, flammable substances and materials, explosives, radioactive materials, oil, petroleum and petroleum products, chemical liquids and solids, polychlorinated biphenyls, asbestos, toxic substances, and similar substances and materials.

“Hedge Event” means any unwind or early termination to any Hedging Arrangement of a Credit Party, or the entering into of any transaction (including any novation or assignment by a Credit Party or any amendment) that has the net effect of offsetting, terminating or unwinding any Hedging Arrangement of a Credit Party.

“Hedging Arrangement” means a hedge, call, put, swap, collar, floor, cap, option, swaption, forward sale or purchase or other similar contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices.

“Hugoton Assets” means those certain Oil and Gas Properties (and certain other associated assets) sold by the Borrower pursuant to the Hugoton PSA.

“Hugoton PSA” means that certain Purchase and Sale Agreement dated as of June 30, 2017 by and among the Borrower, as seller, and Scout Energy Group III, LP, as buyer.

“Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Engineer” means DeGolyer and MacNaughton, or any other engineering firm reasonably acceptable to the Administrative Agent.

“Independent Engineering Report” means a report, in form and substance satisfactory to the Administrative Agent, in its reasonable discretion prepared by an Independent Engineer, addressed to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by any Credit Party (or to be acquired by a Credit Party) which are or are to be included in the Borrowing Base, which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product price and cost escalation assumptions specified by the Administrative Agent and the Lenders, and (d) contain such other information as is customarily obtained from and provided in such reports.

“Initial Engineering Report” means, collectively, (a) the reserve report dated April 1, 2017 prepared by the Borrower evaluating the Proven Reserves of the Credit Parties to be included in the calculation of the initial Borrowing Base (other than the Acquired Linn Assets), and (b) a reserve report dated as of a date acceptable to the Administrative Agent prepared by DeGolyer and MacNaughton evaluating the Acquired Linn Assets consisting of PDP Reserves.

“Initial Financial Statements” means (i) the unaudited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows for the Parent and its Subsidiaries as of the end of and for the fiscal quarter ended March 31, 2017, and (ii) a pro forma unaudited consolidated balance sheet of the Parent and its Subsidiaries of the Closing Date, after giving effect to the Linn Acquisition (and, if the Specified Hugoton Assets Sale is consummated on the Closing Date, after giving effect thereto).

“Interest Period” means for each Eurodollar Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Advance is made or deemed made and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.4, and thereafter, each subsequent period commencing on the day following the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.4. The duration of each such Interest Period shall be one, two, three, or six months, in each case as the Borrower may select, provided that:

(a) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

(b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(c) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

(d) the Borrower may not select any Interest Period for any Advance which ends after the Maturity Date.

“Intermediate Holdco” means a wholly-owned Subsidiary of the Parent created after the Closing Date solely to hold 100% of the Equity Interests of the Borrower (directly) and that otherwise also complies with Section 6.23.

“Internal Engineering Report” means a report, in form and substance satisfactory to the Administrative Agent, in its reasonable discretion prepared by the Borrower and certified by a Responsible Officer, addressed to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by any Credit Party (or to be acquired by a Credit Party) which are or are to be included in the Borrowing Base, which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product prices and cost escalation assumptions specified by the Administrative Agent, and (d) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent or any Lender.

“Investment Conditions” means, both before and after giving effect to such investment, (i) no Default or Event of Default exists, (ii) no Borrowing Base Deficiency exists, (iii) Availability, is equal to or greater than 10% of the then effective Borrowing Base, and (iv) the Parent demonstrates a pro forma Leverage Ratio of less than or equal to 3.00 to 1.00 (with Consolidated EBITDAX being calculated based on the financial statements most recently provided and Debt being calculated as of the date of the applicable transaction and after giving effect thereto).

“IRS” means the United States Internal Revenue Service.

“Issuing Lender” means Wells Fargo in its capacity as a Lender that issues Letters of Credit for the account of any Credit Party pursuant to the terms of this Agreement.

“Lead Arrangers” means (i) Wells Fargo Securities, LLC, (ii) BMO Capital Markets Corp., and (iii) KeyBanc Capital Markets Inc.

“Leases” means all oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases or any other instruments, agreements, or conveyances under and pursuant to which the owner thereof has or obtains the right to enter upon lands and explore for, drill, and develop such lands for the production of Hydrocarbons.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U and X.

“Lenders” means the Persons listed on the signature pages hereto as Lenders, any other Person that shall have become a Lender hereto pursuant to Section 2.14 and any other Person that shall have become a Lender hereto pursuant to an Assignment and Assumption, but in any event, excluding any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued or deemed issued by the Issuing Lender for the account of a Credit Party (including, without limitation, the Existing Letters of Credit) pursuant to the terms of this Agreement, in such form as may be agreed by the Borrower and the Issuing Lender.

“Letter of Credit Application” means the Issuing Lender’s standard form letter of credit application for standby letters of credit which has been executed by the Borrower and accepted by such Issuing Lender in connection with the issuance of a Letter of Credit.

“Letter of Credit Documents” means all Letters of Credit, Letter of Credit Applications and amendments thereof, and agreements, documents, and instruments entered into in connection therewith or relating thereto.

“Letter of Credit Exposure” means, at the date of its determination by the Administrative Agent, the aggregate outstanding amount available for drawing under all Letters of Credit plus the aggregate unpaid amount of all of the Borrower’s reimbursement obligations under drawn Letters of Credit.

“Letter of Credit Fees” means fees payable pursuant to Section 2.7(b)(i).

“Letter of Credit Maximum Amount” means the sum of (i) $25,000,000, plus (ii) at any time, the undrawn and available maximum amount that is then available to be drawn under any issued and outstanding Default Interest Letter of Credit; provided that, on and after the Maturity Date, the Letter of Credit Maximum Amount shall be zero.

“Letter of Credit Obligations” means any obligations of the Borrower under this Agreement in connection with the Letters of Credit.

“Leverage Ratio” means, as of the end of each fiscal quarter, the ratio of (a) the Consolidated Total Debt as of the last day of such fiscal quarter to (b) Consolidated EBITDAX for the Test Period then ended.

“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).

“Linn Acquisition” means the Acquisition by the Borrower of certain Oil and Gas Properties (together with certain other associated assets) from the Linn Sellers pursuant to the Linn Acquisition Documents.

“Linn Acquisition Documents” means, collectively, (a) the Linn PSA, and (b) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith on the Closing Date, in each case, in form and substance satisfactory to the Administrative Agent.

“Linn PSA” means that certain Purchase and Sale Agreement dated as of May 23, 2017 by and among the Linn Sellers and the Borrower, as in effect on May 23, 2017.

“Linn Sellers” means, collectively, (a) Linn Energy Holdings, LLC, (b) Linn Operating, LLC, and (c) Linn Midstream, LLC.

“Liquidity” means the sum of (a) the Credit Parties’ unrestricted cash and Liquid Investments plus (b) Availability (after giving effect to the initial Borrowings and the issuance of any initial Letters of Credit).

“Liquid Investments” means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by (i) any Lender or any Affiliate of any Lender or (ii) any commercial banking institutions or corporations rated at least P-1 by Moody’s or A-1 by S&P; (c) certificates of deposit, time deposits, and bankers’ acceptances issued by (i) any of the Lenders or (ii) any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000 and rated Aa by Moody’s or AA by S&P; (d) repurchase agreements which are entered into with any of the Lenders or any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); (f) readily and immediately available cash held in any money market account maintained with any Lender; provided that, such money market accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than a Lien in favor of the Administrative Agent pursuant to the Security Documents and Liens imposed by statutory law to the extent such Liens are permitted hereunder; and (g) other investments made through the Administrative Agent or its Affiliates and approved by the Administrative Agent; provided that all the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 365 days from the date of issue.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Majority Lenders” means (a) at any time when there are two or more Lenders, Lenders holding more than 50% of the aggregate Maximum Exposure Amount and (b) at any time when there is only one Lender, such Lender; provided that, if there are two or more Lenders, the Commitment of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders unless all Lenders are Defaulting Lenders.

“Material Adverse Change” means an event, development or circumstance that has had a material adverse effect (a) on the financial condition, business or operations of the Borrower and the other Credit Parties taken as a whole; (b) on the Borrower’s ability or the Credit Parties’ ability, as a whole, to perform their obligations under this Agreement or any other Credit Document; (c) on the rights or remedies of any Secured Party under any Credit Document; or (d) on the validity or enforceability of this Agreement or any of the other Credit Documents.

“Maturity Date” means the earlier of (a) July 29, 2022 and (b) the earlier termination in whole of the Commitments pursuant to Section 2.1(c) or Article 7.

“Maximum Exposure Amount” means, at any time for each Lender, the sum of (a) the unfunded Commitment held by such Lender at such time; plus (b) the aggregate unpaid principal amount of the Note held by such Lender at such time, (with the aggregate amount of such Lender’s risk participation and funded participation in the Letter of Credit Exposure (including any such Letter of Credit Exposure that has been reallocated pursuant to Section 2.16) being deemed as unpaid principal under such Lender’s Note).

“Maximum Rate” means the maximum nonusurious interest rate under applicable law.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Lender in its sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

“Mortgage” means each mortgage or deed of trust in substantially the same form as Exhibit D, or other form reasonably acceptable to the Administrative Agent, executed by any Credit Party to secure all or a portion of the Secured Obligations.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

“Net Cash Proceeds” means, with respect to the sale or issuance of any capital stock or other Equity Interest by a Credit Party, the excess of (i) the sum of the cash and Liquid Investments received in connection with such sale or issuance over (ii) the underwriting discounts and commissions, and other out-of-pocket fees and expenses, incurred by such Credit Party in connection with such sale or issuance.

“Non-Consenting Lender” means any Lender that does not approve (i) any consent, waiver or amendment that (A) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.3, and (B) has been approved by the Majority Lenders, or (ii) any redetermination of the Borrowing Base which has been approved by the Super-Majority Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse” means, with respect to any Person, any Debt or other obligations, if (a) such Person is not obligated to provide credit support for such Debt or other obligations in any form (including any undertaking, agreement or instrument that would constitute Debt or a Lien), (b) such Person is not directly or indirectly liable for such Debt or other obligations and (c) the holder of such Debt or other obligations has no recourse to such Person or any of such Person’s assets in connection with Debt or other obligations.

“Note” means a promissory note of the Borrower payable to a Lender or its registered assigns in the amount of such Lender’s Commitment, in substantially the same form as Exhibit E, evidencing indebtedness of the Borrower to such Lender resulting from Advances owing to such Lender.

“Notice of Borrowing” means a Notice of Borrowing signed by the Borrower in substantially the same form as Exhibit F.

“Notice of Continuation or Conversion” means a notice of continuation or conversion signed by the Borrower in substantially the same form as Exhibit G.

“Obligations” means all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, and other amounts now or hereafter owed by any of the Credit Parties to the Lenders, the Issuing Lender or the Administrative Agent under this Agreement and the Credit Documents, including, the Letter of Credit Obligations, and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations.

“Oil and Gas Properties” means (a) Hydrocarbons; (b) the Properties now or hereafter pooled or unitized with Hydrocarbons; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbons; (d) all Leases, operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbons or the lands pooled or unitized therewith, or the production, sale, purchase, exchange, treatment, processing, handling, storage, transporting or marketing of Hydrocarbons from or attributable to such Hydrocarbons or the lands pooled or unitized therewith; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbons or the lands pooled or unitized therewith, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbons or the lands pooled or unitized therewith; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbons or the lands pooled or unitized therewith and (g) all Properties, rights, titles, interests and estates, real or personal, now owned or hereafter acquired and situated upon, or used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbons or lands pooled or unitized therewith, or with the production, sale, purchase, exchange, treatment, processing, handling, storage, transporting or marketing of Hydrocarbons from or attributable to such Hydrocarbons or the lands pooled or unitized therewith, including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, pipelines, sales and flow lines, gathering lines and systems, field gathering systems, salt water disposal facilities, tanks and tank batteries, processing plants, cogeneration facilities, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, facilities, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements, servitudes, licenses and other surface and subsurface rights together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” shall mean Oil and Gas Properties of the Credit Parties.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Advance or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.14(b)).

“Parent” has the meaning given in the opening paragraph.

“Participant” has the meaning set forth in Section 10.7(d).

“Participant Register” has the meaning set forth in Section 10.7(d).

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment in Full of Obligations” means: (a) the termination of this Agreement, (b) the payment in full of the Obligations (other than contingent indemnification and expense reimbursement obligations that are, in each case, not then due and owing), (c) the termination and return of all Letters of Credit (other than Letters of Credit that are Cash Collateralized or as to which arrangements satisfactory to the Issuing Lender in its sole discretion have been made), (d) the termination or novation of all Hedging Arrangements with a Swap Counterparty and payment in full of all amounts owing thereunder (other than Hedging Arrangements as to which arrangements satisfactory to the Swap Counterparty in its sole discretion have been made), (e) the termination in full of the Commitments, and (f) the termination and payment in full of all Banking Services Obligations (other than with respect to Banking Services as to which arrangements satisfactory to the Banking Services Provider in its sole discretion have been made).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“PDP Reserves” means the Proven Reserves which are categorized as both “developed” and “producing” under the definitions for oil and gas reserves promulgated by the Society of Petroleum Evaluation Engineers (or any generally recognized successor) as in effect at the time in question and reasonably acceptable to the Administrative Agent.

“Permit” means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority, including without limitation, an Environmental Permit.

“Permitted Debt” has the meaning set forth in Section 6.1.

“Permitted Holders” means the Sponsors.

“Permitted Investments” has the meaning set forth in Section 6.3.

“Permitted Liens” has the meaning set forth in Section 6.2.

“Person” means an individual, partnership (general or limited), corporation (including a business trust), joint stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Plan of Reorganization” has the meaning given in the Existing Credit Agreement.

“Pledge Agreement” means the Pledge Agreement substantially in the form of Exhibit H.

“Pricing Grid” means the pricing information set forth in Schedule II.

“Prime Rate” means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in San Francisco as its prime rate, which rate may not be the lowest rate of interest charged by such Lender to its customers.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person, including but not limited to, Oil and Gas Properties and Hedging Arrangements.

“Pro Rata Share” means, at any time with respect to any Lender, (i) the ratio (expressed as a percentage) of such Lender’s Commitment at such time to the aggregate Commitments at such time, or (ii) if all of the Commitments have been terminated, the ratio (expressed as a percentage) of such Lender’s aggregate outstanding Advances at such time to the total aggregate outstanding Advances at such time.

“Proven Reserves” means “Proved Reserves,” as defined in the Definitions for Oil and Gas Reserves as promulgated by Society of Petroleum Engineers (or any generally recognized successor), attributable to Oil and Gas Properties included or to be included in the Borrowing Base.

“Purchase Money Debt” means Debt, the proceeds of which are used to finance (or refinance) the acquisition, construction, or improvement of inventory, equipment or other Property in the ordinary course of business; provided, however, that such Debt is incurred no later than 120 days after such acquisition or the completion of such construction or improvement.

“PV10” means estimated future net revenue, discounted at a rate of 10% per annum, after income Taxes and with no price or cost escalation or de-escalation in accordance with guidelines promulgated by the SEC, using the Administrative Agent’s price deck.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified IPO” means an offer and sale of Equity Interests of the Parent, generating (individually or in the aggregate together with any other public offering) gross proceeds equal to or greater than $250 million, in an underwritten public offering for cash pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-4 or Form S-8 or otherwise relating to Equity Interests of the Parent issuable under any employee benefit plan), whether alone or in connection with a secondary public offering, by a reputable nationally recognized investment bank pursuant to which the Equity Interests of the Parent will be listed or traded on the Nasdaq National Market, The New York Stock Exchange, or other nationally known stock exchange.

“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) the Issuing Lender, as applicable.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Register” has the meaning set forth in Section 10.7(c).

“Regulations T, U, and X” means Regulations T, U, and X of the Federal Reserve Board, as each is from time to time in effect, and all official rulings and interpretations thereunder or thereof. Each of Regulations T, U, or X may be referred to individually as Regulation T, Regulation U, or Regulation X herein.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Replacement Hedging Contract” means any Hedging Arrangement entered into by the end of the Business Day immediately succeeding the day on which a Hedge Event occurs.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA as to which the PBGC has not waived the requirements of Section 4043(a) of ERISA that it be notified of such event.

“Required Lenders” means (a) at any time when there are two or more Lenders, Lenders holding at least 66 2/3% of the aggregate Maximum Exposure Amount and (b) at any time when there is only one Lender, such Lender; provided that, if there are two or more Lenders, the Commitment of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders unless all Lenders are Defaulting Lenders.

“Reserve Report Certificate” has the meaning set forth in Section 5.2(c)(iv).

“Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, or Vice President, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such Person’s Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, or Vice President, and if such Person is managed by members, then a Responsible Officer of such Person’s managing member, and if such Person is managed by managers, then a manager (if such manager is an individual) or a Responsible Officer of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, a Responsible Officer of such Person’s general partner or partners. Unless expressly provided otherwise, all references herein and in any other Credit Documents to any “Responsible Officer” means a Responsible Officer of the Borrower.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) made in connection with the Equity Interests of such Person, including those dividends, distributions and payments made in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person or (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, Subordinated Debt of such Person; provided that the term “Restricted Payment” shall not include any dividend or distribution payable solely in common Equity Interests of such Person or warrants, options or other rights to purchase such Equity Interests.

“Restricted Subsidiary” means (i) any Subsidiary of the Borrower other than any Unrestricted Subsidiary, and (ii) the Intermediate Holdco.

“S&P” means Standard & Poor’s Rating Agency Group, a division of McGraw-Hill Companies, Inc., or any successor thereof which is a national credit rating organization.

“Sanction(s)” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered the Office of Foreign Assets Control of the United States Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Closing Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing subsections (a) or (b).

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission.

“Secured Obligations” means (a) the Obligations, (b) the Banking Services Obligations, and (c) all obligations of any of the Credit Parties owing to Swap Counterparties under any Hedging Arrangements; provided, however that “Secured Obligations” shall not include the Excluded Swap Obligations.

“Secured Parties” means the Administrative Agent, the Issuing Lender, the Lenders, the Swap Counterparties and Banking Service Providers.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the Security Agreement among the Credit Parties and the Administrative Agent in substantially the same form as Exhibit I.

“Security Documents” means, collectively, the Mortgages, Security Agreement, the Pledge Agreement, the Transfer Letters and any and all other instruments, documents or agreements, including Account Control Agreements, now or hereafter executed by any Credit Party or any other Person to secure the Secured Obligations.

“Semi-Annual Redetermination” has the meaning assigned to such term in Section 2.2(b).

“Solvent” means, as to any Person, on the date of any determination (a) the fair value of the Property of such Person is greater than the total amount of debts and other liabilities (including without limitation, contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities (including, without limitation, contingent liabilities) as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including, without limitation, contingent liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including, without limitation, contingent liabilities) beyond such Person’s ability to pay as such debts and liabilities mature, (e) such Person is not engaged in, and is not about to engage in, business or a transaction for which such Person’s Property would constitute unreasonably small capital, and (f) such Person has not transferred, concealed or removed any Property with intent to hinder, delay or defraud any creditor of such Person.

“Specified Acquisition Agreement Representations” means the representations and warranties in the Linn PSA made by or on behalf of the Linn Sellers and their subsidiaries as are material to the interests of the Lenders, but only to the extent that the Borrower has (and/or the Borrower’s applicable Affiliate has) the right to terminate its (and/or such applicable Affiliate’s) obligations (in whole or in part) under the Linn PSA as a result of a breach of such representations and warranties in the Linn PSA.

“Specified Additional Debt” means any unsecured Debt incurred or issued by a Credit Party after the Closing Date pursuant to Section 6.1(g) and any refinancing of such Debt; provided that, any such Debt may be refinanced only to the extent that the aggregate principal amount of such refinancing Debt does not result in an increase in the principal amount thereof plus amounts to fund any original issue discount or upfront fees relating thereto plus amounts to fund accrued interest, fees, expenses and premiums (including make whole and prepayment premiums); provided further that, such Debt and any refinancing of such Debt does not: (a) prohibit the repayment or prepayment of any Obligations, (b) have a maturity date that is on or earlier than the date six months after the Maturity Date, (c) have any sinking fund payments, scheduled principal payments, or mandatory redemption obligations (other than customary redemption provisions in connection with changes in control that also constitute an Event of Default hereunder, or that arise from asset dispositions customarily regarded in the applicable capital markets as triggering such redemption obligations) that are due on or prior to the date six months after the Maturity Date, or (d) impose representations, warranties, covenants, conditions, mandatory prepayments, events of default, remedies or other provisions similar to the foregoing that, taken as a whole, are materially more restrictive or burdensome than the comparable terms and provisions of this Agreement.

“Specified Hugoton Assets Sale” means the sale of all or substantially all of the Hugoton Assets by the Borrower for net cash proceeds in excess of $175,000,000.

“Specified Representations” means the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.6, 4.7, 4.8, 4.12, 4.15, 4.19, 4.20(b), and 4.22.

“Sponsors” means Benefit Street Partners L.L.C., and Oaktree Capital Management.

“Subsidiary” means, with respect to any Person (the “holder”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the holder in the holder’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity, a majority of whose outstanding Voting Securities shall at any time be owned by the holder or one more Subsidiaries of the holder. Unless expressly provided otherwise, all references herein and in any other Credit Document to any “Subsidiary” or “Subsidiaries” means a Subsidiary or Subsidiaries of the Borrower.

“Subordinated Debt” means Debt of any Credit Party to any Person, the payment of principal, interest, fees and other amounts in respect of which has been explicitly subordinated to the payment of the Obligations on terms acceptable to the Administrative Agent in its sole discretion.

“Super-Majority Lenders” means (a) at any time when there are three or more Lenders, Lenders holding at least 80% or more of the aggregate Maximum Exposure Amount, (b) if two or fewer Lenders exist, then 100% of the Lenders, and (c) at any time when there is only one Lender, such Lender; provided that, if there are two or more Lenders, the Commitment of, and the portion of the Advances and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Super-Majority Lenders unless all Lenders are Defaulting Lenders.

“Swap Counterparty” a Person who (a) is a Lender or Affiliate of a Lender on the Closing Date and is a counterparty to a Hedging Arrangement with a Credit Party, which Hedging Arrangement was in effect on the Closing Date, or (b) was a Lender or an Affiliate of a Lender at the time it entered into a Hedging Arrangement with a Credit Party as permitted by the terms of this Agreement; provided that (i) when any Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedging Arrangement to any other Person pursuant to the terms of such agreement, the obligations thereunder shall be secured by Liens under the Credit Documents only if such assignee or transferee is also then a Lender or an Affiliate of a Lender and (ii) if a Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, obligations owing to such Swap Counterparty shall be secured by Liens under the

Credit Documents only to the extent such obligations arise from transactions under such individual Hedging Arrangements (and not the Master Agreement between such parties) entered into prior to the Closing Date or at the time such Swap Counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, without giving effect to any extension, increases, or modifications thereof which are made after such Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder.

“Swap Obligation” means, with respect to any Credit Party other than the Borrower, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” means Bank of Montreal.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means (a) a Reportable Event with respect to a Plan, (b) the withdrawal of the Parent or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Test Period” shall mean, as of any date of determination, the four consecutive fiscal quarters of the Parent then last ended and for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.2(a) or Section 5.2(b), as applicable.

“Transactions” means, collectively, (a) the initial Borrowings, the initial issuance of Letters of Credit and other extensions of credit under this Agreement, (b) the consummation of the Linn Acquisition, (c) the repayment in full of all outstanding Debt under the Existing Credit Agreement and the release of all Liens securing such Debt, (d) the other transactions contemplated by the Credit Documents (including, for the avoidance of doubt, the granting of Liens in favor of the Administrative Agent pursuant to the Security Documents, and (e) the payment of fees, interest, commissions and expenses in connection with each of the foregoing.

“Transfer Letters” means, collectively, the letters in lieu of transfer orders in substantially the form of the attached Exhibit J and executed by the Borrower or any other Credit Party executing a Mortgage.

“Type” has the meaning set forth in Section 1.4.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the undisclosed appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or pursuant to the Dutch Financial Supervision Act 2007.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated as such in writing to the Administrative pursuant to Section 6.26.

“Unused Commitment Amount” means, with respect to a Lender at any time, the lesser of (a) such Lender’s Commitment at such time and (b) such Lender’s Pro Rata Share of the Borrowing Base then in effect at such time minus, in each case the sum of (i) the aggregate outstanding principal amount of all Advances owed to such Lender at such time plus (ii) such Lender’s Pro Rata Share of the aggregate Letter of Credit Exposure at such time.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.13(g)(ii)(B)(iii).

“Utilization” means the percentage obtained by dividing (a) the outstanding principal amount of the Advances and the Letter of Credit Exposure at such time by (b) the lesser of the Commitments and the Borrowing Base at such time.

“Utilization Level” means the applicable category (being Level I, Level II, Level III, Level IV or Level V) of pricing criteria contained in Schedule II, which is at any time of its determination based on the Utilization.

“Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.3 Accounting Terms; Changes in GAAP.

(a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the financial statements of the Parent delivered to the Administrative Agent for the fiscal year ended December 31, 2017 (or for periods before such financial statements are delivered, for the fiscal quarter ended March 31, 2017) other than such changes that have been disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Administrative Agent under Section 5.2.

(b) Unless otherwise indicated, all financial statements of the Parent, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the consolidated accounts of the Parent and its Restricted Subsidiaries in accordance with GAAP and consistent with the principles of consolidation applied in preparing the financial statements referred to in Section 4.4 other than such changes have been disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Administrative Agent under Section 5.2.

(c) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders, the Parent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP as in effect immediately prior to such change therein and (ii) the Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.4 Types of Advances. Advances are distinguished by “Type”. The “Type” of an Advance refers to the determination of whether such Advance is a Base Rate Advance or a Eurodollar Advance.

Section 1.5 Miscellaneous. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements (including this Agreement) are references to such instruments, documents, contracts, and agreements as the same may be amended, restated, supplemented, or otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified. Any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein). The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

ARTICLE 2

CREDIT FACILITIES

Section 2.1 Commitment for Advances.

(a) Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Borrower from time to time on any Business Day during the Availability Period in an amount for each Lender not to exceed such Lender’s Unused Commitment Amount. Each Borrowing shall, (A) if comprised of Base Rate Advances and less than the aggregate amount of the Lenders’ Unused Commitment Amounts, be in an aggregate amount not less than $1,000,000 and in integral multiples of $100,000 in excess thereof, (B) if comprised of Eurodollar Advances and less than the aggregate amount of the Lenders’ Unused Commitment Amounts, be in an aggregate amount not less than $1,000,000 and in integral multiples of $100,000 in excess thereof, and (C) in each case shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, and subject to the terms of this Agreement, the Borrower may from time to time borrow, prepay pursuant to Section 2.5, and reborrow under this Section 2.1.

(b) Notes. The indebtedness of the Borrower to each Lender resulting from Advances owing to such Lender shall be evidenced by a Note payable to such Lender or its registered assigns if requested by such Lender or its registered assigns.

(c) Reduction of the Commitments. The Borrower shall have the right, upon at least two Business Days’ irrevocable notice to the Administrative Agent, to terminate in whole or reduce in part the unused portion of the Commitments; provided that each partial reduction shall be in a minimum amount of $3,000,000 and in integral multiples of $1,000,000 in excess thereof. Any reduction or termination of the Commitments pursuant to this Section 2.1(c) shall be applied ratably to each Lender’s Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Commitments, and the applicable Commitment Fees shall thereafter be computed on the basis of the Commitments, as so reduced.

Section 2.2 Borrowing Base.

(a) Borrowing Base. The Borrowing Base in effect as of the Closing Date has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $675,000,000; provided, that the Borrowing Base in effect on the Closing Date shall be $500,000,000 if the Specified Hugoton Assets Sale is consummated on or before the Closing Date. Such Borrowing Base shall remain in effect until the next redetermination or reduction made pursuant to this Section 2.2. The Borrowing Base shall be determined in accordance with the standards set forth in Section 2.2(d) and is subject to periodic redetermination pursuant to Sections 2.2(b), and 2.2(c) and reductions pursuant to Section 2.2(e), Section 2.2(f), Section 2.2(g) and Section 5.12.

(b) Semi-Annual Redeterminations.

The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.2(b) (a “Semi-Annual Redetermination”). Each Semi-Annual Redetermination shall be effectuated as follows:

(i) The Borrower shall deliver to the Administrative Agent, on or before each April 1 (or such date shortly thereafter as is reasonably acceptable to the Administrative Agent), beginning April 1, 2018, an Independent Engineering Report dated effective as of the immediately preceding January 1 (or dated effective as of such later date (but in any event, no later than March 1) reasonably acceptable to the Administrative Agent) and such other information as may be reasonably requested by the Administrative Agent or the Required Lenders with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. The Administrative Agent shall promptly, and in any event within 15 days after the Administrative Agent and the Lenders’ receipt of such Independent Engineering Report and other information, deliver to each Lender the Administrative Agent’s recommendation for the redetermined Borrowing Base (for purposes of this subsection, the “Proposed Borrowing Base”). After having received notice of such proposal, the Lenders shall have 15 days to agree or disagree in writing with the Proposed Borrowing Base. If at the end of the 15 days, any Lender has not communicated its approval or disapproval to the Administrative Agent, such silence shall be deemed to be a disapproval of the Proposed Borrowing Base. If at the end of such 15 days, the Required Lenders (or all of the Lenders if the Borrowing Base is to be increased) have approved the Proposed Borrowing Base, then the Proposed Borrowing Base shall become the redetermined Borrowing Base, effective on or about May 1 of each year. To the extent that within such 15 day period the Administrative Agent has not received the requisite number of approvals from the Lenders, the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to all of the Lenders, in the case of an increase in the Borrowing Base, or the Required Lenders, in the case of a decrease or maintenance of the Borrowing Base, and such amount shall become the new Borrowing Base on or about May 1 of each year. After a redetermined Borrowing Base is approved by the Required Lenders or all of the Lenders, as applicable, the Administrative Agent shall notify the Borrower of the amount of the redetermined Borrowing Base, and such redetermined Borrowing Base shall become effective.

(ii) The Borrower shall deliver to the Administrative Agent, on or before each October 1 (or such date shortly thereafter as is reasonably acceptable to the Administrative Agent), beginning October 1, 2017, an Internal Engineering Report dated effective as of the immediately preceding July 1 (or dated effective as of such later date (but in any event, no later than September 1) reasonably acceptable to the Administrative Agent), prepared in accordance with the procedures in the Independent Engineering Report effective as of the immediately preceding January 1 (or dated effective as of such later date agreed to by the Administrative Agent pursuant to Section 2.2(b)(i)) and such other information as may be reasonably requested by the Administrative Agent or the Required Lenders with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. The Administrative Agent shall promptly, and in any event within 15 days after the Administrative Agent and the Lenders’ receipt of such Internal

Engineering Report and other information, deliver to each Lender the Administrative Agent’s recommendation for the redetermined Borrowing Base (for purposes of this subsection, the “Proposed Borrowing Base”). After having received notice of such proposal, the Lenders shall have 15 days to agree or disagree in writing with the Proposed Borrowing Base. If at the end of the 15 days, any Lender has not communicated its approval or disapproval to the Administrative Agent, such silence shall be deemed to be a disapproval of the Proposed Borrowing Base. If at the end of such 15 days, the Required Lenders (or all of the Lenders if the Borrowing Base is to be increased) have approved the Proposed Borrowing Base, then the Proposed Borrowing Base shall become the redetermined Borrowing Base, effective on or about November 1 of each year. To the extent that within such 15 day period the Administrative Agent has not received the requisite number of approvals from the Lenders, the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to all of the Lenders, in the case of an increase in the Borrowing Base, or the Required Lenders, in the case of a decrease or maintenance of the Borrowing Base, and such amount shall become the new Borrowing Base on or about November 1 of each year. After a redetermined Borrowing Base is approved by the Required Lenders or all of the Lenders, as applicable, the Administrative Agent shall notify the Borrower of the amount of the redetermined Borrowing Base and such redetermined Borrowing Base shall become effective.

(iii) In the event that the Borrower does not furnish to the Administrative Agent and the Lenders the Independent Engineering Report, Internal Engineering Report or other information specified in clauses (i) and (ii) above by the date specified therein, the Administrative Agent and the Lenders may nonetheless redetermine the Borrowing Base and redesignate the Borrowing Base from time-to-time thereafter in their sole discretion, with notice of such redetermination promptly provided to the Borrower in writing. Upon receipt by the Administrative Agent of the relevant Independent Engineering Report, Internal Engineering Report, or other information, as applicable, the Administrative Agent and the Lenders shall redetermine the Borrowing Base as otherwise specified in this Section 2.2.

(iv) Each delivery of an Engineering Report by the Borrower to the Administrative Agent and the Lenders shall constitute a representation and warranty by the Borrower to the Administrative Agent and the Lenders that, unless otherwise disclosed to the Administrative Agent prior to or at the time of the delivery of such Engineering Report, (A) the Credit Parties, own the Oil and Gas Properties specified therein free and clear of any Liens (except Permitted Liens), (B) on and as of the date of such Engineering Report each Oil and Gas Property identified as PDP Reserves therein was developed for oil and gas, and the wells pertaining to such Oil and Gas Properties that are described therein as producing wells (“Wells”), were each producing oil and/or gas in paying quantities, except for Wells that were utilized as water or gas injection wells, carbon dioxide wells or as water disposal wells (each as noted in such Engineering Report), (C) the descriptions of quantum and nature of the record title interests of the Credit Parties, set forth in such Engineering Report include the entire record title interests of the Credit Parties in such Oil and Gas Properties, are complete and accurate in all material respects, and take into account all Permitted Liens, (D) there are no “back-in”, “reversionary” or “carried” interests held by third parties which could reduce the interests of the Credit Parties in such Oil and Gas Properties except as set forth in, or otherwise accounted for in, the Engineering Report, (E) no operating or other agreement to which any Credit Party is a party or by which any Credit Party is bound affecting any part of such Oil and Gas Properties requires any Credit Party to bear any of the costs relating to such Oil and Gas Properties greater than the record title interest of any Credit Party in such portion of such Oil and Gas Properties as set forth in such Engineering Report, except in the event any Credit Party is obligated under an operating agreement to assume a portion of a defaulting party’s share of costs, and (F) the Credit Parties’ ownership of the Hydrocarbons and the undivided interests in the Oil and Gas Properties as specified in such Engineering Report (i) will, after giving full effect to all Permitted Liens, afford the Credit Parties not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest in such Engineering Report and (ii) will not cause the Credit Parties to bear more than that portion (expressed as a fraction, percentage or decimal), specified as working interest in such Engineering Report, of the costs of drilling, developing and operating the wells identified in such Engineering Report or identified in the exhibits to the Mortgages encumbering such Oil and Gas Properties (except for any increases in working interest with a corresponding increase in the net revenue interest in such Oil and Gas Property).

(c) Interim Redetermination. In addition to the Semi-Annual Redeterminations, (i) based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.2(d)), the Administrative Agent may, and shall at the request of the Required Lenders, make one additional redetermination of the Borrowing Base during the period between any two Semi-Annual Redeterminations, and (ii) based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.2(d)), the Administrative Agent shall at the request of the Borrower, make one additional redetermination of the Borrowing Base during the period between any two Semi-Annual Redeterminations. For the avoidance of doubt, such additional redeterminations of the Borrowing Base shall not constitute nor be construed as a consent to any transaction or proposed transaction that would not be permitted under the terms of this Agreement. The party requesting the redetermination under this paragraph (c) shall give the other party at least 10 days’ prior written notice that a redetermination of the Borrowing Base pursuant to this paragraph (c) is to be performed; provided that, no such prior written notice shall be required for any redetermination made by the Lenders during the existence of an Event of Default. In connection with any redetermination of the Borrowing Base under this Section 2.2(c), the Borrower shall provide the Administrative Agent and the Lenders with an Internal Engineering Report prepared in accordance with the procedures used in the immediately preceding Independent Engineering Report or an Independent Engineering Report dated effective as of a date no more than 30 days prior to the redetermination, and such other information as may be reasonably requested by the Administrative Agent or the Required Lenders with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. The Administrative Agent shall poll the Lenders following the procedures provided in Sections 2.02(b)(i) and (ii), and shall promptly notify the Borrower in writing of each redetermination of the Borrowing Base pursuant to this Section 2.2(c) and the amount of the Borrowing Base as so redetermined. No additional redetermination of the Borrowing Base requested by the Required Lenders pursuant to this Section 2.2(c) shall occur before the First Scheduled Redetermination Date.

(d) Standards for Redetermination. Each redetermination of the Borrowing Base by the Administrative Agent and the Lenders pursuant to this Section 2.2 shall be made (i) in the sole discretion of the Administrative Agent and the Lenders (but in accordance with the other provisions of this Section 2.2(d), (ii) in accordance with the Administrative Agent’s and the Lenders’ customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions, (iii) in conjunction with the most recent Independent Engineering Report or Internal Engineering Report, as applicable, or other information received by the Administrative Agent and the Lenders relating to the Proven Reserves of the Credit Parties, and (iv) based upon the estimated value of the Proven Reserves owned by the Credit Parties as determined by the Administrative Agent and the Lenders. In valuing and redetermining the Borrowing Base, the Administrative Agent and the Lenders may also consider the business, financial condition, and Debt obligations of the Credit Parties and such other factors as the Administrative Agent and the Lenders customarily deem appropriate, including without limitation, commodity price assumptions, projections of production, operating expenses, Liens, general and administrative expenses, capital costs, working capital requirements, liquidity evaluations, dividend payments, environmental costs, and legal costs. In that regard, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is essential for the adequate protection of the Administrative Agent and the Lenders. No Proven Reserves shall be included in the Borrowing Base unless the Administrative Agent shall have received (or the Administrative Agent shall have otherwise agreed on the timing of the delivery of), at the Borrower’s expense, (A) evidence of title reasonably satisfactory in form and substance to the Administrative Agent covering at least 85% of PV10) of each of the Proven Reserves and PDP Reserves evaluated in the most recently delivered Engineering Report, and (B) Mortgages and such other Security Documents requested by the Administrative Agent to the extent necessary to cause the Administrative Agent to have an Acceptable Security Interest in at least 85% of PV10 of each of the Proven Reserves and PDP Reserves (or 100% of PV10 of each the Proven Reserves and PDP Reserves if any Event of Default is continuing for more than 30 days) evaluated in the most recently delivered Engineering Report. At all times after the Administrative Agent has given the Borrower notification of a redetermination of the Borrowing Base under this Section 2.2, the Borrowing Base shall be equal to the redetermined amount or such lesser amount designated by the Borrower and disclosed in writing to the Administrative Agent and the Lenders until the Borrowing Base is subsequently redetermined or reduced in accordance with this Section 2.2; provided that the Borrower shall not request that the Borrowing Base be reduced to a level that would result in a Borrowing Base Deficiency. Notwithstanding anything herein to the contrary, (x) to the extent the redetermined Borrowing Base is less than or equal to the Borrowing Base in effect prior to such redetermination, such redetermined Borrowing Base must be approved by the Administrative Agent and the Required Lenders, and (y) to the extent the redetermined Borrowing Base is greater than the Borrowing Base in effect prior to such redetermination, such redetermined Borrowing Base must be approved by the Administrative Agent and all of the Lenders. If, however, the Administrative Agent and the Lenders or the Required Lenders, as applicable, have not approved the Borrowing Base in accordance with the preceding sentence, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to the number of Lenders sufficient for purposes of this Section 2.2 and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base.

(e) Reductions to Borrowing Base. If the sum of (i) the aggregate BB Value of Oil and Gas Properties as determined by the Administrative Agent subject to Asset Sales (including asset swaps customary in the oil and gas industry but excluding the Specified Hugoton Assets Sale to the extent such Specified Hugoton Assets Sale is consummated on the Closing Date or otherwise on or before the First Scheduled Redetermination Date) consummated since the immediately preceding redetermination of the Borrowing Base plus (ii) the aggregate BB Value of Hedging Arrangements which have been the subject of a Hedge Event since the immediately preceding redetermination of the Borrowing Base (the sum of clauses (i) and (ii) being the “BB Threshold Amount”) exceeds 5% of the most recently redetermined Borrowing Base, then, upon the consummation of any such Asset Sale or such Hedge Event, after which the BB Threshold Amount exceeds 5% of the most recently redetermined Borrowing Base, the Borrowing Base shall be reduced, effective immediately upon such disposition or Hedge Event without further action by the Administrative Agent or the Lenders, by an amount equal to the BB Value of the Oil and Gas Properties subject of such Asset Sale or the BB Value of the Hedging Arrangements subject of such Hedge Event, as applicable. For the avoidance of doubt, to the extent any Asset Sale in respect of the Hugoton Assets is consummated after the First Scheduled Redetermination Date, the aggregate BB Value of the Hugoton Assets shall be included in the calculation of the BB Threshold Amount.

(f) Reduction of Borrowing Base upon Issuance of Specified Additional Debt. In addition to the other redeterminations of and adjustments to the Borrowing Base provided for herein, and notwithstanding anything to the contrary set forth herein, upon the issuance or incurrence of any Specified Additional Debt pursuant to Section 6.1(g), the Borrowing Base then in effect shall be automatically reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Specified Additional Debt (without regard to any original issue discount), provided that, if such Specified Additional Debt is being incurred in order to refinance outstanding Specified Additional Debt, then the foregoing automatic reduction shall only apply to the portion of the newly issued or incurred Specified Additional Debt that is in excess of the sum of (i) the principal amount of the Specified Additional Debt so refinanced, (ii) amounts to fund interest, premium (including make whole and prepayment premiums) and expenses on such Specified Additional Debt so refinanced, and (iii) amounts to fund any original issue discount or upfront fees relating to such newly issued or incurred Specified Additional Debt solely to the extent attributable to the foregoing clauses (i) and (ii). The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance or incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Lender and the Lenders on such date without any further action by the Administrative Agent or the Lenders until the next redetermination or other adjustment of the Borrowing Base pursuant to this Agreement.

(g) Hugoton Asset Sale Reduction. If the Specified Hugoton Assets Sale is consummated after the Closing Date but on or before the First Scheduled Redetermination Date, the Borrowing Base shall be reduced, effective immediately upon such disposition without further action by the Administrative Agent or the Lenders, by $175,000,000. The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance or incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Lender and the Lenders on such date until the next redetermination or other adjustment of the Borrowing Base pursuant to this Agreement.

Section 2.3 Letters of Credit.

(a) Commitment for Letters of Credit. Subject to the terms and conditions set forth in this Agreement, the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.3, from time to time on any Business Day during the Availability Period, to issue, increase or extend the expiration date of, Letters of Credit for the account of any Credit Party, provided that no Letter of Credit will be issued, increased, or extended:

(i) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (A) the Letter of Credit Maximum Amount and (B) an amount equal to (1) the lesser of the Borrowing Base and the aggregate Commitments, in either case, in effect at such time minus (2) the sum of the aggregate outstanding amount of all Advances;

(ii) unless such Letter of Credit has an expiration date not later than the earlier of (A) one year after its issuance or extension and (B) five Business Days prior to the Maturity Date (an “Acceptable Letter of Credit Maturity Date”); provided that, (1) if the Commitments are terminated in whole pursuant to Section 2.1(c), the Borrower shall either (A) deposit into the Cash Collateral Account cash in an amount equal to 103% of the Letter of Credit Exposure for the Letters of Credit which have an expiry date beyond the date the Commitments are terminated or (B) provide a replacement letter of credit (or other security) reasonably acceptable to the Administrative Agent and the Issuing Lender in an amount equal to 103% of the Letter of Credit Exposure, and (2) any such Letter of Credit with a one-year tenor may expressly provide for an automatic extension of one additional year so long as such Letter of Credit expressly allows the Issuing Lender, at its sole discretion, to elect not to provide such extension; provided that, in any event, such automatic extension may not result in an expiration date that occurs after the fifth Business Day prior to the Maturity Date;

(iii) unless such Letter of Credit (A) is a standby letter of credit and (B) does not support the repayment of indebtedness for borrowed money of any Person; provided that clause (B) shall not apply to the issuance, increase, extension or replacement of the Default Interest Letter of Credit;

(iv) unless such Letter of Credit is in form and substance acceptable to the Issuing Lender in its sole discretion;

(v) unless the Borrower has delivered to the Issuing Lender a completed and executed Letter of Credit Application; provided that, if the terms of any Letter of Credit Application conflicts with the terms of this Agreement, the terms of this Agreement shall control;

(vi) unless such Letter of Credit is governed by (A) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (B) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender;

(vii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing, increasing or extending such Letter of Credit, or any Legal Requirement applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance, increase or extension of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

(viii) if the issuance, increase or extension of such Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally;

(ix) if Letter of Credit is to be denominated in a currency other than Dollars;

(x) if any Lender is at such time a Defaulting Lender hereunder, unless the Issuing Lender has entered into satisfactory arrangements including the delivery of Cash Collateral, reasonably satisfactory to the Issuing Lender (in its sole discretion) with the Borrower or such Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(xi) if such Letter of Credit supports the obligations of any Person in respect of (x) a lease of real property if the face amount of such Letter of Credit exceeds the highest rent (including all rent-like charges) payable under such lease for a period of one year, or (y) an employment contract if the face amount of such Letter of Credit exceeds the highest compensation payable under such contract for a period of one year.

(b) Requesting Letters of Credit. Each Letter of Credit shall be issued pursuant to a Letter of Credit Application given by the Borrower to the Administrative Agent and the Issuing Lender by facsimile, electronic mail or other writing not later than 12:00 p.m. (Denver, Colorado time) on the third Business Day before the proposed date of issuance for the Letter of Credit. Each Letter of Credit Application shall be fully completed and shall specify the information required therein. Each Letter of Credit Application shall be irrevocable and binding on the Borrower. Subject to the terms and conditions hereof, the Issuing Lender shall before 1:00 p.m. (Denver, Colorado time) on the requested issuance date set forth in the Letter of Credit Application issue such Letter of Credit to the beneficiary of such Letter of Credit.

(c) Reimbursements for Letters of Credit; Funding of Participations.

(i) With respect to any Letter of Credit, in accordance with the related Letter of Credit Application, the Borrower agrees to pay to the Administrative Agent on behalf of the Issuing Lender an amount equal to any amount paid by the Issuing Lender under such Letter of Credit. Any such payment by the Borrower shall be made on the same Business Day the Borrower receives notice from the Issuing Lender that the Issuing Lender has made a payment under the applicable Letter of Credit if such notice is received by the Borrower prior to 12:00 noon Denver, Colorado time or, if such notice is received after 12:00 noon Denver, Colorado time, then on the Business Day following such notice. The Borrower may, with a written notice, request that the Borrower’s obligations to the Issuing Lender thereunder be satisfied with the proceeds of an Advance in the same amount (notwithstanding any minimum size or increment limitations on individual Advances). If the Borrower does not make such request and does not otherwise make the payments required under this Agreement or the Letter of Credit Application, then the Borrower shall be deemed for all purposes of this Agreement to have requested such an Advance in the same amount and the transfer of the proceeds thereof to satisfy the Borrower’s obligations to the Issuing Lender, and the Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Lenders to make such Advance, to transfer the proceeds thereof to the Issuing Lender in satisfaction of such obligations, and to record and otherwise treat such payments as an Advance to the Borrower. The Administrative Agent and each Lender may record and otherwise treat the making of such Borrowings as the making of a Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release any of the Borrower’s obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor. No Default or Event of Default of the type described in Section 7.1(a)(i) shall result from Borrower’s failure to make a payment required under this Section 2.3(c)(i) if the authorization and direction provided by this Section 2.3(c)(i) remains in effect and there is sufficient Availability for an Advance to be made in the amount of such payment in accordance with the foregoing.

(ii) Each Lender (including the Lender acting as Issuing Lender) shall, upon notice from the Administrative Agent that the Borrower has requested or is deemed to have requested an Advance pursuant to Section 2.4 and regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.4, or (C) a Default exists, make funds available to the Administrative Agent for the account of the Issuing Lender in an amount equal to such Lender’s Pro Rata Share of the amount of such Advance not later than 1:00 p.m. (Denver, Colorado time) on the Business Day specified in such notice by the Administrative Agent, whereupon each Lender that so makes funds available shall be deemed to have made an Advance to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

(iii) If any such Lender shall not have so made its Advance available to the Administrative Agent pursuant to this Section 2.3, such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Advance and (B) the Maximum Rate. Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Advance, the

Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Advance was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned. Each Lender’s obligation to make the Advance pursuant to this Section 2.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Issuing Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Commitments; (3) any breach of this Agreement by any Credit Party or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(d) Participations. Upon the date of the issuance or increase of a Letter of Credit, the Issuing Lender shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from the Issuing Lender a participation in the related Letter of Credit Obligations equal to such Lender’s Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Issuing Lender shall promptly notify each such participant Lender by facsimile, telephone, or electronic mail (PDF) of each Letter of Credit issued or increased and the actual dollar amount of such Lender’s participation in such Letter of Credit.

(e) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

(i) any lack of validity or enforceability of any Letter of Credit Documents;

(ii) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

(iii) the existence of any claim, set-off, defense or other right which any Credit Party may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, any Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

(iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the Issuing Lender would not be liable therefor pursuant to the following paragraph (g); or

(v) payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply substantially with the terms of such Letter of Credit.

(f) Prepayments of Letters of Credit. In the event that any Letter of Credit shall be outstanding or shall be drawn and not reimbursed on or prior to the Acceptable Letter of Credit Maturity Date, the Borrower shall pay to the Administrative Agent an amount equal to 103% of the Letter of Credit Exposure allocable to such Letter of Credit, such amount to be due and payable on the Acceptable Letter of Credit Maturity Date, and to be held in the Cash Collateral Account and applied in accordance with paragraph (h) below.

(g) Liability of Issuing Lender. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for:

(i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged (other than Issuing Lender’s determination that such documents appear on their face to comply in all material respects with the terms and conditions of the Letter of Credit);

(iii) payment by the Issuing Lender against presentation of documents which on their face substantially comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

(iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING LENDER’S OWN NEGLIGENCE),

except that the Borrower shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Lender’s willful misconduct or gross negligence (as determined in a final, non-appealable judgment of a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to comply substantially with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary.

(h) Cash Collateral Account.

(i) If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.5(c), 2.16, 7.2(b) or 7.3(b) or any other provision under this Agreement, then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of deposit accounts, that the Administrative Agent requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent an Acceptable Security Interest in such account and the funds therein. The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Secured Obligations.

(ii) Funds held in the Cash Collateral Account shall be held as cash collateral for obligations with respect to Letters of Credit and promptly applied by the Administrative Agent at the request of the Issuing Lender to any reimbursement or other obligations under Letters of Credit that exist or occur. To the extent that any surplus funds are held in the Cash Collateral Account above the Letter of Credit Exposure during the existence of an Event of Default the Administrative Agent may (A) hold such surplus funds in the Cash Collateral Account as cash collateral for the Secured Obligations or (B) apply such surplus funds to any Secured Obligations in any manner directed by the Required Lenders. If no Default exists, the Administrative Agent shall release any surplus funds held in the Cash Collateral Account above the amount required pursuant to Section 2.3(f) to the Borrower at the Borrower’s written request.

(iii) Funds held in the Cash Collateral Account may be invested in Liquid Investments maintained with, and under the sole dominion and control of, the Administrative Agent or in another investment if mutually agreed upon by the Borrower and the Administrative Agent, but the Administrative Agent shall have no obligation to make any investment of the funds therein. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

(i) Letters of Credit Issued for Guarantors. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Guarantor, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit issued hereunder by the Issuing Lender. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Guarantor or the Borrower inures to the benefit of the Borrower, and that the Borrower’s business (indirectly or directly) derives substantial benefits from the businesses of such other Persons.

(j) Existing Letters of Credit. The parties hereto agree acknowledge and agree that, effective on the Closing Date, the Existing Letters of Credit shall remain outstanding and be deemed issued under this Agreement subject to the terms and conditions of this Agreement.

Section 2.4 Advances.

(a) Notice. Each Borrowing, shall be made pursuant to the applicable Notice of Borrowing given by Borrower to Administrative Agent not later than (i) 12:00 p.m. (Denver, Colorado time) on the third Business Day before the date of the proposed Borrowing, in the case of a Eurodollar Advance or (ii) 11:00 a.m. (Denver, Colorado time) on the Business Day of the proposed Borrowing in the case of a Base Rate Advance. The Administrative Agent shall give to each Lender prompt notice of such proposed Borrowing, by facsimile, telex or electronic mail. Each Notice of Borrowing shall be by facsimile or telex or electronic mail, confirmed promptly by the Borrower with a hard copy (other than with respect to notice sent by facsimile or electronic mail), specifying (i) the requested date of such Borrowing (which shall be a Business Day), (ii) the requested Type of Advances comprising such Borrowing, (iii) the aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of Eurodollar Advances, the requested Interest Period for each such Advance; provided that, and all Borrowings to be made on the Closing Date shall consist of either (A) only Base Rate Advances which may, subject to the terms of this Agreement, be thereafter Converted into Eurodollar Advances or (B) Eurodollar Advances so long as the Borrower executes a letter concurrently with making the request for such Eurodollar Advance in form and substance satisfactory to the Administrative Agent indemnifying the Administrative Agent and the Lenders for any loss, cost or expense incurred due to the Borrower’s failure to borrow such Eurodollar Advance on the date or in the amount notified by the Borrower and other losses, costs and expenses comparable to those addressed in Section 2.10. In the case of a proposed Borrowing comprised of Eurodollar Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.8(b). Each Lender shall, before 11:00 a.m. (Denver, Colorado time) on the date of such Borrowing in the case of any Eurodollar Advances, or 1:00 p.m. (Denver, Colorado time) on the date of such Borrowing in the case of any Base Rate Advances, make available for the account of its applicable Lending Office to the Administrative Agent at its address referred to in Section 10.9, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender’s Pro Rata Share of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or as otherwise directed by the Borrower with written notice to the Administrative Agent.

(b) Conversions and Continuations. In order to elect to Convert or continue an Advance under this paragraph, the Borrower shall deliver an irrevocable Notice of Continuation or Conversion to the Administrative Agent at the Administrative Agent’s office no later than 12:00 p.m. (Denver, Colorado time) (i) at least one Business Day in advance of the proposed conversion date in the case of a Conversion to a Base Rate Advance and (ii) at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, a Eurodollar Advance. Each such Notice of Conversion or Continuation shall be in writing or by telex, electronic mail or facsimile confirmed promptly by the Borrower with a hard copy (other than with respect to notice sent by facsimile or electronic mail), specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount and Type of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested and, if a Conversion, into what Type of Advance, and (iv) in the case of a Conversion to, or a continuation of, a Eurodollar Advance, the requested

Interest Period. Promptly after receipt of a Notice of Continuation or Conversion under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar Advance, notify each Lender of the applicable interest rate under Section 2.8(b). The portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing.

(c) Certain Limitations. Notwithstanding anything in paragraphs (a) and (b) above:

(i) at no time shall there be more than twelve (12) Interest Periods applicable to outstanding Eurodollar Advances;

(ii) if the Majority Lenders require, the Borrower may not select Eurodollar Advances for any Borrowing at any time when an Event of Default has occurred and is continuing;

(iii) if any Lender shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make Eurodollar Advances or to fund or maintain Eurodollar Advances, (A) the obligation of such Lender to make such Eurodollar Advance as part of the requested Borrowing or for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and such Lender’s portion of such requested Borrowing or any subsequent Borrowing of Eurodollar Advances shall be made in the form of a Base Rate Advance, and (B) such Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender;

(iv) if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;

(v) if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and

(vi) if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Advances in accordance with the provisions contained in the definition of Interest Period in Section 1.1 and paragraph (b) above, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will be made available to the Borrower on the date of such Borrowing as Base Rate Advances or, if an existing Advance, Convert into Base Rate Advances.

(d) Notices Irrevocable. Each Notice of Borrowing and Notice of Continuation or Conversion delivered by the Borrower hereunder, including its deemed request for borrowing made under Section 2.3(c), shall be irrevocable and binding on the Borrower.

(e) Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s applicable Pro Rata Share of any Borrowing, the Administrative Agent may assume that such Lender has made its applicable Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.4(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its applicable Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the lesser of (A) the Federal Funds Rate for such day and (B) the Maximum Rate. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing; provided that the Borrower shall not be required to pay such Lender interest for any period for which the Borrower is required to pay interest to the Administrative Agent pursuant to the foregoing sentence.

Section 2.5 Prepayments.

(a) Right to Prepay; Ratable Prepayment. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.5 and all notices given pursuant to this Section 2.5 shall be irrevocable (unless the notice is conditioned on a refinancing, Change of Control, asset sale or transaction of a similar nature, in which case such notice may be revoked on or prior to such date, it being understood that the Borrower shall remain obligated to pay amounts, if any, owing pursuant to Section 2.10 notwithstanding such permitted revocation) and binding upon the Borrower. Each payment of any Advance pursuant to this Section 2.5 shall be applied by the Administrative Agent in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part other than Advances owing to a Defaulting Lender as provided in Section 2.16.

(b) Optional. The Borrower may elect to prepay any of the Advances without penalty or premium except as set forth in Section 2.10 and after giving by 11:00 a.m. (Denver, Colorado time) (i) in the case of Eurodollar Advances, at least three Business Days’ or (ii) in case of Base Rate Advances, one Business Day’s prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date; provided that (A) each optional partial prepayment of Eurodollar Advances shall be in a minimum amount not less than $1,000,000 and in multiple integrals of $100,000 in excess thereof and (B) each optional partial prepayment of Base Rate Advances shall be in a minimum amount not less than $1,000,000 and in multiple integrals of $100,000 in excess thereof.

(c)	Borrowing Base Deficiency.

(i) Other than as provided in clause (ii), clause (iii) or clause (iv) below, if a Borrowing Base Deficiency exists (including as a result of a reduction of the Borrowing Base resulting from a Borrowing Base redetermination made under Section 5.12), the Borrower shall, after receipt of written notice from the Administrative Agent regarding such deficiency, (x) provide written notice to the Administrative Agent within 30 days of the date such deficiency notice is received by the Borrower from the Administrative Agent, identifying which of the following actions the Borrower shall take (and in the case of option (D), below, identifying the allocation between options (A), (B) and (C)), and (y) proceed to take such actions (and the failure of the Borrower to provide such notice or take such actions within the time periods specified to remedy such Borrowing Base Deficiency shall constitute an Event of Default):

(A) prepay Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that the Borrowing Base Deficiency is cured within 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent;

(B) pledge as Collateral for the Obligations additional Oil and Gas Properties acceptable to the Administrative Agent and each of the Lenders such that the Borrowing Base Deficiency is cured within 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent;

(C) repay the Advances and make deposits into the Cash Collateral Account to provide cash collateral for the Letters of Credit, each in five monthly installments equal to one-fifth of such Borrowing Base Deficiency with the first such installment due 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent and each following installment due 30 days after the preceding installment; or

(D) combine the options provided in clause (A), clause (B) or clause (C) above, to make such prepayment or deposit and deliver such additional Collateral within the time required under clause (A), clause (B) or clause (C) above.

(ii) If, during the existence of a Borrowing Base Deficiency, any Credit Party (or the Administrative Agent as loss payee or assignee) receives Extraordinary Receipts, whether as one payment or a series of payments, then the Borrower shall, within three Business Days after receipt of such proceeds, prepay the Borrowings and provide cash collateral for the Letter of Credit Exposure, in an aggregate amount equal to the lesser of (i) such Borrowing Base Deficiency and (ii) 100% of such proceeds. The amount paid pursuant to this Section 2.5(c)(ii) shall be applied to reduce the amounts required to be prepaid pursuant to Section 2.5(c)(i)(C) pro rata or, if applicable, to reduce the amount of additional Collateral that needs to be pledged pursuant to Section 2.5(c)(i)(B) or (D).

(iii) Upon each reduction of the Borrowing Base, if any, resulting from a Borrowing Base reduction made under Section 2.2(e) or Section 2.2(g) if a Borrowing Base Deficiency exists, then the Borrower shall, (A) immediately after the closing of the applicable Hedge Event, or (B) within one Business Day of the closing of an Asset Sale or the Specified Hugoton Assets Sale, as applicable, prepay the Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to (A) such portion of the Borrowing Base Deficiency resulting from such reduction plus (B) if a Borrowing Base Deficiency exists prior to such reduction, then an amount equal to the lesser of (i) the net cash proceeds of the transaction that triggered such Borrowing Base reduction and (ii) such portion of the Borrowing Base Deficiency in existence immediately prior to such reduction. To the extent that a Borrowing Base Deficiency exists prior to such reduction, then any amount prepaid pursuant to this Section 2.5(c)(iii) shall be applied to reduce the amounts required to be prepaid pursuant to Section 2.5(c)(i)(C) pro rata or, if applicable, to reduce the amount of additional Collateral that needs to be pledged pursuant to Section 2.5(c)(i)(B) or (D).

(iv) Upon each reduction of the Borrowing Base, if any, resulting from a Borrowing Base reduction made under Section 2.2(f), if a Borrowing Base Deficiency exists, then the Borrower shall, on the same Business Day on which the proceeds from the incurrence or issuance of Specified Additional Debt are received by the applicable Credit Party, prepay the Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, in an amount equal to (A) such portion of the Borrowing Base Deficiency resulting from such reduction plus (B) if a Borrowing Base Deficiency exists prior to such reduction, then an amount equal to the lesser of (i) the net cash proceeds of the transaction that triggered such Borrowing Base reduction and (ii) such portion of the Borrowing Base Deficiency in existence immediately prior to such reduction. To the extent that a Borrowing Base Deficiency exists prior to such reduction, then any amount prepaid pursuant to this Section 2.5(c)(iv) shall be applied to reduce the amounts required to be prepaid pursuant to Section 2.5(c)(i)(C) pro rata or, if applicable, to reduce the amount of additional Collateral that needs to be pledged pursuant to Section 2.5(c)(i)(B) or (D).

(v) Each prepayment pursuant to this Section 2.5(c) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 (other than prepayments made to a Defaulting Lender) as a result of such prepayment being made on such date. Each prepayment under this Section 2.5(c) shall be applied to the Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion. The failure of the Borrower to provide a notice of its election within the required 30 days as required in clause (i) above shall be deemed to be an election by the Borrower to take the actions provided in clause (i)(A) above.

(d) Reduction of Commitments. On the date of each reduction of the aggregate Commitments pursuant to Section 2.1(c), the Borrower agrees to make a prepayment in respect of the outstanding amount of the Advances to the extent, if any, that the aggregate unpaid principal amount of all Advances plus the Letter of Credit Exposure exceeds the lesser of (A) the aggregate Commitments, as so reduced and (B) the Borrowing Base. Each prepayment pursuant to this Section 2.5(d) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date. Each prepayment under this Section 2.5(d) shall be applied to the Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion.

(e) Illegality. If any Lender shall notify the Administrative Agent and the Borrower that any Change in Law makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Lender or its Lending Office to perform its obligations under this Agreement to maintain any Eurodollar Advances of such Lender then outstanding hereunder, (i) the Borrower shall, no later than 10:00 a.m. (Denver, Colorado time) / 9:00 a.m. (Los Angeles, California time) (A) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Advance made by such Lender or (B) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Advances made by such Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date, (ii) such Lender shall simultaneously make a Base Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Advances prepaid to such Lender, and (iii) the right of the Borrower to select Eurodollar Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender gives notice referred to above shall notify the Administrative Agent that the circumstances causing such suspension no longer exist.

(f) Interest; Costs. Each prepayment pursuant to this Section 2.5 shall, without duplication, be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date.

Section 2.6 Repayment. The Borrower shall pay to the Administrative Agent for the ratable benefit of each Lender the aggregate outstanding principal amount of the Advances on the Maturity Date.

Section 2.7 Fees.

(a) Commitment Fees. Subject to Section 2.16, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee equal to the Commitment Fee Rate on the average daily Unused Commitment Amount for such period. Such Commitment Fee is due quarterly in arrears on March 31, June 30, September 30, and December 31 of each year and on the Maturity Date.

(b) Fees for Letters of Credit. The Borrower agrees to pay the following:

(i) Subject to Section 2.16, to the Administrative Agent for the pro rata benefit of the Lenders a per annum letter of credit fee for each Letter of Credit issued hereunder, for the period such Letter of Credit is to be outstanding, in an amount equal to the Applicable Margin for Eurodollar Advances per annum on the face amount of such Letter of Credit. Such fee shall be due and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, and on the Maturity Date. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, at the request of the Majority Lenders, all Letter of Credit fees shall accrue at the Default Rate.

(ii) To the Issuing Lender, for its own account, a fronting fee for each Letter of Credit equal to the greater of (A) 0.125% per annum on the face amount of such Letter of Credit and (B) $700. Such fee shall be due and payable quarterly in arrears, so long as any such Letter of Credit is outstanding, on March 31, June 30, September 30, and December 31 of each year, and on the Maturity Date.

(iii) To the Issuing Lender such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or reissuances of any Letters of Credit. Such fees shall be due and payable as requested by the Issuing Lender in accordance with the Issuing Lender’s then current fee policy.

The Borrower shall have no right to any refund of letter of credit fees previously paid by the Borrower, including any refund claimed because any Letter of Credit is canceled prior to its expiration date.

(c) Borrowing Base Upfront Fee. The Borrower agrees to pay the fees as may be agreed from time to time between the Borrower and the Administrative Agent in connection with any increase in the Borrowing Base.

(d) Administrative Agent Fee; Other Fees. The Borrower agrees to pay the fees to the Administrative Agent and the Lead Arrangers as set forth in the Fee Letters.

Section 2.8 Interest.

(a) Base Rate Advances. Each Base Rate Advance shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances for such period. The Borrower shall pay to Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on such Lender’s Base Rate Advances on each March 31, June 30, September 30, and December 31, commencing on June 30, 2017, and on the Maturity Date.

(b) Eurodollar Advances. Each Eurodollar Advance shall bear interest during its Interest Period equal to at all times the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Advances for such period. The Borrower shall pay to the Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on each of such Lender’s Eurodollar Advances on the last day of the Interest Period therefor (provided that for Eurodollar Advances with Interest Periods of six months or more, accrued but unpaid interest shall also be due on the day three months from the first day of such Interest Period), on the date any Eurodollar Advance is repaid, and on the Maturity Date.

(c) Default Rate. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, at the request of the Majority Lenders, all Obligations shall bear interest, after as well as before judgment, at the Default Rate. Interest accrued pursuant to this Section 2.8(c) and all interest accrued but unpaid on or after the Maturity Date shall be due and payable on demand.

Section 2.9 [Reserved]

Section 2.10 Breakage Costs. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment (including any deemed payment or repayment and any reallocated repayment to Non-Defaulting Lenders provided for in Section 2.12(a), Section 2.14(b), or Section 2.16) of any Advance other than a Base Rate Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make an Advance) to prepay, borrow, or continue any Eurodollar Advance on the date or in the amount notified by the Borrower;

(c) any Conversion by the Borrower of any Eurodollar Advance into a Base Rate Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(d) any assignment of an Eurodollar Advance on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.14.

In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (x) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (y) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

Section 2.11 Increased Costs.

(a) Eurodollar Advances. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate Reserve Percentage) or the Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to increase the cost to such Lender, Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrower will pay to such Lender, Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such

Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower and the Administrative Agent of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.12 Payments and Computations.

(a) Payments. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Credit Documents shall be made to the Administrative Agent in Dollars and in immediately available funds, without setoff, deduction, or counterclaim.

(b) Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Denver, Colorado time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent or a specific Lender pursuant to Sections 2.10, 2.11, 2.13, 2.14, and 10.2 and such other provisions herein which expressly provide for payments to a specific Lender, but after taking into account payments effected pursuant to Section 10.1) in accordance with each Lender’s applicable Pro Rata Share to the Lenders for the account of their respective applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon receipt of other amounts due solely to the Administrative Agent, the Issuing Lender or a specific Lender, the Administrative Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

(c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d) Computations. All computations of interest for Base Rate Advances shall be made by the Administrative Agent on the basis of a year of 365/366 days and all computations of all other interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an amount of interest or fees shall be conclusive and binding for all purposes, absent manifest error.

(e) Sharing of Payments, Etc. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Advances or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Advances and accrued interest thereon or other such obligations greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances or participations in Letter of Credit Exposure to any assignee or participant, other than to the Borrower or any Restricted Subsidiary or Affiliate (other than an Unrestricted Subsidiary) thereof (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

(f) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Advances, to fund participations in Letters of Credit and to make payments pursuant to Section 10.2(b) are several and not joint. The failure of any Lender to make any Advance, to fund any such participation or to make any payment under Section 10.2(b) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Advance, to purchase its participation or to make its payment under Section 10.2(b).

Section 2.13 Taxes.

(a) Defined Terms. For purposes of this Section 2.13, the term “Lender” includes the Issuing Lender and the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability setting forth in reasonable detail an explanation thereof delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.7(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.13, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.13(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Recipient that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i.) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii.) executed copies of IRS Form W-8ECI;

(iii.) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable); or

(iv.) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant

Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 2.14 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.11, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.13, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.14(a) so as to eliminate amounts payable pursuant to Section 2.11 or Section 2.13, as the case may be, in the future, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.7), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.11 or Section 2.13) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.7;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances and participations in Letter of Credit Exposure, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable Legal Requirements; and

(v) in the case of any assignment resulting from a Lender becoming a Non- Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Defaulting Lender under this Section 2.14 and to the extent permitted under applicable Legal Requirements, each Lender hereby designates and appoints the Administrative Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the Assignment and Assumption required hereunder if such Lender is a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same.

Section 2.15 Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender.

(a) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.16(a)(iv)), the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.15 or Section 2.16 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.15 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.16 the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Credit Documents.

Section 2.16 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders or Required Lenders, as applicable.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender hereunder; third, to Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative

Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement and (y) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, or the Issuing Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, or the Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances or Letter of Credit Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Advances of, and Letter of Credit Exposure owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of, or Letter of Credit Exposure owed to, such Defaulting Lender until such time as all Advances and funded and unfunded participations in Letter of Credit Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation, and (y) such reallocation does not cause the aggregate outstanding amount of all Advances of any Non-Defaulting Lender plus the Letter of Credit Exposure of such Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.16(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE 3

CONDITIONS OF LENDING

Section 3.1 Conditions Precedent to Initial Borrowing. The obligations of the first to occur of (i) each Lender to make the initial Advance and (ii) the Issuing Lender to issue the Default Interest Letter of Credit and any other initial Letters of Credit (including the deemed issuance of the Existing Letters of Credit), shall be subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(i) this Agreement and all attached Exhibits and Schedules and the Notes, if requested by the applicable Lenders, payable to each applicable Lender or its registered assigns;

(ii) the Guaranty executed by all Guarantors (other than the Parent) existing on the Closing Date;

(iii) the Security Agreement executed by each Credit Party, together with appropriate UCC-1 financing statements, if any, necessary or desirable for filing with the appropriate authorities and any other documents, agreements, or instruments necessary to create, perfect or maintain an Acceptable Security Interest in the Collateral described in the Security Agreement;

(iv) (A) the Mortgages encumbering not less than 85% of PV10 of the Credit Parties’ Proven Reserves and not less than 85% of PV10 of all the Credit Parties’ PDP Reserves, in each case, as evaluated in the Initial Engineering Report (but excluding any “buildings” or “structures” as described in Regulation H of the Federal Reserve Board that are not material to the operations of the Oil and Gas Properties comprising such Proven Reserves), (B) a certificate duly executed by a Responsible Officer, dated as of the Closing Date, demonstrating the aggregate PV10 of the Oil and Gas Properties set forth in the Initial Engineering Report to be covered by the such Mortgages, and (C) Mortgages encumbering the Cogen Facilities;

(v) certificates of insurance naming the Administrative Agent as loss payee with respect to property insurance, or additional insured with respect to liability insurance for the insurance required to be carried pursuant to Section 5.3;

(vi) a secretary’s certificate from each Credit Party certifying such Person’s (A) officers’ incumbency, (B) authorizing resolutions, (C) organizational documents, and (D) governmental approvals, if any, with respect to the Credit Documents to which such Person is a party;

(vii) certificates of good standing for each Credit Party in each state in which each such Person is organized or qualified to do business, which certificate shall be (A) dated a date not earlier than 30 days prior to Closing Date or (B) otherwise effective on the Closing Date;

(viii) (A) a legal opinion of Norton Rose Fulbright US LLP as special counsel to the Credit Parties, in form and substance reasonably acceptable to the Administrative Agent, and (B) a legal opinions of Locke Lord LLP, as California counsel to the Credit Parties, Brownstein Hyatt Farber Schreck, LLP, as Colorado counsel to the Credit Parties, Crowley Fleck PLLP, as Utah counsel to the Credit Parties, and, if applicable, Anderson & Byrd, as Kansas counsel to the Credit Parties, in each case, in form and substance reasonably acceptable to the Administrative Agent;

(ix) the Initial Engineering Report, which report shall be acceptable to the Administrative Agent;

(x) the Pledge Agreement executed by the Parent, the Borrower and each other Credit Party, as applicable, together with any pledged stock or membership interest certificates and instruments of transfer in form and substance acceptable to the Administrative Agent and granting the Administrative Agent an Acceptable Security Interest in such Equity Interests;

(xi) a Notice of Borrowing or Letter of Credit Application, as applicable; and

(xii) such other documents, governmental certificates, agreements, lien release, UCC-3 Financing Statements, and lien searches as any Agent or any Lender may reasonably request.

(b) Payment of Fees. The Borrower shall have paid the fees and expenses required to be paid on the Closing Date by Sections 2.7, 10.1 or any other provision of a Credit Document (including the Fee Letters).

(c) Specified Representations. On the date of any such initial Advance or issuance (including the deemed issuance of the Existing Letters of Credit), the Specified Representations and the Specified Acquisition Agreement Representations shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date.

(d) Other Reports. The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, all environmental reports previously provided to or obtained by any Credit Party regarding the Borrower’s or its Subsidiaries’ respective Oil and Gas Properties (including all available (i) Phase I Environmental Site Assessment Reports and (ii) Phase II Environmental Site Assessment Reports, if any).

(e) Solvency. The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent from a senior financial officer or such other officer acceptable to the Administrative Agent of the Parent certifying that, before and after giving effect to the transactions contemplated hereunder on the Closing Date, the Borrower is Solvent and the Credit Parties, taken as a whole, are Solvent.

(f) Title. The Administrative Agent shall have received title information reasonably satisfactory to it on at least 85% of the PV10 of each of the Proven Reserves evaluated in the Initial Engineering Report (other than any such Proven Reserves attributable to the Hugoton Assets).

(g) Reserve Report Certificate. The Administrative Agent shall have received a completed (i) Reserve Report Certificate duly executed by a Responsible Officer, dated as of the Closing Date, and (ii) certificate duly executed by a Responsible Officer, dated as of the Closing Date, certifying after giving effect to the Linn Acquisition, the percentage of the aggregate PV10 of the Oil and Gas Properties included in the Initial Engineering Report (and identifying which Oil and Gas Properties included in the Initial Engineering Report will not be acquired pursuant to the Linn Acquisition and the aggregate PV10 of such Oil and Gas Properties).

(h) USA Patriot Act. The Lead Arrangers and the Lenders shall have received, at least five Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

(i) Linn Acquisition. The Linn Acquisition shall be consummated pursuant to the Linn Acquisition Documents, substantially concurrently with the occurrence of the Closing Date, in all material respects in accordance with the terms of the Linn Acquisition Documents, after giving effect to any modifications, amendments, consents or waivers not prohibited by this paragraph. The Linn PSA shall not have been amended or waived or otherwise modified or have consents granted by the Credit Parties in a manner materially adverse to the Lenders without the consent of each Lead Arranger (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that (i) any modification, amendment, consent or waiver to the governing law shall be deemed to be materially adverse to the interests of the Lenders, (ii) any increase in the purchase price of the Linn Acquisition will be deemed not to be materially adverse to the Lenders so long as such increase is funded solely by cash proceeds from the issuance (on or prior to the Closing Date) by the Parent of common or preferred Equity Interests (with the terms of any preferred Equity Interests being acceptable to the Administrative Agent) to the Sponsors., (iii) if a reduction in the purchase price of the Linn Acquisition occurs and the amount of such reduction is less than or equal to 10%, then such reduction shall not be deemed to be materially adverse to the Lenders so long as such reduction is allocated to reduce on a pro rata basis the initial Borrowing Base, and (iv) if a reduction in the purchase price occurs and the amount of such reduction is greater than 10%, then such reduction shall be deemed to be “materially adverse” to the Lenders for purposes of this condition). The Administrative Agent shall have received a certificate from a Responsible Officer certifying that it has provided a true and complete copy of the Linn Acquisition Documents (including all exhibits, schedules, annexes and other attachments thereto, all amendments, waivers, modifications and consents related thereto, and all other agreements related thereto) to the Administrative Agent.

(j) Due Diligence. The Administrative Agent shall have completed and be satisfied in all reasonable respects with a due diligence investigation of the Acquired Linn Assets including the environmental condition of the Acquired Linn Assets.

(k) Liens; Payoff Documentation; Closing Date Debt.

(i) The Administrative Agent shall have received evidence satisfactory to it that there are no Liens encumbering any of the Credit Parties’ respective Property other than Permitted Liens.

(ii) The Administrative Agent shall have received (A) payoff letters, if any, prepared in connection with the consummation of the Linn Acquisition, and (B) UCC financing statement terminations, deed of trust and mortgage lien releases and other applicable evidence such that, subject only to appropriate filing or recording thereof, all Liens encumbering the Acquired Linn Assets have been terminated or released.

(iii) The Administrative Agent shall have received (A) a payoff letter from Wells Fargo Bank, National Association, in its capacity as the administrative agent under the Existing Credit Agreement, and (B) UCC financing statement terminations, deed of trust and mortgage lien releases and other applicable evidence such that, subject only to appropriate filing or recording thereof, all Liens encumbering the Property of the Credit Parties pursuant to the Existing Credit Agreement have been terminated or released.

(iv) After giving effect to the foregoing payoff letters (and the initial Borrowings hereunder, if any, to satisfy any obligations under such payoff letters), the Credit Parties shall have no outstanding Debt for borrowed money or any other outstanding Debt other than Debt permitted under Sections 6.1(a) through (f) and Sections 6.1(h) through (q) hereof.

(l) Minimum Availability; Minimum Liquidity. After giving effect to the initial Borrowings and initial issuance of Letters of Credit, and after giving effect to the consummation of the Linn Acquisition and the other Transactions, the Borrower shall have (i) a minimum Availability equal to or greater than $65.0 million, and (ii) a minimum Liquidity equal to or greater than 10% of the initial Borrowing Base.

(m) Minimum Equity Contribution. If the Specified Hugoton Assets Sale shall not have been consummated on or before the Closing Date, then the Administrative Agent shall have received evidence satisfactory to it that the Borrower shall have received cash proceeds, on or prior to the Closing Date, from the issuance by the Parent of common or preferred equity in an aggregate amount of not less than $25.0 million (such aggregate amount, the “Minimum Equity Contribution”). The terms of any preferred equity issued in connection with the Minimum Equity Contribution shall be acceptable to the Administrative Agent.

(n) Hedging.

(i) On or before the date that is five Business Days before the Closing Date, the Borrower shall have entered into Hedging Arrangements satisfactory to the Administrative Agent with a Swap Counterparty covering notional volumes of not less than 467,000 barrels (on a monthly basis and after giving effect to the Linn Acquisition) of production from PDP Reserves for the third fiscal quarter of 2017 at $49.50/barrel.

(ii) On or before the Closing Date, the Borrower shall have entered into Hedging Arrangements satisfactory to the Administrative Agent with a Swap Counterparty covering notional volumes of projected production (on a monthly basis and after giving effect to the Linn Acquisition) from PDP Reserves for the fourth fiscal quarter of 2017 and each of the 2018 and 2019 calendar years at the following minimum prices and aggregate volumes:

Period:	Aggregate Volume:	Price:
Fourth Quarter 2017	415,000 bbls	$43.38/bbl
2018 Calendar Year	1,876,000 bbls	$44.87/bbl
2019 Calendar Year	1,622,000 bbls	$45.94/bbl

(o) Initial Financials. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, (i) the Initial Financial Statements, and (ii) for each calendar month during the fiscal quarter ended March 31, 2017, a report setting forth the lease operating expenses of the Acquired Linn Assets and the existing Oil and Gas Properties of the Credit Parties.

(p) No Litigation. There shall be no litigation seeking to enjoin or prevent (i) the financing contemplated by this Agreement and the other Credit Documents, or (ii) any of the other Transactions.

The Administrative Agent shall notify the Borrower and the Lenders of the effectiveness of the conditions set forth above and such notice shall be conclusive and binding.

Section 3.2 Conditions Precedent to Each Borrowing and to Each Issuance after the Closing Date, Extension or Renewal of a Letter of Credit. The obligation of each Lender to make an Advance after the Closing Date on the occasion of each Borrowing, the obligation of each Issuing Lender to issue, increase, renew or extend a Letter of Credit (including the deemed issuance of Letters of Credit) after the Closing Date and of any reallocation of Letter of Credit Exposure provided in Section 2.16, shall be subject to the further conditions precedent that on the date of such Borrowing or such issuance, increase, renewal or extension:

(a) Representations and Warranties. As of the date of the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit, the representations and warranties made by any Credit Party or any Responsible Officer of any Credit Party contained in the Credit Documents or in any certificate delivered in connection with this Agreement or any other Credit Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date and each request for the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit and the making of such Advance or the issuance, increase, renewal or extension of such Letter of Credit shall be deemed to be a reaffirmation of such representations and warranties.

(b) Default; Event of Default; Borrowing Base Deficiency. As of the date of the making of any Advance, the issuance, increase, renewal or extension of any Letter of Credit, as applicable, no Default or Borrowing Base Deficiency shall exist, and the making of such Advance or issuance, increase, renewal or extension of such Letter of Credit would not cause a Default or Borrowing Base Deficiency.

(c) Borrowing Request. The making of such Advance or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, is conditioned upon the receipt by the Administrative Agent of a Notice of Borrowing or Letter of Credit Application, as applicable.

(d) Pro Forma Compliance. Immediately before and after giving effect to the making of such Advance or the issuance, increase, amendment or renewal of such Letter of Credit, the Parent is in pro forma compliance with Section 6.16 (with Consolidated EBITDAX being calculated based on the financial statements most recently provided and Debt being calculated as of the date of the applicable transaction and after giving effect thereto), and Section 6.17.

Section 3.3 Determinations Under Sections 3.1 and 3.2. For purposes of determining compliance with the conditions specified in Sections 3.1 and 3.2:

(a) Each of: (i) the giving of the applicable Notice of Borrowing or Letter of Credit Application, (ii) the acceptance by the Borrower of the proceeds of such Borrowing, and (iii) the issuance (including the deemed issuance of the Existing Letters of Credit), increase, or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, such issuance, increase, or extension of such Letter of Credit, as applicable, that the foregoing conditions precedent in Sections 3.1 and 3.2 have been met.

(b) Each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Lender prior to the Borrowings hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowings.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section 4.1 Organization.

(a) Each Credit Party is duly and validly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each Credit Party is authorized to do business and is in good standing in all jurisdictions in which such qualifications or authorizations are necessary except where the failure to be so qualified or authorized could not reasonably be expected to result in a Material Adverse Change.

(b) As of the Closing Date, each Credit Party’s (i) type of organization, (ii) jurisdiction of incorporation or formation and (iii) location of its (x) principal place of business and chief executive office, and (y) Proven Reserves, in each case, are set forth on Schedule 4.1.

Section 4.2 Authorization. The execution, delivery, and performance by each Credit Party of each Credit Document to which such Credit Party is a party and the consummation of the Transactions (a) are within such Credit Party’s powers, (b) except in the case of any Credit Party formed or acquired after the Closing Date that has not yet become party to any Credit Documents pursuant to Section 5.6 or 5.7, have been duly authorized by all necessary corporate, limited liability company or partnership action, (c) do not contravene any articles or certificate of incorporation or bylaws, partnership or limited liability company agreement binding on or affecting such Credit Party, (d) do not contravene any law or any contractual restriction binding on or affecting such Credit Party, (e) do not result in or require the creation or imposition of any Lien prohibited by this Agreement, and (f) do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority other than those that have been obtained or provided and other than filings delivered hereunder to perfect Liens created under the Security Documents. At the time of each Advance or the issuance, renewal, extension or increase of each Letter of Credit, such Advance and the use of the proceeds of such Advance or the issuance, renewal, extension or increase of such Letter of Credit are within the Borrower’s limited liability company powers, have been duly authorized by all necessary action and do not contravene (i) the Borrower’s certificate of incorporation, formation or partnership, or its bylaws, partnership agreement or limited liability company agreement, or (ii) any Legal Requirement or any contractual restriction binding on or affecting the Borrower, will not result in or require the creation or imposition of any Lien prohibited by this Agreement, and do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority other than those that have been obtained or provided and other than filings delivered hereunder to perfect Liens created under the Security Documents.

Section 4.3 Enforceability. The Credit Documents have each been duly executed and delivered by each Credit Party that is a party thereto and each Credit Document constitutes the legal, valid, and binding obligation of each Credit Party that is a party thereto enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and by general principles of equity whether applied by a court of law or equity.

Section 4.4 Financial Condition.

(a) The Borrower has delivered to the Administrative Agent the Initial Financial Statements. The Initial Financial Statements fairly present, in all material respects, the consolidated financial condition of the Parent and its Restricted Subsidiaries on the date thereof and the results of their operations and cash flows for the periods then ended, have been prepared in accordance with GAAP. As of the date of the Initial Financial Statements, there were no material contingent obligations, liabilities for Taxes, unusual forward or long-term commitments, or known unrealized or anticipated losses of the applicable Persons, except as disclosed therein (including the footnotes thereto) and adequate reserves for such items have been made in accordance with GAAP.

(b) Since the date of the Initial Financial Statements, no event or condition has occurred that could reasonably be expected to result in a Material Adverse Change.

(c) As of the Closing Date, no Credit Party has any Debt other than Debt permitted by Sections 6.1(a) through (f) and Sections 6.1(h) through (q) hereof, and listed on Schedule 6.1.

Section 4.5 Title; Ownership and Liens; Real Property. Each Credit Party (a) has good and indefeasible title to all of its Oil and Gas Properties and all of its other material Properties (in each case, other than those that are made subject to an Asset Sale permitted under Section 6.8 of this Agreement), free and clear of all Liens except for Permitted Liens. None of the Property owned by a Credit Party is subject to any Lien except Permitted Liens.

Section 4.6 True and Complete Disclosure. All written factual information (whether delivered before or after the date of this Agreement) prepared by or on behalf of the Parent and the other Credit Parties and furnished to the Administrative Agent or the Lenders for purposes of or in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby, taken as a whole, as of the date such information is delivered does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Responsible Officer of any Credit Party on the date of this Agreement that has not been disclosed to the Administrative Agent that could reasonably be expected to result in a Material Adverse Change. All projections, estimates, budgets, and pro forma financial information furnished by or on behalf of any Credit Party, were prepared on the basis of assumptions, data, information, tests, or conditions (including current and reasonably foreseeable business conditions) believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

Section 4.7 Litigation; Compliance with Laws. (a) There are no actions, suits, or proceedings pending or, to the Borrower’s knowledge, threatened against any Credit Party, at law, in equity, or in admiralty, or by or before any Governmental Authority that (i) involve any Credit Document or the Transactions, or (ii) except as disclosed on Schedule 4.7 on the Closing Date could reasonably be expected to result in a Material Adverse Change. Additionally, except as disclosed in writing to the Administrative Agent and the Lenders, there is no pending or, to the Borrower’s knowledge, threatened action or proceeding instituted against any Credit Party which seeks to adjudicate any Credit Party as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

(b) The Parent and the other Credit Parties are in compliance in all material respects with all material statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where such non-compliance could not reasonably be expected to result in a Material Adverse Change.

Section 4.8 Compliance with Agreements; No Default.

(a) No Credit Party is a party to any indenture, loan or credit agreement or any lease or any other types of agreement or instrument or subject to any charter or corporate restriction the performance of or compliance with which could reasonably be expected to cause a Material Adverse Change. No Credit Party is in default under, or has received a notice of default under, any contract, agreement, lease or any other document or instrument to which the Borrower or any Credit Party is a party, which default is continuing (after giving effect to all cure periods applicable thereto) and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

(b) No Default has occurred and is continuing.

Section 4.9 Pension Plans. (a) All Plans are in compliance with all applicable provisions of ERISA, (b) no Termination Event has occurred with respect to any Plan that would result in an Event of Default under Section 7.1(i), and each Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (c) no “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred with respect to any Plan, and for plan years after December 31, 2007, no unpaid minimum required contribution exists with respect to any Plan, and there has been no excise tax imposed under Section 4971 of the Code with respect to any Plan, (d) the present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits, (e) no Credit Party nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any unsatisfied withdrawal liability, and (f) as of the most recent valuation date applicable thereto, no Credit Party nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any Subsidiary has received notice that any Multiemployer Plan is insolvent or in reorganization, except in the case of each of clauses (a) through (f) as would not reasonably be expected , individually or in the aggregate, to cause a Material Adverse Change. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, no Credit Party has any reason to believe that the annual cost during the term of this Agreement to the Credit Parties for post-retirement benefits to be provided to the current and former employees of the Credit Parties or their respective Subsidiaries under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 4.10 Environmental Condition.

(a) Permits, Etc. Each Credit Party (i) has obtained all Environmental Permits necessary for the ownership and operation of its Properties and the conduct of its businesses except where the failure to so obtain could not reasonably be expected to result in a Material Adverse Change; (ii) has at all times been and is in compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change; (iii) has not received written notice of any violation or alleged violation of any Environmental Law or Environmental Permit, which violation or alleged violation could reasonably be expected to result in a Material Adverse Change; and (iv) is not subject to any actual or contingent Environmental Claim which could reasonably be expected to cause a Material Adverse Change.

(b) Certain Liabilities. To the Borrower’s knowledge, except as disclosed on Schedule 4.10(b) as of the Closing Date, none of the present or previously owned or operated Property of any Credit Party or of any Subsidiary thereof, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws which could reasonably be expected to result in a material liability to the Borrower or the other Credit Parties (taken as a whole), the Administrative Agent or the any other Secured Parties; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by any Credit Party, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that could cause a Material Adverse Change.

(c) Certain Actions. Without limiting the foregoing, except as disclosed on Schedule 4.10(c) as of the Closing Date, (i) except as could not reasonably be expected to result in a material liability to the Borrower or the other Credit Parties (taken as a whole), the Administrative Agent or any other Secured Parties all necessary material notices have been properly filed, and no further action is required under current applicable Environmental Law as to each Response or other restoration or remedial project undertaken by the Borrower or any Subsidiary or any of the Borrower’s or such Subsidiary’s former Subsidiaries on any of their presently or formerly owned or operated Property, and (ii) the present and, to the Borrower’s knowledge, future liability, if any, of the Borrower or of any Subsidiary which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

Section 4.11 Subsidiaries, Partnerships and Joint Ventures. As of the Closing Date, the Parent has no Subsidiaries or holds any Equity Interests in any other Person other than the Borrower. Except as set forth on Schedule 4.11 or as disclosed in writing to the Administrative Agent, which shall be deemed a supplement to Schedule 4.11, the Borrower has no Subsidiaries or holds any Equity Interests in any other Person. Schedule 4.11 identifies each Subsidiary as either a Restricted Subsidiary or an Unrestricted Subsidiary. Each Restricted Subsidiary (including any such Restricted Subsidiary formed or acquired subsequent to the Closing Date) is in compliance with the requirements of Section 5.6.

Section 4.12 Investment Company Act. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is subject to regulation under any Federal or state statute, regulation or other Legal Requirement which limits its ability to incur Debt.

Section 4.13 Taxes. Each Credit Party has duly filed or caused to be filed all federal income and all other material Tax returns required by applicable law to be filed by it, and has paid, caused to be paid or made adequate provision for the payment of all federal income and all other material Taxes required by applicable law to be paid by it except Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Credit Party has set aside on its books adequate reserves in accordance with GAAP. Proper and accurate amounts have been timely and duly withheld by each Credit Party from their respective employees for all periods and timely and duly remitted to the appropriate taxing authorities in compliance with withholding provisions of applicable law except for any lack of compliance that could not reasonably be expected to result in a Material Adverse Change. Except as disclosed in Schedule 4.13 on the Closing Date, no Credit Party has any current or contingent liability with respect to Taxes of any other person (other than another Credit Party) under any contract, as a successor or transferee, by operation of applicable law or otherwise. The Borrower is either a partnership or a “disregarded entity” (within the meaning of Treasury Regulation Section 301.7701-3) for U.S. federal income tax purposes and all applicable state and local income tax purposes. No elections have been filed with the IRS or any state or local taxing authority to treat the Borrower as an association taxable as a corporation for U.S. federal, state or local income tax purposes. The Parent is taxable as a corporation for U.S. federal, state or local income tax purposes.

Section 4.14 Permits, Licenses, etc. Each Credit Party possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are material to the conduct of its business, except where the failure to so possess could not reasonably be expected to result in a Material Adverse Change; provided that this Section 4.14 does not apply with respect to Environmental Permits.

Section 4.15 Use of Proceeds. The proceeds of the Advances will be used by the Borrower for the purposes described in Section 6.6. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U or X. The Borrower has not requested any Borrowing or the issuance, increase or extension of any Letter of Credit, and has not used, and has not permitted any Credit Party or any Subsidiary or its or their respective directors, officers, employees and agents to use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws in any material respect, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 4.16 Condition of Property; Casualties. The material Properties used or to be used in the continuing operations of Credit Parties, are in good working order and condition, normal wear and tear excepted and except as caused by a (i) Casualty Event or (ii) for any failure to be in such good working order and condition that could not reasonably be expected to result in a Material Adverse Change. Neither the business nor the Oil and Gas Properties or material Properties of the Credit Parties has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of such Property or cancellation of contracts, permits or concessions by a Governmental

Authority, riot, activities of armed forces or acts of God or of any public enemy (whether or not covered by insurance) that could reasonably be expected to cause a Material Adverse Change. The Credit Parties own no real property which either (x) is material to the operations of the Credit Parties or (y) has a fair market value in excess of $2,500,000, except (a) Oil and Gas Properties consisting of (i) Proven Reserves reflected in the Engineering Report most recently delivered to the Administrative Agent or (ii) “possible” or “probable” reserves, (b) as set forth on Schedule 4.16, (c) as disclosed on a schedule to a Compliance Certificate delivered pursuant to Section 5.2(f), or (d) has been acquired since the delivery of the previous Compliance Certificate.

Section 4.17 Insurance. Each of the Credit Parties carries insurance (which may be carried by the Borrower on a consolidated basis) with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses.

Section 4.18 Security Interest. Each Credit Party has authorized the filing of financing statements sufficient when filed to perfect the Lien created by the Security Documents to the extent such Lien may be perfected by the filing of such financing statements. When such financing statements are filed in the offices noted therein, the Administrative Agent will have a valid and perfected security interest in all Collateral that is capable of being perfected by filing financing statements.

Section 4.19 Anti-Corruption Laws and Sanctions. The Parent, the Borrower and their respective Subsidiaries and, to the Borrower’s knowledge, their respective officers, directors, employees and agents, are in compliance with the Patriot Act Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in a Credit Party or any Subsidiary being designated as a Sanctioned Person. None of (a) the Parent, the Borrower, any of their respective Subsidiaries or, to the Borrower’s knowledge, any of their respective directors, officers or employees, or (b) to the Borrower’s knowledge, any agent of the Parent, the Borrower or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

Section 4.20 Solvency.

(a) Immediately before and after giving effect to the making of each Advance and the issuance, increase, or amendment of each Letter of Credit, (i) the Borrower is Solvent and (ii) the Credit Parties are, when taken as a whole, Solvent.

(b) On the Closing Date, after giving effect to the Transactions, the Borrower is Solvent and the Credit Parties are, when taken as a whole, Solvent.

Section 4.21 Gas Contracts. Except as disclosed in Schedule 4.21 or as disclosed from time to time in writing to the Administrative Agent, which shall be deemed a supplement to such Schedule 4.21, no Credit Party, as of the Closing Date or as subsequently disclosed to the Administrative Agent in writing, (a) is obligated in any material respect by virtue of any prepayment made under any contract containing a “take-or-pay” or “prepayment” provision or under any similar agreement to deliver Hydrocarbons produced from or allocated to any its Oil and Gas Properties at some future date without receiving full payment therefor at the time of delivery, or (b) except as has been disclosed to the Administrative Agent, has produced gas, in any material amount, subject to balancing rights of third parties or subject to balancing duties under Legal Requirements.

Section 4.22 Liens, Leases, Etc. None of the Credit Parties nor any other Person has designated or reinstated any Other Berry Secured Claims (as defined in the Plan of Reorganization), and none of the Property of any Credit Party is subject to any Lien other than Permitted Liens. On the Closing Date, all governmental actions and all other filings, recordings, registrations, third party consents and other actions which are necessary to create and perfect the Liens provided for in the Security Documents will have been made, obtained and taken in all relevant jurisdictions other than filings delivered hereunder to perfect Liens created under the Security Documents. Except as permitted under Section 6.5, no Credit Party is a party to any agreement or arrangement (other than this Agreement and the Security Documents), or subject to any order, judgment, writ or decree, that either restricts or purports to restrict its ability to grant Liens to secure the Secured Obligations against their respective Properties.

Section 4.23 Hedging Agreements. Schedule 4.23 sets forth, as of the Closing Date and each date on which an updated Schedule 4.23 is delivered in accordance with Section 5.2(c)(iv), a true and complete list of all Hedging Arrangements of the Credit Parties (and the documents evidencing such Hedging Arrangements), the material terms thereof (including the type, effective date, and notional amounts or volumes on a monthly basis), all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

Section 4.24 Material Agreements. Schedule 4.24 sets forth a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments (other than the agreements set forth in Schedule 4.23) in existence on the Closing Date providing for, evidencing, securing or otherwise relating to any Debt of the Credit Parties in excess of $2,500,000 individually, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt or lease obligation. Also set forth on Schedule 4.24 hereto is a complete and correct list, of all material agreements and other instruments in existence as of the Closing Date of the Credit Parties relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons and which either (a) has a term longer than 6 months or (b) provides for liabilities of the Credit Parties in excess of $2,500,000. As of the Closing Date, the Borrower has heretofore delivered to the Administrative Agent (to the extent requested) a complete and correct copy of all such material credit agreements, indentures, purchase agreements, contracts, letters of credit, guarantees, joint venture agreements, or other instruments, including any modifications or supplements thereto, in each case that are included or required to be included in Schedule 4.24.

Section 4.25 EEA Financial Institutions. No Credit Party is an EEA Financial Institution.

Section 4.26 International Operations. None of the Credit Parties owns, and none of the Credit Parties have acquired or made any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties located outside of the geographical boundaries of the United States or in the offshore federal waters of the United States of America.

Section 4.27 Linn Acquisition Documents. The copies of the Linn Acquisition Documents delivered by the Borrower to the Administrative Agent are true, accurate and complete and have not been amended or modified in any manner, other than pursuant to amendments or modifications previously delivered to the Administrative Agent. To the knowledge of the Credit Parties, no party to any Linn Acquisition Document is in default in respect of any material term or obligation thereunder.

Section 4.28 Accounts. No Credit Party has any deposit account or securities account (each as defined in the Uniform Commercial Code as in effect in the State of New York from time to time) except as set forth on Schedule 4.28 (as updated in writing from time to time pursuant to Section 5.8).

ARTICLE 5

AFFIRMATIVE COVENANTS

So long as any Obligation shall remain unpaid (other than contingent indemnification and expense reimbursement obligations not then due), any Lender shall have any Commitment hereunder, or there shall exist any Letter of Credit Exposure (unless Cash Collateralized or other arrangements satisfactory to the Issuing Lender have been made with respect thereto), the Borrower agrees to comply (and to cause the applicable Credit Party to comply and, in the case of Section 5.16, the applicable Unrestricted Subsidiary to comply) with the following covenants:

Section 5.1 Organization. The Borrower shall, and shall cause each Credit Party to (a) preserve and maintain its partnership, limited liability company or corporate existence, rights, franchises and privileges in the jurisdiction of its organization, (b) preserve, renew and keep in full force and effect the rights, licenses, permits, privileges and franchises material to the conduct of its business, and (c) qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its Properties and where failure to qualify could reasonably be expected to cause a Material Adverse Change; provided, however, that nothing herein contained shall prevent any transaction permitted by Section 6.7 or Section 6.8.

Section 5.2 Reporting.

(a) Annual Financial Reports. Upon the earlier to occur of (i) 90 days after the end of any fiscal year of the Parent (commencing with the fiscal year ending December 31, 2017) and (ii) following the consummation of a Qualified IPO, the filing by the Parent of its required Annual Report on Form 10-K for any fiscal year with the SEC, the Borrower shall provide, or shall cause to be provided, to the Administrative Agent, a consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such consolidated statements to be certified by the chief executive officer or chief financial officer of the Parent, to the effect that such statements fairly present, in all material respects, the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its consolidated Subsidiaries in accordance with GAAP. If the Borrower has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, concurrently with the financial information required by this clause (a), the Borrower shall provide a reasonably detailed presentation of the consolidated financial position and results of operations of the Parent, the Borrower and its Restricted Subsidiaries as of the end of and for such fiscal year which financial presentation shall exclude the financial position and results of operations of the Unrestricted Subsidiaries and be certified by the chief executive officer or the chief financial officer of the Parent as fairly presenting in all material respects such consolidated financial position and results of operations as of the end of and for such year.

(b) Quarterly Financials. Upon the earlier to occur of (i) 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (commencing with the fiscal quarter ending June 30, 2017), and (ii) following the consummation of a Qualified IPO, the filing by the Parent of its required Quarterly Report on Form 10-Q for any fiscal quarter with the SEC, the Borrower shall provide, or shall cause to be provided, to the Administrative Agent, consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholder’s equity and cash flows for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer or the chief financial officer of the Parent as fairly presenting, in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its consolidated Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. If the Borrower has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, concurrently with the financial information required by this clause (b), the Borrower shall provide a reasonably detailed presentation of the consolidated financial position and results of operations of the Parent, the Borrower and its Restricted Subsidiaries as of the end of and for such fiscal quarter which financial presentation shall exclude the financial position and results of operations of the Unrestricted Subsidiaries and be certified by the chief executive officer or the chief financial officer of the Parent as fairly presenting in all material respects such consolidated financial condition and results of operations as of the end of and for such fiscal quarter.

Documents required to be delivered pursuant to Section 5.2(a), (b), or (d) may be delivered electronically and shall in any event be deemed to have been delivered for all purposes hereunder on the date on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access

(whether a governmental, commercial, third-party website or whether sponsored by the Administrative Agent); provided that: the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and the web address through which such documents may be obtained. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(c) Oil and Gas Reserve Reports. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent:

(i) As soon as available but in any event on or before each April 1 (or such date shortly thereafter as is reasonably acceptable to the Administrative Agent) of each year an Independent Engineering Report dated effective as of the immediately preceding January 1 (or dated effective as of such later date agreed to by the Administrative Agent pursuant to Section 2.2(b)(i)) in connection with the Semi-Annual Redetermination to occur on or about May 1 of such year;

(ii) As soon as available but in any event on or before each October 1 (or such date shortly thereafter as is reasonably acceptable to the Administrative Agent) of such year an Internal Engineering Report dated effective as of July 1 (or dated effective as of such later date agreed to by the Administrative Agent pursuant to Section 2.2(b)(ii)) for the Semi-Annual Redetermination to occur on or about November 1 of each year, which Internal Engineering Report shall be prepared in accordance with the procedures in the Independent Engineering Report effective as of the prior January 1 (or dated effective as of such later date agreed to by the Administrative Agent pursuant to Section 2.2(b)(i)); provided, for the First Scheduled Redetermination, the Borrower shall, in addition to the foregoing, also deliver a reserve report prepared by an Independent Engineer dated as of a date acceptable to the Administrative Agent evaluating the Acquired Linn Assets consisting of “proved and undeveloped” reserves;

(iii) Such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base; and

(iv) With the delivery of each Engineering Report, (A) a certificate from a Responsible Officer in substantially the same form as Exhibit L (a “Reserve Report Certificate”) certifying that, to the best of his knowledge and in all material respects: (1) the information contained in the Engineering Report and any other information delivered in connection therewith is true and correct, and (2) such other information as the Administrative Agent shall reasonably request, and (B) an updated Schedule 4.23 setting forth the information required by Section 4.23 as of the date of delivery of such Engineering Report.

(d) Securities Law Filings and other Public Information. Following the consummation of a Qualified IPO, promptly after the same are publicly available, the Borrower shall provide, or cause to be provided, copies of each annual report, definitive proxy, quarterly report or other report on Form 8-K, and copies of all annual, periodic and special reports and registration statements (excluding registration statements related to employee benefit plans) which the Parent files with the SEC under Section 13 or 15(d) of the Exchange Act or with any other securities Governmental Authority or otherwise distributes to its shareholders generally, and not otherwise required to be delivered to the Administrative Agent pursuant hereto.

(e) Forecasted Production; Hedging Arrangements.

(i) In the event that any Credit Party enters into any commodity Hedging Arrangement based upon Forecasted Production rather than upon Proven Reserves to the extent permitted by Section 6.15 hereof, prior to such Credit Party entering into such commodity Hedging Arrangement, the Borrower shall provide a report certified by a Responsible Officer in form and substance reasonably satisfactory to the Administrative Agent prepared by the Borrower covering the Forecasted Production for reserves then owned by the Credit Parties, for the period to be hedged (which shall not exceed five years).

(ii) Within three (3) Business Days of the end of each calendar month, the Borrower shall deliver a report in form and substance satisfactory to the Administrative Agent (i) demonstrating compliance with Section 6.15(b), or (ii) if the Borrower is not in compliance with such section, describing in reasonable detail the proposed Hedge Event or series of Hedge Events to be consummated to maintain compliance with Section 6.15(a); provided that, for any calendar month ending on or before the sixth month after the Closing Date, such report shall be due within 10 Business Days of the end of each such month.

(f) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Section 5.2(a) and (b) above, the Borrower shall provide to the Administrative Agent a duly completed Compliance Certificate signed by a Responsible Officer, commencing with the fiscal quarter ended September 30, 2017.

(g) Business Plan; Annual Budget. Concurrently with the delivery of the financial statements referred to in Section 5.2(a) above, the Borrower shall provide to the Administrative Agent a business and financial plan for the Credit Parties, including an annual operating, capital and cash flow budget for such fiscal year and detailed on a quarterly basis;

(h) Defaults. The Borrower shall provide to the Administrative Agent promptly, but in any event within five Business Days after a Responsible Officer of a Credit Party becomes aware of the occurrence thereof, a notice of each Default known to a Responsible Officer of the Borrower or any of the other Credit Parties, together with a statement of a Responsible Officer setting forth the details of such Default and the actions which the Credit Parties have taken and propose to take with respect thereto;

(i) Other Creditors. The Borrower shall provide to the Administrative Agent promptly after the giving or receipt thereof, copies of any default notices given or received by the Borrower or by any other Credit Party pursuant to the terms of any material indenture, loan agreement, credit agreement, or similar material agreement evidencing Debt;

(j) Litigation. The Borrower shall provide to the Administrative Agent promptly after the receipt by a Responsible Officer of any Credit Party of a written complaint or official notice from a Governmental Authority (or any such Responsible Officer becoming aware of the existence of), and in any event no later than five (5) Business Days after such receipt, notice of all actions, suits, and proceedings before any Governmental Authority, affecting any Credit Party or any assets of a Credit Party that has a claim for damages in excess of $15,000,000 or that could otherwise reasonably be expected to result in a cost, expense or loss to any Credit Party in excess of $15,000,000;

(k) Environmental Notices. Promptly upon, and in any event no later than five (5) Business Days after, the receipt thereof by a Responsible Officer of a Credit Party (or any such Responsible Officer becoming aware of the existence of), the Borrower shall provide the Administrative Agent with a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, (i) concerning violations or alleged violations of Environmental Laws, which seeks to impose liability therefore in excess of $15,000,000, (ii) concerning any action or omission on the part of any Credit Party or any former Subsidiary thereof in connection with Hazardous Waste or Hazardous Substances which could reasonably be expected to result in the imposition of liability on a Credit Party in excess of $15,000,000 or requiring that action be taken to respond to or clean up a Release of Hazardous Substances or Hazardous Waste into the environment and such action or clean-up could reasonably be expected to exceed $15,000,000, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) concerning the filing of a Lien upon, against or in connection with any Credit Party, or any former Subsidiary thereof, or any of their material leased or owned Property, wherever located that are not otherwise Permitted Liens;

(l) Material Adverse Changes. The Borrower shall provide to the Administrative Agent prompt written notice, after a Responsible Officer of a Credit Party has knowledge thereof, of any event, development or circumstance that has had or would reasonably be expected to give rise to a Material Adverse Change;

(m) Termination Events. As soon as possible and in any event (i) within 30 days after the Borrower or any member of the Controlled Group determines that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after the Borrower or any member of the Controlled Group determines that any other Termination Event with respect to any Plan has occurred, the Borrower shall provide to the Administrative Agent a statement of a Responsible Officer describing such Termination Event and the action, if any, which the Borrower or any Affiliate of the Borrower proposes to take with respect thereto;

(n) Termination of Plans. Promptly and in any event within 10 Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, the Borrower shall provide to the Administrative Agent copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(o) Other ERISA Notices. Promptly and in any event within 10 Business Days after receipt thereof by a Credit Party or any of its Subsidiaries from a Multiemployer Plan sponsor, the Borrower shall provide to the Administrative Agent a copy of each notice received by such Person concerning the imposition or amount of withdrawal liability imposed on the Credit Parties pursuant to Section 4202 of ERISA;

(p) Other Governmental Notices. Promptly and in any event within five Business Days after receipt thereof by a Credit Party, the Borrower shall provide to the Administrative Agent a copy of any notice, summons, citation, or proceeding seeking to modify, revoke, or suspend any material contract, license, permit, or agreement with any Governmental Authority, which modification, revocation, or suspension could reasonably be expected to result in a Material Adverse Change;

(q) Management Letters; Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to any Credit Party by independent accountants in connection with any annual, interim or special audit made by them of the books of the Credit Parties, and a copy of any response by such Credit Party or the board of directors or managers (or other applicable governing body) of such Credit Party, to such letter;

(r) Flood Disclosures. Promptly following such acquisition or construction thereof, the Borrower shall provide written notice to the Administrative Agent of the existence of any “building” or “manufactured (mobile) home” under the Flood Insurance Regulations located on any Property of any Credit Party that is subject to a Mortgage;

(s) Other Information. Promptly upon request, the Borrower shall provide to the Administrative Agent such other information respecting the business, operations, or Property of any Credit Party, financial or otherwise, as the Administrative Agent (or any Lender through the Administrative Agent) may reasonably request;

(t) Incurrence of Specified Additional Debt. In the event that any Credit Party intends to incur Specified Additional Debt, the Borrower shall provide to the Administrative Agent at least five (5) Business Days’ (or such later date as the Administrative Agent may agree in its sole discretion) prior written notice of such intended incurrence, the intended principal amount thereof and the anticipated date of closing; and

(u) Consummation of Specified Hugoton Assets Sale. In the event that any Credit Party consummates the Specified Hugoton Assets Sale on or after the Closing Date, the Borrower shall provide to the Administrative Agent written notice thereof substantially contemporaneously with the closing thereof.

Section 5.3 Insurance.

(a) The Borrower shall, and shall cause each Credit Party to, carry and maintain all such other insurance in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses and reasonably acceptable to the Administrative Agent and with reputable insurers reasonably acceptable to the Administrative Agent.

(b) The Borrower shall deliver to the Administrative Agent (i) from time to time promptly after a request by the Administrative Agent, copies of all policies of insurance, and (ii) on the Closing Date, and on each anniversary of the Closing Date, certificates of insurance, in each case, covering the property or business of the Credit Parties, and endorsements and renewals thereof. All policies of property insurance with respect to the Collateral either shall have attached thereto a lender’s loss payable endorsement in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties or name the Administrative Agent as loss payee for its benefit and the ratable benefit of the Secured Parties, in either case, in form reasonably satisfactory to the Administrative Agent, and all policies of liability insurance (other than director and officer liability insurance and workers’ compensation insurance) shall name the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as an additional insured. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All such policies shall contain a provision for the Administrative Agent shall have received an endorsement to the effect that the insurer will endeavor to give at least 30 days’ prior notice of any cancellation to the Administrative Agent (10 days for non-payment of premiums) (or such shorter period as may be accepted by the Administrative Agent).

(c) If at any time the area in which any real property that has a building or mobile home located on it and is encumbered by a Mortgage in favor of the Administrative Agent is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Credit Parties shall, and shall cause each Credit Party to, obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

(d) Upon the request of the Majority Lenders, notwithstanding Section 2.5(c)(ii) of this Agreement, after the occurrence and while there is continuing an Event of Default, all proceeds of insurance, including any casualty insurance proceeds, property insurance proceeds, proceeds from actions, and any other proceeds, shall be paid directly to the Administrative Agent and if necessary, assigned to the Administrative Agent, to be applied in accordance with Section 7.6 of this Agreement, whether or not the Secured Obligations are then due and payable.

(e) In the event that any insurance proceeds are paid to any Credit Party in violation of clause (d), the Borrower shall, and shall cause the applicable Credit Party to, hold the proceeds in trust for the Administrative Agent, segregate the proceeds from the other funds of such Credit Party, and promptly pay the proceeds to the Administrative Agent with any necessary endorsement. Upon the request of the Administrative Agent, the Borrower shall (or shall cause the applicable Credit Party to) execute and deliver to the Administrative Agent any additional assignments and other documents as may be necessary or desirable to enable the Administrative Agent to directly collect the proceeds as set forth herein.

Section 5.4 Compliance with Laws. The Borrower shall, and shall cause each Credit Party to, comply with all federal, state, and local laws and regulations (including Environmental Laws) which are applicable to the operations and Property of any Credit Party and maintain all related permits necessary for the ownership and operation of each Credit Party’s Property and business, except in any case where the failure to so comply or maintain could not reasonably be expected to result in a Material Adverse Change. Without limitation of the foregoing, the Borrower shall, and shall cause each of the other Credit Parties to, maintain and possess all authorizations, Permits, licenses, trademarks, trade names, rights and copyrights which are necessary to the conduct of its business, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change.

Section 5.5 Taxes. The Borrower shall, and shall cause each Credit Party to, pay and discharge all material Taxes and all material amounts of Taxes imposed on such Credit Party prior to the date on which penalties attach other than any Tax which is being contested in good faith and for which adequate reserves have been established in compliance with GAAP.

Section 5.6 New Subsidiaries; Intermediate Holdco. The Borrower shall deliver to the Administrative Agent each of the items set forth in Schedule III attached hereto with respect to each Restricted Subsidiary created or otherwise acquired after the Closing Date and within the time requirements set forth in Schedule III. In connection with the formation of the Intermediate Holdco, the Parent shall immediately deliver to the Administrative Agent documentation and instruments equivalent to those described in Schedule III, in form and substance satisfactory to the Administrative Agent in its sole discretion, with respect to the Intermediate Holdco.

Section 5.7 Agreement to Pledge; Security. The Borrower agrees that at all times, the Administrative Agent shall have an Acceptable Security Interest in the Collateral to the extent required by this Agreement to secure the performance and payment of the Secured Obligations. The Borrower shall, and shall cause each other Credit Party to, subject to the time periods set forth on Schedule III hereto and any exceptions or limitations provided for in the Security Documents, grant to the Administrative Agent a Lien in any Property of such Credit Party or such Restricted Subsidiary hereafter acquired (other than Excluded Property or other property not required to be pledged or mortgaged pursuant to the Security Documents) within 30 days after the acquisition thereof (or, in the case of a new Restricted Subsidiary that becomes a Credit Party, within the time periods set forth on Schedule III) promptly and to take such actions as may be required under the Security Documents to ensure that the Administrative Agent has an Acceptable Security Interest in such Property; provided that (a) in the case of Oil and Gas Properties consisting of Proven Reserves evaluated in the then most recent Engineering Report, the Credit Parties shall not be required to grant an Acceptable Security Interest in such Proven Reserves to the extent such grant would result in more than 85% of PV10 of such Proven Reserves (or 100% of PV10 of such Proven Reserves if any Event of Default has been continuing for more than 30 days) being pledged as Collateral and (b) in the case of Oil and Gas Properties consisting of PDP Reserves evaluated in the then most recent Engineering Report, the Credit Parties shall not be required to grant an Acceptable Security Interest in such PDP Reserves to the extent such grant would result in more than 85% of PV10 of such PDP Reserves (or 100% of PV10 of such PDP Reserves if any Event of Default has been continuing for more than 30 days) being pledged as Collateral. Notwithstanding the foregoing, the Borrower shall, and shall cause each Credit Party to take such actions, including execution and delivery of any Security Documents necessary to create, perfect and maintain an Acceptable Security Interest in favor of the Administrative Agent in 100% of the Equity Interests issued by the Borrower and any Restricted Subsidiaries which are owned by any Credit Party.

Section 5.8 Deposit Accounts; Securities Accounts. Subject to the timing permitted by Section 5.20(b) below, the Borrower shall, and shall cause each Credit Party to, (i) maintain all deposit accounts with the Administrative Agent, a Lender or an Affiliate of a Lender and cause such accounts (other than Excluded Accounts) to be subject to Account Control Agreements, and (ii) cause all securities accounts to be subject to Account Control Agreements. The Borrower shall notify the Administrative Agent in writing promptly (and, in any event, within three (3) Business Days following the opening of any new deposit account or securities account, which writing shall supplement Schedule 4.28.

Section 5.9 Records; Inspection. The Borrower shall, and shall cause each Credit Party to maintain proper, complete and consistent books of record with respect to such Person’s operations, affairs, and financial condition. At any reasonable time and from time to time, upon reasonable notice, the Borrower shall permit the Administrative Agent and shall cause each Credit Party to permit the Administrative Agent to, examine and copy the books and records of such Credit Party, to visit and inspect the Property of such Credit Party, and to discuss the business operations and Property of such Credit Party with the officers and directors thereof; provided that, so long as no Event of Default shall have occurred and be continuing, the Credit Parties shall not be responsible for the costs of more than one inspection visit per calendar year. Notwithstanding the foregoing, no Credit Party will be required to disclose, discuss, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) in respect of which disclosure to the Administrative Agent or any Lender (or their respective agents and contractors) is prohibited by applicable law or (ii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 5.10 Maintenance of Property. The Borrower shall, and shall cause each Credit Party to, maintain their owned, leased, or operated Property material to its business in good condition and repair, normal wear and tear excepted and except (i) as caused by any Casualty Events, and (ii) for such failure to so maintain such Property that could not reasonably be expected to result in a Material Adverse Change.

Section 5.11 Title Evidence and Opinions. The Borrower shall from time to time upon the reasonable request of the Administrative Agent, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall reasonably require to ensure that the Administrative Agent shall, at all times, have received satisfactory title evidence, which title evidence shall be in form and substance acceptable to the Administrative Agent in its sole reasonable discretion and shall include information regarding the before payout and after payout ownership interests held by the Credit Parties, for all wells located on the Oil and Gas Properties, covering at least 85% of each of the PV10 of the Proven Reserves and PDP Reserves of the Credit Parties as evaluated in the most recently delivered Engineering Report; provided that, (i) if the Administrative Agent is not satisfied with such title evidence, that shall not trigger a Default hereunder, but the Borrower shall comply with Section 5.12 below if the Administrative Agent provides a notice thereof to the Borrower in accordance with Section 5.12., and (ii) for the avoidance of doubt, it is acknowledged hereby that the Administrative Agent has received satisfactory title evidence with respect to all Oil and Gas Properties (other than the Hugoton Assets) upon which Liens have been created on the Closing Date.

Section 5.12 Further Assurances; Cure of Title Defects.

(a) The Borrower shall, and shall cause each other Credit Party to, cure promptly any known defects in the creation and issuance of the Notes and the execution and delivery of the Security Documents, this Agreement and the other Credit Documents. The Borrower, on behalf of itself and the other Credit Parties, hereby authorizes the Administrative Agent to file any financing statements without the signature of the any Credit Party, as applicable, to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under any of the Credit Documents. The Borrower at its sole cost and expense will, and will cause each Credit Party to, promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Credit Parties in the Security Documents and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Secured Obligations, or to correct any omissions in the Security Documents, or to state more fully the security obligations set out herein or in any of the Security Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Security Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral.

(b) With respect to all Oil and Gas Properties (other than the Hugoton Assets), within 60 days (or such later date as determined by the Administrative Agent in its sole discretion), and with respect to the Hugoton Assets, within 90 days (or such later date as determined by the Administrative Agent in its sole discretion), after (a) a request by the Administrative Agent or the Lenders to cure any title defects or exceptions related to such Oil and Gas Properties and which are not Permitted Liens or (b) a notice by the Administrative Agent that the Borrower has failed to comply with Section 5.11 above with respect to providing title evidence concerning such Oil and Gas Properties, the Borrower shall (i) cure such title defects or exceptions which are not Permitted Liens or substitute acceptable Oil and Gas Properties with no title defects or exceptions except for Permitted Liens covering Collateral of an equivalent value and (ii) deliver to the Administrative Agent reasonably satisfactory title evidence (including supplemental or new title opinions meeting the foregoing requirements) in form and substance acceptable to the Administrative Agent in its reasonable judgment as to the Credit Parties’ ownership of such Oil and Gas Properties and the Administrative Agent’s Liens and security interests therein as are required to maintain compliance with Section 5.11. A default under this Section shall not be a Default or an Event of Default, but instead the Administrative Agent shall have the right to exercise the following remedy in its sole discretion from time to time while there is continuing a default regarding the title defects under this Section, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of such remedy by the Administrative Agent or the Lenders. The Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide reasonably acceptable title information on 85% of the PV10 of the Proven Reserves and PDP Reserves of the Credit Parties shown on the most recently delivered Engineering Report. The new Borrowing Base shall become effective immediately after receipt of such notice. Notwithstanding anything to the contrary contained herein or in any other Credit Document, if the Administrative Agent in its reasonable judgment, after consulting with the Borrower, determines that the cost of creating or perfecting a Lien on any property is excessive in relation to the benefits afforded to the Secured Parties thereby, then such property may be excluded from Collateral for all purposes of the Credit Documents so long as the Borrower remains in compliance with Section 5.7.

Section 5.13 Leases; Development and Maintenance. Except where the failure to do so would not adversely impact a material portion of the Oil and Gas Properties of the Credit Parties to which Proven Reserves are attributable (with 5% of PV10 of the Proven Reserves of the Credit Parties being deemed material), the Borrower shall, and shall cause the other Credit Parties to, (a) pay and discharge promptly, or cause to be paid and discharged promptly, all rentals, delay rentals, royalties, overriding royalties, payments out of production and other indebtedness or obligations accruing under, and comply with each and all of, the oil and gas leases and all other agreements and contracts constituting the Oil and Gas Properties of the Credit Parties to which Proven Reserves are attributable or any agreements and contracts where the failure to comply hereunder could result in a loss, termination or similar impact upon any Oil and Gas Properties of the Credit Parties to which Proven Reserves are attributable (except, in each case, where the amount thereof is being contested in good faith by appropriate proceedings, is subject to an interpleader action in a court of competent jurisdiction, or is held in suspension in accordance with such leases or other agreements), (b) do all other things necessary to keep unimpaired its rights thereunder and prevent any forfeiture thereof or default thereunder, and operate or cause to be operated such Oil and Gas Properties to which Proven Reserves are attributable as a prudent operator would in accordance with industry standard practices, and (c) maintain (or cause to be maintained) the Leases, wells, units and acreage to which the Oil and Gas Properties of the Credit Parties to which Proven Reserves are attributable pertain in a prudent manner consistent with industry standard practices.

Section 5.14 Subordination. The Borrower shall cause each Affiliate (other than any Credit Party) which operates any of the Oil and Gas Properties of the Credit Parties to subordinate pursuant to agreements in form and substance satisfactory to the Administrative Agent, any operators Liens or other Liens in favor of such Affiliate in respect of such Oil and Gas Properties to the Liens in favor of the Secured Parties.

Section 5.15 Payment of other Obligations. The Borrower shall, and shall cause each other Credit Party to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Credit Party, as the case may be, or the failure to pay, discharge or otherwise satisfy could not reasonably be expected to result in a Material Adverse Change.

Section 5.16 Unrestricted Subsidiaries. The Borrower:

(a) shall cause the management, business and affairs of each of the Credit Parties to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Credit Parties to be commingled) so that each Unrestricted Subsidiary will be treated as a legal entity separate and distinct from the Credit Parties;

(b) will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the any Credit Party; and

(c) will not, and will not permit any other Credit Party to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries (except to the extent permitted under Section 6.1(r).

Section 5.17 ERISA Compliance. The Borrower shall, and shall cause each other Credit Party to, promptly furnish to the Administrative Agent (a) if specifically requested by the Administrative Agent, promptly after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual report (Form 5500 series) with respect to each Plan sponsored by any Credit Party or any trust created thereunder, and (b) promptly after determining that a “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder has occurred that is reasonably expected to result in material liability to any Credit Party, a written notice signed by a Responsible Officer of the applicable Credit Party specifying the nature thereof, what action such Credit Party is taking or intends to take with respect thereto, and, if known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.

Section 5.18 Anti-Corruption Laws. The Borrower shall, and shall cause each other Credit Party to, conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

Section 5.19 Performance of Obligations under Credit Documents. The Borrower shall pay the Advances and the other Obligations in accordance with the terms hereof, and the Borrower shall, and shall cause each other Credit Party to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Credit Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 5.20 Post-Closing Covenants.

(a) If the Specified Hugoton Assets Sale has not been consummated on or before October 1, 2017, the Borrower shall, within five calendar days thereafter, enter into and maintain Hedging Arrangements with a Swap Counterparty for the 2020 calendar year on terms satisfactory to the Administrative Agent covering notional volumes of projected production (on a monthly basis) equal to 3,695,000 barrels in the aggregate for $47.14 per barrel.

(b) On or before the 45th day following the Closing Date (or such later date as agreed by the Administrative Agent in its sole discretion), the Borrower shall, and shall cause each Credit Party to, (i) maintain all deposit accounts with the Administrative Agent, a Lender or an Affiliate of a Lender and cause such accounts (other than Excluded Accounts) to be subject to Account Control Agreements, and (ii) cause all securities accounts to be subject to Account Control Agreements.

(c) On or before the 15th Business Day following the Closing Date (or such later date as agreed by the Administrative Agent in its sole discretion), if the Specified Hugoton Assets Sale has not been consummated, the Borrower shall take such actions and execute and deliver such documents and instruments as the Administrative Agent shall reasonably require to ensure that the Administrative Agent shall, at all times, have received satisfactory title evidence, which title evidence shall be in form and substance acceptable to the Administrative Agent in its sole reasonable discretion and shall include information regarding the before payout and after payout ownership interests held by the Credit Parties, for all wells attributable to the Hugoton Assets, covering at least 85% of the PV10 of the Proven Reserves and PDP Reserves of the Credit Parties attributable to the Hugoton Assets as such Hugoton Assets were evaluated in the Initial Engineering Report; provided that, if the Administrative Agent is not satisfied with such title evidence, that shall not trigger a Default hereunder, but the Borrower shall comply with Section 5.12 if the Administrative Agent provides a notice thereof to the Borrower in accordance with Section 5.12.

(d) Title on PDP Reserves. On or before the 20th Business Day following the Closing Date (or such later date as agreed by the Administrative Agent in its sole discretion), the Administrative Agent shall have received title information reasonably satisfactory to it on at least 85% of the PV10 of the PDP Reserves evaluated in the Initial Engineering Report (other than any such PDP Reserves attributable to the Hugoton Assets).

ARTICLE 6

NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid (other than contingent indemnification and expense reimbursement obligations not then due), any Lender shall have any Commitment hereunder, or there shall exist any Letter of Credit Exposure (unless Cash Collateralized or other arrangements satisfactory to the Issuing Lender have been made with respect thereto), the Borrower agrees to comply (and to cause the applicable Credit Party to comply) with the following covenants.

Section 6.1 Debt. The Borrower shall not, nor shall it permit any Credit Party to, create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than the following (collectively, the “Permitted Debt”):

(a) the Obligations;

(b) Debt of the Borrower and the Restricted Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Debt), including obligations in respect of Capital Leases and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof; provided that (i) such Debt is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Debt permitted by this clause (b) shall not exceed 2% of Consolidated Net Tangible Assets at any time outstanding;

(c) Debt consisting of obligations under performance bonds, bid bonds, appeal bonds and sureties or bonds and similar obligations provided to any Governmental Authority or other Person and assuring payment of contingent liabilities of a Credit Party (i) in connection with the operation of its Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of its Oil and Gas Properties, or (ii) otherwise in the ordinary course of business;

(d) Debt arising from the endorsement of instruments for collection in the ordinary course of business;

(e) intercompany Debt incurred in the ordinary course of business owed by any Credit Party to any other Credit Party; provided that, such Debt is not held, assigned, transferred or held by any Person other than the Borrower or any other Credit Party or, in the case of a pledge, to the Administrative Agent and provided further that, any such Debt shall be subordinated to the Obligations as provided in the Guaranties;

(f) to the extent constituting Debt, liabilities for tax and governmental assessments in the ordinary course of business that are not yet due or that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP;

(g) Specified Additional Debt; provided that, (i) the principal amount of such Specified Additional Debt shall not exceed $500,000,000, (ii) the Borrower shall have complied with Section 5.2(t), (iii) no Default or Borrowing Base Deficiency exists at the time of incurrence of such Specified Additional Debt or would result therefrom (including after giving effect to any adjustment in the Borrowing Base pursuant to Section 2.2(f) and any prepayment made to the extent required by Section 2.5(c)(iv)), and (iv) after giving effect to the incurrence of such Specified Additional Debt, the Parent is in compliance on a pro forma basis with Section 6.16 and Section 6.17 for the period most recently ended for which financial statements have been delivered pursuant to Section 5.2(a) or Section 5.2(b) or referenced in Section 4.4(a), as applicable;

(h) to the extent constituting Debt, in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(i) Debt in the form of accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money) which in each case is not more than 90 days past due, in each case incurred in the ordinary course of business, unless contested in good faith by appropriate proceedings and adequate reserves for such items have been made in accordance with GAAP;

(j) Debt (i) consisting of liabilities incurred in the ordinary course of business under workers’ compensation claims required by Governmental Authority or by third parties in the ordinary course of business, and (ii) in respect of health, disability or other employee benefits or property, casualty or liability insurance, in each case of the foregoing clauses (i) and (ii), (A) pursuant to customary reimbursement or indemnification obligations to such Person, and (B) which Debt is incurred in the ordinary course of business;

(k) without duplication, guarantees of Debt otherwise permitted under this Section 6.1;

(l) Hedging Arrangements to the extent not prohibited under Section 6.15;

(m) to the extent constituting Debt, obligations on account of minimum volume commitments entered into in the ordinary course of business;

(n) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds or in respect of cash management services provided by a bank or other financial institution, each in the ordinary course of business; provided that, such Debt is extinguished within five (5) Business Days of incurrence;

(o) Debt existing on the Closing Date and set forth in Schedule 6.1 including extensions, replacements and refinancings thereof which do not increase the principal amount (excluding increases resulting from the rolling into such refinanced, extended or replaced principal of any accrued, unpaid interest and any expenses or premium incurred in connection with any such extension, replacement or refinancing and including prepayment and make whole premiums) of such Debt as of the date of such extension or refinancing;

(p) Debt that may be deemed to arise pursuant to customary indemnification and purchase price adjustment provisions contained in agreements for asset purchase and sale transactions (including investments permitted under Section 6.3 hereof (other than with respect to an Unrestricted Subsidiary));

(q) Guarantees of Debt of a Credit Party to the extent that the incurrence of the Debt by such Credit Party would itself be permitted hereby;

(r) Guarantees of Debt of Unrestricted Subsidiaries (including with respect to Debt of the type described in Section 6.1(p) above)) not to exceed $10,000,000 in the aggregate when combined with the value of all investments made in Unrestricted Subsidiaries pursuant to Section 6.3(m)(iii);

(s) other unsecured Debt not otherwise permitted under the preceding provisions of this Section 6.1; provided that, the aggregate principal amount thereof shall not exceed $15,000,000 at any time; and

(t) Debt of any Person that becomes a Restricted Subsidiary after the date hereof; provided that (i) such Debt exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary, (ii) the aggregate principal amount of Debt permitted by this clause (t) shall not exceed an amount equal to two percent (2%) of Consolidated Net Tangible Assets at any time outstanding, and (iii) such Debt does not consist of indebtedness for borrowed money (including bonds, debentures, indentures, term loans, and credit facilities).

Section 6.2 Liens. The Borrower shall not, nor shall it permit any other Credit Party to, create, assume, incur, or suffer to exist any Lien on any of its Property, whether now owned or hereafter acquired, or assign any right to receive any income, other than the following (collectively, the “Permitted Liens”):

(a) Liens securing the Secured Obligations pursuant to the Security Documents;

(b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens, and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 90 days or are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established in accordance with GAAP;

(c) Liens for Taxes, fees, assessment, or other governmental charges which are not delinquent or remain payable without penalty or which are being actively contested in good faith by appropriate proceedings and adequate reserves for such items have been made in accordance with GAAP;

(d) Liens securing Debt permitted under Section 6.1(b); provided that each such Lien encumbers only the Property purchased in connection with the creation of any such Debt or the subject of any such Capital Lease, and all proceeds thereof (including insurance proceeds), and the principal amount secured thereby is not increased (other than accrued interest and premiums, including prepayment and make whole premiums, thereon);

(e) encumbrances consisting of easements, rights-of-way, servitudes, permits, reservations, zoning restrictions, or other restrictions on the use of real property and defects or irregularities in the chain of title that do not, in either case (individually or in the aggregate), materially affect the value of the assets encumbered thereby or materially impair the ability of any Credit Party to use such assets in its business;

(f) Liens arising under oil and gas leases, term assignments of Leases, non-participating royalty interests, overriding royalty agreements, net profits agreements, royalty trust agreements, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are, in each case of the foregoing, customary in the oil and gas business and that are entered into by any Credit Party in the ordinary course of business provided that: (i) such Liens are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Documents or this Agreement, (ii) such Liens do not secure Debt for borrowed money, (iii) such Liens secure amounts that are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (iv) such Liens are limited to the assets that are the subject of such agreements, and (v) if such Liens secure obligations owing to an Affiliate of a Credit Party, such Liens and such obligations shall be subordinated to the Secured Obligations and Liens securing the Secured Obligations on terms and conditions satisfactory to the Administrative Agent;

(g) royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Debt for borrowed money and that are taken into account in computing the net revenue interests and working interests of the Credit Parties reflected in the Borrowing Base;

(h) Liens arising in the ordinary course of business out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of the Borrower or any Subsidiary;

(i) pledges and deposits to secure the performance of tenders, bids, trade contracts, leases, statutory obligations, stay, government contracts, surety and appeal bonds, performance and return of money bonds and other obligations of a like nature, in each case in the ordinary course of business and which pledges and deposits do not secure Debt for borrowed money;

(j) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1(h);

(k) the filing of Uniform Commercial Code financing statements solely as a precautionary measure in connection with operating leases, consignment of goods or other similar transactions;

(l) landlords’, lessors’ and sublessors’ Liens (relating to Properties that are not Oil and Gas Properties) and other like Liens in respect of rent not in default so long as the Debt or liabilities under such leases and subleases is secured only by the assets covered thereby;

(m) Liens granted by any Credit Party on its rights under any insurance policy, but only to the extent that such Lien is granted to the insurers under such insurance policies or any insurance premium finance company to secure payment of the premiums and other amounts owed to the insurers or such premium finance company with respect to such insurance policy;

(n) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution;

(o) Liens on the Equity Interests issued by any Unrestricted Subsidiary and securing the payment of Debt of such Unrestricted Subsidiary that is otherwise Non-Recourse to the Credit Parties;

(p) Liens existing on the Closing Date and set forth on Schedule 6.2;

(q) any Lien existing on any Property (other than Oil and Gas Properties consisting of Proven Reserves) of any Person prior to the acquisition thereof by a Credit Party or existing on any Property of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien secures Debt that would otherwise be permitted by clause (t) of Section 6.01, (ii) such Lien is not an “all assets” or blanket Lien and is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (iii) such Lien shall not apply to any other Property of a Credit Party or any other Restricted Subsidiary and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (other than increases resulting from costs, fees and expenses relating to such extension, renewal or repayment); and

(r) Liens on Oil and Gas Properties not included in the Borrowing Base that are not otherwise permitted by any other clause of this Section 6.2, provided that the aggregate principal or face amount of all Debt secured by Liens on such Oil and Gas Properties under this clause (r) shall not exceed $2,500,000 outstanding at any time (and which Debt shall otherwise be permitted under Section 6.1).

Section 6.3 Investments. The Borrower shall not, nor shall it permit any other Credit Party to, (x) make or hold any direct or indirect investment in any Person, including capital contributions to the Person, investments in or the acquisition of the debt or equity securities or other Equity Interests of the Person, (y) make or hold any loans, guaranties, trade credit, or other extensions of credit to any Person or (z) make an Acquisition, other than the following (collectively, the “Permitted Investments”):

(a) investments, loans, guaranties, trade credit or other extensions of credit, in each case, existing on the Closing Date and described on Schedule 6.3;

(b) investments in the form of trade credit to customers of a Credit Party arising in the ordinary course of business and represented by accounts from such customers;

(c) cash, Liquid Investments, and accounts receivable arising in the ordinary course of business;

(d) investments, loans, and advances by a Credit Party in or to any other Credit Party;

(e) creation of any additional Restricted Subsidiaries organized in the U.S. in compliance with Section 5.6 and Schedule III;

(f) (i) investments in and acquisitions of direct ownership interests in Oil and Gas Properties, crude oil and gas gathering systems and related equipment, (ii) investments and acquisitions related to farm-out, farm-in, joint operating, development agreements, unitization agreements, joint bidding agreements, services contracts, joint venture or area of mutual interest agreements, gathering systems, pipelines or other arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America, and (iii) subject to Section 6.11 hereof, acquisitions of any other assets or Property not described in clause (i) or (ii) above; provided that, in the case of any of clauses (i), (ii) or (iii) unless otherwise indicated, (x) if requested by the Administrative Agent, such assets are pledged as Collateral to the extent required by Section 5.7; (y) any such investments are not investments in a Person, and (z) in the case of clauses (i) and (ii) above only, no Event of Default or Borrowing Base Deficiency shall exist after giving effect thereto;

(g) investments received by the Credit Parties in connection with Asset Sales permitted by Section 6.8;

(h) guarantees permitted by Section 6.1;

(i) Hedging Arrangements to the extent permitted under Section 6.15;

(j) loans or advances by any Credit Party to employees made in the ordinary course of business (including travel, entertainment and relocation expenses) in an aggregate amount not to exceed $500,000 at any time;

(k) investments in the ordinary course of business consisting of (i) endorsements for collection or deposit or (ii) customary trade arrangements with customers, including accounts or notes receivable resulting from the granting of trade credit in the ordinary course of business, and which are pledged to the Administrative Agent in accordance with the Security Documents;

(l) investments received in satisfaction or partial satisfaction thereof from financial troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(m) (i) investments in any Unrestricted Subsidiary consisting of investments (not to exceed $500,000 in the aggregate at any time outstanding) required by applicable law in connection with the initial capitalization of such Unrestricted Subsidiary; (ii) so long as the Investment Conditions are satisfied, investments in any Unrestricted Subsidiary (A) made solely with the proceeds of a substantially concurrent cash equity contributions (other than cash equity contributions made to effect a Covenant Cure Payment) from the Equity Interest holders of the Parent, and (B) made solely for the purpose of acquiring or making other investments in assets other than Proven Reserves; and (iii) other investments in Unrestricted Subsidiaries, provided that (A) the aggregate amount of all such Investments made pursuant this clause (iii) shall not exceed $10,000,000 at any time (when combined with the face amount of all outstanding Guaranties of Debt permitted by Section 6.1(r)), and (B) Availability shall be equal to or greater than twenty percent (20%) of the then effective Borrowing Base immediately before and immediately after giving effect to such investment;

(n) other investments, loans, guaranties, trade credit or other extensions of credit, in an aggregate amount not to exceed, on the date when made, an amount that would otherwise be permitted as a Restricted Payment under Section 6.09(b)(i) hereof on such date; provided that any such investment, loan, guaranties, trade credit or other extensions of credit in or to an Unrestricted Subsidiary shall not be made for the purpose of acquiring or making other investments in Proven Reserves by such Unrestricted Subsidiary;

(o) advances to suppliers or contractors in the ordinary course of business in accordance with agreements customary in the oil and gas industry for oil and gas development activities; and

(p) other investments (other than in an Unrestricted Subsidiary) not to exceed two percent (2%) of Consolidated Net Tangible Assets in the aggregate at any time;

provided that, this Section 6.3 shall not prohibit a merger or consolidation among the Credit Parties so long as such merger or consolidation is otherwise permitted under Section 6.7.

Section 6.4 Modifications to Specified Additional Debt. The Borrower shall not, and shall not permit any other Credit Party to, amend, supplement or otherwise modify any instruments evidencing, or agreements relating to or executed in connection with, any Specified Additional Debt, in any manner which would (a) violate the requirements set forth in the definition of “Specified Additional Debt”, or (b) result in a Material Adverse Change.

Section 6.5 Agreements Restricting Liens. The Borrower shall not, nor shall it permit any of other Credit Party to, create, incur, assume or permit to exist any contract, agreement or understanding (other than (a) this Agreement, (b) the Credit Documents, (c) agreements governing Debt permitted by Section 6.1(b) to the extent such restrictions govern only the asset financed pursuant to such Debt, (d) any prohibition or limitation that exists pursuant to applicable requirements of a Governmental Authority, (e) customary restrictions on assignment, conveyance or encumbrance in leases (other than Leases), subleases, licenses, asset sale or asset purchase agreements, merger agreements and acquisition agreements otherwise permitted hereby (but only to the extent any such restriction relates to the Property subject to such agreement), (f) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (g) any prohibition or limitation that exists in any contract to which a Credit Party is a party (other than Leases or other material agreements listed on Schedule 4.24) that (i) exists on the Closing Date or (ii) are binding on a Credit Party at the time such Credit Party first becomes a Credit Party hereunder, so long as such prohibition or limitation was not entered into solely in contemplation of such Person becoming a Credit Party, in the case of (i) or (ii), so long as such prohibition or limitation is generally applicable and does not specifically address any of the Debt or the Liens granted under the Credit Documents, or (h) agreements governing Liens permitted pursuant to Section 6.2(e)) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owed or hereafter acquired, to secure the Secured Obligations or restricts any Restricted Subsidiary from paying Restricted Payments to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

Section 6.6 Use of Proceeds; Use of Letters of Credit. The Borrower shall not, nor shall it permit any other Credit Party to, use the proceeds of the Advances or the Letters of Credit for any purposes other than (i) financing certain fees, costs and expenses in connection with this Agreement and refinancing certain Debt on the Closing Date (including all outstanding Debt under the Existing Credit Agreement), (ii) working capital purposes of any Credit Party, (iii) financing capital expenditures and acquisitions of any Credit Party, (iv) other general corporate purposes of any Credit Party, or (v) for financing, in whole or in part, the acquisition of Oil and Gas Properties and other assets, including those described in the Linn Acquisition Documents. The Borrower shall not, nor shall it permit any other Credit Party to, directly or indirectly, use any part of the proceeds of Advances or Letters of Credit for any purpose which violates Regulations T, U, or X.

Section 6.7 Corporate Actions; Accounting Changes.

(a) The Borrower shall not, nor shall it permit any other Credit Party to, dissolve, merge or consolidate with or into any other Person, except that (i) any Credit Party may merge or be consolidated with or into any other Credit Party and (ii) any Credit Party (other than the Borrower and the Parent) may dissolve so long as such Credit Party does not own or hold any Oil and Gas Properties or other assets with any BB Value; provided that, in any case above, (x) in any merger involving the Borrower, the Borrower shall be the surviving entity, (y) subject to clause (x) above, in any merger involving the Parent, the Parent shall be the surviving entity and (z) at the time of any such dissolution, merger or consolidation and immediately after giving effect thereto, no Default or Borrowing Base Deficiency shall have occurred and the Administrative Agent shall continue to have an Acceptable Security Interest in the Collateral.

(b) The Borrower shall not, nor shall it permit any other Credit Party to, (i) without 10 days’ (or such shorter period of notice as may be accepted in writing by the Administrative Agent in its sole discretion from time to time) prior written notice to the Administrative Agent, change its name, change its state of incorporation, formation or organization, change its organizational identification number or reorganize in another jurisdiction (and in no event shall any such reorganization occur in a jurisdiction outside the United States), (ii) without prior written notice to, and prior consent of, the Administrative Agent, amend, supplement, modify or restate its articles or certificate of incorporation or formation, limited partnership agreement, bylaws, limited liability company agreements, or other equivalent organizational documents in a manner that is materially adverse to the interests of the Administrative Agent and the Lenders, or (iii) materially change its method of accounting employed in the preparation of the financial statements referred to in Section 4.4 or change the fiscal year end of the Borrower unless required to conform to GAAP or approved in writing by the Administrative Agent.

(c) The Borrower shall not, nor shall it permit any other Credit Party to, (i) acquire or make any expenditure (whether such expenditure is capital, Debt, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical or offshore state or boundaries of the United States of America, or (ii) form or acquire any Subsidiaries organized or formed under the laws of a jurisdiction outside the United States of America.

Section 6.8 Sale of Assets. The Borrower shall not, nor shall it permit any other Credit Party to, sell, convey, or otherwise transfer any of its Property (including, without limitation, any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest but excluding any Casualty Event) other than:

(a) the sale of Hydrocarbons or Liquid Investments or geological or seismic data or related assets in the ordinary course of business;

(b) Asset Sales of (i) equipment or other Property that is (A) obsolete, worn out or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of such Person or (C) contemporaneously replaced by Property of at least comparable value and use, and (ii) fixtures or equipment to the extent that (1) such Property is exchanged for credit against the purchase price of similar replacement fixtures or equipment or (2) the cash proceeds of such Asset Sale are promptly applied to the purchase price of such replacement fixtures or equipment;

(c) Asset Sales of Property between or among Credit Parties; provided that, if such Property is Collateral and if requested by the Administrative Agent, the Credit Party receiving such Property will reaffirm the Lien in such Collateral in form and substance acceptable to the Administrative Agent;

(d) upon 10 days’ (or such shorter time period as may be accepted in writing by the Administrative Agent in its sole discretion) advance notice to the Administrative Agent, the Asset Sale of Oil and Gas Properties which are attributable to Proven Reserves; provided that, (i) in the case of any Asset Sale (other than an asset swap customary in the oil and gas industry), at least 90% of the consideration received by the Credit Party in respect of such Asset Sale shall be cash or Liquid Investments, (ii) the consideration received in respect of such Asset Sale (including asset swaps customary in the oil and gas industry) shall be equal to or greater than the fair market value of such Oil and Gas Properties, interest therein or Subsidiary subject of such Asset Sale (as reasonably determined by the Borrower (and, solely to the extent required by its organizational documents, approved by the board of directors or equivalent governing body of the Borrower) and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying to that effect), (iii) if any such Asset Sale is of a Restricted Subsidiary owning Oil and Gas Properties, such Asset Sale shall include all the Equity Interests of such Restricted Subsidiary; and (iv) the Borrowing Base shall be automatically adjusted in accordance with Section 2.2(e) to the extent required thereby;

(e) Hedge Events; provided that, (i) 100% of the consideration received in respect of such Hedge Event shall be cash or cash equivalents or other Hedging Arrangements, (ii) the consideration received in respect of such Hedge Event shall be equal to or greater than the fair market value of such Hedging Arrangements; and (iii) the Borrowing Base shall be automatically adjusted in accordance with Section 2.2(e) to the extent required thereby;

(f) so long as no Event of Default exists or would result therefrom, Asset Sales of Oil and Gas Properties to which no Proven Reserves are attributable (including asset swaps customary in the oil and gas industry);

(g) sales, transfers and dispositions or the compromise or settlement of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business (and not as part of a bulk sale or receivables financing);

(h) Restricted Payments permitted by Section 6.9;

(i) licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering with the business of the Credit Parties and not affecting any Oil and Gas Properties;

(j) so long as no Borrowing Base Deficiency exists or would result therefrom, Asset Sales of other Property (other than Oil and Gas Properties or Hedging Arrangements) for consideration not to exceed $5,000,000 during any 12-month period;

(k) Asset Sales of Equity Interests in Unrestricted Subsidiaries;

(l) Asset Sales also constituting transactions permitted under Section 6.7;

(m) Assets Sales constituting Permitted Investments;

(n) farmouts of undeveloped acreage in the ordinary course of business and assignments in connection with such farmouts or the abandonment, farmout, exchange or other disposition of Oil and Gas Properties not constituting Proven Reserves; and

(o) the Specified Hugoton Assets Sale; provided the Borrowing Base shall be automatically adjusted in accordance with Section 2.2(e) or Section 2.2(g), as applicable, to the extent required thereby.

Section 6.9 Restricted Payments; Payments in Respect of Specified Additional Debt.

(a) The Borrower shall not, shall not permit the Parent to, make any Restricted Payments before the last day of the sixth full calendar month ending after the Closing Date; provided, that within three (3) Business Days following the consummation of the first to occur of (i) the Specified Hugoton Assets Sale, and (ii) a Qualified IPO (in each case, so long as such event occurs after the Closing Date but before the last day of the sixth full calendar month ending after the Closing Date), the Parent may make a one-time Restricted Payment of up to the lesser of (A) the Minimum Equity Contribution, and (B) the net cash proceeds in excess of $175,000,000 received from the Specified Hugoton Assets Sale, so long as, both before and after giving pro forma effect to such Restricted Payment, (x) Availability, is equal to or greater than 10% of the then effective Borrowing Base; and (y) the Parent demonstrates a pro forma Leverage Ratio of less than or equal to 3.00 to 1.00 (with Consolidated EBITDAX being calculated based on the financial statements most recently provided and Debt being calculated as of the date of applicable transaction and after giving effect thereto).

(b) On and after the last day of the sixth full calendar month ending after the Closing Date, the Borrower shall not, and shall not permit any Credit Party to, make any Restricted Payments except:

(i) the Borrower (and Intermediate Holdco, if applicable) may make Restricted Payments to the Intermediate Holdco and Parent, as the case may be, and the Parent may make Restricted Payments to the holders of its Equity Interests so long as, both before and after giving pro forma effect to such Restricted Payment, (A) no Default or Borrowing Base Deficiency exists, (B) Availability, is equal to or greater than 10% of the then effective Borrowing Base; and (C) the Parent demonstrates a pro forma Leverage Ratio of less than or equal to 3.00 to 1.00 (with Consolidated EBITDAX being calculated based on the financial statements most recently provided and Debt being calculated as of the date of the applicable transaction and after giving effect thereto);

(ii) the Borrower (and Intermediate Holdco, if applicable) may make Restricted Payments to the Intermediate Holdco and Parent, as the case may be, for the purpose of paying ordinary course expenses of the Intermediate Holdco, if applicable, or the Parent related to their respective activities permitted pursuant to Section 6.23 (including, without limitation, fees and expenses reasonably necessary for public company reporting, stock exchange compliance, board compensation and capital markets activities, including legal, accounting and tax advisory fees and expenses);

(iii) any Restricted Subsidiary of the Borrower may make Restricted Payments ratably with respect to its Equity Interests;

(iv) any Credit Party may declare and pay dividends with respect to its Equity Interests payable solely in additional shares or units of its Equity Interests; or options to acquire same;

(v) transfers made by and among the Parent, the Intermediate Holdco (if applicable) and the other Credit Parties pursuant to the operation of a consolidated cash management system in the ordinary course of business;

(vi) so long as no Event of Default has occurred and is continuing, repayments of Subordinated Debt owned by a Credit Party (other than Parent and, if applicable, Intermediate Holdco) to another Credit Party (other than Parent and, if applicable, Intermediate Holdco); and

(vii) any Credit Party may purchase, redeem or otherwise acquire (A) Equity Interests issued by it to existing or former employees of such Credit Party in connection with satisfying federal or state income tax obligations incurred in connection with the issuance or exercise of Equity Interests, (B) Equity Interests in satisfaction of the exercise price for stock options in which the amounts paid by a Credit Party consist of either Equity Interests of the Parent or nominal amounts for fractional shares, or (C) Equity Interests issued to any employee of such Credit Party that such Credit Party is obligated to repurchase upon such employee’s termination of employment prior to the date that is 180 days after the Maturity Date.

(c) The Borrower shall not, and shall not permit any Credit Party to, prior to the date that is 180 days after the Maturity Date, call, make or offer to make any optional or voluntary Redemption of, or otherwise optionally or voluntarily Redeem (whether in whole or in part), any Specified Additional Debt (other than the payment of regularly scheduled interest owing in respect of such Specified Additional Debt), provided that, the Credit Parties may voluntarily Redeem Specified Additional Debt (i) with cash proceeds from any incurrence of Specified Additional Debt so long as such Redemption occurs substantially contemporaneously with the receipt of such proceeds, and (ii) with cash proceeds of an offering of Equity Interests in the Parent, so long as, in the case of this clause (ii), no Default or Borrowing Base Deficiency has occurred and is continuing both before and after giving effect to such Redemption and such Redemption occurs substantially contemporaneously with, and in any event within three (3) Business Days following, the receipt of such proceeds.

Section 6.10 Affiliate Transactions. The Borrower shall not, and shall not permit any Credit Party to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of its Affiliates which are not Credit Parties unless such transaction or series of transactions is on terms no less favorable to such Credit Party than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an Affiliate, provided, however, that the restrictions in this Section 6.10 shall not apply to: (a) the Restricted Payments permitted under Section 6.9 and transactions permitted by Section 6.3(j), if any, (b) Investments by a Credit Party in the form of Equity Interests of another Credit Party, (c) reasonable and customary director, officer and employee compensation (including bonuses and employee benefit plans), indemnification and other benefits (including retirement, health, stock option and other benefit plans) and (d) transactions among the Credit Parties.

Section 6.11 Line of Business. The Borrower shall not, and shall not permit any Credit Party to, engage in any business other than businesses of the type conducted by the Credit Parties on the Closing Date and reasonable extensions thereof. The Borrower shall not permit any Unrestricted Subsidiary to own Oil and Gas Properties to which Proven Reserves are attributable.

Section 6.12 Hazardous Materials. The Borrower shall not, and shall not permit any Credit Party or any Subsidiary thereof to, (a) create, handle, transport, use, or dispose of any Hazardous Substance or Hazardous Waste, except in the ordinary course of its business and except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result liability of a Credit Party that could reasonably be expected to result in a Material Adverse Change or in any liability to the Lenders or the Administrative Agent, and (b) release any Hazardous Substance or Hazardous Waste into the environment or permit any Credit Party’s or any Subsidiary’s Property to be subjected to any release of Hazardous Substance or Hazardous Waste, except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in liability of a Credit Party that could reasonably be expected to result in a Material Adverse Change or in any liability on the Lenders or the Administrative Agent.

Section 6.13 Compliance with ERISA. Except for matters that individually or in the aggregate would not reasonably be expected to cause a Material Adverse Change, the Borrower shall not, and shall not permit any Credit Party or any Subsidiary thereof to, directly or indirectly: (a) engage in any transaction in connection with which any such Person could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to any Credit Party or any member of the Controlled Group to the PBGC; (c) fail to make, or permit any member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, a Credit Party or member of the Controlled Group is required to pay as contributions thereto; (d) permit to exist, or allow any member of the Controlled Group to permit to exist, any accumulated funding deficiency (or unpaid minimum required contribution for plan years after December 31, 2007) within the meaning of Section 302 of

ERISA or sections 412 or 430 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any member of the Controlled Group to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan that is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any member of the Controlled Group to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any member of the Controlled Group to incur, a liability to or on account of a Plan under sections 4062, 4063, 4064, 4201 or 4204 of ERISA; or (i) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(1) of ERISA, maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any liability.

Section 6.14 Sale and Leaseback Transactions. The Borrower shall not, and shall not permit any Credit Party to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter such Credit Party or any other Credit Party shall lease as lessee such Property or any part thereof or other Property which any such Credit Party intends to use for substantially the same purpose as the Property sold or transferred.

Section 6.15 Limitation on Hedging.

(a) The Borrower shall not, and shall not permit any Credit Party to:

(i) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes; or

(ii) enter into any Hedging Arrangement which:

(A) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to its or another Credit Party’s operations; or

(B) covers (calculated separately for each type of Hydrocarbon):

(i.) for each full calendar month during the first twenty-four calendar months of the forthcoming sixty full calendar months following the execution of such Hedging Arrangement, notional volumes (in the aggregate, taking into account all other Hedging

Arrangements to which any Credit Party is a party) in excess of the greater of (x) 90% of PDP Reserves (or in the case of any full calendar month during 2017, 100% of PDP Reserves) (as described in the most recently delivered Engineering Report pursuant to Section 5.2(c)) and (y) 85% of Proven Reserves (as described in the report required to be delivered pursuant to Section 5.2(c)), in either case, of crude oil, natural gas and natural gas liquids (each measured separately), attributable to Oil and Gas Properties of the Credit Parties; or

(ii.) for each full calendar month during the last thirty-six full calendar months of the forthcoming sixty full calendar months following the execution of such Hedging Arrangement, notional volumes (in the aggregate, taking into account all other Hedging Arrangements to which any Credit Party is a party) in excess of the greater of (x) 90% of PDP Reserves (as described in the most recently delivered Engineering Report pursuant to Section 5.2(c)) and (y) 75% of Proven Reserves (as described in the report required to be delivered pursuant to Section 5.2(c)), in either case, of crude oil, natural gas and natural gas liquids (each measured separately) attributable to Oil and Gas Properties of the Credit Parties;

provided that, the volume limitations in clause (B) above shall not apply to put option contracts that are not related to corresponding calls, collars or swaps; or

(C) is longer than 60 months in duration from the effective date of such Hedging Arrangement; or

(D) is secured (unless such Hedging Arrangement is with a Swap Counterparty and is secured by the Collateral pursuant to the Credit Documents) or obligates any Credit Party to any margin call requirements or otherwise requires any Credit Party to provide collateral; or

(E) unless such counterparty is a Swap Counterparty or such other Person who has (or who has an affiliate that guarantees such Hedging Arrangement, and such affiliate has) at the time the Hedging Arrangement is made, credit ratings of A- or better from S&P or A3 or better from Moody’s; or

(iii) be party to, or enter into, any Hedging Arrangement which relates to interest rates if:

(A) such Hedging Arrangement relates to payment obligations on Debt which is not permitted to be incurred under Section 6.1 above,

(B) the aggregate notional amount of all such Hedging Arrangements exceeds 75% of the anticipated outstanding principal balance of the Debt under this Agreement to be hedged by such Hedging Arrangements, or if the term of such Hedging Arrangements extends beyond the Maturity Date,

(C) such Hedging Arrangement is with a Swap Counterparty or such other Person who has who, at the time the Hedging Arrangement is made, has credit ratings that are lower than A- by S & P or A3 by Moody’s (or such counterparty has a guarantor of its obligations who is rated lower than such levels),

(D) as to any such Hedging Arrangement covering the Debt incurred under this Agreement, such Hedging Arrangement is made by a Credit Party with a counterparty that is not a Swap Counterparty (unless such Hedging Arrangement is unsecured), or

(E) the floating rate index of such Hedging Arrangement does not generally match the index used to determine the floating rates of interest on the corresponding Debt to be hedged by such Hedging Arrangement.

(b) In no event shall the aggregate notional volume of all Hedging Arrangements in respect of commodities for a particular month exceed 100% of the actual production for each of crude oil, natural gas and natural gas liquids, calculated separately, in the previous calendar month. After the end of any calendar month, if the aggregate notional volumes of all Hedging Arrangements in respect of commodities exceeded 100% of the actual production for any of crude oil, natural gas or natural gas liquids, calculated separately, in such calendar month, then within five (5) Business Days of such month’s end, the Borrower shall promptly notify the Administrative Agent of such excess. If such excess exists, the Borrower shall cause a Hedge Event or series of Hedge Events in accordance with Section 6.8(e) such that, at such time and after giving effect to all such Hedge Events, future Hedging Arrangements comply with the requirements of Section 6.15(a).

(c) For purposes of determining compliance under this Section 6.15(a)(ii)(B) and (b), basis differential Hedging Arrangements shall not be included in Hedging Arrangements so long as the volumes of such basis differential Hedging Arrangements are not in excess of the volumes of the underlying commodity Hedging Arrangements.

Section 6.16 Leverage Ratio. The Borrower shall not permit the Leverage Ratio as of each fiscal quarter end, beginning with the fiscal quarter ending September 30, 2017, to be more than 4.00 to 1.00.

Section 6.17 Current Ratio. The Borrower shall not permit the ratio of, as of the last day of each fiscal quarter, beginning with the fiscal quarter ending September 30, 2017, (a) the consolidated current assets of the Credit Parties to (b) the consolidated current liabilities of the Credit Parties, to be less than 1.00 to 1.00. For purposes of this calculation (i) “current assets” shall include, as of the date of calculation, the Availability but shall exclude any asset representing a valuation account arising from the application of ASC 410 and 815, and (ii) “current liabilities” shall exclude, as of the date of calculation, the current portion of long–term Debt existing under this Agreement and any liabilities representing a valuation account arising from the application of ASC 410 and 815.

Section 6.18 Prepayment of Certain Debt and Other Obligations. The Borrower shall not, and shall not permit any Credit Party to, Redeem prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt (other than Redemptions of, or payments in respect of, Specified Additional Debt in accordance with Section 6.9(c)), except (a) the prepayment of the Obligations in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Permitted Debt and refinancings and refundings of such Permitted Debt so long as such refinancings and refundings would otherwise comply with Section 6.1, (c) prepayments of intercompany Debt among the Credit Parties in connection with the customary operation of a consolidated cash management system, and (d) so long as no Event of Default or Borrowing Base Deficiency exists or would result therefrom, other prepayments of Permitted Debt not described in the immediately preceding clauses (a),(b), and (c).

Section 6.19 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower shall not, nor shall it permit any of the other Credit Parties to, allow (a) gas imbalances (other than those imbalances which (i) occur in the normal course of business and (ii) do not exceed 2% of the value of the PDP Reserves of the Credit Parties), or prepayments with respect to the Oil and Gas Properties of the Borrower or any other Credit Party which would require the Borrower or any Credit Party to deliver their respective Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor or (b) take-or-pay obligations in excess of $5,000,000 in the aggregate.

Section 6.20 Sale or Discount of Receivables. Except for receivables obtained by the Credit Parties out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower shall not, and shall not permit any Credit Party to, discount or sell (with or without recourse) to any other Person that is not a Credit Party any of its notes receivable or accounts receivable.

Section 6.21 Sanctions; Anti-Corruption.

(a) The Borrower shall not, and shall not permit any other Credit Party, to directly or, to the Borrower’s knowledge, indirectly, use the proceeds of any Advance or issuance of a Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Issuing Lender, Administrative Agent, Lead Arranger, or otherwise) of Sanctions.

(b) The Borrower shall not, and shall not permit any other Credit Party to directly or, to the Borrower’s knowledge, indirectly, use the proceeds of any Advance or issuance of a Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 if and to the extent that any Credit Party is subject to the laws of the United Kingdom, and other similar anti-corruption legislation in other jurisdictions whose laws govern the activities of any Credit Party.

Section 6.22 Marketing Activities. The Borrower shall not, and shall not permit any Credit Party to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Credit Parties that the Borrower or any such other Credit Party has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 6.23 Restrictions on Activities of Parent and Intermediate Holdco. Notwithstanding any other provision set forth herein, the Parent shall not, nor shall the Parent permit the Intermediate Holdco (if applicable) to:

(a) own or otherwise acquire or invest in any Oil and Gas Properties or any other assets other than (i)(A) in the case of the Parent, the Equity Interests of the Borrower or Intermediate Holdco, if applicable and (B) in the case of the Intermediate Holdco, if applicable, the Equity Interests of the Borrower, (ii) cash and Liquid Investments subject to compliance with Section 5.8 and (iii) assets (other than Oil and Gas Properties) incidental to the management and advisory services provided to the Credit Parties in the ordinary course of their respective businesses (including legal, accounting, tax and other management and advisory services).

(b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than (i) Liens securing the Secured Obligations pursuant to the Security Documents to which the Parent or Intermediate Holdco is a party, (ii) Liens for Taxes, assessments, or other governmental charges or levies not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in compliance with GAAP, and (iii) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; or

(c) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

Section 6.24 Limitation on Leases. The Borrower shall not, and shall not permit any other Credit Party to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases, leases of Hydrocarbon interests and leases of drilling rigs), under leases or lease agreements which would cause the aggregate amount of all payments made by the Credit Parties pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $5,000,000 in any period of twelve consecutive calendar months during the life of such leases.

Section 6.25 Deposit Accounts; Account Control Agreements. The Borrower shall not, and shall not permit any Credit Party to, (a) establish and maintain any deposit account (as defined in the Uniform Commercial Code as in effect in New York from time to time) with any Person other than a Lender or (b) establish and maintain any new deposit account or securities account (as defined in the Uniform Commercial Code as in effect in New York from time to time) unless and until all actions necessary to establish the Administrative Agent’s control and perfected security interest in each such account that is not an Excluded Account have been satisfied pursuant to Section 5.8. One or more of the Borrower and the other Credit Parties shall be the sole account holders of each deposit account and securities account and shall not allow any other Person (other than the Administrative Agent) to have control over any Property deposited therein.

Section 6.26 Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a) Unless designated as an Unrestricted Subsidiary after the Closing Date in compliance with Section 6.26(b) below, any Person that becomes a Subsidiary of a Credit Party shall be classified as a Restricted Subsidiary of the Borrower.

(b) The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) immediately prior, and immediately after giving effect, to such designation, no Default or any Borrowing Base Deficiency shall have occurred and be continuing, (ii) such designation is deemed to be an investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Borrower’s direct and indirect ownership interest in such Subsidiary and such investment would be permitted to be made at the time of such designation under Section 6.3(m), (iii) such designation would be permitted to be made as an Asset Sale for purposes of Section 6.8 and the other terms of this Agreement, (iv) the Borrower is in pro forma compliance with Section 6.16 and Section 6.17, and (v) the Borrower shall have delivered a certificate of a Responsible Officer as of such date of designation or redesignation, as applicable, certifying that each requirement for such designation or redesignation has been satisfied.

(c) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Credit Parties contained in each of the Credit Documents are true and correct on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) no Default would exist, and (iii) the Borrower complies with any applicable requirements of Section 5.6, Section 5.7, and Section 6.7. Any such designation shall be treated as a cash dividend in an amount equal to the lesser of the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary or the amount of the Borrower’s cash investment previously made for purposes of the limitation on investments under Section 6.3(m).

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and any other Credit Document:

(a) Payment Failure. Any Credit Party (i) fails to pay any principal when due under this Agreement or (ii) fails to pay, within three Business Days of when due, any interest or other amount due under this Agreement or any other Credit Document, including payments of fees, reimbursements, and indemnifications;

(b) False Representation or Warranties. Any representation or warranty made or deemed to be made by any Credit Party or any Responsible Officer thereof in this Agreement, in any other Credit Document or in any certificate delivered in connection with this Agreement or any other Credit Document is incorrect, false or otherwise misleading in any material respect at the time it was made or deemed made (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof);

(c) Breach of Covenant. (i) Any breach by any Credit Party of any of the covenants in Sections 5.1(a), 5.2(h), 5.3(a), 5.12(a), 5.16, 5.20, Article 6, Article 9 of this Agreement or the corresponding covenants in any Guaranty or (ii) any breach by any Credit Party of any other covenant (other than Section 5.11 and Section 5.12(b)) contained in this Agreement or any other Credit Document (except as otherwise provided in Section 7.1(a)) and such breach shall remain unremedied for a period of thirty days following the earlier of (A) the date on which Administrative Agent gave notice of such failure to Borrower and (B) the date any Responsible Officer of such Credit Party acquires knowledge of such failure;

(d) Guaranties. Any provisions in the Guaranties (including, for the avoidance of doubt, Article 9 hereof) shall at any time (before its expiration according to its terms) and for any reason cease to be in full force and effect and valid and binding on the Parent or the other Guarantors party thereto or shall be contested by any party thereto; any Guarantor shall deny it has any liability or obligation under such Guaranties (including, for the avoidance of doubt, Article 9 hereof); or any Guarantor shall cease to exist other than as expressly permitted by the terms of this Agreement;

(e) Security Documents. Any Security Document shall at any time and for any reason (other than pursuant to the terms thereof) cease to create an Acceptable Security Interest in any material portion of the Property purported to be subject to such agreement in accordance with the terms of such agreement or any provisions thereof shall cease to be in full force and effect and valid and binding on the Credit Party that is a party thereto or any such Credit Party shall so state in writing (unless released or terminated pursuant to the terms of this Agreement or such Security Document or caused by the failure of the Administrative Agent to take any action within its control);

(f) Cross-Default. (i) Any Credit Party shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $25,000,000 individually or when aggregated with all such Debt of the Borrower and the Guarantors so in default (but excluding the Obligations) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition (including, without limitation, any “event of default” or “termination event” in respect of any Hedging Arrangement) shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least $25,000,000 individually or when aggregated with all such Debt of the Credit Parties so in default (other than the Obligations), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt prior to the stated maturity thereof; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or customary mandatory repayment events that do not result from a default thereunder); provided that, for purposes of this paragraph (f), the “principal amount” of the obligations in respect of Hedging Arrangements at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Arrangements were terminated at such time;

(g) Bankruptcy and Insolvency. (i) Except as permitted by Section 6.7 above, any Credit Party shall terminate its existence or dissolve, or (ii) any Credit Party or any Subsidiary of the Parent (A) admits in writing its inability to pay its debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; files a petition under bankruptcy or other laws for the relief of debtors; or consents to any reorganization, arrangement, workout, liquidation, dissolution, or similar relief or (B) shall have had, without its consent: any court enter an order appointing a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; any petition filed against it seeking reorganization, arrangement, workout, liquidation, dissolution or similar relief under bankruptcy or other laws for the relief of debtors and such petition shall not be dismissed, stayed, or set aside for an aggregate of 60 days, whether or not consecutive;

(h) Settlements; Adverse Judgment. Any Credit Party enters into a settlement of any claim against any of them when a suit has been filed or suffers final judgments against any of them since the date of this Agreement in an aggregate amount, less any insurance proceeds covering such settlements or judgments which are received or as to which the insurance carriers do not dispute coverage, greater than $20,000,000 and, in the case of final judgments, either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, shall not be in effect;

(i) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), which termination or withdrawal would reasonably be expected to result in a liability greater than $20,000,000;

(j) Plan Withdrawals. The Parent or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and as a result thereof, the Parent or any of its Subsidiaries shall have incurred an obligation to pay money that would reasonably be expected to exceed $20,000,000;

(k) Credit Documents. Except as otherwise provided in Section 7.1(d) and Section 7.1(e) hereof, any material provision of any Credit Document shall for any reason cease to be valid and binding on a Credit Party or any such Person shall so state in writing; and

(l) Change in Control. The occurrence of a Change in Control.

Section 7.2 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default under Section 7.1(g)) shall have occurred and be continuing, then, and in any such event:

(a) the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare that the obligation of each Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Obligations, the Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Obligations, the Notes, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties,

(b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Secured Obligations to the extent the Letter of Credit Obligations are not otherwise paid or Cash Collateralized at such time, and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.3 Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.1(g) shall occur:

(a) the obligation of each Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall immediately and automatically be terminated and the Obligations, the Notes, all interest on the Notes, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties,

(b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Secured Obligations to the extent the Letter of Credit Obligations are not otherwise paid or Cash Collateralized at such time, and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.4 Set-off. Subject to Section 8.10(d), upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.2 to authorize the Administrative Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 7.2 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 7.3, the Administrative Agent, each Lender and each Swap Counterparty is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender or such Swap Counterparty to or for the credit or the account of any Credit Party against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes held by the Administrative Agent or such Lender, the other Credit Documents, and any applicable Hedging Arrangements, irrespective of whether or not the Administrative Agent or such Lender or such Swap Counterparty shall have made any demand under this Agreement, such Note, such other Credit Documents, or such Hedging Arrangements, and although such obligations may be unmatured. Each Lender agrees to promptly notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, each Lender and each Swap Counterparty under this Section 7.4 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, such Lender or such Swap Counterparty may have.

Section 7.5 Remedies Cumulative, No Waiver. No right, power, or remedy conferred to the Administrative Agent, the Issuing Lender, the Lenders and the Swap Counterparties in this Agreement or the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to the Administrative Agent, the Issuing Lender, the Lenders and the Swap Counterparties in this Agreement and the Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. Any Lender may cure any Event of Default without waiving the Event of Default. No notice to or demand upon the Borrower or any other Credit Party shall entitle the Borrower or any other Credit Party to similar notices or demands in the future.

Section 7.6 Application of Payments. Prior to an Event of Default, all payments made hereunder shall be applied by the Administrative Agent as directed by the Borrower, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.5 and Section 2.12. During the existence of an Event of Default, all payments and collections received by the Administrative Agent (other than as a result of the exercise of remedies against Collateral or against the Borrower or any Credit Party) shall be applied by the Administrative Agent in its discretion, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.5 and Section 2.12. During the existence of an Event of Default, all payments and collections received by the Administrative Agent as a result of the exercise of remedies against Collateral or against the Borrower or any Credit Party shall be applied to the Secured Obligations in accordance with Section 2.12 and otherwise in the following order:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Credit Document) in connection with this Agreement or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent as secured party hereunder or under any other Credit Document on behalf of any Credit Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

SECOND, to the payment of all accrued interest constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Secured Parties in accordance with the amounts of the Secured Obligations described in this clause “SECOND” owed to them on the date of any such distribution);

THIRD, to the payment of any Secured Obligations not addressed in clauses “FIRST” or “SECOND” of this Section 7.6(c) (including, without limitation, any principal, fees or expenses, Letter of Credit Obligations, Obligations to make deposits into the Cash Collateral Account, Secured Obligations owing to Swap Counterparties in respect of Hedging Arrangements, and Banking Services Obligations) constituting part of the Secured Obligations (the amounts so applied to be distributed ratably among the Secured Parties in accordance with the amounts of the Secured Obligations described in this clause “THIRD” owed to them on the date of any such distribution); and

FOURTH, to the Credit Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Section 7.7 Equity Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 7.1, in the event of any Event of Default under the covenant set forth in Section 6.16 and until the expiration of the tenth (10th) Business Day after the date on which financial statements are required to be delivered pursuant to Section 5.2(a) or (b) and the corresponding Compliance Certificate is required to be delivered pursuant to Section 5.2(f) with respect to the applicable fiscal quarter hereunder, the Parent may (in accordance with applicable law) sell or issue common Equity Interests of the Parent to any Person that is not a Credit Party (to the extent such transaction would not result in a Change in Control) or otherwise obtain cash capital contributions on account of common Equity Interests and, in either case, apply the proceeds of such issuance of Equity Interests to, as applicable, increase Consolidated EBITDAX (such application, a “Covenant Cure Payment”); provided that (i) the proceeds of such issuance of Equity Interests or cash capital contribution, as applicable, is actually received by the Parent no later than ten (10) Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.2(a) or (b) and the corresponding Compliance Certificate is required to be delivered pursuant to Section 5.2(f) with respect to such fiscal quarter hereunder and (ii) the amount of the Covenant Cure Payment shall not exceed the amount necessary to bring the Borrower into compliance with Section 6.16, if any. Subject to the terms set forth above and the terms in clause (b) and (c) below, upon (A) application of the proceeds of such issuance of Equity Interests or cash capital contribution, as applicable, as provided above within the ten (10) Business Day period described above in such amounts sufficient to cure the Events of Default under the covenant set forth in Section 6.16, and (B) delivery of an updated Compliance Certificate executed by a Responsible Officer to the Administrative Agent reflecting compliance with the covenant set forth in Section 6.16, as applicable, such Events of Default shall be deemed cured and no longer in existence. For the avoidance of doubt, the amount of any Covenant Cure Payment made in accordance with the terms of this Section 7.7 shall be deemed to increase EBITDAX by a like amount for purposes of calculating the Leverage Ratio for the relevant fiscal quarter.

(b) The parties hereby acknowledge and agree that this Section 7.7 may not be relied on for purposes of calculating any financial ratios or other conditions or compliances other than the financial covenant set forth in Section 6.16 and shall not result in any adjustment to any amounts (including, for the avoidance of doubt, any decrease to Debt with the proceeds of such issuance of Equity Interests or other cash capital contribution, as applicable) other than the amount of Consolidated EBITDAX referred to in Section 7.7(a) above for purposes of determining the Borrower’s compliance with Section 6.16. To the extent a Covenant Cure Payment is applied to increase Consolidated EBITDAX, such Covenant Cure Payment shall only be taken into account in connection with the calculations of the covenant contained in Section 6.16 as of a particular fiscal quarter end and any subsequent calculations of such covenants which contain such particular fiscal quarter as part of its trailing twelve month period or trailing four quarter period.

(c) In each period of four consecutive fiscal quarters, there shall be at least two (2) fiscal quarters in which no cure set forth in this Section 7.7 is made. Furthermore, the Parent may not utilize more than five cures provided in this Section 7.7 during the duration of this Agreement.

ARTICLE 8

THE ADMINISTRATIVE AGENT

Section 8.1 Appointment, Powers, and Immunities. (a) Each of the Lenders and the Issuing Lender hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Credit Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Each Lender irrevocably appoints the Administrative Agent as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Secured Parties, in assets in which, in accordance with the UCC or any other applicable Legal Requirement a security interest can be perfected by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly following the Administrative Agent’s request therefor, shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 8.2 Rights as a Lender. Such Persons serving as the Administrative Agent hereunder shall each have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Persons serving as the Administrative Agent hereunder in its individual capacity. Such Persons and their Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.3 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of their Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders or Required Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.3 and Section 7.2), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Parent, the Borrower, a Lender or the Issuing Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an

Advance, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Advance or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for one or more Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility evidenced by this Agreement as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.6 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right (with the consent of the Borrower so long as no Default shall exist, and which consent may not be unreasonably withheld) to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 10.1 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 8.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Lead Arranger or any other titles, if any, listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

Section 8.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Advance or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 2.7, 10.1 and 10.2) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.7, 10.1, or 10.2.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Debt or the rights of any Lender or any Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Lender or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Credit Party is subject or (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law following the occurrence and during the continuance of an Event of Default. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (w) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (x) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Majority Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 10.3), (y) the Administrative Agent shall be authorized to assign the relevant Debt to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Debt to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (z) to the extent that Debt that is assigned to an acquisition vehicle is not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 8.10 Collateral and Guaranty Matters.

(a) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion,

(i) to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (A) upon Payment in Full of Obligations, (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Credit Documents, (C) constituting property in which no Credit Party owned an interest at the time the Lien was granted or at any time thereafter, or (D) constituting property leased to any Credit Party under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended, or (E) subject to Section 10.3, if such release or the disposition of such property is approved, authorized or ratified in writing by the Required Lenders;

(ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 6.1(b);

(iii) to release any Guarantor from its obligations under the Guaranty (or, with respect to the Parent, Article 9 hereof) if such Person ceases to be a Restricted Subsidiary or otherwise ceases to be a Subsidiary as a result of a transaction permitted under the Credit Documents, and to release any Lien on any property of such Person; and

(iv) to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Credit Documents or applicable Legal Requirements.

Upon the Borrower’s reasonable request, the Administrative Agent shall execute documents as may be required to evidence any release or subordination described above and to authorize the filing of UCC-3 termination statements or other applicable filings. Upon request by the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty (or with respect to the Parent, Article 9 hereof) pursuant to this Section 8.10. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party hereby agrees to the terms of this paragraph (a).

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(c) Notwithstanding anything contained in any of the Credit Documents to the contrary, the Credit Parties, the Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranties, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof and the other Credit Documents. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party not party hereto hereby agrees to the terms of this paragraph (c).

(d) Without limiting the foregoing paragraph (c), and without limiting the provisions of Section 7.4 and Section 9.7 (or such similar set-off rights under any Guaranty), each Secured Party, by its acceptance of the benefits of the Security Documents, agrees that:

(i) it will not, without the prior written consent of the Administrative Agent, exercise any right to set off or apply any deposits of any kind, or any other obligations owing by it to or for the order of the Parent (or the Intermediate Holdco, if applicable), the Borrower or any of its Restricted Subsidiaries, against any of such Credit Party’s obligations (A) in respect of Banking Service Obligations, (B) owing to Swap Counterparties under any Hedging Arrangements or (C) any other amounts secured by Liens on Collateral (collectively, the “Specified Obligations”); provided that nothing contained in this Section or elsewhere in this Agreement shall impair the right of any Swap Counterparty to declare an early termination date in respect of any Hedging Arrangements, or to undertake payment or close-out netting or to otherwise setoff trades or transactions then existing under such Hedging Arrangements;

(ii) it will not, without the prior written consent of the Administrative Agent, take any judicial or other action against the Parent (or the Intermediate Holdco, if applicable), the Borrower or any Restricted Subsidiary, or against any Collateral or any other collateral pledged to secure any Specified Obligations, of the type that would invoke the application of the “security first” rule contained in Section 726 of the California Code of Civil Procedure or any subsequent replacement statutory provision;

(iii) it will not, without the prior written consent of the Administrative Agent, (x) pursue or attempt to realize upon any Collateral or any part or portion thereof, (y) do anything or take any action with respect to any Collateral which would constitute an “action” for purposes of California law, or (z) bid on any Collateral at a foreclosure sale, or take possession or operate any portion of the Collateral which constitutes real property;

(iv) it will not transfer any portion of its rights in respect of any Hedging Arrangement, Banking Service Obligation or other Specified Obligation, unless the assignee agrees in writing to be bound by the terms of this Section 8.10(d) and a copy of such writing is delivered to the Administrative Agent; and

(v) if it exercises any right of setoff or takes any other action in contravention of this Section 8.10(d) or in contravention of Section 7.4 and Section 9.7 (or such similar set-off rights under any Guaranty), it shall indemnify the Administrative Agent and each other Secured Party, from any and all losses, expenses and damages (including attorneys’ fees and costs) such party shall suffer or incur by reason of such setoff or other action, including losses, expenses and damages (including attorneys’ fees and costs) caused by or resulting from the release, loss or waiver of any Collateral or any Lien thereon securing the Secured Obligations, or the unenforceability of any Security Document or other Credit Document or any assertions that any Collateral or Lien securing the Secured Obligations thereon was released, lost or waived.

The provisions of this Section 8.10(d) shall apply to each Secured Party and their respective successors and assigns. The provisions of this Section 8.10(d) are solely for the benefit of the Secured Parties, and none of the Parent (or the Intermediate Holdco, if applicable), the Borrower nor any of their Subsidiaries shall have rights as a third party beneficiary of any such provisions.

ARTICLE 9

PARENT GUARANTY

Section 9.1 Parent Guaranty.

(a) The Parent hereby absolutely, unconditionally and irrevocably guarantees (on a joint and several basis with the other Guarantors) the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Secured Obligations (collectively, the “Guaranteed Obligations”); provided, however, that as used herein “Guaranteed Obligations” shall not include the Excluded Swap Obligations. Without limiting the generality of the foregoing, the Parent’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any other Credit Party to the Administrative Agent, the Issuing Lender or any Lender under the Credit Documents and by the Borrower or any other Credit Party to the Swap Counterparty, Banking Services Provider, or any other Secured Party but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving the

Borrower or any other Credit Party. The Parent shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any Taxes to the extent such Taxes would be payable by or on account of any obligation of the Borrower or any Credit Party in accordance with this Agreement. The obligations of the Parent under this Article 9 constitute a guaranty of payment when due and not of collection, and the Parent specifically agrees that it shall not be necessary or required that the Administrative Agent or any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any other Credit Party or any other Person before or as a condition to the obligations of the Parent hereunder.

(b) Anything contained herein to the contrary notwithstanding, the obligations of the Parent under this Article 9 on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors (collectively, the “Fraudulent Transfer Laws”), but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, in each case:

(i) after giving effect to all liabilities of the Parent, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding:

(A) any liabilities of the Parent in respect of intercompany indebtedness to the Borrower or other Credit Party to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Parent hereunder; and

(B) any liabilities of the Parent with respect to the Guaranteed Obligations; and

(ii) after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of the Parent pursuant to applicable law or pursuant to the terms of any agreement.

Section 9.2 Guaranty Absolute. The Parent guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The obligations of the Parent under this Article 9 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Parent to enforce the provisions of this Article 9, irrespective of whether any action is brought against the Borrower, any other Guarantor or any other Person or whether the Borrower, any other Guarantor or any other Person is joined in any such action or actions. The liability of the Parent under this Article 9 shall be irrevocable, absolute and unconditional irrespective of, and the Parent hereby irrevocably waives, to the extent not prohibited by applicable law, any defenses it may now or hereafter have (other than a defense of payment or performance) in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Credit Document or any agreement or instrument relating to Hedging Arrangements with a Swap Counterparty, or agreement relating to Banking Services with a Banking Services Provider, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(c) any taking, exchange, release or non-perfection of any lien on any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or any other assets of the Borrower or any other Guarantor;

(e) any change, restructuring or termination of the corporate, limited liability company, or partnership structure or existence of the Borrower or any other Guarantor;

(f) any failure of any Secured Party to disclose to the Borrower or any other Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to the Administrative Agent, the Issuing Lender, any Lender or any other Secured Party (and the Parent hereby irrevocably waives any duty on the part of any Secured Party to disclose such information);

(g) any signature of any officer of the Borrower or any other Guarantor being mechanically reproduced in facsimile or otherwise; or

(h) any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any other Guarantor or any other guarantor, surety or other Person other than payment in full, in cash, of the Guaranteed Obligations.

Section 9.3 Continuation and Reinstatement, Etc. The Parent agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Secured Party receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. THE LIABILITIES OF THE PARENT AS SET FORTH IN THIS SECTION 9.3 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

Section 9.4 Waivers and Acknowledgments.

(a) The Parent, to the extent not prohibited by applicable law, hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower or any other Person or any collateral.

(b) The Parent, to the extent not prohibited by applicable law, hereby irrevocably waives any right to revoke the provisions of this Article 9, and acknowledges that the obligations under this Article 9 are continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) The Parent acknowledges that it will receive substantial direct or indirect benefits from (i) the financing arrangements involving the Borrower or any other Guarantor contemplated by the Credit Documents, (ii) the Hedging Arrangements with a Swap Counterparty, and (iii) the Banking Services provided to the Borrower or any other Guarantor, and that the waivers set forth in this Article 9 are knowingly made in contemplation of such benefits.

Section 9.5 Subrogation and Subordination.

(a) The Parent will not exercise any rights that it may now have or hereafter acquire against the Borrower or any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of the Parent’s obligations under this Article 9 or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Payment in Full of Obligations. If any amount shall be paid to the Parent in violation of the preceding sentence at any time prior to or on the Payment in Full of Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Parent under this Article 9, whether matured or unmatured, in accordance with the terms of the Credit Documents.

(b) The Parent agrees that, until after the Payment in Full of Obligations, all Subordinated Guarantor Obligations (as hereinafter defined) are and shall be subordinate and inferior in rank, preference and priority (in liquidation, dissolution, bankruptcy, reorganization, or otherwise) to all obligations of the Parent in respect of the Guaranteed Obligations hereunder, and the Parent shall, if requested by the Administrative Agent, execute a subordination agreement reasonably satisfactory to the Administrative Agent to more fully set out the terms of such subordination, it being understood that unless an Event of Default has occurred and is continuing (or would otherwise result from the making of any such payment or prepayment), payments and prepayments in respect of such Subordinated Guarantor Obligations may be made from time to time. The Parent agrees that none of the Subordinated Guarantor Obligations shall be secured by a lien or security interest on any assets of the Parent, including any ownership interests in any Subsidiary of the Parent (including the Borrower) or on any other assets of the Parent or any Subsidiary (including the Borrower). “Subordinated Guarantor Obligations” means any and all obligations and liabilities of either (i) the Borrower or any other Guarantor owing to the Parent, or (ii) the Parent owing to the Borrower or any other Guarantor, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, with interest, attorneys’ fees, expenses of collection and costs.

Section 9.6 Representations and Warranties. The Parent hereby represents and warrants to the Secured Parties as follows:

(a) There are no conditions precedent to the effectiveness of the obligations of the Parent under this Article 9. The Parent benefits from executing this Agreement and the undertaking its obligations hereunder, including without limitation, those set forth in this Article 9.

(b) The Parent has, independently and without reliance upon the Administrative Agent, any Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the obligations hereunder, and the Parent has established adequate means of obtaining from the Borrower and each other relevant Person on a continuing basis information pertaining to, and is now and on a continuing basis will be sufficiently familiar with, the business, condition (financial and otherwise), operations, properties and prospects of the Borrower and each other relevant Person.

Section 9.7 Right of Set-Off. Subject to Section 8.10(d), upon the occurrence and during the continuance of any Event of Default, any Lender or the Administrative Agent, the Issuing Lender and any other Secured Party is hereby authorized at any time, to the fullest extent permitted by law, to set-off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by such Secured Party to the account of the Parent against any and all of the obligations of the Parent under this Article 9, irrespective of whether or not such Secured Party shall have made any demand under this Agreement and although such obligations may be contingent and unmatured or are owed to another branch or office of a Secured Party different from the branch or office holding such deposit or obligated on such indebtedness. Such Secured Party shall promptly notify the Parent after any such set-off and application is made, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Parties under this Section 9.7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Secured Party may have.

Section 9.8 Continuing Guaranty: Assignments. The obligations of the Parent under this Article 9 are a continuing guaranty and shall (a) remain in full force and effect until the Payment in Full of Obligations, (b) be binding upon the Parent and its successors and assigns, (c) inure to the benefit of and be enforceable by the Administrative Agent, each Lender and the Issuing Lender and their respective successors, and, in the case of transfers and assignments made in accordance with this Agreement, transferees and assigns, and (d) inure to the benefit of and be enforceable by each Secured Party and each of its successors, transferees and assigns to the extent such successor, transferee or assign also falls within the definition of Secured Party. Without limiting the generality of the foregoing clause (c), subject to Section 10.7 of this Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the this Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, in all respects to the provisions of this Agreement. The Parent acknowledges that upon any Person becoming a Lender, the Administrative Agent or the Issuing Lender in accordance with this Agreement, such Person shall be entitled to the benefits of this Agreement, including, without limitation, such benefits under this Article 9.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (iii) all documented out-of-pocket expenses incurred by the Lead Arrangers, the Administrative Agent, the Lenders, the Issuing Lender, the Documentation Agent, the Syndication Agent and the Swap Counterparties (including the fees, charges, expenses, and disbursements of any counsel for the Lead Arrangers, the Administrative Agent, the Lenders, the Issuing Lender, the Documentation Agent, the Syndication Agent and the Swap Counterparties), in connection with the enforcement or protection of its rights (A) in connection with this Agreement, the other Credit Documents and the Hedging Arrangements with Swap Counterparties, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit, and (iv) all out of pocket expenses of the Lenders incurred in the case of documentary taxes with respect to any Credit Document. Notwithstanding the foregoing, the Borrower shall not be responsible for obligations incurred under clause (iii) hereof except for, attorney’s fees, expenses and charges for (w) one primary counsel of the Lead Arrangers, the Administrative Agent, the Lenders, the Issuing Lender, the Documentation Agent, the Syndication Agent and the Swap Counterparties (taken as a whole), (x) if necessary, a single firm of local counsel in each appropriate jurisdiction, and (y) additional counsel if such representation by a single counsel would be inappropriate due to the existence of an actual or reasonably perceived conflict of interest.

Section 10.2 Indemnification; Waiver of Damages.

(a) INDEMNIFICATION. EACH OF THE PARENT AND THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER, THE ISSUING LENDER, THE LEAD ARRANGERS, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT AND THE SWAP COUNTERPARTIES, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED REASONABLE AND DOCUMENTED EXPENSES (INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE BORROWER OR ANY OTHER CREDIT PARTY) OTHER THAN SUCH INDEMNITEE AND ITS RELATED PARTIES ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, OTHER CREDIT DOCUMENT, ANY HEDGING ARRANGEMENT WITH A SWAP COUNTERPARTY, OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY ADVANCE OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING LENDER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE PARENT OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE PARENT, THE BORROWER OR ANY OTHER CREDIT PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE APPLICABLE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) CONSTITUTE ATTORNEYS’ FEES, EXPENSES AND CHARGES FOR ANY COUNSEL OTHER THAN (A) ONE PRIMARY COUNSEL OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUING LENDER, THE LEAD ARRANGERS, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT AND THE SWAP COUNTERPARTIES (TAKEN AS A WHOLE), (B) IF NECESSARY, A SINGLE FIRM OF LOCAL COUNSEL IN EACH APPROPRIATE JURISDICTION, AND (C) OTHER COUNSEL IF SUCH REPRESENTATION BY A SINGLE COUNSEL WOULD BE INAPPROPRIATE DUE TO THE EXISTENCE OF AN ACTUAL OR REASONABLY PERCEIVED CONFLICT OF INTEREST, (Y) ARE DETERMINED BY

A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT OR HEDGING ARRANGEMENT, AS APPLICABLE, IF THE PARENT, THE BORROWER OR SUCH CREDIT PARTY HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION, OR (Z) RELATE TO ANY PROCEEDING SOLELY BETWEEN OR AMONG INDEMNIFIED PARTIES OTHER THAN (A) CLAIMS AGAINST EITHER THE ADMINISTRATIVE AGENT OR THE LEAD ARRANGERS OR THEIR RESPECTIVE AFFILIATES IN THEIR CAPACITY OR IN FULFILLING THEIR ROLE AS THE ADMINISTRATIVE AGENT OR LEAD ARRANGERS OR ANY OTHER SIMILAR ROLE UNDER THE CREDIT DOCUMENTS (EXCLUDING THE ROLE AS A LENDER) AND (B) CLAIMS ARISING OUT OF ANY ACT OR OMISSION ON THE PART OF THE BORROWER OR ANY OF THE BORROWER’S AFFILIATES. THIS SECTION 10.2(A) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

(b) Reimbursement by Lenders. To the extent that either the Parent or the Borrower for any reason fails to indefeasibly pay any amount required under Section 10.1 or paragraph (a) of this Section 10.2 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Administrative Agent (or any sub-agent thereof), the Issuing Lender, or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Administrative Agent (or any sub-agent thereof), the Issuing Lender, or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Commitments at such time, or, if the Commitments have been terminated, such Lender’s share of the aggregate outstanding amount of all Advances and plus the Letter of Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Administrative Agent (or any sub-agent thereof), the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Administrative Agent (or any sub-agent thereof), or the Issuing Lender in connection with such capacity. The obligations of the Lenders under this paragraph (b) are subject to the provisions of Section 2.12(f).

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Credit Party shall assert, agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(d) Payments. All payments required to be made under this Section 10.2 shall be made within ten (10) days of demand therefor.

(e) Survival. Each party’s obligations under this Section shall survive the termination of the Credit Documents and payment of the obligations hereunder.

Section 10.3 Waivers and Amendments. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document (other than the Fee Letters), nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a) no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower, do any of the following: (i) reduce the principal of, or interest on, the Notes, (ii) postpone or extend any date fixed for any payment of principal of, or interest on, the Notes, including, without limitation, the Maturity Date, or (iii) change the number of Lenders which shall be required for the Lenders to take any action hereunder or under any other Credit Document;

(b) no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower, do any of the following: (i) waive any of the conditions specified in Section 3.1 or Section 3.2, (ii) reduce any fees or other amounts payable hereunder or under any other Credit Document, (iii) increase the aggregate Commitments, (iv) postpone or extend any date fixed for any payment of any fees or other amounts payable hereunder, (v) amend Section 2.12(e), Section 7.6, this Section 10.3 or any other provision in any Credit Document which expressly requires the consent of, or action or waiver by, all of the Lenders, (vii) release all or substantially all of the value of any Guaranty (including, for the avoidance of doubt, Article 9 hereof) or, except as specifically provided in the Credit Documents and as a result of transactions permitted by the terms of this Agreement, release all or a material portion of the Collateral except as permitted under Section 8.10(a); (viii) amend the definitions of “Majority Lenders”, “Required Lenders”, “Super-Majority Lenders” or “Maximum Exposure Amount”, each as defined in this Agreement; or (ix) amend the definitions of “Obligations”, “Secured Obligations”, “Banking Service Obligations”, “Banking Services Provider” or “Swap Counterparties”;

(c) no Commitment of a Lender or any obligations of a Lender may be increased or extended without such Lender’s written consent;

(d) no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document;

(e) no amendment, waiver or consent shall, unless in writing and signed by an Issuing Lender in addition to the Lenders required above to take such action, affect the rights or duties of such Issuing Lender under this Agreement or any other Credit Document;

(f) no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document; and

(g) the consent of Required Lenders shall be required with respect to decreases or maintenance of the Borrowing Base.

Section 10.4 Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 10.5 Survival of Representations and Obligations. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Credit Parties in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of the Advances or the issuance of any Letters of Credit and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties. All obligations of the Borrower or any other Credit Party provided for in Sections 2.10, 2.11, 2.13(c), 10.1 and 10.2 and all of the obligations of the Lenders in Section 10.2(b) shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 10.6 Reserved.

Section 10.7 Binding Effect; Successors and Assigns.

(a) Binding Effect; Successors and Assigns Generally. The provisions of this Agreement will become effective as provided in Section 3.01 and thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate facilities on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments hereunder if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the Issuing Lender shall be required for any assignment hereunder.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Parent, the Borrower or any of the Parent’s or the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Advances and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, including the obligation to provide the documentation required by Section 2.13(g), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11, 10.1, 10.2, and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its address referred to in Section 10.9 a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything to the contrary, any Assignment shall be effective only upon appropriate entries with respect thereto being made in the Register.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Parent, the Borrower or any of the Parent’s or Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Lender and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.2(d) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.3(a), (b), or (c) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13 (it being understood that the documentation required under Section 2.13(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.14 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.11 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.14(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12(e) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.8 Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lender agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from or on behalf of the Parent (or the Intermediate Holdco, if applicable) or the Borrower relating to the Parent (or the Intermediate Holdco, if applicable), the Borrower or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Parent or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.9 Notices, Etc.

(a) Subject to clause (b) below, all notices and other communications (other than Notices of Borrowing and Notices of Continuation or Conversion, which are governed by Article 2 of this Agreement) shall be in writing and hand delivered with written receipt, or sent by facsimile or electronic mail, sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as follows: if to a Credit Party, as specified on Schedule I, if to the Administrative Agent or the Issuing Lender, at its credit contact specified under its name on Schedule I, and if to any Lender at is credit contact specified in its Administrative Questionnaire. Each party may change its notice address by written notification to the other parties. All such notices and communications shall be effective when delivered, except that notices and communications to any Lender or the Issuing Lender pursuant to Article 2 shall not be effective until received and, in the case of facsimile, such receipt is confirmed by such Lender or Issuing Lender, as applicable, verbally or in writing.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Section 10.10 Usury Not Intended. It is the intent of each Credit Party and each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of New York, if any, and the United States of America from time to time in effect. In furtherance thereof, the Lenders and the Credit Parties stipulate and agree that none of the terms and provisions contained in this

Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes of this Agreement “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Credit Parties and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

Section 10.11 Usury Recapture. In the event the rate of interest chargeable under this Agreement at any time is greater than the Maximum Rate, the unpaid principal amount of the Advances shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Advances equals the amount of interest which would have been paid or accrued on the Advances if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Advances, the total amount of interest paid or accrued under the terms of this Agreement and the Advances is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Advances if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Advances if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Advances. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Advances, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

Section 10.12 Governing Law; Service of Process. This Agreement, the Notes and the other Credit Documents (unless otherwise expressly provided therein) shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). Each Letter of Credit shall be governed by either (i) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (ii) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender. The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Borrower at the address set forth for the Borrower in this Agreement. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

Section 10.13 Submission to Jurisdiction.

(a) The Parent and the Borrower (for themselves and on behalf of each other Credit Party) each irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(b) If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Credit Document, (i) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (ii) without limiting the generality of Section 10.1, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

Section 10.14 Execution in Counterparts; Effectiveness; Electronic Execution.

(a) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.15 Waiver of Jury Trial. THE PARENT AND THE BORROWER (FOR THEMSELVES AND ON BEHALF OF EACH OTHER CREDIT PARTY), THE LENDERS, THE ISSUING LENDER AND THE ADMINISTRATIVE AGENT HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 10.16 USA Patriot Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act.

Section 10.17 Enduring Security. The parties hereto acknowledge and agree that:

(a) it is the parties’ intent that the Liens created or intended to be created under the Credit Documents secure, among other things, all obligations of the Credit Parties owing to any Swap Counterparty under any Hedging Arrangement even after such Swap Counterparty ceases to be a Lender or an Affiliate of a Lender hereunder; provided, however, as provided in the definition of “Swap Counterparty”, (i) when any Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedging Arrangement to any other Person pursuant to the terms of such agreement, the obligations thereunder shall be secured by such Liens only if such assignee or transferee is also then a Lender or an Affiliate of a Lender and (ii) if a Swap

Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, obligations owing to such Swap Counterparty shall be secured by such Liens only to the extent such obligations arise from transactions under such individual Hedging Arrangements (and not the Master Agreement between such parties) entered into prior to the Closing Date or at the time such Swap Counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, without giving effect to any extension, increases, or modifications thereof which are made after such Swap Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder; and

(b) the Credit Parties’ ability to enter into, or otherwise be party to, Hedging Arrangements are limited by the terms under this Agreement, including the limitations in Section 6.15 above which restricts, among other things, the Credit Parties’ ability to enter into, or otherwise be party to, secured Hedging Arrangements with counterparties that are not Swap Counterparties or Hedging Arrangements that have margin call requirements applicable to the Borrower or its Subsidiaries.

Section 10.18 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.18 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.18, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of all Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender have been made). Each Qualified ECP Guarantor intends that this Section 10.18 constitute, and this Section 10.18 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lead Arranger and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lead Arranger and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, the Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Lead Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Lead Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Lead Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.21 Integration. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS AGREEMENT AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

IN EXECUTING THIS AGREEMENT, EACH CREDIT PARTY HERETO HEREBY WARRANTS AND REPRESENTS IT IS NOT RELYING ON ANY STATEMENT OR REPRESENTATION OTHER THAN THOSE IN THIS AGREEMENT AND IS RELYING UPON ITS OWN JUDGMENT AND ADVICE OF ITS ATTORNEYS.

[Remainder of this page intentionally left blank. Signature pages follow.]

EXECUTED as of the date first above written.

BORROWER:

BERRY PETROLEUM COMPANY, LLC

By:	/s/ Cary Baetz
Name:	Cary Baetz
Title:	Executive Vice President and Chief Financial Officer

PARENT:

BERRY PETROLEUM CORPORATION

By:	/s/ Cary Baetz
Name:	Cary Baetz
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC]

ADMINISTRATIVE AGENT/LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender, and a Lender

By:	/s/ Joseph Rottinghaus
Name:	Joseph Rottinghaus
Title:	Director

[SIGNATURE PAGE TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC]

LENDERS:

BANK OF MONTREAL, as Joint Lead Arranger and a Lender

By:	/s/ Matthew Davis
Name:	Matthew Davis
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC]

LENDERS:

KEYBANK NATIONAL ASSOCIATION, as Joint Lead Arranger and a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC]

ABN AMRO Capital USA LCC, as Co-Documentation Agent and a Lender

By:	/s/ Elizabeth Johnson
Name:	Elizabeth Johnson
Title:	Director

By:	/s/ R. Bisscheroux
Name:	R. Bisscheroux
Title:	Director

[SIGNATURE PAGE TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC]

BOKF, NA, as a Lender

By:	/s/ Sonja Borodko
Name:	Sonja Borodko
Title:	Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nancy Mak
Name:	Nancy Mak
Title:	Sr. Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC]

CITIZENS BANK, N.A., as a Lender

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC]

Cathay Bank, as a Lender

By:	/s/ Dale T Wilson
Name:	Dale T Wilson
Title:	Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC]

ING Capital LLC, as a Lender

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Managing Director

By:	/s/ Josh Strong
Name:	Josh Strong
Title:	Director

[SIGNATURE PAGE TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC]

UBS AG, Stamford Branch, as a Lender

By:	/s/ Craig Pearson
Name:	Craig Pearson
Title:	Associate Director

By:	/s/ Darlene Arias
Name:	Darlene Arias
Title:	Director

[SIGNATURE PAGE TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC]

BP Energy Company, as a Lender

By:	/s/ Timothy Yee
Name:	Timothy Yee
Title:	Attorney-in-Fact

[SIGNATURE PAGE TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC]

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Simon Collier
Name:	Simon Collier
Title:	Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC]

MACQUARIE BANK LIMITED, as a Lender

By:	/s/ John Braham
Name:	John Braham
Title:	Executive Director

By:	/s/ Margot Branson
Name:	Margot Branson
Title:	Division Director
Legal Risk Management

POA Ref: #2468 dated 7 June 2017 expiring 31 March 2019, signed in Sydney

[SIGNATURE PAGE TO CREDIT AGREEMENT – BERRY PETROLEUM COMPANY, LLC]

SCHEDULE I

Commitments, Contact Information

ADMINISTRATIVE AGENT/ ISSUING LENDER

Wells Fargo Bank, National Association	1700 Lincoln St., 6th Floor
Denver, CO 80203
Attn: Joe Rottinghaus
Telephone:(303) 863-5799
Facsimile: (303) 863-5196
Email: joseph.rottinghaus@wellsfargo.com

CREDIT PARTIES

Borrower/Guarantors	5201 Truxtun Ave., Suite 100
Bakersfield, CA 93309
Attn: Steven B. Wilson
Telephone: (661) 808-1641
Facsimile: (661) 616-3890
Email: sbw@bry.com

Lender	Commitment	Pro Rata Share
Wells Fargo Bank, National Association	$225,000,000.00	15.000000000000%
Bank of Montreal	$180,000,000.00	12.000000000000%
KeyBank National Association	$180,000,000.00	12.000000000000%
ABN AMRO Capital USA LLC	$180,000,000.00	12.000000000000%
BOKF, NA	$133,200,000.00	8.880000000000%
Capital One, National Association	$133,200,000.00	8.880000000000%
Citizens Bank, N.A.	$133,200,000.00	8.880000000000%
Cathay Bank	$77,700,000.00	5.180000000000%
ING Capital LLC	$77,700,000.00	5.180000000000%
Morgan Stanley Bank, N.A.	$77,700,000.00	5.180000000000%
UBS AG, Stamford Branch	$77,700,000.00	5.180000000000%
BP Energy Company	$10,800,000.00	0.720000000000%
Goldman Sachs Lending Partners LLC	$10,800,000.00	0.720000000000%
Macquarie Bank Limited	$3,000,000.00	0.200000000000%
Total:	$1,500,000,000.00	100%

Schedule I

SCHEDULE II

PRICING GRID

Applicable Margins

Utilization Level*	Base Rate Advances	Eurodollar Advances	Commitment Fee Rate
Level I	1.50%	2.50%	0.50%
Level II	1.75%	2.75%	0.50%
Level III	2.00%	3.00%	0.50%
Level IV	2.25%	3.25%	0.50%
Level V	2.50%	3.50%	0.50%

*	Utilization Levels are described below and are determined in accordance with the definition of “Utilization Level”.
1.	Level I: If the Utilization Level is less than 25%.
2.	Level II: If the Utilization Level is greater than or equal to 25% but less than 50%.
3.	Level III: If the Utilization Level is greater than or equal to 50% but less than 75%.
4.	Level IV: If the Utilization Level is greater than or equal to 75% but less than 90%.
5.	Level V: If the Utilization Level is greater than or equal to 90%.

Schedule II

Schedule III

Additional Conditions and Requirements for New Subsidiaries

Within five Business Days after the creation of a new Restricted Subsidiary or acquisition of a new Restricted Subsidiary by any Credit Party (or such longer time period as may be accepted by the Administrative Agent in its sole discretion), the Administrative Agent shall have received each of the following with respect to such Restricted Subsidiary:

(a) Guaranty. A joinder and supplement to the Guaranty executed by such Restricted Subsidiary;

(a) Security Agreement. A joinder and supplement to the Security Agreement executed by such Restricted Subsidiary, in any event, together with UCC-1 financing statements and any other documents, agreements, or instruments necessary to create and perfect an Acceptable Security Interest in the Collateral described in the Security Agreement, as so supplemented;

(b) Mortgages. If such Restricted Subsidiary owns any Oil and Gas Properties required to be pledged as Collateral, a fully executed Mortgage covering such Oil and Gas Properties, and such evidence of corporate authority to enter into such Guaranty, Security Agreement, and Mortgage as the Administrative Agent may reasonably request together with;

(c) Flood Insurance. To the extent any Collateral subject to a Mortgage is subject to the provisions of the Flood Insurance Regulations, (i) concurrently with the delivery of the Mortgage in favor of the Administrative Agent in connection therewith, a standard flood hazard determination form for such Collateral and (ii) if any such Collateral is located in an area designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), evidence of flood insurance in such amount as the Administrative Agent may from time to time reasonably require to ensure compliance with the Flood Insurance Regulations;

(d) Pledges. A pledge agreement (or supplement to an existing pledge agreement) executed by the equity holders of such Restricted Subsidiary pledging 100% of the Equity Interest owned by such equity holder of such Restricted Subsidiary and such evidence of corporate, limited liability company or partnership authority to enter into such pledge agreement or supplement, as applicable, as the Administrative Agent may reasonably request, along with share certificates pledged thereby and appropriately executed stock powers in blank, if applicable;

(e) Corporate Documents. A secretary’s certificate from such new Restricted Subsidiary certifying such Restricted Subsidiary’s (i) officers’ incumbency, (ii) authorizing resolutions, (iii) organizational documents, (iv) governmental approvals, if any, with respect to the Credit Documents to which such Person is a party and (v) certificate of good standing in such Restricted Subsidiary’s state of organization dated a date not earlier than 30 days prior to date of delivery or otherwise in effect on the date of delivery;

Schedule III

(f) Patriot Act. All documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act; and

(g) Opinion of Counsel. If reasonably requested by the Administrative Agent, an opinion of counsel in form and substance reasonably acceptable to the Administrative Agent related to such new Restricted Subsidiary and substantially similar to the legal opinion delivered at the Closing Date with respect to the other Restricted Subsidiaries in existence on the Closing Date.

Schedule III

SCHEDULE 1.1

Existing Letters of Credit

Standby Letter of Credit # IS0026125U, in the amount of $6,000,000 issued by Wells Fargo Bank, N.A., to Department of Fish and Wildlife, as beneficiary, with an expiry date of March 20, 2018

Standby Letter of Credit # IS0296691U, in the amount of $50,000 issued by Wells Fargo Bank, N.A., to San Joaquin Valley Air Pollution Control District, as beneficiary, with an expiry date of May 14, 2018

Standby Letter of Credit # IS0333051U, in the amount of $50,000 issued by Wells Fargo Bank, N.A., to San Joaquin Valley Air Pollution Control District, as beneficiary, with an expiry date of August 24, 2017

Standby Letter of Credit # NZS639529, in the amount of $315,255.62 issued by Wells Fargo Bank, N.A., to Southern California Gas Company, as beneficiary, with an expiry date of September 6, 2018

Schedule 1.1 – page 1

SCHEDULE 4.1

Organizational Information

Name of Credit Party	Type of Organization	Jurisdiction of Formation	Principal Place of Business and chief executive office	Proven Reserves
California
Kern County
Los Angeles
County
Colorado
Garfield County
Kansas
Finney County
Grant County
Hamilton
Berry Petroleum Company, LLC	Limited Liability Company	Delaware	5201 Truxton Ave. Suite 100 Bakersfield, CA 93309	County Haskell County Kearny County Morton County
Seward County
Stanton County
Stevens County
Texas
Cooke County
Harrison County
Limestone
County
Oklahoma
Texas County
5201 Truxton Ave.
Berry Petroleum Corporation	Corporation	Delaware	Suite 100 Bakersfield, CA 93309	None.

Schedule 4.1 – page 1

SCHEDULE 4.7

Litigation

1.	In re: LINN ENERGY, LLC, et al. Case No. 16-60040 (DRJ) in the United States Bankruptcy Court for the Southern District of Texas

Default interest: This litigation is before the Bankruptcy Court and it arose from a claim by the prepetition Berry secured lenders for payment of interest during the pendency of the bankruptcy case at a default rate as opposed to a note rate. Under the confirmed plan, the lenders are entitled to be paid in full in conformance with the terms and conditions of the prepetition notes. The matter was presented by form of motion to the court shortly after the February 28, 2017 effective date and it was tried to the court on April 27, 2017. It is currently under advisement and the parties await a ruling from the court. The amount in dispute is $14 million plus interest.

Claims litigation: In connection with the bankruptcy case, creditors were entitled to file proofs of claims with respect to their prepetition debts. Under the confirmed plan, these claims are entitled to a pro-rata distribution of either cash or shares of stock in the reorganized debtor. Any cash distributions will be paid out of a funded distribution pool of $35 million held by the debtor. The debtor has filed and will continue to file claims objections with respect to various claims including but not limited to trade, royalty, tax, and contract rejection claims. While successful claims litigation may result in a potential return of some funds in the claim pool to the Debtor, there will not be any negative economic impact to the debtor from any such litigation.

2.	WildEarth Guardians v. U.S. Forest Service, et al., Case No. 2:14-cv-00349-DN in the U.S. District Court for the District of Utah. Berry has joined the United States Forest Service as a defendant in a suit regarding permitting matters. Plaintiffs have alleged that the United States Forest Service improperly granted oil & gas extraction permits in the South Unit of the Ashley National Forest in the state of Utah, including Berry’s permits in the South Unit.

Schedule 4.7 – page 1

SCHEDULE 4.10

Environmental Condition

(b) None.

(c) None.

Schedule 4.10 – page 1

SCHEDULE 4.11

Subsidiaries, Partnerships, and Joint Ventures

Borrower owns 37.5% of the outstanding membership interests in Lake Canyon Transportation and Gathering, LLC, a Utah limited liability company.

Schedule 4.11 – page 1

SCHEDULE 4.13

Taxes

None.

Schedule 4.13 – page 1

SCHEDULE 4.16

Material Real Property and Structures

Mortgaged Structures

	Property Identifier	Property Address	Interest	Jurisdiction	Mortgagor/ Owner
1	Cogen Facility 18	29063 Hwy 33, Maricopa, California 93252	Fee	Kern County, CA	Berry Petroleum Company

2	Cogen Facility 38	28601 Hovey Hills Road, Taft, California 93268	Fee	Kern County, CA	Berry Petroleum Company

3	Cogen Facility 42	25121 Sierra Highway, Newhall, California 91321	Fee	Los Angeles County, CA	Berry Petroleum Company

4	To-Be- Constructed Cogen Facility #1	Located on Union Pacific Owned Land, McKittrick, California 93251	Fee	Kern County, CA	Berry Petroleum Company

5	To-Be- Constructed Cogen Facility #2	Located on Mineral Fee Property, Derby Acres, California 93224	Fee	Kern County, CA	Berry Petroleum Company

Schedule 4.16 – page 1

SCHEDULE 4.21

Gas Contracts

Contract Type	Counterparty	Entity	Date	Balancing Contract?
NAESB	Cima Energy Ltd.	Berry Petroleum Company, LLC	3/7/2017	No
Operational Balancing Agreement	Kern River Gas Transmission Co.	Berry Petroleum Company, LLC	3/1/2011	Yes
Operational Balancing Agreement	Kern River Gas Transmission Co.	Berry Petroleum Company, LLC	3/1/2013	Yes
Operational Balancing Agreement	Mojave Pipeline Company, L.L.C.	Berry Petroleum Company, LLC	3/1/2011	Yes
Operational Balancing Agreement	Mojave Pipeline Company, L.L.C.	Berry Petroleum Company, LLC	5/1/2013	Yes
Operational Balancing Agreement	Questar Pipeline Company	Berry Petroleum Company, LLC	10/1/2003	Yes

Schedule 4.21 – page 1

Berry Petroleum

Schedule 4.23 to Credit Agreement

Hedge Contracts Details

unsettled as of July 31, 2017

			new contracts traded 7/28/2017
			new contracts traded 7/12/2017
trade id (contract #)	trade date	payment date	first fixing date	last fixing date	underlying	trade type	position	units	price	counterparty	start date	end date
64636773	16-Feb-17	7-Aug-17	3-Jul-17	31-Jul-17	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Jul-17	31-Jul-17
64636773	16-Feb-17	7-Aug-17	3-Jul-17	31-Jul-17	NYMEX WTI	Basis Swap	62,000	bbl	1.33	Macquarie	1-Jul-17	31-Jul-17
64636774	16-Feb-17	8-Sep-17	1-Aug-17	31-Aug-17	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Aug-17	31-Aug-17
64636774	16-Feb-17	8-Sep-17	1-Aug-17	31-Aug-17	NYMEX WTI	Basis Swap	62,000	bbl	1.33	Macquarie	1-Aug-17	31-Aug-17
64636775	16-Feb-17	6-Oct-17	1-Sep-17	29-Sep-17	IPE Brent	Basis Swap	-60,000	bbl		Macquarie	1-Sep-17	30-Sep-17
64636775	16-Feb-17	6-Oct-17	1-Sep-17	29-Sep-17	NYMEX WTI	Basis Swap	60,000	bbl	1.33	Macquarie	1-Sep-17	30-Sep-17
64636776	16-Feb-17	7-Nov-17	2-Oct-17	31-Oct-17	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Oct-17	31-Oct-17
64636776	16-Feb-17	7-Nov-17	2-Oct-17	31-Oct-17	NYMEX WTI	Basis Swap	62,000	bbl	1.33	Macquarie	1-Oct-17	31-Oct-17
64636777	16-Feb-17	7-Dec-17	1-Nov-17	30-Nov-17	IPE Brent	Basis Swap	-60,000	bbl		Macquarie	1-Nov-17	30-Nov-17
64636777	16-Feb-17	7-Dec-17	1-Nov-17	30-Nov-17	NYMEX WTI	Basis Swap	60,000	bbl	1.33	Macquarie	1-Nov-17	30-Nov-17
64636778	16-Feb-17	8-Jan-18	1-Dec-17	29-Dec-17	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Dec-17	31-Dec-17
64636778	16-Feb-17	8-Jan-18	1-Dec-17	29-Dec-17	NYMEX WTI	Basis Swap	62,000	bbl	1.33	Macquarie	1-Dec-17	31-Dec-17
64636779	16-Feb-17	7-Feb-18	2-Jan-18	31-Jan-18	IPE Brent	Basis Swap	-31,000	bbl		Macquarie	1-Jan-18	31-Jan-18
64636779	16-Feb-17	7-Feb-18	2-Jan-18	31-Jan-18	NYMEX WTI	Basis Swap	31,000	bbl	1.33	Macquarie	1-Jan-18	31-Jan-18
64636780	16-Feb-17	7-Mar-18	1-Feb-18	28-Feb-18	IPE Brent	Basis Swap	-28,000	bbl		Macquarie	1-Feb-18	28-Feb-18
64636780	16-Feb-17	7-Mar-18	1-Feb-18	28-Feb-18	NYMEX WTI	Basis Swap	28,000	bbl	1.33	Macquarie	1-Feb-18	28-Feb-18
64636781	16-Feb-17	5-Apr-18	1-Mar-18	29-Mar-18	IPE Brent	Basis Swap	-31,000	bbl		Macquarie	1-Mar-18	31-Mar-18
64636781	16-Feb-17	5-Apr-18	1-Mar-18	29-Mar-18	NYMEX WTI	Basis Swap	31,000	bbl	1.33	Macquarie	1-Mar-18	31-Mar-18
64636782	16-Feb-17	7-May-18	2-Apr-18	30-Apr-18	IPE Brent	Basis Swap	-30,000	bbl		Macquarie	1-Apr-18	30-Apr-18
64636782	16-Feb-17	7-May-18	2-Apr-18	30-Apr-18	NYMEX WTI	Basis Swap	30,000	bbl	1.33	Macquarie	1-Apr-18	30-Apr-18
64636783	16-Feb-17	7-Jun-18	1-May-18	31-May-18	IPE Brent	Basis Swap	-31,000	bbl		Macquarie	1-May-18	31-May-18
64636783	16-Feb-17	7-Jun-18	1-May-18	31-May-18	NYMEX WTI	Basis Swap	31,000	bbl	1.33	Macquarie	1-May-18	31-May-18
64636784	16-Feb-17	9-Jul-18	1-Jun-18	29-Jun-18	IPE Brent	Basis Swap	-30,000	bbl		Macquarie	1-Jun-18	30-Jun-18
64636784	16-Feb-17	9-Jul-18	1-Jun-18	29-Jun-18	NYMEX WTI	Basis Swap	30,000	bbl	1.33	Macquarie	1-Jun-18	30-Jun-18
64636785	16-Feb-17	7-Aug-18	2-Jul-18	31-Jul-18	IPE Brent	Basis Swap	-31,000	bbl		Macquarie	1-Jul-18	31-Jul-18
64636785	16-Feb-17	7-Aug-18	2-Jul-18	31-Jul-18	NYMEX WTI	Basis Swap	31,000	bbl	1.33	Macquarie	1-Jul-18	31-Jul-18
64636786	16-Feb-17	10-Sep-18	1-Aug-18	31-Aug-18	IPE Brent	Basis Swap	-31,000	bbl		Macquarie	1-Aug-18	31-Aug-18
64636786	16-Feb-17	10-Sep-18	1-Aug-18	31-Aug-18	NYMEX WTI	Basis Swap	31,000	bbl	1.33	Macquarie	1-Aug-18	31-Aug-18
64636787	16-Feb-17	5-Oct-18	3-Sep-18	28-Sep-18	IPE Brent	Basis Swap	-30,000	bbl		Macquarie	1-Sep-18	30-Sep-18
64636787	16-Feb-17	5-Oct-18	3-Sep-18	28-Sep-18	NYMEX WTI	Basis Swap	30,000	bbl	1.33	Macquarie	1-Sep-18	30-Sep-18
64636788	16-Feb-17	7-Nov-18	1-Oct-18	31-Oct-18	IPE Brent	Basis Swap	-31,000	bbl		Macquarie	1-Oct-18	31-Oct-18
64636788	16-Feb-17	7-Nov-18	1-Oct-18	31-Oct-18	NYMEX WTI	Basis Swap	31,000	bbl	1.33	Macquarie	1-Oct-18	31-Oct-18
64636789	16-Feb-17	7-Dec-18	1-Nov-18	30-Nov-18	IPE Brent	Basis Swap	-30,000	bbl		Macquarie	1-Nov-18	30-Nov-18
64636789	16-Feb-17	7-Dec-18	1-Nov-18	30-Nov-18	NYMEX WTI	Basis Swap	30,000	bbl	1.33	Macquarie	1-Nov-18	30-Nov-18
64636790	16-Feb-17	8-Jan-19	3-Dec-18	31-Dec-18	IPE Brent	Basis Swap	-31,000	bbl		Macquarie	1-Dec-18	31-Dec-18
64636790	16-Feb-17	8-Jan-19	3-Dec-18	31-Dec-18	NYMEX WTI	Basis Swap	31,000	bbl	1.33	Macquarie	1-Dec-18	31-Dec-18
64636791	16-Feb-17	7-Feb-19	2-Jan-19	31-Jan-19	IPE Brent	Basis Swap	-15,500	bbl		Macquarie	1-Jan-19	31-Jan-19
64636791	16-Feb-17	7-Feb-19	2-Jan-19	31-Jan-19	NYMEX WTI	Basis Swap	15,500	bbl	1.33	Macquarie	1-Jan-19	31-Jan-19
64636792	16-Feb-17	7-Mar-19	1-Feb-19	28-Feb-19	IPE Brent	Basis Swap	-14,000	bbl		Macquarie	1-Feb-19	28-Feb-19
64636792	16-Feb-17	7-Mar-19	1-Feb-19	28-Feb-19	NYMEX WTI	Basis Swap	14,000	bbl	1.33	Macquarie	1-Feb-19	28-Feb-19
64636793	16-Feb-17	5-Apr-19	1-Mar-19	29-Mar-19	IPE Brent	Basis Swap	-15,500	bbl		Macquarie	1-Mar-19	31-Mar-19
64636793	16-Feb-17	5-Apr-19	1-Mar-19	29-Mar-19	NYMEX WTI	Basis Swap	15,500	bbl	1.33	Macquarie	1-Mar-19	31-Mar-19
64636794	16-Feb-17	7-May-19	1-Apr-19	30-Apr-19	IPE Brent	Basis Swap	-15,000	bbl		Macquarie	1-Apr-19	30-Apr-19
64636794	16-Feb-17	7-May-19	1-Apr-19	30-Apr-19	NYMEX WTI	Basis Swap	15,000	bbl	1.33	Macquarie	1-Apr-19	30-Apr-19
64636795	16-Feb-17	7-Jun-19	1-May-19	31-May-19	IPE Brent	Basis Swap	-15,500	bbl		Macquarie	1-May-19	31-May-19
64636795	16-Feb-17	7-Jun-19	1-May-19	31-May-19	NYMEX WTI	Basis Swap	15,500	bbl	1.33	Macquarie	1-May-19	31-May-19
64636796	16-Feb-17	8-Jul-19	3-Jun-19	28-Jun-19	IPE Brent	Basis Swap	-15,000	bbl		Macquarie	1-Jun-19	30-Jun-19
64636796	16-Feb-17	8-Jul-19	3-Jun-19	28-Jun-19	NYMEX WTI	Basis Swap	15,000	bbl	1.33	Macquarie	1-Jun-19	30-Jun-19
64636797	16-Feb-17	7-Aug-19	1-Jul-19	31-Jul-19	IPE Brent	Basis Swap	-15,500	bbl		Macquarie	1-Jul-19	31-Jul-19
64636797	16-Feb-17	7-Aug-19	1-Jul-19	31-Jul-19	NYMEX WTI	Basis Swap	15,500	bbl	1.33	Macquarie	1-Jul-19	31-Jul-19
64636798	16-Feb-17	9-Sep-19	1-Aug-19	30-Aug-19	IPE Brent	Basis Swap	-15,500	bbl		Macquarie	1-Aug-19	31-Aug-19
64636798	16-Feb-17	9-Sep-19	1-Aug-19	30-Aug-19	NYMEX WTI	Basis Swap	15,500	bbl	1.33	Macquarie	1-Aug-19	31-Aug-19
64636799	16-Feb-17	7-Oct-19	2-Sep-19	30-Sep-19	IPE Brent	Basis Swap	-15,000	bbl		Macquarie	1-Sep-19	30-Sep-19
64636799	16-Feb-17	7-Oct-19	2-Sep-19	30-Sep-19	NYMEX WTI	Basis Swap	15,000	bbl	1.33	Macquarie	1-Sep-19	30-Sep-19
64636800	16-Feb-17	7-Nov-19	1-Oct-19	31-Oct-19	IPE Brent	Basis Swap	-15,500	bbl		Macquarie	1-Oct-19	31-Oct-19
64636800	16-Feb-17	7-Nov-19	1-Oct-19	31-Oct-19	NYMEX WTI	Basis Swap	15,500	bbl	1.33	Macquarie	1-Oct-19	31-Oct-19
64636801	16-Feb-17	6-Dec-19	1-Nov-19	29-Nov-19	IPE Brent	Basis Swap	-15,000	bbl		Macquarie	1-Nov-19	30-Nov-19
64636801	16-Feb-17	6-Dec-19	1-Nov-19	29-Nov-19	NYMEX WTI	Basis Swap	15,000	bbl	1.33	Macquarie	1-Nov-19	30-Nov-19
64636802	16-Feb-17	8-Jan-20	2-Dec-19	31-Dec-19	IPE Brent	Basis Swap	-15,500	bbl		Macquarie	1-Dec-19	31-Dec-19
64636802	16-Feb-17	8-Jan-20	2-Dec-19	31-Dec-19	NYMEX WTI	Basis Swap	15,500	bbl	1.33	Macquarie	1-Dec-19	31-Dec-19
64636807	15-Feb-17	7-Aug-17	3-Jul-17	31-Jul-17	IPE Brent	Basis Swap	-62,000	bbl		Capital One	1-Jul-17	31-Jul-17
64636807	15-Feb-17	7-Aug-17	3-Jul-17	31-Jul-17	NYMEX WTI	Basis Swap	62,000	bbl	1.29	Capital One	1-Jul-17	31-Jul-17
64636808	15-Feb-17	8-Sep-17	1-Aug-17	31-Aug-17	IPE Brent	Basis Swap	-62,000	bbl		Capital One	1-Aug-17	31-Aug-17
64636808	15-Feb-17	8-Sep-17	1-Aug-17	31-Aug-17	NYMEX WTI	Basis Swap	62,000	bbl	1.29	Capital One	1-Aug-17	31-Aug-17
64636809	15-Feb-17	6-Oct-17	1-Sep-17	29-Sep-17	IPE Brent	Basis Swap	-60,000	bbl		Capital One	1-Sep-17	30-Sep-17
64636809	15-Feb-17	6-Oct-17	1-Sep-17	29-Sep-17	NYMEX WTI	Basis Swap	60,000	bbl	1.29	Capital One	1-Sep-17	30-Sep-17
64636810	15-Feb-17	7-Nov-17	2-Oct-17	31-Oct-17	IPE Brent	Basis Swap	-62,000	bbl		Capital One	1-Oct-17	31-Oct-17
64636810	15-Feb-17	7-Nov-17	2-Oct-17	31-Oct-17	NYMEX WTI	Basis Swap	62,000	bbl	1.29	Capital One	1-Oct-17	31-Oct-17
64636811	15-Feb-17	7-Dec-17	1-Nov-17	30-Nov-17	IPE Brent	Basis Swap	-60,000	bbl		Capital One	1-Nov-17	30-Nov-17
64636811	15-Feb-17	7-Dec-17	1-Nov-17	30-Nov-17	NYMEX WTI	Basis Swap	60,000	bbl	1.29	Capital One	1-Nov-17	30-Nov-17

			new contracts traded 7/12/2017
trade id (contract #)	trade date	payment date	first fixing date	last fixing date	underlying	trade type	position	units	price	counterparty	start date	end date
64636812	15-Feb-17	8-Jan-18	1-Dec-17	29-Dec-17	IPE Brent	Basis Swap	-62,000	bbl		Capital One	1-Dec-17	31-Dec-17
64636812	15-Feb-17	8-Jan-18	1-Dec-17	29-Dec-17	NYMEX WTI	Basis Swap	62,000	bbl	1.29	Capital One	1-Dec-17	31-Dec-17
64636813	15-Feb-17	7-Feb-18	2-Jan-18	31-Jan-18	IPE Brent	Basis Swap	-31,000	bbl		Capital One	1-Jan-18	31-Jan-18
64636813	15-Feb-17	7-Feb-18	2-Jan-18	31-Jan-18	NYMEX WTI	Basis Swap	31,000	bbl	1.29	Capital One	1-Jan-18	31-Jan-18
64636814	15-Feb-17	7-Mar-18	1-Feb-18	28-Feb-18	IPE Brent	Basis Swap	-28,000	bbl		Capital One	1-Feb-18	28-Feb-18
64636814	15-Feb-17	7-Mar-18	1-Feb-18	28-Feb-18	NYMEX WTI	Basis Swap	28,000	bbl	1.29	Capital One	1-Feb-18	28-Feb-18
64636815	15-Feb-17	5-Apr-18	1-Mar-18	29-Mar-18	IPE Brent	Basis Swap	-31,000	bbl		Capital One	1-Mar-18	31-Mar-18
64636815	15-Feb-17	5-Apr-18	1-Mar-18	29-Mar-18	NYMEX WTI	Basis Swap	31,000	bbl	1.29	Capital One	1-Mar-18	31-Mar-18
64636816	15-Feb-17	7-May-18	2-Apr-18	30-Apr-18	IPE Brent	Basis Swap	-30,000	bbl		Capital One	1-Apr-18	30-Apr-18
64636816	15-Feb-17	7-May-18	2-Apr-18	30-Apr-18	NYMEX WTI	Basis Swap	30,000	bbl	1.29	Capital One	1-Apr-18	30-Apr-18
64636817	15-Feb-17	7-Jun-18	1-May-18	31-May-18	IPE Brent	Basis Swap	-31,000	bbl		Capital One	1-May-18	31-May-18
64636817	15-Feb-17	7-Jun-18	1-May-18	31-May-18	NYMEX WTI	Basis Swap	31,000	bbl	1.29	Capital One	1-May-18	31-May-18
64636818	15-Feb-17	9-Jul-18	1-Jun-18	29-Jun-18	IPE Brent	Basis Swap	-30,000	bbl		Capital One	1-Jun-18	30-Jun-18
64636818	15-Feb-17	9-Jul-18	1-Jun-18	29-Jun-18	NYMEX WTI	Basis Swap	30,000	bbl	1.29	Capital One	1-Jun-18	30-Jun-18
64636819	15-Feb-17	7-Aug-18	2-Jul-18	31-Jul-18	IPE Brent	Basis Swap	-31,000	bbl		Capital One	1-Jul-18	31-Jul-18
64636819	15-Feb-17	7-Aug-18	2-Jul-18	31-Jul-18	NYMEX WTI	Basis Swap	31,000	bbl	1.29	Capital One	1-Jul-18	31-Jul-18
64636820	15-Feb-17	10-Sep-18	1-Aug-18	31-Aug-18	IPE Brent	Basis Swap	-31,000	bbl		Capital One	1-Aug-18	31-Aug-18
64636820	15-Feb-17	10-Sep-18	1-Aug-18	31-Aug-18	NYMEX WTI	Basis Swap	31,000	bbl	1.29	Capital One	1-Aug-18	31-Aug-18
64636821	15-Feb-17	5-Oct-18	3-Sep-18	28-Sep-18	IPE Brent	Basis Swap	-30,000	bbl		Capital One	1-Sep-18	30-Sep-18
64636821	15-Feb-17	5-Oct-18	3-Sep-18	28-Sep-18	NYMEX WTI	Basis Swap	30,000	bbl	1.29	Capital One	1-Sep-18	30-Sep-18
64636822	15-Feb-17	7-Nov-18	1-Oct-18	31-Oct-18	IPE Brent	Basis Swap	-31,000	bbl		Capital One	1-Oct-18	31-Oct-18
64636822	15-Feb-17	7-Nov-18	1-Oct-18	31-Oct-18	NYMEX WTI	Basis Swap	31,000	bbl	1.29	Capital One	1-Oct-18	31-Oct-18
64636823	15-Feb-17	7-Dec-18	1-Nov-18	30-Nov-18	IPE Brent	Basis Swap	-30,000	bbl		Capital One	1-Nov-18	30-Nov-18
64636823	15-Feb-17	7-Dec-18	1-Nov-18	30-Nov-18	NYMEX WTI	Basis Swap	30,000	bbl	1.29	Capital One	1-Nov-18	30-Nov-18
64636824	15-Feb-17	8-Jan-19	3-Dec-18	31-Dec-18	IPE Brent	Basis Swap	-31,000	bbl		Capital One	1-Dec-18	31-Dec-18
64636824	15-Feb-17	8-Jan-19	3-Dec-18	31-Dec-18	NYMEX WTI	Basis Swap	31,000	bbl	1.29	Capital One	1-Dec-18	31-Dec-18
64636825	15-Feb-17	7-Feb-19	2-Jan-19	31-Jan-19	IPE Brent	Basis Swap	-15,500	bbl		Capital One	1-Jan-19	31-Jan-19
64636825	15-Feb-17	7-Feb-19	2-Jan-19	31-Jan-19	NYMEX WTI	Basis Swap	15,500	bbl	1.29	Capital One	1-Jan-19	31-Jan-19
64636826	15-Feb-17	7-Mar-19	1-Feb-19	28-Feb-19	IPE Brent	Basis Swap	-14,000	bbl		Capital One	1-Feb-19	28-Feb-19
64636826	15-Feb-17	7-Mar-19	1-Feb-19	28-Feb-19	NYMEX WTI	Basis Swap	14,000	bbl	1.29	Capital One	1-Feb-19	28-Feb-19
64636827	15-Feb-17	5-Apr-19	1-Mar-19	29-Mar-19	IPE Brent	Basis Swap	-15,500	bbl		Capital One	1-Mar-19	31-Mar-19
64636827	15-Feb-17	5-Apr-19	1-Mar-19	29-Mar-19	NYMEX WTI	Basis Swap	15,500	bbl	1.29	Capital One	1-Mar-19	31-Mar-19
64636828	15-Feb-17	7-May-19	1-Apr-19	30-Apr-19	IPE Brent	Basis Swap	-15,000	bbl		Capital One	1-Apr-19	30-Apr-19
64636828	15-Feb-17	7-May-19	1-Apr-19	30-Apr-19	NYMEX WTI	Basis Swap	15,000	bbl	1.29	Capital One	1-Apr-19	30-Apr-19
64636829	15-Feb-17	7-Jun-19	1-May-19	31-May-19	IPE Brent	Basis Swap	-15,500	bbl		Capital One	1-May-19	31-May-19
64636829	15-Feb-17	7-Jun-19	1-May-19	31-May-19	NYMEX WTI	Basis Swap	15,500	bbl	1.29	Capital One	1-May-19	31-May-19
64636830	15-Feb-17	8-Jul-19	3-Jun-19	28-Jun-19	IPE Brent	Basis Swap	-15,000	bbl		Capital One	1-Jun-19	30-Jun-19
64636830	15-Feb-17	8-Jul-19	3-Jun-19	28-Jun-19	NYMEX WTI	Basis Swap	15,000	bbl	1.29	Capital One	1-Jun-19	30-Jun-19
64636831	15-Feb-17	7-Aug-19	1-Jul-19	31-Jul-19	IPE Brent	Basis Swap	-15,500	bbl		Capital One	1-Jul-19	31-Jul-19
64636831	15-Feb-17	7-Aug-19	1-Jul-19	31-Jul-19	NYMEX WTI	Basis Swap	15,500	bbl	1.29	Capital One	1-Jul-19	31-Jul-19
64636832	15-Feb-17	9-Sep-19	1-Aug-19	30-Aug-19	IPE Brent	Basis Swap	-15,500	bbl		Capital One	1-Aug-19	31-Aug-19
64636832	15-Feb-17	9-Sep-19	1-Aug-19	30-Aug-19	NYMEX WTI	Basis Swap	15,500	bbl	1.29	Capital One	1-Aug-19	31-Aug-19
64636833	15-Feb-17	7-Oct-19	2-Sep-19	30-Sep-19	IPE Brent	Basis Swap	-15,000	bbl		Capital One	1-Sep-19	30-Sep-19
64636833	15-Feb-17	7-Oct-19	2-Sep-19	30-Sep-19	NYMEX WTI	Basis Swap	15,000	bbl	1.29	Capital One	1-Sep-19	30-Sep-19
64636834	15-Feb-17	7-Nov-19	1-Oct-19	31-Oct-19	IPE Brent	Basis Swap	-15,500	bbl		Capital One	1-Oct-19	31-Oct-19
64636834	15-Feb-17	7-Nov-19	1-Oct-19	31-Oct-19	NYMEX WTI	Basis Swap	15,500	bbl	1.29	Capital One	1-Oct-19	31-Oct-19
64636835	15-Feb-17	6-Dec-19	1-Nov-19	29-Nov-19	IPE Brent	Basis Swap	-15,000	bbl		Capital One	1-Nov-19	30-Nov-19
64636835	15-Feb-17	6-Dec-19	1-Nov-19	29-Nov-19	NYMEX WTI	Basis Swap	15,000	bbl	1.29	Capital One	1-Nov-19	30-Nov-19
64636836	15-Feb-17	8-Jan-20	2-Dec-19	31-Dec-19	IPE Brent	Basis Swap	-15,500	bbl		Capital One	1-Dec-19	31-Dec-19
64636836	15-Feb-17	8-Jan-20	2-Dec-19	31-Dec-19	NYMEX WTI	Basis Swap	15,500	bbl	1.29	Capital One	1-Dec-19	31-Dec-19
64636847	21-Feb-17	7-Aug-17	3-Jul-17	31-Jul-17	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Jul-17	31-Jul-17
64636847	21-Feb-17	7-Aug-17	3-Jul-17	31-Jul-17	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Jul-17	31-Jul-17
64636848	21-Feb-17	8-Sep-17	1-Aug-17	31-Aug-17	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Aug-17	31-Aug-17
64636848	21-Feb-17	8-Sep-17	1-Aug-17	31-Aug-17	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Aug-17	31-Aug-17
64636849	21-Feb-17	6-Oct-17	1-Sep-17	29-Sep-17	IPE Brent	Basis Swap	-60,000	bbl		Macquarie	1-Sep-17	30-Sep-17
64636849	21-Feb-17	6-Oct-17	1-Sep-17	29-Sep-17	NYMEX WTI	Basis Swap	60,000	bbl	1.1	Macquarie	1-Sep-17	30-Sep-17
64636850	21-Feb-17	7-Nov-17	2-Oct-17	31-Oct-17	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Oct-17	31-Oct-17
64636850	21-Feb-17	7-Nov-17	2-Oct-17	31-Oct-17	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Oct-17	31-Oct-17
64636851	21-Feb-17	7-Dec-17	1-Nov-17	30-Nov-17	IPE Brent	Basis Swap	-60,000	bbl		Macquarie	1-Nov-17	30-Nov-17
64636851	21-Feb-17	7-Dec-17	1-Nov-17	30-Nov-17	NYMEX WTI	Basis Swap	60,000	bbl	1.1	Macquarie	1-Nov-17	30-Nov-17
64636852	21-Feb-17	8-Jan-18	1-Dec-17	29-Dec-17	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Dec-17	31-Dec-17
64636852	21-Feb-17	8-Jan-18	1-Dec-17	29-Dec-17	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Dec-17	31-Dec-17
64636853	21-Feb-17	7-Feb-18	2-Jan-18	31-Jan-18	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Jan-18	31-Jan-18
64636853	21-Feb-17	7-Feb-18	2-Jan-18	31-Jan-18	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Jan-18	31-Jan-18
64636854	21-Feb-17	7-Mar-18	1-Feb-18	28-Feb-18	IPE Brent	Basis Swap	-56,000	bbl		Macquarie	1-Feb-18	28-Feb-18
64636854	21-Feb-17	7-Mar-18	1-Feb-18	28-Feb-18	NYMEX WTI	Basis Swap	56,000	bbl	1.1	Macquarie	1-Feb-18	28-Feb-18
64636855	21-Feb-17	5-Apr-18	1-Mar-18	29-Mar-18	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Mar-18	31-Mar-18
64636855	21-Feb-17	5-Apr-18	1-Mar-18	29-Mar-18	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Mar-18	31-Mar-18
64636856	21-Feb-17	7-May-18	2-Apr-18	30-Apr-18	IPE Brent	Basis Swap	-60,000	bbl		Macquarie	1-Apr-18	30-Apr-18
64636856	21-Feb-17	7-May-18	2-Apr-18	30-Apr-18	NYMEX WTI	Basis Swap	60,000	bbl	1.1	Macquarie	1-Apr-18	30-Apr-18
64636857	21-Feb-17	7-Jun-18	1-May-18	31-May-18	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-May-18	31-May-18
64636857	21-Feb-17	7-Jun-18	1-May-18	31-May-18	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-May-18	31-May-18
64636860	21-Feb-17	9-Jul-18	1-Jun-18	29-Jun-18	IPE Brent	Basis Swap	-60,000	bbl		Macquarie	1-Jun-18	30-Jun-18
64636860	21-Feb-17	9-Jul-18	1-Jun-18	29-Jun-18	NYMEX WTI	Basis Swap	60,000	bbl	1.1	Macquarie	1-Jun-18	30-Jun-18
64636861	21-Feb-17	7-Aug-18	2-Jul-18	31-Jul-18	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Jul-18	31-Jul-18

			new contracts traded 7/12/2017
trade id (contract #)	trade date	payment date	first fixing date	last fixing date	underlying	trade type	position	units	price	counterparty	start date	end date
64636861	21-Feb-17	7-Aug-18	2-Jul-18	31-Jul-18	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Jul-18	31-Jul-18
64636862	21-Feb-17	10-Sep-18	1-Aug-18	31-Aug-18	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Aug-18	31-Aug-18
64636862	21-Feb-17	10-Sep-18	1-Aug-18	31-Aug-18	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Aug-18	31-Aug-18
64636863	21-Feb-17	5-Oct-18	3-Sep-18	28-Sep-18	IPE Brent	Basis Swap	-60,000	bbl		Macquarie	1-Sep-18	30-Sep-18
64636863	21-Feb-17	5-Oct-18	3-Sep-18	28-Sep-18	NYMEX WTI	Basis Swap	60,000	bbl	1.1	Macquarie	1-Sep-18	30-Sep-18
64636864	21-Feb-17	7-Nov-18	1-Oct-18	31-Oct-18	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Oct-18	31-Oct-18
64636864	21-Feb-17	7-Nov-18	1-Oct-18	31-Oct-18	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Oct-18	31-Oct-18
64636867	21-Feb-17	7-Dec-18	1-Nov-18	30-Nov-18	IPE Brent	Basis Swap	-60,000	bbl		Macquarie	1-Nov-18	30-Nov-18
64636867	21-Feb-17	7-Dec-18	1-Nov-18	30-Nov-18	NYMEX WTI	Basis Swap	60,000	bbl	1.1	Macquarie	1-Nov-18	30-Nov-18
64636868	21-Feb-17	8-Jan-19	3-Dec-18	31-Dec-18	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Dec-18	31-Dec-18
64636868	21-Feb-17	8-Jan-19	3-Dec-18	31-Dec-18	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Dec-18	31-Dec-18
64636869	21-Feb-17	7-Feb-19	2-Jan-19	31-Jan-19	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Jan-19	31-Jan-19
64636869	21-Feb-17	7-Feb-19	2-Jan-19	31-Jan-19	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Jan-19	31-Jan-19
64636870	21-Feb-17	7-Mar-19	1-Feb-19	28-Feb-19	IPE Brent	Basis Swap	-56,000	bbl		Macquarie	1-Feb-19	28-Feb-19
64636870	21-Feb-17	7-Mar-19	1-Feb-19	28-Feb-19	NYMEX WTI	Basis Swap	56,000	bbl	1.1	Macquarie	1-Feb-19	28-Feb-19
64636871	21-Feb-17	5-Apr-19	1-Mar-19	29-Mar-19	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Mar-19	31-Mar-19
64636871	21-Feb-17	5-Apr-19	1-Mar-19	29-Mar-19	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Mar-19	31-Mar-19
64636872	21-Feb-17	7-May-19	1-Apr-19	30-Apr-19	IPE Brent	Basis Swap	-60,000	bbl		Macquarie	1-Apr-19	30-Apr-19
64636872	21-Feb-17	7-May-19	1-Apr-19	30-Apr-19	NYMEX WTI	Basis Swap	60,000	bbl	1.1	Macquarie	1-Apr-19	30-Apr-19
64636875	21-Feb-17	7-Jun-19	1-May-19	31-May-19	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-May-19	31-May-19
64636875	21-Feb-17	7-Jun-19	1-May-19	31-May-19	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-May-19	31-May-19
64636876	21-Feb-17	8-Jul-19	3-Jun-19	28-Jun-19	IPE Brent	Basis Swap	-60,000	bbl		Macquarie	1-Jun-19	30-Jun-19
64636876	21-Feb-17	8-Jul-19	3-Jun-19	28-Jun-19	NYMEX WTI	Basis Swap	60,000	bbl	1.1	Macquarie	1-Jun-19	30-Jun-19
64636877	21-Feb-17	7-Aug-19	1-Jul-19	31-Jul-19	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Jul-19	31-Jul-19
64636877	21-Feb-17	7-Aug-19	1-Jul-19	31-Jul-19	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Jul-19	31-Jul-19
64636878	21-Feb-17	9-Sep-19	1-Aug-19	30-Aug-19	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Aug-19	31-Aug-19
64636878	21-Feb-17	9-Sep-19	1-Aug-19	30-Aug-19	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Aug-19	31-Aug-19
64636879	21-Feb-17	7-Oct-19	2-Sep-19	30-Sep-19	IPE Brent	Basis Swap	-60,000	bbl		Macquarie	1-Sep-19	30-Sep-19
64636879	21-Feb-17	7-Oct-19	2-Sep-19	30-Sep-19	NYMEX WTI	Basis Swap	60,000	bbl	1.1	Macquarie	1-Sep-19	30-Sep-19
64636882	21-Feb-17	7-Nov-19	1-Oct-19	31-Oct-19	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Oct-19	31-Oct-19
64636882	21-Feb-17	7-Nov-19	1-Oct-19	31-Oct-19	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Oct-19	31-Oct-19
64636883	21-Feb-17	6-Dec-19	1-Nov-19	29-Nov-19	IPE Brent	Basis Swap	-60,000	bbl		Macquarie	1-Nov-19	30-Nov-19
64636883	21-Feb-17	6-Dec-19	1-Nov-19	29-Nov-19	NYMEX WTI	Basis Swap	60,000	bbl	1.1	Macquarie	1-Nov-19	30-Nov-19
64636884	21-Feb-17	8-Jan-20	2-Dec-19	31-Dec-19	IPE Brent	Basis Swap	-62,000	bbl		Macquarie	1-Dec-19	31-Dec-19
64636884	21-Feb-17	8-Jan-20	2-Dec-19	31-Dec-19	NYMEX WTI	Basis Swap	62,000	bbl	1.1	Macquarie	1-Dec-19	31-Dec-19
(BED17PO00001)	12-Jul-17	8-Jan-18	1-Dec-17	29-Dec-17	NYMEX WTI	Call Option	-132,500	bbl	50	BP	1-Dec-17	31-Dec-17
(BED18PO00001)	12-Jul-17	8-Jan-19	3-Dec-18	31-Dec-18	NYMEX WTI	Call Option	-450,000	bbl	55	BP	1-Dec-18	31-Dec-18
(BED19PO00001)	12-Jul-17	8-Jan-20	2-Dec-19	31-Dec-19	NYMEX WTI	Call Option	-390,000	bbl	60	BP	1-Dec-19	31-Dec-19
	28-Jul-17	8-Jan-18	1-Dec-17	29-Dec-17	NYMEX WTI	Call Option	132,500	bbl	50	BP	1-Dec-17	31-Dec-17
	28-Jul-17	8-Jan-19	3-Dec-18	31-Dec-18	NYMEX WTI	Call Option	450,000	bbl	55	BP	1-Dec-18	31-Dec-18
	28-Jul-17	8-Jan-20	2-Dec-19	31-Dec-19	NYMEX WTI	Call Option	390,000	bbl	60	BP	1-Dec-19	31-Dec-19
	28-Jul-17	7-Dec-17	1-Nov-17	30-Nov-17	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Nov-17	30-Nov-17
	28-Jul-17	8-Jan-18	1-Dec-17	29-Dec-17	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Dec-17	31-Dec-17
	28-Jul-17	7-Feb-18	2-Jan-18	31-Jan-18	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Jan-18	31-Jan-18
	28-Jul-17	7-Mar-18	1-Feb-18	28-Feb-18	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Feb-18	28-Feb-18
	28-Jul-17	5-Apr-18	1-Mar-18	29-Mar-18	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Mar-18	31-Mar-18
	28-Jul-17	7-May-18	2-Apr-18	30-Apr-18	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Apr-18	30-Apr-18
	28-Jul-17	7-Jun-18	1-May-18	31-May-18	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-May-18	31-May-18
	28-Jul-17	9-Jul-18	1-Jun-18	29-Jun-18	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Jun-18	30-Jun-18
	28-Jul-17	7-Aug-18	2-Jul-18	31-Jul-18	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Jul-18	31-Jul-18
	28-Jul-17	10-Sep-18	1-Aug-18	31-Aug-18	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Aug-18	31-Aug-18
	28-Jul-17	5-Oct-18	4-Sep-18	28-Sep-18	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Sep-18	30-Sep-18
	28-Jul-17	7-Nov-18	1-Oct-18	31-Oct-18	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Oct-18	31-Oct-18
	28-Jul-17	7-Dec-18	1-Nov-18	30-Nov-18	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Nov-18	30-Nov-18
	28-Jul-17	8-Jan-19	3-Dec-18	31-Dec-18	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Dec-18	31-Dec-18
	28-Jul-17	7-Feb-19	2-Jan-19	31-Jan-19	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Jan-19	31-Jan-19
	28-Jul-17	7-Mar-19	1-Feb-19	28-Feb-19	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Feb-19	28-Feb-19
	28-Jul-17	5-Apr-19	1-Mar-19	29-Mar-19	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Mar-19	31-Mar-19
	28-Jul-17	7-May-19	1-Apr-19	30-Apr-19	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Apr-19	30-Apr-19
	28-Jul-17	7-Jun-19	1-May-19	31-May-19	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-May-19	31-May-19
	28-Jul-17	8-Jul-19	3-Jun-19	28-Jun-19	NYMEX WTI	Call Option	-37,500	bbl	55	BP	1-Jun-19	30-Jun-19
	28-Jul-17	7-Aug-19	1-Jul-19	31-Jul-19	NYMEX WTI	Call Option	-32,500	bbl	60	BP	1-Jul-19	31-Jul-19
	28-Jul-17	9-Sep-19	1-Aug-19	30-Aug-19	NYMEX WTI	Call Option	-32,500	bbl	60	BP	1-Aug-19	31-Aug-19
	28-Jul-17	7-Oct-19	3-Sep-19	30-Sep-19	NYMEX WTI	Call Option	-32,500	bbl	60	BP	1-Sep-19	30-Sep-19
	28-Jul-17	7-Nov-19	1-Oct-19	31-Oct-19	NYMEX WTI	Call Option	-32,500	bbl	60	BP	1-Oct-19	31-Oct-19
	28-Jul-17	6-Dec-19	1-Nov-19	29-Nov-19	NYMEX WTI	Call Option	-32,500	bbl	60	BP	1-Nov-19	30-Nov-19
	28-Jul-17	8-Jan-20	2-Dec-19	31-Dec-19	NYMEX WTI	Call Option	-32,500	bbl	60	BP	1-Dec-19	31-Dec-19
	28-Jul-17	7-Feb-20	2-Jan-20	31-Jan-20	NYMEX WTI	Call Option	-32,500	bbl	60	BP	1-Jan-20	31-Jan-20
	28-Jul-17	6-Mar-20	3-Feb-20	28-Feb-20	NYMEX WTI	Call Option	-32,500	bbl	60	BP	1-Feb-20	29-Feb-20
	28-Jul-17	7-Apr-20	2-Mar-20	31-Mar-20	NYMEX WTI	Call Option	-32,500	bbl	60	BP	1-Mar-20	31-Mar-20
	28-Jul-17	7-May-20	1-Apr-20	30-Apr-20	NYMEX WTI	Call Option	-32,500	bbl	60	BP	1-Apr-20	30-Apr-20
	28-Jul-17	5-Jun-20	1-May-20	29-May-20	NYMEX WTI	Call Option	-32,500	bbl	60	BP	1-May-20	31-May-20
	28-Jul-17	8-Jul-20	1-Jun-20	30-Jun-20	NYMEX WTI	Call Option	-32,500	bbl	60	BP	1-Jun-20	30-Jun-20
	28-Jul-17	7-Dec-17	1-Nov-17	30-Nov-17	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Nov-17	30-Nov-17
	28-Jul-17	8-Jan-18	1-Dec-17	29-Dec-17	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Dec-17	31-Dec-17

			new contracts traded 7/12/2017
trade id (contract #)	trade date	payment date	first fixing date	last fixing date	underlying	trade type	position	units	price	counterparty	start date	end date
	28-Jul-17	7-Feb-18	2-Jan-18	31-Jan-18	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Jan-18	31-Jan-18
	28-Jul-17	7-Mar-18	1-Feb-18	28-Feb-18	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Feb-18	28-Feb-18
	28-Jul-17	5-Apr-18	1-Mar-18	29-Mar-18	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Mar-18	31-Mar-18
	28-Jul-17	7-May-18	2-Apr-18	30-Apr-18	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Apr-18	30-Apr-18
	28-Jul-17	7-Jun-18	1-May-18	31-May-18	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-May-18	31-May-18
	28-Jul-17	9-Jul-18	1-Jun-18	29-Jun-18	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Jun-18	30-Jun-18
	28-Jul-17	7-Aug-18	2-Jul-18	31-Jul-18	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Jul-18	31-Jul-18
	28-Jul-17	10-Sep-18	1-Aug-18	31-Aug-18	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Aug-18	31-Aug-18
	28-Jul-17	5-Oct-18	4-Sep-18	28-Sep-18	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Sep-18	30-Sep-18
	28-Jul-17	7-Nov-18	1-Oct-18	31-Oct-18	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Oct-18	31-Oct-18
	28-Jul-17	7-Dec-18	1-Nov-18	30-Nov-18	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Nov-18	30-Nov-18
	28-Jul-17	8-Jan-19	3-Dec-18	31-Dec-18	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Dec-18	31-Dec-18
	28-Jul-17	7-Feb-19	2-Jan-19	31-Jan-19	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Jan-19	31-Jan-19
	28-Jul-17	7-Mar-19	1-Feb-19	28-Feb-19	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Feb-19	28-Feb-19
	28-Jul-17	5-Apr-19	1-Mar-19	29-Mar-19	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Mar-19	31-Mar-19
	28-Jul-17	7-May-19	1-Apr-19	30-Apr-19	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Apr-19	30-Apr-19
	28-Jul-17	7-Jun-19	1-May-19	31-May-19	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-May-19	31-May-19
	28-Jul-17	8-Jul-19	3-Jun-19	28-Jun-19	NYMEX WTI	Call Option	-37,500	bbl	55	Macquarie	1-Jun-19	30-Jun-19
	28-Jul-17	7-Aug-19	1-Jul-19	31-Jul-19	NYMEX WTI	Call Option	-32,500	bbl	60	Macquarie	1-Jul-19	31-Jul-19
	28-Jul-17	9-Sep-19	1-Aug-19	30-Aug-19	NYMEX WTI	Call Option	-32,500	bbl	60	Macquarie	1-Aug-19	31-Aug-19
	28-Jul-17	7-Oct-19	3-Sep-19	30-Sep-19	NYMEX WTI	Call Option	-32,500	bbl	60	Macquarie	1-Sep-19	30-Sep-19
	28-Jul-17	7-Nov-19	1-Oct-19	31-Oct-19	NYMEX WTI	Call Option	-32,500	bbl	60	Macquarie	1-Oct-19	31-Oct-19
	28-Jul-17	6-Dec-19	1-Nov-19	29-Nov-19	NYMEX WTI	Call Option	-32,500	bbl	60	Macquarie	1-Nov-19	30-Nov-19
	28-Jul-17	8-Jan-20	2-Dec-19	31-Dec-19	NYMEX WTI	Call Option	-32,500	bbl	60	Macquarie	1-Dec-19	31-Dec-19
	28-Jul-17	7-Feb-20	2-Jan-20	31-Jan-20	NYMEX WTI	Call Option	-32,500	bbl	60	Macquarie	1-Jan-20	31-Jan-20
	28-Jul-17	6-Mar-20	3-Feb-20	28-Feb-20	NYMEX WTI	Call Option	-32,500	bbl	60	Macquarie	1-Feb-20	29-Feb-20
	28-Jul-17	7-Apr-20	2-Mar-20	31-Mar-20	NYMEX WTI	Call Option	-32,500	bbl	60	Macquarie	1-Mar-20	31-Mar-20
	28-Jul-17	7-May-20	1-Apr-20	30-Apr-20	NYMEX WTI	Call Option	-32,500	bbl	60	Macquarie	1-Apr-20	30-Apr-20
	28-Jul-17	5-Jun-20	1-May-20	29-May-20	NYMEX WTI	Call Option	-32,500	bbl	60	Macquarie	1-May-20	31-May-20
	28-Jul-17	8-Jul-20	1-Jun-20	30-Jun-20	NYMEX WTI	Call Option	-32,500	bbl	60	Macquarie	1-Jun-20	30-Jun-20
63417700	15-Dec-16	7-Aug-17	3-Jul-17	31-Jul-17	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Jul-17	31-Jul-17
63417701	15-Dec-16	8-Sep-17	1-Aug-17	31-Aug-17	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Aug-17	31-Aug-17
63417702	15-Dec-16	6-Oct-17	1-Sep-17	29-Sep-17	NYMEX WTI	Fixed Swap	-30,000	bbl	53	BP	1-Sep-17	30-Sep-17
63417703	15-Dec-16	7-Nov-17	2-Oct-17	31-Oct-17	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Oct-17	31-Oct-17
63417704	15-Dec-16	7-Dec-17	1-Nov-17	30-Nov-17	NYMEX WTI	Fixed Swap	-30,000	bbl	53	BP	1-Nov-17	30-Nov-17
63417705	15-Dec-16	8-Jan-18	1-Dec-17	29-Dec-17	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Dec-17	31-Dec-17
63417706	15-Dec-16	7-Feb-18	2-Jan-18	31-Jan-18	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Jan-18	31-Jan-18
63417707	15-Dec-16	7-Mar-18	1-Feb-18	28-Feb-18	NYMEX WTI	Fixed Swap	-28,000	bbl	53	BP	1-Feb-18	28-Feb-18
63417708	15-Dec-16	5-Apr-18	1-Mar-18	29-Mar-18	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Mar-18	31-Mar-18
63417709	15-Dec-16	7-May-18	2-Apr-18	30-Apr-18	NYMEX WTI	Fixed Swap	-30,000	bbl	53	BP	1-Apr-18	30-Apr-18
63417710	15-Dec-16	7-Jun-18	1-May-18	31-May-18	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-May-18	31-May-18
63417711	15-Dec-16	9-Jul-18	1-Jun-18	29-Jun-18	NYMEX WTI	Fixed Swap	-30,000	bbl	53	BP	1-Jun-18	30-Jun-18
63417712	15-Dec-16	7-Aug-18	2-Jul-18	31-Jul-18	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Jul-18	31-Jul-18
63417713	15-Dec-16	10-Sep-18	1-Aug-18	31-Aug-18	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Aug-18	31-Aug-18
63417714	15-Dec-16	5-Oct-18	4-Sep-18	28-Sep-18	NYMEX WTI	Fixed Swap	-30,000	bbl	53	BP	1-Sep-18	30-Sep-18
63417715	15-Dec-16	7-Nov-18	1-Oct-18	31-Oct-18	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Oct-18	31-Oct-18
63417716	15-Dec-16	7-Dec-18	1-Nov-18	30-Nov-18	NYMEX WTI	Fixed Swap	-30,000	bbl	53	BP	1-Nov-18	30-Nov-18
63417717	15-Dec-16	8-Jan-19	3-Dec-18	31-Dec-18	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Dec-18	31-Dec-18
63417718	15-Dec-16	7-Feb-19	2-Jan-19	31-Jan-19	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Jan-19	31-Jan-19
63417719	15-Dec-16	7-Mar-19	1-Feb-19	28-Feb-19	NYMEX WTI	Fixed Swap	-28,000	bbl	53	BP	1-Feb-19	28-Feb-19
63417720	15-Dec-16	5-Apr-19	1-Mar-19	29-Mar-19	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Mar-19	31-Mar-19
63417721	15-Dec-16	7-May-19	1-Apr-19	30-Apr-19	NYMEX WTI	Fixed Swap	-30,000	bbl	53	BP	1-Apr-19	30-Apr-19
63417722	15-Dec-16	7-Jun-19	1-May-19	31-May-19	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-May-19	31-May-19
63417723	15-Dec-16	8-Jul-19	3-Jun-19	28-Jun-19	NYMEX WTI	Fixed Swap	-30,000	bbl	53	BP	1-Jun-19	30-Jun-19
63417724	15-Dec-16	7-Aug-19	1-Jul-19	31-Jul-19	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Jul-19	31-Jul-19
63417725	15-Dec-16	9-Sep-19	1-Aug-19	30-Aug-19	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Aug-19	31-Aug-19
63417726	15-Dec-16	7-Oct-19	3-Sep-19	30-Sep-19	NYMEX WTI	Fixed Swap	-30,000	bbl	53	BP	1-Sep-19	30-Sep-19
63417727	15-Dec-16	7-Nov-19	1-Oct-19	31-Oct-19	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Oct-19	31-Oct-19
63417728	15-Dec-16	6-Dec-19	1-Nov-19	29-Nov-19	NYMEX WTI	Fixed Swap	-30,000	bbl	53	BP	1-Nov-19	30-Nov-19
63417729	15-Dec-16	8-Jan-20	2-Dec-19	31-Dec-19	NYMEX WTI	Fixed Swap	-31,000	bbl	53	BP	1-Dec-19	31-Dec-19
63417736	13-Dec-16	7-Aug-17	3-Jul-17	31-Jul-17	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Jul-17	31-Jul-17
63417737	13-Dec-16	8-Sep-17	1-Aug-17	31-Aug-17	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Aug-17	31-Aug-17
63417738	13-Dec-16	6-Oct-17	1-Sep-17	29-Sep-17	NYMEX WTI	Fixed Swap	-150,000	bbl	54.5	BP	1-Sep-17	30-Sep-17
63417739	13-Dec-16	7-Nov-17	2-Oct-17	31-Oct-17	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Oct-17	31-Oct-17
63417740	13-Dec-16	7-Dec-17	1-Nov-17	30-Nov-17	NYMEX WTI	Fixed Swap	-150,000	bbl	54.5	BP	1-Nov-17	30-Nov-17
63417741	13-Dec-16	8-Jan-18	1-Dec-17	29-Dec-17	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Dec-17	31-Dec-17
63417742	13-Dec-16	7-Feb-18	2-Jan-18	31-Jan-18	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Jan-18	31-Jan-18
63417743	13-Dec-16	7-Mar-18	1-Feb-18	28-Feb-18	NYMEX WTI	Fixed Swap	-140,000	bbl	54.5	BP	1-Feb-18	28-Feb-18
63417744	13-Dec-16	5-Apr-18	1-Mar-18	29-Mar-18	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Mar-18	31-Mar-18
63417745	13-Dec-16	7-May-18	2-Apr-18	30-Apr-18	NYMEX WTI	Fixed Swap	-150,000	bbl	54.5	BP	1-Apr-18	30-Apr-18
63417746	13-Dec-16	7-Jun-18	1-May-18	31-May-18	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-May-18	31-May-18
63417747	13-Dec-16	9-Jul-18	1-Jun-18	29-Jun-18	NYMEX WTI	Fixed Swap	-150,000	bbl	54.5	BP	1-Jun-18	30-Jun-18
63417748	13-Dec-16	7-Aug-18	2-Jul-18	31-Jul-18	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Jul-18	31-Jul-18
63417749	13-Dec-16	10-Sep-18	1-Aug-18	31-Aug-18	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Aug-18	31-Aug-18
63417750	13-Dec-16	5-Oct-18	4-Sep-18	28-Sep-18	NYMEX WTI	Fixed Swap	-150,000	bbl	54.5	BP	1-Sep-18	30-Sep-18

			new contracts traded 7/12/2017
trade id (contract #)	trade date	payment date	first fixing date	last fixing date	underlying	trade type	position	units	price	counterparty	start date	end date
63417751	13-Dec-16	7-Nov-18	1-Oct-18	31-Oct-18	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Oct-18	31-Oct-18
63417752	13-Dec-16	7-Dec-18	1-Nov-18	30-Nov-18	NYMEX WTI	Fixed Swap	-150,000	bbl	54.5	BP	1-Nov-18	30-Nov-18
63417753	13-Dec-16	8-Jan-19	3-Dec-18	31-Dec-18	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Dec-18	31-Dec-18
63417754	13-Dec-16	7-Feb-19	2-Jan-19	31-Jan-19	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Jan-19	31-Jan-19
63417755	13-Dec-16	7-Mar-19	1-Feb-19	28-Feb-19	NYMEX WTI	Fixed Swap	-140,000	bbl	54.5	BP	1-Feb-19	28-Feb-19
63417756	13-Dec-16	5-Apr-19	1-Mar-19	29-Mar-19	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Mar-19	31-Mar-19
63417758	13-Dec-16	7-May-19	1-Apr-19	30-Apr-19	NYMEX WTI	Fixed Swap	-150,000	bbl	54.5	BP	1-Apr-19	30-Apr-19
63417759	13-Dec-16	7-Jun-19	1-May-19	31-May-19	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-May-19	31-May-19
63417761	13-Dec-16	8-Jul-19	3-Jun-19	28-Jun-19	NYMEX WTI	Fixed Swap	-150,000	bbl	54.5	BP	1-Jun-19	30-Jun-19
63417762	13-Dec-16	7-Aug-19	1-Jul-19	31-Jul-19	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Jul-19	31-Jul-19
63417763	13-Dec-16	9-Sep-19	1-Aug-19	30-Aug-19	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Aug-19	31-Aug-19
63417764	13-Dec-16	7-Oct-19	3-Sep-19	30-Sep-19	NYMEX WTI	Fixed Swap	-150,000	bbl	54.5	BP	1-Sep-19	30-Sep-19
63417765	13-Dec-16	7-Nov-19	1-Oct-19	31-Oct-19	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Oct-19	31-Oct-19
63417766	13-Dec-16	6-Dec-19	1-Nov-19	29-Nov-19	NYMEX WTI	Fixed Swap	-150,000	bbl	54.5	BP	1-Nov-19	30-Nov-19
63417767	13-Dec-16	8-Jan-20	2-Dec-19	31-Dec-19	NYMEX WTI	Fixed Swap	-155,000	bbl	54.5	BP	1-Dec-19	31-Dec-19
63417807	16-Dec-16	7-Aug-17	3-Jul-17	31-Jul-17	NYMEX WTI	Fixed Swap	-62,000	bbl	54.1	Macquarie	1-Jul-17	31-Jul-17
63417808	16-Dec-16	8-Sep-17	1-Aug-17	31-Aug-17	NYMEX WTI	Fixed Swap	-62,000	bbl	54.1	Macquarie	1-Aug-17	31-Aug-17
63417809	16-Dec-16	6-Oct-17	1-Sep-17	29-Sep-17	NYMEX WTI	Fixed Swap	-60,000	bbl	54.1	Macquarie	1-Sep-17	30-Sep-17
63417810	16-Dec-16	7-Nov-17	2-Oct-17	31-Oct-17	NYMEX WTI	Fixed Swap	-62,000	bbl	54.1	Macquarie	1-Oct-17	31-Oct-17
63417811	16-Dec-16	7-Dec-17	1-Nov-17	30-Nov-17	NYMEX WTI	Fixed Swap	-60,000	bbl	54.1	Macquarie	1-Nov-17	30-Nov-17
63417812	16-Dec-16	8-Jan-18	1-Dec-17	29-Dec-17	NYMEX WTI	Fixed Swap	-62,000	bbl	54.1	Macquarie	1-Dec-17	31-Dec-17
63417813	16-Dec-16	7-Feb-18	2-Jan-18	31-Jan-18	NYMEX WTI	Fixed Swap	-31,000	bbl	54.1	Macquarie	1-Jan-18	31-Jan-18
63417814	16-Dec-16	7-Mar-18	1-Feb-18	28-Feb-18	NYMEX WTI	Fixed Swap	-28,000	bbl	54.1	Macquarie	1-Feb-18	28-Feb-18
63417815	16-Dec-16	5-Apr-18	1-Mar-18	29-Mar-18	NYMEX WTI	Fixed Swap	-31,000	bbl	54.1	Macquarie	1-Mar-18	31-Mar-18
63417816	16-Dec-16	7-May-18	2-Apr-18	30-Apr-18	NYMEX WTI	Fixed Swap	-30,000	bbl	54.1	Macquarie	1-Apr-18	30-Apr-18
63417817	16-Dec-16	7-Jun-18	1-May-18	31-May-18	NYMEX WTI	Fixed Swap	-31,000	bbl	54.1	Macquarie	1-May-18	31-May-18
63417818	16-Dec-16	9-Jul-18	1-Jun-18	29-Jun-18	NYMEX WTI	Fixed Swap	-30,000	bbl	54.1	Macquarie	1-Jun-18	30-Jun-18
63417819	16-Dec-16	7-Aug-18	2-Jul-18	31-Jul-18	NYMEX WTI	Fixed Swap	-31,000	bbl	54.1	Macquarie	1-Jul-18	31-Jul-18
63417820	16-Dec-16	10-Sep-18	1-Aug-18	31-Aug-18	NYMEX WTI	Fixed Swap	-31,000	bbl	54.1	Macquarie	1-Aug-18	31-Aug-18
63417821	16-Dec-16	5-Oct-18	4-Sep-18	28-Sep-18	NYMEX WTI	Fixed Swap	-30,000	bbl	54.1	Macquarie	1-Sep-18	30-Sep-18
63417822	16-Dec-16	7-Nov-18	1-Oct-18	31-Oct-18	NYMEX WTI	Fixed Swap	-31,000	bbl	54.1	Macquarie	1-Oct-18	31-Oct-18
63417823	16-Dec-16	7-Dec-18	1-Nov-18	30-Nov-18	NYMEX WTI	Fixed Swap	-30,000	bbl	54.1	Macquarie	1-Nov-18	30-Nov-18
63417824	16-Dec-16	8-Jan-19	3-Dec-18	31-Dec-18	NYMEX WTI	Fixed Swap	-31,000	bbl	54.1	Macquarie	1-Dec-18	31-Dec-18
63417825	16-Dec-16	7-Feb-19	2-Jan-19	31-Jan-19	NYMEX WTI	Fixed Swap	-15,500	bbl	54.1	Macquarie	1-Jan-19	31-Jan-19
63417826	16-Dec-16	7-Mar-19	1-Feb-19	28-Feb-19	NYMEX WTI	Fixed Swap	-14,000	bbl	54.1	Macquarie	1-Feb-19	28-Feb-19
63417827	16-Dec-16	5-Apr-19	1-Mar-19	29-Mar-19	NYMEX WTI	Fixed Swap	-15,500	bbl	54.1	Macquarie	1-Mar-19	31-Mar-19
63417828	16-Dec-16	7-May-19	1-Apr-19	30-Apr-19	NYMEX WTI	Fixed Swap	-15,000	bbl	54.1	Macquarie	1-Apr-19	30-Apr-19
63417829	16-Dec-16	7-Jun-19	1-May-19	31-May-19	NYMEX WTI	Fixed Swap	-15,500	bbl	54.1	Macquarie	1-May-19	31-May-19
63417830	16-Dec-16	8-Jul-19	3-Jun-19	28-Jun-19	NYMEX WTI	Fixed Swap	-15,000	bbl	54.1	Macquarie	1-Jun-19	30-Jun-19
63417831	16-Dec-16	7-Aug-19	1-Jul-19	31-Jul-19	NYMEX WTI	Fixed Swap	-15,500	bbl	54.1	Macquarie	1-Jul-19	31-Jul-19
63417832	16-Dec-16	9-Sep-19	1-Aug-19	30-Aug-19	NYMEX WTI	Fixed Swap	-15,500	bbl	54.1	Macquarie	1-Aug-19	31-Aug-19
63417833	16-Dec-16	7-Oct-19	3-Sep-19	30-Sep-19	NYMEX WTI	Fixed Swap	-15,000	bbl	54.1	Macquarie	1-Sep-19	30-Sep-19
63417834	16-Dec-16	7-Nov-19	1-Oct-19	31-Oct-19	NYMEX WTI	Fixed Swap	-15,500	bbl	54.1	Macquarie	1-Oct-19	31-Oct-19
63417835	16-Dec-16	6-Dec-19	1-Nov-19	29-Nov-19	NYMEX WTI	Fixed Swap	-15,000	bbl	54.1	Macquarie	1-Nov-19	30-Nov-19
63417836	16-Dec-16	8-Jan-20	2-Dec-19	31-Dec-19	NYMEX WTI	Fixed Swap	-15,500	bbl	54.1	Macquarie	1-Dec-19	31-Dec-19
63417849	19-Dec-16	7-Aug-17	3-Jul-17	31-Jul-17	NYMEX WTI	Fixed Swap	-62,000	bbl	54.8	Capital One	1-Jul-17	31-Jul-17
63417850	19-Dec-16	8-Sep-17	1-Aug-17	31-Aug-17	NYMEX WTI	Fixed Swap	-62,000	bbl	54.8	Capital One	1-Aug-17	31-Aug-17
63417851	19-Dec-16	6-Oct-17	1-Sep-17	29-Sep-17	NYMEX WTI	Fixed Swap	-60,000	bbl	54.8	Capital One	1-Sep-17	30-Sep-17
63417852	19-Dec-16	7-Nov-17	2-Oct-17	31-Oct-17	NYMEX WTI	Fixed Swap	-62,000	bbl	54.8	Capital One	1-Oct-17	31-Oct-17
63417853	19-Dec-16	7-Dec-17	1-Nov-17	30-Nov-17	NYMEX WTI	Fixed Swap	-60,000	bbl	54.8	Capital One	1-Nov-17	30-Nov-17
63417854	19-Dec-16	8-Jan-18	1-Dec-17	29-Dec-17	NYMEX WTI	Fixed Swap	-62,000	bbl	54.8	Capital One	1-Dec-17	31-Dec-17
63417855	19-Dec-16	7-Feb-18	2-Jan-18	31-Jan-18	NYMEX WTI	Fixed Swap	-31,000	bbl	54.8	Capital One	1-Jan-18	31-Jan-18
63417856	19-Dec-16	7-Mar-18	1-Feb-18	28-Feb-18	NYMEX WTI	Fixed Swap	-28,000	bbl	54.8	Capital One	1-Feb-18	28-Feb-18
63417857	19-Dec-16	5-Apr-18	1-Mar-18	29-Mar-18	NYMEX WTI	Fixed Swap	-31,000	bbl	54.8	Capital One	1-Mar-18	31-Mar-18
63417858	19-Dec-16	7-May-18	2-Apr-18	30-Apr-18	NYMEX WTI	Fixed Swap	-30,000	bbl	54.8	Capital One	1-Apr-18	30-Apr-18
63417860	19-Dec-16	7-Jun-18	1-May-18	31-May-18	NYMEX WTI	Fixed Swap	-31,000	bbl	54.8	Capital One	1-May-18	31-May-18
63417862	19-Dec-16	9-Jul-18	1-Jun-18	29-Jun-18	NYMEX WTI	Fixed Swap	-30,000	bbl	54.8	Capital One	1-Jun-18	30-Jun-18
63417863	19-Dec-16	7-Aug-18	2-Jul-18	31-Jul-18	NYMEX WTI	Fixed Swap	-31,000	bbl	54.8	Capital One	1-Jul-18	31-Jul-18
63417864	19-Dec-16	10-Sep-18	1-Aug-18	31-Aug-18	NYMEX WTI	Fixed Swap	-31,000	bbl	54.8	Capital One	1-Aug-18	31-Aug-18
63417865	19-Dec-16	5-Oct-18	4-Sep-18	28-Sep-18	NYMEX WTI	Fixed Swap	-30,000	bbl	54.8	Capital One	1-Sep-18	30-Sep-18
63417866	19-Dec-16	7-Nov-18	1-Oct-18	31-Oct-18	NYMEX WTI	Fixed Swap	-31,000	bbl	54.8	Capital One	1-Oct-18	31-Oct-18
63417867	19-Dec-16	7-Dec-18	1-Nov-18	30-Nov-18	NYMEX WTI	Fixed Swap	-30,000	bbl	54.8	Capital One	1-Nov-18	30-Nov-18
63417868	19-Dec-16	8-Jan-19	3-Dec-18	31-Dec-18	NYMEX WTI	Fixed Swap	-31,000	bbl	54.8	Capital One	1-Dec-18	31-Dec-18
63417869	19-Dec-16	7-Feb-19	2-Jan-19	31-Jan-19	NYMEX WTI	Fixed Swap	-15,500	bbl	54.8	Capital One	1-Jan-19	31-Jan-19
63417870	19-Dec-16	7-Mar-19	1-Feb-19	28-Feb-19	NYMEX WTI	Fixed Swap	-14,000	bbl	54.8	Capital One	1-Feb-19	28-Feb-19
63417871	19-Dec-16	5-Apr-19	1-Mar-19	29-Mar-19	NYMEX WTI	Fixed Swap	-15,500	bbl	54.8	Capital One	1-Mar-19	31-Mar-19
63417872	19-Dec-16	7-May-19	1-Apr-19	30-Apr-19	NYMEX WTI	Fixed Swap	-15,000	bbl	54.8	Capital One	1-Apr-19	30-Apr-19
63417873	19-Dec-16	7-Jun-19	1-May-19	31-May-19	NYMEX WTI	Fixed Swap	-15,500	bbl	54.8	Capital One	1-May-19	31-May-19
63417874	19-Dec-16	8-Jul-19	3-Jun-19	28-Jun-19	NYMEX WTI	Fixed Swap	-15,000	bbl	54.8	Capital One	1-Jun-19	30-Jun-19
63417875	19-Dec-16	7-Aug-19	1-Jul-19	31-Jul-19	NYMEX WTI	Fixed Swap	-15,500	bbl	54.8	Capital One	1-Jul-19	31-Jul-19
63417876	19-Dec-16	9-Sep-19	1-Aug-19	30-Aug-19	NYMEX WTI	Fixed Swap	-15,500	bbl	54.8	Capital One	1-Aug-19	31-Aug-19
63417877	19-Dec-16	7-Oct-19	3-Sep-19	30-Sep-19	NYMEX WTI	Fixed Swap	-15,000	bbl	54.8	Capital One	1-Sep-19	30-Sep-19
63417878	19-Dec-16	7-Nov-19	1-Oct-19	31-Oct-19	NYMEX WTI	Fixed Swap	-15,500	bbl	54.8	Capital One	1-Oct-19	31-Oct-19
63417879	19-Dec-16	6-Dec-19	1-Nov-19	29-Nov-19	NYMEX WTI	Fixed Swap	-15,000	bbl	54.8	Capital One	1-Nov-19	30-Nov-19
63417880	19-Dec-16	8-Jan-20	2-Dec-19	31-Dec-19	NYMEX WTI	Fixed Swap	-15,500	bbl	54.8	Capital One	1-Dec-19	31-Dec-19

			new contracts traded 7/12/2017
trade id (contract #)	trade date	payment date	first fixing date	last fixing date	underlying	trade type	position	units	price	counterparty	start date	end date
(BED17PS00003)	12-Jul-17	7-Aug-17	3-Jul-17	31-Jul-17	NYMEX WTI	Fixed Swap	-78,333	bbl	49.5	BP	1-Jul-17	31-Jul-17
(BED17PS00003)	12-Jul-17	8-Sep-17	1-Aug-17	31-Aug-17	NYMEX WTI	Fixed Swap	-78,333	bbl	49.5	BP	1-Aug-17	31-Aug-17
(BED17PS00003)	12-Jul-17	6-Oct-17	1-Sep-17	29-Sep-17	NYMEX WTI	Fixed Swap	-78,334	bbl	49.5	BP	1-Sep-17	30-Sep-17
(BED17PS00004)	12-Jul-17	7-Nov-17	2-Oct-17	31-Oct-17	NYMEX WTI	Fixed Swap	-69,166	bbl	48.75	BP	1-Oct-17	31-Oct-17
(BED17PS00004)	12-Jul-17	7-Dec-17	1-Nov-17	30-Nov-17	NYMEX WTI	Fixed Swap	-69,166	bbl	48.75	BP	1-Nov-17	30-Nov-17
(BED17PS00004)	12-Jul-17	8-Jan-18	1-Dec-17	29-Dec-17	NYMEX WTI	Fixed Swap	-69,168	bbl	48.75	BP	1-Dec-17	31-Dec-17
(BED18PS00001)	12-Jul-17	7-Feb-18	2-Jan-18	31-Jan-18	NYMEX WTI	Fixed Swap	-80,600	bbl	48.75	BP	1-Jan-18	31-Jan-18
(BED18PS00001)	12-Jul-17	7-Mar-18	1-Feb-18	28-Feb-18	NYMEX WTI	Fixed Swap	-72,800	bbl	48.75	BP	1-Feb-18	28-Feb-18
(BED18PS00001)	12-Jul-17	5-Apr-18	1-Mar-18	29-Mar-18	NYMEX WTI	Fixed Swap	-80,600	bbl	48.75	BP	1-Mar-18	31-Mar-18
(BED18PS00001)	12-Jul-17	7-May-18	2-Apr-18	30-Apr-18	NYMEX WTI	Fixed Swap	-78,000	bbl	48.75	BP	1-Apr-18	30-Apr-18
(BED18PS00001)	12-Jul-17	7-Jun-18	1-May-18	31-May-18	NYMEX WTI	Fixed Swap	-80,600	bbl	48.75	BP	1-May-18	31-May-18
(BED18PS00001)	12-Jul-17	9-Jul-18	1-Jun-18	29-Jun-18	NYMEX WTI	Fixed Swap	-78,000	bbl	48.75	BP	1-Jun-18	30-Jun-18
(BED18PS00001)	12-Jul-17	7-Aug-18	2-Jul-18	31-Jul-18	NYMEX WTI	Fixed Swap	-80,600	bbl	48.75	BP	1-Jul-18	31-Jul-18
(BED18PS00001)	12-Jul-17	10-Sep-18	1-Aug-18	31-Aug-18	NYMEX WTI	Fixed Swap	-80,600	bbl	48.75	BP	1-Aug-18	31-Aug-18
(BED18PS00001)	12-Jul-17	5-Oct-18	4-Sep-18	28-Sep-18	NYMEX WTI	Fixed Swap	-78,000	bbl	48.75	BP	1-Sep-18	30-Sep-18
(BED18PS00001)	12-Jul-17	7-Nov-18	1-Oct-18	31-Oct-18	NYMEX WTI	Fixed Swap	-80,600	bbl	48.75	BP	1-Oct-18	31-Oct-18
(BED18PS00001)	12-Jul-17	7-Dec-18	1-Nov-18	30-Nov-18	NYMEX WTI	Fixed Swap	-78,000	bbl	48.75	BP	1-Nov-18	30-Nov-18
(BED18PS00001)	12-Jul-17	8-Jan-19	3-Dec-18	31-Dec-18	NYMEX WTI	Fixed Swap	-80,600	bbl	48.75	BP	1-Dec-18	31-Dec-18
(BED19PS00002)	12-Jul-17	7-Feb-19	2-Jan-19	31-Jan-19	NYMEX WTI	Fixed Swap	-69,750	bbl	48.75	BP	1-Jan-19	31-Jan-19
(BED19PS00002)	12-Jul-17	7-Mar-19	1-Feb-19	28-Feb-19	NYMEX WTI	Fixed Swap	-63,000	bbl	48.75	BP	1-Feb-19	28-Feb-19
(BED19PS00002)	12-Jul-17	5-Apr-19	1-Mar-19	29-Mar-19	NYMEX WTI	Fixed Swap	-69,750	bbl	48.75	BP	1-Mar-19	31-Mar-19
(BED19PS00002)	12-Jul-17	7-May-19	1-Apr-19	30-Apr-19	NYMEX WTI	Fixed Swap	-67,500	bbl	48.75	BP	1-Apr-19	30-Apr-19
(BED19PS00002)	12-Jul-17	7-Jun-19	1-May-19	31-May-19	NYMEX WTI	Fixed Swap	-69,750	bbl	48.75	BP	1-May-19	31-May-19
(BED19PS00002)	12-Jul-17	8-Jul-19	3-Jun-19	28-Jun-19	NYMEX WTI	Fixed Swap	-67,500	bbl	48.75	BP	1-Jun-19	30-Jun-19
(BED19PS00002)	12-Jul-17	7-Aug-19	1-Jul-19	31-Jul-19	NYMEX WTI	Fixed Swap	-69,750	bbl	48.75	BP	1-Jul-19	31-Jul-19
(BED19PS00002)	12-Jul-17	9-Sep-19	1-Aug-19	30-Aug-19	NYMEX WTI	Fixed Swap	-69,750	bbl	48.75	BP	1-Aug-19	31-Aug-19
(BED19PS00002)	12-Jul-17	7-Oct-19	3-Sep-19	30-Sep-19	NYMEX WTI	Fixed Swap	-67,500	bbl	48.75	BP	1-Sep-19	30-Sep-19
(BED19PS00002)	12-Jul-17	7-Nov-19	1-Oct-19	31-Oct-19	NYMEX WTI	Fixed Swap	-69,750	bbl	48.75	BP	1-Oct-19	31-Oct-19
(BED19PS00002)	12-Jul-17	6-Dec-19	1-Nov-19	29-Nov-19	NYMEX WTI	Fixed Swap	-67,500	bbl	48.75	BP	1-Nov-19	30-Nov-19
(BED19PS00002)	12-Jul-17	8-Jan-20	2-Dec-19	31-Dec-19	NYMEX WTI	Fixed Swap	-69,750	bbl	48.75	BP	1-Dec-19	31-Dec-19
(HH_41298464)	12-Jul-17	7-Feb-19	2-Jan-19	31-Jan-19	NYMEX WTI	Fixed Swap	-69,750	bbl	48.4	Macquarie	1-Jan-19	31-Jan-19
(HH_41298464)	12-Jul-17	7-Mar-19	1-Feb-19	28-Feb-19	NYMEX WTI	Fixed Swap	-63,000	bbl	48.4	Macquarie	1-Feb-19	28-Feb-19
(HH_41298464)	12-Jul-17	5-Apr-19	1-Mar-19	29-Mar-19	NYMEX WTI	Fixed Swap	-69,750	bbl	48.4	Macquarie	1-Mar-19	31-Mar-19
(HH_41298464)	12-Jul-17	7-May-19	1-Apr-19	30-Apr-19	NYMEX WTI	Fixed Swap	-67,500	bbl	48.4	Macquarie	1-Apr-19	30-Apr-19
(HH_41298464)	12-Jul-17	7-Jun-19	1-May-19	31-May-19	NYMEX WTI	Fixed Swap	-69,750	bbl	48.4	Macquarie	1-May-19	31-May-19
(HH_41298464)	12-Jul-17	8-Jul-19	3-Jun-19	28-Jun-19	NYMEX WTI	Fixed Swap	-67,500	bbl	48.4	Macquarie	1-Jun-19	30-Jun-19
(HH_41298464)	12-Jul-17	7-Aug-19	1-Jul-19	31-Jul-19	NYMEX WTI	Fixed Swap	-69,750	bbl	48.4	Macquarie	1-Jul-19	31-Jul-19
(HH_41298464)	12-Jul-17	9-Sep-19	1-Aug-19	30-Aug-19	NYMEX WTI	Fixed Swap	-69,750	bbl	48.4	Macquarie	1-Aug-19	31-Aug-19
(HH_41298464)	12-Jul-17	7-Oct-19	3-Sep-19	30-Sep-19	NYMEX WTI	Fixed Swap	-67,500	bbl	48.4	Macquarie	1-Sep-19	30-Sep-19
(HH_41298464)	12-Jul-17	7-Nov-19	1-Oct-19	31-Oct-19	NYMEX WTI	Fixed Swap	-69,750	bbl	48.4	Macquarie	1-Oct-19	31-Oct-19
(HH_41298464)	12-Jul-17	6-Dec-19	1-Nov-19	29-Nov-19	NYMEX WTI	Fixed Swap	-67,500	bbl	48.4	Macquarie	1-Nov-19	30-Nov-19
(HH_41298464)	12-Jul-17	8-Jan-20	2-Dec-19	31-Dec-19	NYMEX WTI	Fixed Swap	-69,750	bbl	48.4	Macquarie	1-Dec-19	31-Dec-19
(HH_41298463)	12-Jul-17	7-Feb-18	2-Jan-18	31-Jan-18	NYMEX WTI	Fixed Swap	-80,600	bbl	48.4	Macquarie	1-Jan-18	31-Jan-18
(HH_41298463)	12-Jul-17	7-Mar-18	1-Feb-18	28-Feb-18	NYMEX WTI	Fixed Swap	-72,800	bbl	48.4	Macquarie	1-Feb-18	28-Feb-18
(HH_41298463)	12-Jul-17	5-Apr-18	1-Mar-18	29-Mar-18	NYMEX WTI	Fixed Swap	-80,600	bbl	48.4	Macquarie	1-Mar-18	31-Mar-18
(HH_41298463)	12-Jul-17	7-May-18	2-Apr-18	30-Apr-18	NYMEX WTI	Fixed Swap	-78,000	bbl	48.4	Macquarie	1-Apr-18	30-Apr-18
(HH_41298463)	12-Jul-17	7-Jun-18	1-May-18	31-May-18	NYMEX WTI	Fixed Swap	-80,600	bbl	48.4	Macquarie	1-May-18	31-May-18
(HH_41298463)	12-Jul-17	9-Jul-18	1-Jun-18	29-Jun-18	NYMEX WTI	Fixed Swap	-78,000	bbl	48.4	Macquarie	1-Jun-18	30-Jun-18
(HH_41298463)	12-Jul-17	7-Aug-18	2-Jul-18	31-Jul-18	NYMEX WTI	Fixed Swap	-80,600	bbl	48.4	Macquarie	1-Jul-18	31-Jul-18
(HH_41298463)	12-Jul-17	10-Sep-18	1-Aug-18	31-Aug-18	NYMEX WTI	Fixed Swap	-80,600	bbl	48.4	Macquarie	1-Aug-18	31-Aug-18
(HH_41298463)	12-Jul-17	5-Oct-18	4-Sep-18	28-Sep-18	NYMEX WTI	Fixed Swap	-78,000	bbl	48.4	Macquarie	1-Sep-18	30-Sep-18
(HH_41298463)	12-Jul-17	7-Nov-18	1-Oct-18	31-Oct-18	NYMEX WTI	Fixed Swap	-80,600	bbl	48.4	Macquarie	1-Oct-18	31-Oct-18
(HH_41298463)	12-Jul-17	7-Dec-18	1-Nov-18	30-Nov-18	NYMEX WTI	Fixed Swap	-78,000	bbl	48.4	Macquarie	1-Nov-18	30-Nov-18
(HH_41298463)	12-Jul-17	8-Jan-19	3-Dec-18	31-Dec-18	NYMEX WTI	Fixed Swap	-80,600	bbl	48.4	Macquarie	1-Dec-18	31-Dec-18
(HH_41298461)	12-Jul-17	7-Aug-17	12-Jul-17	31-Jul-17	NYMEX WTI	Fixed Swap	-58,000	bbl	49.5	Macquarie	12-Jul-17	31-Jul-17
(HH_41298461)	12-Jul-17	8-Sep-17	1-Aug-17	31-Aug-17	NYMEX WTI	Fixed Swap	-90,000	bbl	49.5	Macquarie	1-Aug-17	31-Aug-17
(HH_41298461)	12-Jul-17	6-Oct-17	1-Sep-17	29-Sep-17	NYMEX WTI	Fixed Swap	-87,000	bbl	49.5	Macquarie	1-Sep-17	30-Sep-17
(HH_41298462)	12-Jul-17	7-Nov-17	2-Oct-17	31-Oct-17	NYMEX WTI	Fixed Swap	-69,905	bbl	48.4	Macquarie	1-Oct-17	31-Oct-17
(HH_41298462)	12-Jul-17	7-Dec-17	1-Nov-17	30-Nov-17	NYMEX WTI	Fixed Swap	-67,690	bbl	48.4	Macquarie	1-Nov-17	30-Nov-17
(HH_41298462)	12-Jul-17	8-Jan-18	1-Dec-17	29-Dec-17	NYMEX WTI	Fixed Swap	-69,905	bbl	48.4	Macquarie	1-Dec-17	31-Dec-17

SCHEDULE 4.23

Hedging Arrangements

(See attached.)

Schedule 4.23 – page 1

SCHEDULE 4.24

Material Agreements

Contract Type	Counterparty	Entity	Date
NAESB	Cima Energy Ltd.	Berry Petroleum Company, LLC	3/7/2017
NAESB	Twin Eagle Resource Management LLC	Berry Petroleum Company, LLC	3/14/2017
Processing Agreement	Seneca Resources Corporation	Berry Petroleum Company, LLC	6/1/1993
Crude Oil Purchase Agreement	Phillips 66 Company	Berry Petroleum Company, LLC	9/1/2016
Crude Oil Purchase Agreement	Tesoro Refining & Marketing Company LLC	Berry Petroleum Company, LLC	10/1/2016
Joint Venture Agreement	Aera Energy LLC and Chalk Cliff Limited	Berry Petroleum Company, LLC	12/2/1991
Joint Venture Agreement	Aera Energy LLC and Chalk Cliff Limited	Berry Petroleum Company, LLC	1/8/1992
Operational Balancing Agreement	Kern River Gas Transmission Co.	Berry Petroleum Company, LLC	3/1/2011
Operational Balancing Agreement	Kern River Gas Transmission Co.	Berry Petroleum Company, LLC	3/1/2013
Operational Balancing Agreement	Mojave Pipeline Company, L.L.C.	Berry Petroleum Company, LLC	3/1/2011
Operational Balancing Agreement	Mojave Pipeline Company, L.L.C.	Berry Petroleum Company, LLC	5/1/2013
Natural Gas Pipeline Interconnect Agreement	Occidental of Elk Hills, Inc.	Berry Petroleum Company, LLC	6/30/2011
Master Services Contract	Southern California Gas Company	Berry Petroleum Company, LLC	2/14/1995
NAESB	Linn Operating, LLC	Berry Petroleum Company, LLC	3/10/2017
Crude Oil Purchase Agreement	Plains Marketing, L.P.	Berry Petroleum Company, LLC	1/1/2017
Gas Gathering Agreement	Caerus Piceance, LLC	Berry Petroleum Company, LLC	6/29/2006
Gas Gathering Agreement	Caerus Piceance, LLC	Berry Petroleum Company, LLC	6/7/2006
Gas Gathering and Processing Agreement	Enbridge G & P (East Texas) L.P.	Berry Petroleum Company, LLC	9/1/2015
Gas Gathering Agreement	Enbridge G & P (East Texas) L.P.	Berry Petroleum Company, LLC	9/1/2015
Agreement for 311 Transportation Service	Enbridge G & P (East Texas) L.P.	Berry Petroleum Company, LLC	9/1/2015
Gas Gathering Agreement	Enable Midstream Partners, LP	Berry Petroleum Company, LLC	7/16/2009
Gas Gathering Agreement	Spartan Midstream LLC	Berry Petroleum Company, LLC	7/16/2009
Gas Purchase/Gathering Agreement	Oneok Field Services Company, LLC	Berry Petroleum Company, LLC	4/20/1984
Gas Gathering Agreement	WGP-KHC, LLC.	Berry Petroleum Company, LLC	11/1/2004
Gas Compression Agreement	Oneok Field Services Company, L.L.C.	Berry Petroleum Company, LLC	12/1/2007

Schedule 4.24 – page 1

Gas Purchase Agreement	Linn Energy Holdings, LLC	Berry Petroleum Company, LLC	5/1/2010
Gas Processing Agreement	DCP Midstream LP	Berry Petroleum Company, LLC	8/1/2008
Gas Gathering and Compression Agreement	DCP Midstream LP	Berry Petroleum Company, LLC	8/1/2008
Gas Gathering Agreement	Oneok Field Services Company, L.L.C.	Berry Petroleum Company, LLC	11/1/2007
Gas Purchase/Gathering Agreement	Oneok Field Services Company, LLC	Berry Petroleum Company, LLC	8/1/2016
Gas Gathering Agreement	Oneok Field Services Company, L.L.C.	Berry Petroleum Company, LLC	12/1/2007
Agrmt for Sale & Purch of Helium Gas Mixture	Praxair, In.c	Berry Petroleum Company, LLC	1/27/2017
Interconnect Agreement (3rd Party)	Breitburn Operating, LP	Berry Petroleum Company, LLC	9/15/2005
Conmpressor Facility Agreement	Merit Management Partners V, L.P.	Berry Petroleum Company, LLC	8/1/1960
Gas Purchase Agreement	Linn Energy Holdings, LLC	Berry Petroleum Company, LLC	2/28/2017
Royalty Payment Agreemtn	Linn Operating, LLC	Berry Petroleum Company, LLC	5/1/2017
Net Settlement Agreement	Linn Energy Holdings, LLC	Berry Petroleum Company, LLC	4/1/2017
Gas Gathering Agreement	Rig II, LLC	Berry Petroleum Company, LLC	7/1/2010
Crude Oil Purchase Agreement	Chevron Products Company	Berry Petroleum Company, LLC	3/1/2016
Crude Oil Purchase Agreement	Tesoro Refining & Marketing Company LLC	Berry Petroleum Company, LLC	1/1/2016
Crude Oil Purchase Agreement	HollyFrontier Refining & Marketing LLC	Berry Petroleum Company, LLC	8/1/2014
Gas Gathering Agreement	Petroglyph Operating Company, Inc.	Berry Petroleum Company, LLC	3/1/2010
Firm Transportation Service Agreement	Questar Pipeline Company	Berry Petroleum Company, LLC	2/7/2013
Gas Processing Agreement	Chipeta Processing LLC	Berry Petroleum Company, LLC	9/21/2011
Firm Transportation Service Agreement	Questar Pipeline Company	Berry Petroleum Company, LLC	7/24/2012
Firm Transportation Service Agreement	Questar Pipeline Company	Berry Petroleum Company, LLC	11/1/2007
Firm Transportation Service Agreement	Questar Pipeline Company	Berry Petroleum Company, LLC	8/1/2012
Gas Gathering Agreement	Lake Canyon Transportation and Gathering,	Berry Petroleum Company, LLC	4/12/2006
LLC
Operational Balancing Agreement	Questar Pipeline Company	Berry Petroleum Company, LLC	10/1/2003
Facilities Agreement	Questar Pipeline Company	Berry Petroleum Company, LLC	1/17/2006
Joint Venture Agreement	UTE Indian Tribe of the Uintah and Ouray Reservation	Berry Petroleum Company, LLC	4/1/1992
License Agreement	UTE Indian Tribe of the Uintah and Ouray Reservation	Berry Petroleum Company, LLC	8/28/2003
NAESB	Rig II, LLC	Berry Petroleum Company, LLC	7/1/2010

Schedule 4.24 – page 2

SCHEDULE 4.28

Deposit Accounts and Securities Accounts

Deposit Accounts and Securities Accounts

Bank Name	Legal Name	Account #	Type of Account
Comerica Bank	Berry Petroleum Company, LLC	1881589319	Checking
Wells Fargo	Berry Petroleum Company, LLC	4296915481	Checking
Wells Fargo	Berry Petroleum Corporation	4326009313	Checking

Excluded Accounts

Bank Name	Legal Name	Account #	Type of Account
Wells Fargo	Berry Petroleum Company, LLC	9645482127	Controlled Disbursement ZBA Account
Wells Fargo	Berry Petroleum Company, LLC	4325019479	Petty Cash Account – Roosevelt
Wells Fargo	Berry Petroleum Company, LLC	4325019420	Petty Cash Account – Payroll
Wells Fargo	Berry Petroleum Company, LLC	4325019487	Petty Cash Account – Parachute
Wells Fargo	Berry Petroleum Company, LLC	14839200	EPA Standby Trust Account
Wells Fargo	Berry Petroleum Company, LLC	49082300	Berry Petroleum Company California Department of Fish and Wildlife Escrow Account
Amegy Bank	Berry Petroleum Company, LLC	5794258060	General Unsecured Claim Account

Schedule 4.28 – page 1

SCHEDULE 6.1

Existing Debt

None.

Schedule 6.1 – page 1

SCHEDULE 6.2

Existing Liens

None.

Schedule 6.2 – page 1

SCHEDULE 6.3

Existing Investments

Borrower owns 37.5% of the outstanding membership interests of Lake Canyon Transportation and Gathering, LLC, a Utah limited liability company.

Schedule 6.3 – page 1

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit A – Form of Assignment and Assumption

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]
[Assignee [is] [is not] a Defaulting Lender]

3.	Borrower:	BERRY PETROLEUM COMPANY, LLC

4.	Administrative Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit Agreement dated July [31], 2017 among Borrower, Berry Petroleum Corporation, as parent guarantor, the Lenders party thereto from time to time, and Wells Fargo Bank, National Association, as Administrative Agent and as Issuing Lender.
6.	Assigned Interest[s]:

Assignor[s]	Assignee[ s]	Facility Assigned	Aggregate Amount of Commitments /Advances for all Lenders	Amount of Commitment / Advances Assigned[5]	Percentage Assigned of Commitment / Advances[6]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

7.	Trade Date:	[7]

Effective Date:    _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREOF.]

[5]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[6]	Set forth, to at least 9 decimals, as a percentage of the Commitment / Advances of all Lenders thereunder.
[7]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit A – Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][8]
[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:

Name:

Title:

[8]	Add additional signature blocks as needed.

Exhibit A – Form of Assignment and Assumption

[Consented to and] 9 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and as Issuing Lender

By:

Name:

Title:

[Consented to:] [10]

BERRY PETROLEUM COMPANY, LLC

By:

Name:

Title:

[9]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[10]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Exhibit A – Form of Assignment and Assumption

Annex 1

To Exhibit A – Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.7 of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.7 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

Exhibit A – Form of Assignment and Assumption

Annex I

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibit A – Form of Assignment and Assumption

Annex I

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

FOR THE PERIOD FROM                     , 20     TO                     , 20

This certificate dated as of ___________ ___, _______ is prepared pursuant to the Credit Agreement dated as of July 31, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Berry Petroleum Company, LLC (“Borrower”), Berry Petroleum Corporation. (the “Parent”), the lenders party thereto from time to time (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender. Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The undersigned, on behalf of the Borrower, certifies that:

(a) all representations and warranties made by any Credit Party in the Credit Documents (other than those representations and warranties made in connection with a delivery of an Engineering Report as certified in a Reserve Report Certificate) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on this date, except that any representation and warranty which by its terms is made as of a specified date is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date;

(b) attached hereto in Schedule I are detailed calculations reflecting the components of the covenant calculations, as of the date and for the periods covered by this certificate, of Consolidated EBITDAX and Consolidated Net Tangible Assets;

[(c) no Default or Event of Default has occurred or is continuing as of the date hereof; and]

[(c) the following Default[s] or Event[s] of Default exist[s] as of the date hereof, if any, and the actions set forth below are being taken to remedy such circumstances:

____________________________________;]

[(e)] as of the date hereof for the periods set forth below the following statements, amounts, and calculations included herein and in Schedule I, were true and correct in all material respects[.][; and

(f) The Credit Parties have acquired the real properties listed on Schedule 2 that either (i) are material to the operations of the Credit Parties or (y) have a fair market value in excess of $2,500,000.]

Exhibit B – Form of Compliance Certificate

I. Section 6.16 Leverage Ratio.[11]

(a)	Consolidated Total Debt as of
the last day of such fiscal quarter	$

(b)	Consolidated EBITDAX for the
Test Period then ended	(i) + (ii)	=	$

(i)	Consolidated EBITDAX (excluding cash
proceeds from an Equity Issuance resulting
from a Covenant Cure Payment)
$

(ii)	Consolidated EBITDAX resulting from the
exercise of a Covenant Cure Payment [12]
$

Leverage Ratio = (a) divided by (b)	=

Maximum Leverage Ratio	4.00 to 1.00

Compliance	[Yes] [No]

II. Section 6.17 Current Ratio.[13]

as of the last day of such fiscal quarter:

(a)	total consolidated current assets[14]	$

(b)	total consolidated current liabilities[15]	$

Current Ratio = (a) divided by (b)	=

Minimum Current Ratio	1.00 to 1.00

Compliance	[Yes] [No]

[11]	To be provided beginning with the fiscal quarter ending September 30, 2017.
[12]	To be included only to the extent permitted in accordance with Section 7.7 of the Credit Agreement.
[13]	To be provided beginning with the fiscal quarter ending September 30, 2017. For purposes of this calculation (i) “current assets” shall include, as of the date of calculation, the Availability but shall exclude any asset representing a valuation account arising from the application of ASC 410 and 815, and (ii) “current liabilities” shall exclude, as of the date of calculation, the current portion of long–term Debt existing under the Credit Agreement and any liabilities representing a valuation account arising from the application of ASC 410 and 815.
[14]	For the Credit Parties.
[15]	For the Credit Parties.

Exhibit B – Form of Compliance Certificate

III. Section 6.1(b) and Section 6.1(t) Debt.

Section6.1(b)

as of the last day of such fiscal quarter:

(a)	Debt of the Borrower and the Restricted Subsidiaries permitted by Section 6.1(b) incurred (and outstanding) to finance the acquisition, construction or improvement of any fixed capital assets (whether or not constituting purchase money Debt), including obligations in respect of Capital Leases and and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt that does not increase the outstanding principal amount thereof[16]	=

(b)	Consolidated Net Tangible Assets	=

(c)	Consolidated Net Tangible Assets multipled by (0.02))	=

Debt Covenant:		(a) less than or equal to (c)

	Compliance	[Yes] [No]

Section6.1(t)

as of the last day of such fiscal quarter:

(a)	Debt[17] permitted by Section 6.1(t) of all acquired Restricted Subsidiaries	=

(b)	Consolidated Net Tangible Assets	=

(c)	Consolidated Net Tangible Assets multipled by (0.02))	=

Debt Covenant:		(a) less than or equal to (c)

Compliance		[Yes] [No]

[16]	Provided that such Debt is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement.
[17]	Other than for borrowed money.

Exhibit B – Form of Compliance Certificate

IV. Section 6.3(p) Investments.

as of the last day of such fiscal quarter:

(a)	All investments[18] permitted under Section 6.3(p) of the Credit Agreement[19]	=

(b)	Consolidated Net Tangible Assets	=

(c)	Consolidated Net Tangible Assets multipled by (0.02))	=

Investment Covenant:		(a) less than or equal to (c)

	Compliance [Yes]	[No]

V. Production and Hedging Reports.

(a)	Attached hereto as Schedule II is a true and complete list of the lease operating statements for the Wells, aggregated for each region, for each month for the periods covered by this certificate (detailed on a monthly basis).

(b)	Attached hereto as Schedule III is a true and complete list of any changes to any producing reservoir, production equipment, or producing well for the periods covered by this certificate, which changes could reasonably be expected to cause a Material Adverse Change.

(c)	Attached hereto as Schedule IV is a true and complete list of any sales of the Borrower’s or any Subsidiaries’ Oil and Gas Properties to which Proven Reserves are attributable during each month for the periods covered by this certificate (detailed on a monthly basis for the periods covered by this certificate), excluding sales that, individually or in the aggregate, are less than $500,000 for the quarterly period covered by this certificate.

(d)	Attached hereto as Schedule V is a true and complete list of all Hedging Arrangements of the Credit Parties and detailing the material terms thereof (including the type, effective date, and notional amounts or volumes on a monthly basis, for the periods covered by this certificate).

(e)	Attached hereto as Schedule VI is a true and complete list of all credit support agreements (other than any Credit Documents) relating to the Hedging Arrangements of the Credit Parties (including any margin required or supplied) and the counterparty to each such agreement; provided that, such required listing of any credit support agreements shall, in no event, be construed as permitting such credit supports which are not permitted under the terms of the Credit Agreement.

[18]	Other than in an Unrestricted Subsidiary.
[19]	By the Credit Parties.

Exhibit B – Form of Compliance Certificate

(f)	Attached hereto as Schedule VII are calculations showing that the Credit Parties [are] [are not] in compliance with the negative covenant provided in Section 6.15(b) of the Credit Agreement:[20]

(i)	In no event has the aggregate notional volume of all Hedging Arrangements in respect of commodities for a particular month exceeded 100% of the actual production for each of crude oil, natural gas and natural gas liquids, calculated separately, in the previous calendar month.

Compliance         [Yes]        [No]

[20]	For purposes of determining compliance under Section 6.15 (b), basis differential Hedging Arrangements shall not be included in Hedging Arrangements so long as the volumes of such basis differential Hedging Arrangements are not in excess of the volumes of the underlying commodity Hedging Arrangements.

Exhibit B – Form of Compliance Certificate

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of                              ,             .

BERRY PETROLEUM COMPANY, LLC

By:

Name:

Title:

Exhibit B – Form of Compliance Certificate

SCHEDULE I

Consolidated EBITDAX[21] for the Test Period then ended [22]
(i) + (ii) + (iii) + (iv) + (v) + (vi)[23] + (vii) – (viii) [24] + (ix)		$
(i)	Consolidated Net Income	$
(ii)	Consolidated Interest Expense	$
(iii)	Consolidated Income Tax Expense	$
(iv)	depreciation, amortization, depletion and exploration expenses	$
(v)	non-cash charges[25]	$
(vi)	other non-cash charges[26]	$
(vii)	third quarter 2017 charges incurred in connection with the Plan of Reorganziation[27]	$
(viii)	non-cash income[28]	$
(ix)	Consolidated EBITDAX from exercise of cure right[29]	$

[21]	For the Credit Parties. Consolidated EBITDAX shall be subject to pro forma adjustments for permitted acquisitions and non-ordinary course asset sales assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in a manner, and subject to supporting documentation, set forth by the SEC in Regulation S-X or otherwise acceptable to the Administrative Agent. For the avoidance of doubt, Consolidated EBITDAX shall include realized gains and losses with respect to Hedging Arrangements in connection with monthly settlements in the ordinary course of business, but shall not otherwise include realized gains and losses in connection with early hedge unwinds or terminations, and Consolidated EBITDAX shall also not include unrealized marked-to-market gains and losses with respect to Hedging Arrangements.
[22]	For any Test Period ending on or before March 31, 2018, Consolidated EBITDAX shall be deemed to be equal to (a) for the Text Period ended on September 30, 2017, Consolidated EBITDAX for the fiscal quarter ended on such date multiplied by four (4); (b) for the Test Period ended on December 31, 2017, Consolidated EBITDAX for the two fiscal quarters ended on such date, multiplied by two (2); and (c) for the Test Period ended on March 31, 2019, Consolidated EBITDAX for the three fiscal quarters ended on such date multiplied by four-thirds (4/3).
[23]	Items (ii) – (vii) shall be included without duplication and to the extent deducted in determining Consolidated Net Income.
[24]	Item (viii) shall be deducted to the extent included in determining Consolidated Net Income.
[25]	Resulting from extraordinary, non-recurring events or circumstances for such period.
[26]	Resulting from any provision for the reduction in the carrying value of assets recorded in accordance with GAAP for such period and non-cash charges resulting from the requirements of ASC 410, 718 and 815.
[27]	Not to exceed $2,500,000.
[28]	Non-cash income shall include (a) non-cash income resulting from extraordinary, non-recurring events or circumstances for such period and (b) all other non-cash items of income which were included in determining consolidated Net Income (including non-cash income resulting from the requirements of ASC 410, 718 and 815).
[29]	To be included only to the extent permitted in accordance with Section 7.7 of the Credit Agreement.

Exhibit B – Form of Compliance Certificate

Schedule I

Calculation of Consolidated Net Tangible Assets:

Consolidated Net Tangible Assets = (i) – (ii) – (iii) [30]		=
(i)	total consolidated assets[31]	=
(ii)	outstanding liabilities	=
(iii)	intangible assets[32]	=

[30]	Items (i)-(iii) to be determined, in each case, in accordance with GAAP.
[31]	For the Credit Parties.
[32]	Such as goodwill, patents and trademarks.

Exhibit B – Form of Compliance Certificate

Schedule I

SCHEDULE II

LEASE OPERATING STATEMENTS

Exhibit B – Form of Compliance Certificate

Schedule II - Lease Operating Statements

SCHEDULE III

MATERIAL CHANGES TO PRODUCTION

Exhibit B – Form of Compliance Certificate

Schedule III - Material Changes to Production

SCHEDULE IV

SALES OF OIL AND GAS PROPERTIES

(to which Proven Reserves are attributable)

Exhibit B – Form of Compliance Certificate

Schedule IV - Sales of Oil and Gas Properties

SCHEDULE V

HEDGING ARRANGEMENTS

Exhibit B – Form of Compliance Certificate

Schedule V - Hedging Arrangements

SCHEDULE VI

CREDIT SUPPORT AGREEMENTS

Exhibit B – Form of Compliance Certificate

Schedule VI - Credit Support Agreements

SCHEDULE VII

SECTION 6.15(b) CALCULATIONS

See attached.

Exhibit B – Form of Compliance Certificate

Schedule VII - Section 6.15(b) Calculations

EXHIBIT C

FORM OF GUARANTY AGREEMENT

[PROVIDED SEPARATELY]

Exhibit C – Form of Guaranty Agreement

EXHIBIT C

FORM OF GUARANTY AGREEMENT

This Guaranty Agreement dated as of July 31, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “ Guaranty”) is executed by each of the undersigned (individually a “Guarantor” and collectively, the “Guarantors”), in favor of Wells Fargo Bank, National Association, as the administrative agent (in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement referred to herein) and as the issuing lender (in such capacity, the “Issuing Lender”).

INTRODUCTION

A. This Guaranty is given in connection with that certain Credit Agreement dated as of July 31, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”), Berry Petroleum Corporation, a Delaware corporation, as parent guarantor, the lenders party thereto from time to time (individually, a “Lender” and collectively, the “Lenders”), the Administrative Agent and the Issuing Lender.

B. Each Guarantor (other than the Borrower, as a Guarantor) is an Affiliate of the Borrower, and the Borrower, as a Guarantor, is an Affiliate of each other Guarantor, and (i) the transactions contemplated by the Credit Agreement and the other Credit Documents, (ii) the Hedging Arrangements entered into by any Guarantor with a Swap Counterparty, and (iii) the Banking Services provided by any Banking Services Provider to any Guarantor, each are (a) in furtherance of such Affiliate’s limited liability company or corporate purposes, (b) necessary or convenient to the conduct, promotion or attainment of such Affiliate’s business, and (c) for such Affiliate’s direct or indirect benefit.

C. Each Guarantor is executing and delivering this Guaranty (i) to induce the Lenders to provide and to continue to provide Advances under the Credit Agreement, (ii) to induce the Issuing Lender to provide and to continue to provide Letters of Credit under the Credit Agreement, and (iii) intending it to be a legal, valid, binding, enforceable and continuing obligation of such Guarantor.

NOW, THEREFORE, in consideration of the premises, the Administrative Agent and each Guarantor hereby agrees as follows:

Section 1. Definitions. All capitalized terms not otherwise defined in this Guaranty, including those in the preamble and introduction above, that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement. As used herein, the term “Guarantor” includes the Borrower as a guarantor of Guaranteed Obligations hereunder, and the term “Borrower” refers to such entity in its capacity other than as a guarantor hereunder.

Section 2. Guaranty.

Exhibit C – Form of Guaranty Agreement

(a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Secured Obligations other than any thereof for which it is primarily liable (collectively, the “Guaranteed Obligations”); provided, however, that as used herein “Guaranteed Obligations” shall not include the Excluded Swap Obligations. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Credit Party to the Administrative Agent, the Issuing Lender or any Lender under the Credit Documents and by any other Credit Party to a Swap Counterparty, Banking Services Provider, or any other Secured Party but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving any other Credit Party. Notwithstanding the foregoing, the Guaranteed Obligations of any Guarantor shall not include the Excluded Swap Obligations of such Guarantor.

(b) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree that in the event a payment shall be made on any date under this Guaranty by any Guarantor (the “Funding Guarantor”), each other Guarantor (each a “Contributing Guarantor”) shall indemnify the Funding Guarantor in an amount equal to the amount of such payment, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor as of such date and the denominator of which shall be the aggregate net worth of all the Contributing Guarantors together with the net worth of the Funding Guarantor as of such date. Any Contributing Guarantor making any payment to a Funding Guarantor pursuant to this Section 2(b) shall be subrogated to the rights of such Funding Guarantor to the extent of such payment.

(c) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors (collectively, the “Fraudulent Transfer Laws”), but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, in each case:

(i) after giving effect to all liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding:

(A) any liabilities of such Guarantor in respect of intercompany indebtedness to other Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder; and

(B) any liabilities of such Guarantor under this Guaranty; and

(ii) after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under Section 2(b)).

Exhibit C – Form of Guaranty Agreement

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto but subject to Section 2(c) above. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against a Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any other Guarantor or any other Person or whether any other Guarantor or any other Person is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent not prohibited by applicable law, any defenses it may now or hereafter have (other than a defense of payment or performance) in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Credit Document or any agreement or instrument relating to Hedging Arrangements with a Swap Counterparty, or agreement relating to Banking Services with a Banking Services Provider, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(c) any taking, exchange, release or non-perfection of any Lien on any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or any other assets of any Guarantor;

(e) any change, restructuring or termination of the corporate, limited liability company, or partnership structure or existence of any Guarantor;

(f) any failure of any Secured Party to disclose to any Guarantor any information relating to the business, condition (financial or otherwise), operations, Properties or prospects of any Person now or in the future known to the Administrative Agent, the Issuing Lender, any Lender or any other Secured Party (and each Guarantor hereby irrevocably waives any duty on the part of any Secured Party to disclose such information);

(g) any signature of any officer of any Guarantor being mechanically reproduced in facsimile or otherwise; or

Exhibit C – Form of Guaranty Agreement

(h) any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of any Guarantor or any other guarantor, surety or other Person, other than the payment in full, in cash, of the Guaranteed Obligations.

Section 4. Continuation and Reinstatement, Etc. Each Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Secured Party receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. THE LIABILITIES OF EACH GUARANTOR AS SET FORTH IN THIS SECTION 4 SHALL SURVIVE THE TERMINATION OF THIS GUARANTY.

Section 5. Waivers and Acknowledgments.

(a) Each Guarantor, to the extent not prohibited by applicable law, hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any Property or exhaust any right or take any action against the Borrower or any other Person or any collateral.

(b) Each Guarantor, to the extent not prohibited by applicable law, hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor acknowledges that it will receive substantial direct or indirect benefits from (i) the financing arrangements involving the Borrower or any Guarantor contemplated by the Credit Documents, (ii) the Hedging Arrangements of any Guarantor with a Swap Counterparty, and (iii) the Banking Services provided to any Guarantor, and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

Section 6. Subrogation and Subordination.

(a) No Guarantor will exercise any rights that it may now have or hereafter acquire against any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Person, directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Payment in Full of Obligations. If any amount shall be paid to a Guarantor in violation of the preceding sentence at any time prior to or on the date of the Payment in Full of Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents.

Exhibit C – Form of Guaranty Agreement

(b) Each Guarantor agrees that, until after the Payment in Full of Obligations, all Subordinated Guarantor Obligations (as hereinafter defined) are and shall be subordinate and inferior in rank, preference and priority (in liquidation, dissolution, bankruptcy, reorganization, or otherwise) to all obligations of such Guarantor in respect of the Guaranteed Obligations hereunder, and such Guarantor shall, if requested by the Administrative Agent, execute a subordination agreement reasonably satisfactory to the Administrative Agent to more fully set out the terms of such subordination, it being understood that unless an Event of Default has occurred and is continuing, payments and prepayments in respect of such Subordinated Guarantor Obligations may be made from time to time. Each Guarantor agrees that none of the Subordinated Guarantor Obligations shall be secured by a Lien or security interest on any assets of such Guarantor or any ownership interests in any Subsidiary of such Guarantor. “Subordinated Guarantor Obligations” means any and all obligations and liabilities of a Guarantor owing to any other Guarantor, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, with interest, attorneys’ fees, expenses of collection and costs.

Section 7. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

(a) There are no conditions precedent to the effectiveness of this Guaranty. Such Guarantor benefits from executing this Guaranty.

(b) Such Guarantor has, independently and without reliance upon the Administrative Agent, any Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from the Borrower and each other relevant Person on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial and otherwise), operations, Properties and prospects of the Borrower and each other relevant Person.

(c) The obligations of such Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of such Guarantor, (except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and (ii) general principles of equity whether applied by a court of law or equity), and the execution and delivery of this Guaranty by such Guarantor has been duly and validly authorized in all respects by all requisite corporate, limited liability company or partnership actions, as applicable, on the part of such Guarantor, and the Person who is executing and delivering this Guaranty on behalf of such Guarantor has full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Guaranty on such Guarantor’s part to be observed or performed.

Section 8. Right of Set-Off. Upon the occurrence and while there is continuing any Event of Default, any Lender or the Administrative Agent, the Issuing Lender and any other Secured Party is hereby authorized at any time, to the fullest extent permitted by law, to set-off

Exhibit C – Form of Guaranty Agreement

and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by such Secured Party to the account of each Guarantor against any and all of the obligations of the Guarantors under this Guaranty, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured or are owed to another branch or office of a Secured Party different from the branch or office holding such deposit or obligated on such indebtedness. Such Secured Party shall promptly notify the affected Guarantor after any such set-off and application is made, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Parties under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Secured Party may have.

Section 9. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective, except to the extent permitted by Section 10.3 of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 10. Notices, Etc. All notices and other communications provided for hereunder shall be sent in the manner provided for in Section 10.9 of the Credit Agreement.

Section 11. No Waiver: Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12. Continuing Guaranty: Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the Payment in Full of Obligations, (b) be binding upon each Guarantor and its successors and assigns, (c) inure to the benefit of and be enforceable by the Administrative Agent, each Lender and the Issuing Lender and their respective successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns, and (d) inure to the benefit of and be enforceable by each Secured Party and each of its successors, transferees and assigns to the extent such successor, transferee or assign also falls within the definition of Secured Party. Without limiting the generality of the foregoing clause (c), subject to Section 10.7 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, in all respects to the provisions of the Credit Agreement. Each Guarantor acknowledges that upon any Person becoming a Lender, the Administrative Agent or the Issuing Lender in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.

Exhibit C – Form of Guaranty Agreement

Section 13. Governing Law; Service of Process. This Guaranty shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5- 1402 of the General Obligations Law of the State of New York). Each Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at the address set forth for the Credit Parties in the Credit Agreement. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against any Guarantor or its Property in the courts of any other jurisdiction.

Section 14. Submission to Jurisdiction. Each Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Lender or any Related Party of the foregoing in any way relating to this Guaranty or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

Section 15. Waiver of Jury. THE GUARANTORS HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16. INDEMNIFICATION. EACH GUARANTOR SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER, THE ISSUING LENDER, THE LEAD ARRANGERS, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT AND THE SWAP COUNTERPARTIES, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE BORROWER OR ANY OTHER CREDIT PARTY) OTHER THAN SUCH INDEMNITEE AND ITS RELATED PARTIES ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE

Exhibit C – Form of Guaranty Agreement

EXECUTION OR DELIVERY OF THIS GUARANTY, ANY OTHER CREDIT DOCUMENT, ANY HEDGING ARRANGEMENT WITH A SWAP COUNTERPARTY, OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY ADVANCE OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING LENDER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT OR ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO ANY GUARANTOR, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE PARENT, THE BORROWER OR ANY OTHER CREDIT PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE APPLICABLE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) CONSTITUTE ATTORNEYS’ FEES, EXPENSES AND CHARGES FOR ANY COUNSEL OTHER THAN (A) ONE PRIMARY COUNSEL OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUING LENDER, THE LEAD ARRANGERS, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT AND THE SWAP COUNTERPARTIES (TAKEN AS A WHOLE), (B) IF NECESSARY, A SINGLE FIRM OF LOCAL COUNSEL IN EACH APPROPRIATE JURISDICTION, AND (C) OTHER COUNSEL IF SUCH REPRESENTATION BY A SINGLE COUNSEL WOULD BE INAPPROPRIATE DUE TO THE EXISTENCE OF AN ACTUAL OR REASONABLY PERCEIVED CONFLICT OF INTEREST, (Y) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT OR HEDGING ARRANGEMENT, AS APPLICABLE, IF THE PARENT, THE BORROWER OR SUCH CREDIT PARTY HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION, OR (Z) RELATE TO ANY PROCEEDING SOLELY BETWEEN OR AMONG INDEMNIFIED PARTIES OTHER THAN (A) CLAIMS AGAINST EITHER THE ADMINISTRATIVE AGENT OR THE LEAD ARRANGERS OR THEIR RESPECTIVE AFFILIATES IN THEIR CAPACITY OR IN FULFILLING THEIR ROLE AS THE ADMINISTRATIVE AGENT OR LEAD ARRANGERS OR ANY OTHER SIMILAR ROLE UNDER THE CREDIT DOCUMENTS (EXCLUDING THE ROLE AS A LENDER) AND (B) CLAIMS ARISING OUT OF ANY ACT OR OMISSION ON THE PART

Exhibit C – Form of Guaranty Agreement

OF THE BORROWER OR ANY OF THE BORROWER’S AFFILIATES. THIS SECTION 16 SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM. THE LIABILITIES OF EACH GUARANTOR AS SET FORTH IN THIS SECTION 16 SHALL SURVIVE THE TERMINATION OF THIS GUARANTY.

Section 17. Additional Guarantors. Pursuant to Section 5.6 or 5.7 of the Credit Agreement, as applicable, Affiliates of the Borrower that were not in existence on the date of the Credit Agreement are required to enter into this Guaranty as a Guarantor within the time period specified in the Credit Agreement. Upon execution and delivery after the date hereof by the Administrative Agent and such Affiliatae of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

Section 18. USA Patriot Act. Each Secured Party that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any other Secured Party) hereby notifies each Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of such Guarantor and other information that will allow such Secured Party or the Administrative Agent, as applicable, to identify such Guarantor in accordance with the Act. Following a request by any Secured Party, each Guarantor shall promptly furnish all documentation and other information that such Secured Party reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 19. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 19, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Payment in Full of Obligations. Each Qualified ECP Guarantor intends that this Section 19 constitute, and this Section 19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS GUARANTY, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Exhibit C – Form of Guaranty Agreement

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

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Exhibit C – Form of Guaranty Agreement

Each Guarantor has caused this Guaranty to be duly executed as of the date first above written.

GUARANTOR:

BERRY PETROLEUM COMPANY, LLC

By:

Name:
Title:

Exhibit C – Form of Guaranty Agreement

Signature Page

Annex 1 to the Guaranty Agreement

SUPPLEMENT NO.                 dated as of                     (the “Supplement”), to the Guaranty Agreement dated as of July 31, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty Agreement”), executed by Berry Petroleum Company, LLC and Berry Petroleum Corporation, (the “Guarantors”) and Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement referred to herein).

A. Reference is made to the Credit Agreement dated as of July 31, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”), Berry Petroleum Corporation, a Delaware corporation, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, and Wells Fargo Bank, National Association, as the issuing lender (the “Issuing Lender”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement or the Credit Agreement, as applicable.

C. The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Advances and the Issuing Lender to issue Letters of Credit. Section 17 of the Guaranty Agreement provides that additional Affiliates of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Affilaite of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Advances and the Issuing Lender to issue additional Letters of Credit and as consideration for Advances previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 17 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof). Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it by all requisite corporate, limited liability company or partnership action and

Exhibit C – Form of Guaranty Agreement

Annex I

constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

SECTION 5. This Supplement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). The New Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the New Guarantor at the address set forth on the signature page to this Supplement. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against the New Guarantor or its Property in the courts of any other jurisdiction.

SECTION 6. The New Guarantor hereto hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Supplement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

Exhibit C – Form of Guaranty Agreement

Annex I

SECTION 7. THE NEW GUARANTOR HEREBY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY AND HAS CONSULTED WITH COUNSEL OF ITS CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 8. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9. All communications and notices hereunder shall be in writing and given as provided in Section 10 of the Guaranty Agreement.

THIS SUPPLEMENT, THE GUARANTY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Remainder of this page intentionally left blank.]

Exhibit C – Form of Guaranty Agreement

Annex I

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Name of New Guarantor]

By:

Name:
Title:

Address for New Guarantor:

WELLS FARGO BANK,
NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:
Title:

Exhibit C – Form of Guaranty Agreement

Signature Page to Annex I

EXHIBIT D

FORM OF MORTGAGE

[PROVIDED SEPARATELY]

Exhibit D – Form of Mortgage

EXHIBIT D

FORM OF MORTGAGE

DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND

ASSIGNMENT OF PRODUCTION AND FIXTURE FILING

A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS.

THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD. THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN FIXTURES AND GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE REAL/IMMOVABLE PROPERTY DESCRIBED HEREIN AND IT IS TO BE FILED FOR RECORD AS A FIXTURE FILING, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR COMPARABLE RECORDS OF THE RECORDERS OF THE COUNTIES LISTED ON EXHIBIT A HERETO. PRODUCTS OF THE COLLATERAL ARE ALSO COVERED.

THIS INSTRUMENT IS, AMONG OTHER THINGS, A FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE COVERING AS-EXTRACTED COLLATERAL.

THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE WHICH INTEREST IS DESCRIBED IN SECTION 1.12 OF THIS INSTRUMENT

A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST. A POWER OF SALE

MAY ALLOW THE TRUSTEE OR MORTGAGEE TO TAKE THE COLLATERAL AND SELL

IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY

MORTGAGOR UNDER THIS DEED OF TRUST

FROM

BERRY PETROLEUM COMPANY, LLC

(Mortgagor, Debtor and Grantor)

TO

Joseph T. Rottinghaus, as Trustee for the benefit of

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

(Mortgagee, Secured Party and Grantee)

July 31, 2017

For purposes of filing this Deed of Trust as a financing statement, the mailing address of Mortgagor is 5201 Truxtun Avenue, Bakersfield, California 93309, the state of its organization is Delaware, and its organizational number is 2072291; the mailing address of Mortgagee is Wells Fargo Bank, National Association, 1700 Lincoln St., Third floor – MAC C7300-033, Denver, Colorado 80203.

Exhibit D – Form of Mortgage

***********************************

This instrument, prepared by Lindsey E. Yasso, Bracewell LLP, 711 Louisiana, South Tower Pennzoil Place, Suite 2300, Houston, Texas 77002, (713) 221-1191, contains after-acquired property provisions and covers future advances and proceeds to the fullest extent allowed by applicable law.

ATTENTION RECORDING OFFICER: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto or in documents described in such Exhibit A.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

BRACEWELL LLP

711 Louisiana, South Tower Pennzoil Place, Suite 2300

Houston, Texas 77002

Attn: Lindsey E. Yasso

Exhibit D – Form of Mortgage

DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND

ASSIGNMENT OF PRODUCTION AND FIXTURE FILING

THE STATE OF TEXAS	§
§
COUNTY OF [•]	§

This Deed of Trust, Security Agreement, Financing Statement and Assignment of Production and Fixture Filing (the “Deed of Trust”) executed and delivered as of the date set forth in the acknowledgement below and made effective for all purposes as of the 31st day of July 2017 (“Effective Date”), and is executed and delivered by Berry Petroleum Company, LLC (“Mortgagor”), to Joseph T. Rottinghaus, as Trustee (in such capacity, the “Trustee”) for the benefit of Wells Fargo Bank, National Association, in its capacity as the administrative agent under the Credit Agreement (as hereinafter defined) and on behalf of the Secured Parties (as defined in the Credit Agreement)(in such capacity, the “Mortgagee”). The addresses of Mortgagor, Mortgagee and the Trustee appear in Section 7.13 of this Deed of Trust.

RECITALS

A. This Deed of Trust is executed in connection with, and pursuant to the terms of, the Credit Agreement dated as of July 31, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Mortgagor, as borrower, Berry Petroleum Corporation, as parent guarantor (the “Parent”), the lenders party thereto from time to time (individually, a “Lender” and collectively, the “Lenders”), Mortgagee, and Wells Fargo Bank, National Association, as issuing lender (in such capacity, “Issuing Lender”). All capitalized terms not otherwise defined in this Deed of Trust that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.

B. Mortgagor will derive substantial direct or indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents (ii) the Hedging Arrangements entered into by any Credit Party with a Swap Counterparty, (iii) any Banking Services agreements entered into by any Credit Party with a Banking Services Provider, and (iv) any other incurrence of Secured Obligations by a Credit Party.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor (a) wishes to make this Deed of Trust in favor of Trustee for the benefit of the Mortgagee to secure the Obligations (as defined herein), and (b) hereby agrees as follows:

ARTICLE I

Definitions

1.1 “Collateral” means the Realty Collateral, Personalty Collateral and Fixture Collateral.

1.2 “Contracts” means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights- of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture

Exhibit D – Form of Mortgage

Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all as such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.

1.3 “Event of Default” shall have the meaning set forth in Article V hereof.

1.4 “Fixture Collateral” means all of Mortgagor’s interest now owned or hereafter acquired in and to all Fixture Operating Equipment and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor; provided that “Fixture Collateral” shall not include any Excluded Property.

1.5 “Fixture Operating Equipment” means any of the items described in the first sentence of Section 1.9 which as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

1.6 “Hydrocarbons” means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

1.7 “Obligations” means

(a) The “Secured Obligations”, as that term is defined in the Credit Agreement;

(b) All sums advanced or costs or expenses incurred by the Trustee on behalf of the Mortgagee, which are made or incurred pursuant to, or allowed by, the terms of this Deed of Trust; and

(c) All future advances or other extensions of credit, of whatever class or for whatever purpose, at any time hereafter made or given by Mortgagee or any of the other Secured Parties to the Parent, the Mortgagor or any Subsidiary of the Mortgagor under or pursuant to any Credit Document, whether or not the advances or value are given pursuant to a commitment, and whether or not the Parent or the Mortgagor is indebted to Mortgagee or any Lender at the time of such events.

Notwithstanding anything to the contrary contained herein, “Obligations” shall not include the Excluded Swap Obligations.

1.8 “ Oil and Gas Property” or “Oil and Gas Properties” means (a) the oil and gas and/or oil, gas and mineral leases and leasehold interests, term assignments of Leases, non-participating royalty interests, fee mineral interests, term mineral interests, participation interests, back- in or carried working interests, rights of first refusal, options, subleases, farmouts, royalties, overriding royalties, net profits interests, production payments and similar interests or estates described in Exhibit A attached hereto and made a part hereof for all purposes and any reversionary or carried interests relating to any of the foregoing, (b) all production units, and drilling and spacing units (and the Properties covered thereby) which may affect all or any portion of such interests including those units which may be described or referred to in Exhibit A and any units created by agreement or designation or under orders, regulations, rules or other official acts of any Federal, state or other governmental body or agency having jurisdiction, (c) the surface leases described in Exhibit A attached hereto and made part hereof for all purposes, (d) any

Exhibit D – Form of Mortgage

and all non-consent interests owned or held by, or otherwise benefiting, Mortgagor and arising out of, or pursuant to, any of the Contracts, (e) any other interest in, to or relating to (i) all or any part of the land described in Exhibit A, the land relating to, or described in, the leases set forth in Exhibit A or in the documents described in Exhibit A, or (ii) any of the estates, property rights or other interests referred to above, (f) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of the same, (g) any and all rights, titles and interests of Mortgagor (which are similar in nature to any of the rights, titles and interests described in (a) through (f) above) which are located on or under or which concern any Property or Properties located in counties referenced in Exhibit A hereto or counties in which a counterpart of this Deed of Trust is filed of record in the real property records of such county, and (h) all tenements, hereditaments and appurtenances now existing or hereafter obtained in connection with any of the aforesaid, including any rights arising under unitization agreements, orders or other arrangements, communitization agreements, orders or other arrangements or pooling orders, agreements or other arrangements.

1.9 “Operating Equipment” means all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, salt water disposal wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing. Operating Equipment shall not include (a) any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located, or (b) drilling rigs, automotive equipment, rental equipment or other personal property which may be located on any of the Oil and Gas Properties for the purpose of drilling a well or for other similar temporary uses.

1.10 “Personalty Collateral” means all of Mortgagor’s interest now owned or hereafter acquired in and to (a) all Operating Equipment, (b) all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties, including oil in tanks and all other “as-extracted” collateral from or attributable to the Oil and Gas Properties, (c) all accounts (including accounts resulting from the sale of Hydrocarbons at the wellhead), contract rights and general intangibles, including all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with the sale or other disposition of any Hydrocarbons or otherwise, including all Liens securing the same, (d) all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with or resulting from any of the Contracts, including all Liens securing the same, (e) all proceeds and products of the Realty Collateral and any other contracts or agreements, (f) all information concerning the Oil and Gas Properties and all wells located thereon, including abstracts of title, title opinions, geological and geophysical information and logs, lease files, well files, and other books and records (including computerized records and data), (g) any deposit or time accounts with Mortgagee or any Lender, including Mortgagor’s operating bank account and all funds and investments therein, (h) any options or rights of first refusal to acquire any Realty Collateral, and (i) all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions of, to or for any of the foregoing; provided that “Personalty Collateral” shall not include any Excluded Property.

1.11 “Property” means any property of any kind, whether real, personal, or mixed and whether tangible or intangible.

Exhibit D – Form of Mortgage

1.12 “Realty Collateral” means all of Mortgagor’s interest now owned or hereafter acquired in and to the Oil and Gas Properties, including any access rights, water and water rights, and all unsevered and unextracted Hydrocarbons (even though Mortgagor’s interest therein may be incorrectly described in, or a description of a part or all of such interest may be omitted from, Exhibit A); provided that “Realty Collateral” shall not include any Excluded Property.

1.13 All other capitalized terms defined in the Credit Agreement which are used in this Deed of Trust and which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Deed of Trust, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust. As used herein, the term “including” means “including, without limitation,”.

ARTICLE II

Creation of Security

2.1 Conveyance and Grant of Lien. In consideration of the advance or extension by the Secured Parties to the Mortgagor of the funds or credit constituting the Obligations (including the making of the Advances and the issuing of the Letters of Credit), and in further consideration of the mutual covenants contained herein, Mortgagor, by this Deed of Trust hereby GRANTS, CONVEYS, SELLS, TRANSFERS, ASSIGNS AND CONVEYS, subject to Permitted Liens, for the uses, purposes and conditions hereinafter set forth all of its right, title and interest in and to the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto Trustee, and to his successor or successors or substitutes in trust, WITH POWER OF SALE, in trust to secure the payment and performance of the Obligations for the benefit of Mortgagee and the ratable benefit of the Secured Parties.

TO HAVE AND TO HOLD the Realty Collateral, the Personalty Collateral and Fixture Collateral unto the Trustee and his successors or substitutes in trust and to his and their successors and assigns forever for the benefit of the Secured Parties, together with all and singular the rights, hereditaments and appurtenances thereto in anywise appertaining or belonging, to secure payment of the Obligations and the performance of the covenants of Mortgagor contained in this Deed of Trust.

Subject, however, to the condition that none of the Mortgagee or the other Secured Parties shall be liable in any respect for the performance of any covenant or obligation of the Mortgagor in respect of the Collateral. Any reference in Exhibit A to the name of a well shall not be construed to limit the Collateral to the well bore of such well or in the proration units. It is Mortgagor’s intention that this instrument covers Mortgagor’s entire interest in the lands, leases, units and other interests set forth in Exhibit A.

Notwithstanding any provision in this Mortgage to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Realty Collateral”, “Personalty Collateral” or “Fixture Collateral” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Mortgage. As used herein, “Flood Insurance Regulations” shall mean (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto,

Exhibit D – Form of Mortgage

(b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.1

2.2 Security Interest. For the same consideration and to further secure the Obligations, Mortgagor hereby grants to Mortgagee for its benefit and the ratable benefit of the other Secured Parties a security interest in and to the Collateral.

2.3 Assignment of Liens and Security Interests. For the same consideration and to further secure the Obligations, Mortgagor hereby assigns and conveys to Mortgagee for its benefit and the benefit of the other Secured Parties the security interests held by Mortgagor arising under Section 9.343(a) of the Texas Business and Commerce Code and the Liens granted to Mortgagor pursuant to Section 9.343(d) of the Texas Business and Commerce Code attributable to the interest of Mortgagor in the Hydrocarbons.

ARTICLE III

Proceeds from Production

3.1 Assignment of Production.

(a) In order to further secure the Obligations, Mortgagor has assigned, transferred, conveyed and delivered and does hereby assign, transfer, convey and deliver unto Mortgagee, effective as of the Effective Date at 7:00 a.m. (Denver, Colorado time), U.S.A., all Hydrocarbons produced from, and which are attributable to, Mortgagor’s interest, now owned or hereafter acquired, in and to the Oil and Gas Properties, or are allocated thereto pursuant to pooling or unitization orders, agreements or designations, and all proceeds therefrom.

(b) Subject to the provisions of subsection (f) below, all parties producing, purchasing, taking, possessing, processing or receiving any production from the Oil and Gas Properties, or having in their possession any such production, or the proceeds therefrom, for which they or others are accountable to Mortgagee by virtue of the provisions of this Section 3.1, are authorized and directed by Mortgagor to treat and regard Mortgagee as the assignee and transferee of Mortgagor and entitled in its place and stead to receive such Hydrocarbons and the proceeds therefrom.

(c) Subject to the provisions of subsection (f) below, Mortgagor directs and instructs each of such parties to pay to Mortgagee, for its benefit and the ratable benefit of the other Secured Parties, all of the proceeds of such Hydrocarbons until such time as such party has been furnished evidence that all of the Obligations have been paid and that the Lien evidenced hereby has been released; provided, however, that until Mortgagee shall have exercised the rights herein to instruct such parties to deliver such Hydrocarbons and all proceeds therefrom directly to Mortgagee, such parties shall be entitled to deliver such Hydrocarbons and all proceeds therefrom to Mortgagor for Mortgagor’s use and enjoyment, and Mortgagor shall be entitled to execute division orders, transfer orders and other instruments as may be required to direct all proceeds to Mortgagor without the necessity of joinder by Mortgagee in such division orders, transfer orders or other instruments. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be reasonably required by Mortgagee or any party in order to have said revenues and proceeds so paid to Mortgagee. None of such parties shall have any responsibility for the application of any such proceeds received by Mortgagee. Subject to the provisions of subsection (f) below, Mortgagor authorizes Mortgagee to receive and collect all proceeds of such Hydrocarbons.

[1]	NTD: For purposes of the California deed of trust, buildings and other structures located at the same location as certain cogeneration facilities (that will be listed on an exhibit to such deed of trust) will not be excluded from the collateral pledged under such deed of trust.

Exhibit D – Form of Mortgage

(d) Subject to the provisions of subsection (f) below, Mortgagor will execute and deliver to Mortgagee any instruments Mortgagee may from time to time reasonably request for the purpose of effectuating this assignment and the payment to Mortgagee of the proceeds assigned.

(e) Neither the foregoing assignment nor the exercise by Mortgagee of any of its rights herein shall be deemed to make Mortgagee a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Oil and Gas Properties by any court at the request of Mortgagee or by agreement with Mortgagor or the entering into possession of the Oil and Gas Properties or any part thereof by such receiver be deemed to make Mortgagee a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof.

(f) Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall have occurred and is continuing, Mortgagor shall have the right to collect all revenues and proceeds attributable to the Hydrocarbons that accrue to the Oil and Gas Properties or the products obtained or processed therefrom, as well as any Liens and security interests securing any sales of said Hydrocarbons and to retain, use and enjoy same.

(g) Upon the occurrence and during the continuation of an Event of Default, Mortgagee may endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor, received from or in connection with the proceeds of the Hydrocarbons affected hereby, and the same may be applied as provided herein. Mortgagee may execute any transfer or division orders in the name of Mortgagor or otherwise, with warranties and indemnities binding on Mortgagor; provided that Mortgagee shall not be held liable to Mortgagor for, nor be required to verify the accuracy of, Mortgagor’s interests as represented therein.

(h) Subject to the provisions of subsection (f) above, Mortgagee shall have the right at Mortgagee’s election and in the name of Mortgagor, or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such proceeds and to protect the interests of Mortgagee or Mortgagor, with all costs, expenses and attorneys’ fees incurred in connection therewith being paid by Mortgagor, and Mortgagee shall endeavor to give written notice to Mortgagor of such election (although failure to provide such notice shall not waive Mortgagee’s rights under this paragraph (h)). In addition, should any purchaser taking production from the Oil and Gas Properties fail to pay promptly to Mortgagee in accordance with this Article III, Mortgagee shall have the right to demand a change of connection and to designate another purchaser with whom a new connection may be made without any liability on the part of Mortgagee in making such election, so long as (i) ordinary care is used in the making thereof and, (ii) each agreement or other instrument relating to such purchaser’s taking of such production does not prohibit Mortgagee from taking such action; provided, however, that if an Event of Default has occurred and is continuing, the immediately preceding clause (ii) shall not apply. If (x) Mortgagor fails to consent to such change of connection and (y) such change of connection is prohibited under each agreement or other instrument relating to such purchaser’s taking of production, then, upon the failure of Mortgage to provide such consent, the entire amount of all the Obligations may, at the option of Mortgagee, be immediately declared to be due and payable and subject to foreclosure hereunder; provided, however, that if an Event of Default has occurred and is continuing, the immediately preceding clause (y) shall not apply.

Exhibit D – Form of Mortgage

(i) Without in any way limiting the effectiveness of the foregoing provisions, if Mortgagor receives any proceeds which under Section 3.1(c) are payable to Mortgagee, Mortgagor shall hold the same in trust and remit such proceeds, or cause them to be remitted, immediately, to Mortgagee.

3.2 Application of Proceeds. All payments received by Mortgagee pursuant to this Article III attributable to the interest of Mortgagor in and to the Hydrocarbons shall be applied by the Mortgagee as set forth in Section 7.6 of the Credit Agreement.

3.3 Mortgagor’s Payment Duties. Except as provided in Section 7.18 hereof, nothing contained herein will limit Mortgagor’s absolute duty to make payment of the Obligations regardless of whether the proceeds assigned by this Article III are sufficient to pay the same, and subject to the provisions of Section 3.2 above, the receipt by Mortgagee of proceeds from Hydrocarbons under this Deed of Trust will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

3.4 Liability of Mortgagee. Mortgagee is hereby absolved from all liability for failure to enforce collection of any of such proceeds, and from all other responsibility in connection therewith except the responsibility to account to Mortgagor for proceeds actually received by Mortgagee.

3.5 Actions to Effect Assignment. Subject to the provisions of Section 3.1(f), following the occurrence and during the continuance of an Event of Default, Mortgagor covenants to cause all operators, pipeline companies, production purchasers and other remitters of said proceeds to pay promptly to Mortgagee the proceeds from such Hydrocarbons in accordance with the terms of this Deed of Trust, and to execute, acknowledge and deliver to said remitters such division orders, transfer orders, certificates and other documents as may be necessary, requested or proper to effect the intent of this assignment, in each case, within three Business Days of Mortgagee requesting Mortgagor to take such action; and Mortgagee shall not be required at any time, as a condition to its right to obtain the proceeds of such Hydrocarbons, to warrant its title thereto or to make any guaranty whatsoever. In addition, following the occurrence and during the continuance of an Event of Default, Mortgagor covenants to, within one Business Day of Mortgagee requesting Mortgagor to take such action, provide to Mortgagee the name and address of every such remitter of proceeds from such Hydrocarbons, together with a copy of the applicable division orders, transfer orders, sales contracts and governing instruments. All expenses incurred by the Trustee or Mortgagee in the collection of said proceeds shall be repaid promptly by Mortgagor; and prior to such repayment, such expenses shall be a part of the Obligations secured hereby. If under any existing Contracts for the sale of Hydrocarbons, other than division orders or transfer orders, any proceeds of Hydrocarbons are required to be paid by the remitter direct to Mortgagor so that under such existing agreements payment cannot be made of such proceeds to Mortgagee in the absence of foreclosure, Mortgagor’s interest in all proceeds of Hydrocarbons under such existing Contracts shall, when received by Mortgagor, constitute trust funds in Mortgagor’s hands for the benefit of the Mortgagee and shall, following the occurrence and during the continuance of an Event of Default, be immediately paid over to Mortgagee.

3.6 Power of Attorney. Without limitation upon any of the foregoing but subject to the provisions of Section 3.1(f), Mortgagor hereby designates and appoints Mortgagee as true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Mortgagee may from time to time prescribe), with full power and authority, for and on behalf of and in the name of Mortgagor, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such provisions as may from time to time, in the opinion of Mortgagee, be necessary or proper to effect the intent and purpose of the assignment contained in this Article III; and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing orders, certificates or documents.

Exhibit D – Form of Mortgage

The powers and authorities herein conferred on Mortgagee may be exercised by Mortgagee through any person who, at the time of exercise, is the president, a senior vice president or a vice president of Mortgagee. The power of attorney conferred by this Section 3.6 is granted for valuable consideration and coupled with an interest and is irrevocable so long as Payment in Full of Obligations has not occurred. Any Persons dealing with Mortgagee, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 3.6 as continuing in full force and effect until advised by Mortgagee that Payment in Full of Obligations has occurred.

3.7 INCORPORATION OF INDEMNITY FROM CREDIT AGREEMENT. THE INDEMNITY CONTAINED IN SECTION 10.2 OF THE CREDIT AGREEMENT IS HEREBY CONFIRMED AND RESTATED, SUCH INDEMNITY, TOGETHER WITH ALL RELATED DEFINITIONS AND ANCILLARY PROVISIONS, BEING HEREBY INCORPORATED INTO THIS DEED OF TRUST BY REFERENCE, MUTATIS MUTANDIS, AS THOUGH SPECIFICALLY SET FORTH IN THIS SECTION AND APPLYING TO MORTGAGOR AS THE INDEMNIFYING PARTY.

ARTICLE IV

Mortgagor’s Warranties and Covenants

4.1 Payment of Obligations. Mortgagor covenants that Mortgagor shall timely pay and perform the Obligations secured by this Deed of Trust.

4.2 Representations and Warranties. Mortgagor represents and warrants as follows:

(a) Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article IV of the Credit Agreement applicable to the Mortgagor or its Properties are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Deed of Trust by reference as though specifically set forth in this Section.

(b) Interest in Collateral. Until the Payment in Full of Obligations or until this Mortgage is otherwise released in whole or in part pursuant to Section 7.4, subject to any actions that are permitted under the Credit Agreement, Mortgagor will preserve its interest in and title to the Collateral and will forever warrant and defend the same to Mortgagee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever other than holders of Permitted Liens with respect to such Permitted Liens.

(c) Refund Obligations. Mortgagor has not collected any proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties which are subject to any material refund obligation.

(d) Proceeds Suspense. Except for Mortgagor’s interests in certain Oil and Gas Properties, which Mortgagor represents do not constitute a material portion (with 5% or more being deemed material) of the present value of the Collateral and all other Properties of Mortgagor securing the Obligations, all proceeds from the sale of Mortgagor’s interest in the Hydrocarbons from the Oil and Gas Properties are being received by Mortgagor in a timely manner and are not held in suspense for any reason.

(e) Mortgagor’s Address. The address of Mortgagor’s place of business, residence, chief executive office and office where Mortgagor keeps its records concerning accounts, contract rights and general intangibles is as set forth in Section 7.13, as such address may be changed in accordance with the Credit Agreement, and there has been no change in the location of Mortgagor’s place of business,

Exhibit D – Form of Mortgage

residence, chief executive office and office where it keeps such records and no change of Mortgagor’s name during the four months immediately preceding the date of this Deed of Trust. Mortgagor hereby represents and warrants that, as of the date hereof, its organizational number, the state of formation and the correct spelling of Mortgagor is as set forth on its signature page below.

4.3 Further Assurances.

(a) Except as permitted under the Credit Agreement, Mortgagor covenants that Mortgagor shall, so long as Payment in Full of Obligations has not occurred, execute and deliver such other and further instruments, and shall do such other and further acts requested by Mortgagee that are necessary to carry out more effectively the purposes of this Deed of Trust, including without limiting the generality of the foregoing, (i) prompt correction of any defect (other than Permitted Liens) in the execution or acknowledgment of this Deed of Trust, any written instrument comprising part or all of the Obligations, or any other document used in connection herewith; (ii) subject to Section 3.1(f), prompt execution and delivery of all division or transfer orders or other instruments which in Mortgagee’s opinion are required to transfer to Mortgagee, for its benefit and the ratable benefit of the other Secured Parties, the assigned proceeds from the sale of Hydrocarbons from the Oil and Gas Properties; and (iii) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this Deed of Trust, or upon the interest of Mortgagee or the Trustee, except for any such taxes, assessments or charges that are being disputed by Mortgagor in accordance with the Credit Agreement.

(b) Except as permitted under the Credit Agreement, Mortgagor covenants that Mortgagor shall maintain and preserve the Lien and security interest herein created as an Acceptable Security Interest so long as Payment in Full of Obligations has not occurred.

4.4 Operation of Oil and Gas Properties. As long as Payment in Full of Obligations has not occurred, Mortgagor shall, at Mortgagor’s own expense and at reasonable times and upon reasonable notice (unless an Event of Default has occurred and is continuing, in which case at all times and with no notice required):

(a) permit and do all things necessary to enable the Trustee and Mortgagee (through any of their respective agents and employees) to enter upon the Oil and Gas Properties for the purpose of investigating and inspecting the condition and operations of the Collateral in accordance with the terms of the Credit Agreement; and

(b) furnish to Mortgagee, upon request, copies of any Contracts;

provided, however, that, anything in this Section 4.4 to the contrary notwithstanding, Mortgagor, with respect to those Oil and Gas Properties which are operated by operators other than Mortgagor, shall not be obligated itself to perform undertakings performable only by such operators and which are beyond the control of Mortgagor.

4.5 Recording. Mortgagor shall promptly (at Mortgagor’s own expense) take all actions necessary to permit Mortgagee to record, register, deposit and file this Deed of Trust and every other instrument in addition or supplement hereto, including applicable financing statements, in such offices and places within the state where the Collateral is located and in the state where the Mortgagor is registered and at such times and as often as may be necessary to preserve, protect and renew the Lien and security interest herein created as an Acceptable Security Interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any Legal Requirement for the purpose of effectively creating, perfecting, maintaining and preserving the Lien and security interest created hereby in and on the Collateral.

Exhibit D – Form of Mortgage

ARTICLE V

Default

Any Event of Default under the terms of the Credit Agreement shall constitute an “Event of Default” under this Deed of Trust.

ARTICLE VI

Mortgagee’s Rights

6.1 Rights to Realty Collateral Upon Default.

(a) Operation of Property by Mortgagee. Upon the occurrence and during the continuance of an Event of Default, and in addition to all other rights of Mortgagee, Mortgagee shall have the following rights and powers (but no obligation):

(i) To enter upon and take possession of any of the Realty Collateral to the extent that Mortgagor could do so or to the extent otherwise permitted by applicable law and exclude Mortgagor therefrom;

(ii) To hold, use, administer, manage and operate the Realty Collateral to the extent that Mortgagor could do so, and without any liability to Mortgagor in connection with such operations; and

(iii) To the extent that Mortgagor could do so, to collect, receive and receipt for all Hydrocarbons produced and sold from the Realty Collateral, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right and privilege of Mortgagor with respect to the Realty Collateral.

Mortgagee may designate any Person to act on its behalf in exercising the foregoing rights and powers. When and if the expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid, and no Event of Default is continuing, the Realty Collateral shall be returned to Mortgagor (providing there has been no foreclosure sale).

(b) Judicial Proceedings. Upon the occurrence and during the continuance of an Event of Default, the Trustee and/or Mortgagee, in lieu of or in addition to exercising the power of sale granted herein, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver whether there is then pending any foreclosure hereunder or the sale of the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy; and further, in lieu of the non-judicial power of sale hereafter given for Collateral located in the State of Texas, the Trustee may proceed by suit for a sale of the Realty Collateral.

(c) Foreclosure by Private Power of Sale of Collateral. Upon the occurrence and during the continuance of an Event of Default, the Trustee shall have the right and power to sell, as the Trustee may elect, all or a portion of the Collateral at one or more sales as an entirety or in parcels, in accordance with Section 51.002 of the Texas Property Code, as amended from time to time (or any successor provisions of Texas governing real property foreclosure sales) or with any applicable state law. Mortgagor hereby designates as Mortgagor’s address for the purpose of notice the address set out in Section 7.13; provided that Mortgagor may by written notice to Mortgagee designate a different address

Exhibit D – Form of Mortgage

for notice purposes. Any purchaser or purchasers will be provided with a special warranty conveyance binding Mortgagor and Mortgagor’s successors and assigns. Sale of a part of the Realty Collateral will not exhaust the power of sale, and sales may be made from time to time in accordance with this Section 6.1 until all of the Realty Collateral is sold or Payment in Full of Obligations has occurred.

(d) Certain Aspects of Sale. Mortgagee will have the right to become the purchaser at any foreclosure sale and to credit the then outstanding balance of the Obligations against the amount payable by Mortgagee as purchaser at such sale. Statements of fact or other recitals contained in any conveyance to any purchaser or purchasers at any sale made hereunder will constitute prima facie evidence of the occurrence of an Event of Default, any acceleration of the maturity of the Obligations, the advertisement and conduct of such sale in the manner provided herein, the appointment of any successor-Trustee hereunder and the truth and accuracy of all other matters stated therein. Mortgagor does hereby ratify and confirm all legal acts that the Trustee may do in carrying out the Trustee’s duties and obligations under this Deed of Trust, and Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor and in the name and on behalf of Mortgagor, after the occurrence and during the continuance of an Event of Default, to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on Trustee. Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Trustee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Collateral, and Mortgagor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Collateral, then the title and right of possession to such Collateral shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.

(e) Receipt to Purchaser. Upon any sale made under the power of sale herein granted, the receipt of the Trustee will be sufficient discharge to the purchaser or purchasers at any sale for its purchase money, and such purchaser or purchasers, will not, after paying such purchase money and receiving such receipt of the Trustee, be obligated to see to the application of such purchase money or be responsible for any loss, misapplication or non-application thereof.

(f) Effect of Sale. Any sale or sales of the Realty Collateral in accordance with this Section 6.1 will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor in and to the premises and the Realty Collateral sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor’s successors or assigns, and against any and all Persons claiming or who shall thereafter claim all or any of the Realty Collateral sold by, through or under Mortgagor, or Mortgagor’s successors or assigns. Nevertheless, if requested by the Trustee so to do, Mortgagor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the Property so sold. The purchaser or purchasers at the foreclosure sale will receive as incident to his, her, its or their own ownership, immediate possession of the Realty Collateral purchased and Mortgagor agrees that if Mortgagor retains possession of the Realty Collateral or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers and will be subject to eviction and removal by any lawful means, with or without judicial intervention, and all damages by reason thereof are hereby expressly waived by Mortgagor.

(g) Application of Proceeds. The proceeds of any sale of the Realty Collateral or any part thereof in accordance with this Section 6.1, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall either be, at the option of Mortgagee, applied at the time of receipt, or held by Mortgagee in the Cash Collateral Account as additional Collateral, and in either case, applied by the Mortgagee as set forth in Section 7.6 of the Credit Agreement.

Exhibit D – Form of Mortgage

(h) Mortgagor’s Waiver of Appraisement and Marshalling. Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, the absolute sale of the Collateral, including the Realty Collateral, or the possession thereof by any purchaser at any sale made pursuant to this Deed of Trust or pursuant to the decree of any court of competent jurisdiction; and Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, hereby waives the benefit of all such laws and, to the extent that Mortgagor may lawfully do so under any applicable law, any and all rights to have the Collateral, including the Realty Collateral, marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation. Mortgagor agrees that the Trustee may sell the Collateral, including the Realty Collateral, in part, in parcels or as an entirety as directed by Mortgagee.

6.2 Rights to Personalty Collateral Upon Default. Upon the occurrence and during the continuance of an Event of Default, Mortgagee or the Trustee may proceed against the Personalty Collateral in accordance with the rights and remedies granted herein with respect to the Realty Collateral, or will have all rights and remedies granted by the Uniform Commercial Code as in effect in Texas and this Deed of Trust. Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right to take possession of the Personalty Collateral, and for this purpose Mortgagee may enter upon any premises on which any or all of the Personalty Collateral is situated and, to the extent that Mortgagor could do so, take possession of and operate the Personalty Collateral or remove it therefrom. Mortgagee may require Mortgagor to assemble the Personalty Collateral and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties. Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will send Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made. This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Mortgagor at the address designated in Section 7.13 hereof (or such other address as has been designated as provided herein) at least ten days before the time of the sale or disposition. In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Mortgagee will be entitled to recover attorney’s fees and legal expenses as provided for in this Deed of Trust and in the writings evidencing the Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Obligations. Mortgagor will remain liable for any deficiency remaining after the sale or other disposition. Mortgagor hereby consents and agrees that any disposition of all or a part of the Collateral may be made without warranty of any kind whether expressed or implied.

6.3 Rights to Fixture Collateral Upon Default. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Collateral selected.

6.4 Account Debtors. Mortgagee may, in its discretion, after the occurrence and during the continuance of an Event of Default, (a) notify any account debtor on any accounts constituting Collateral to make payments directly to Mortgagee, (b) instruct any party described in Section 3.1(b) to deliver all Hydrocarbons assigned to Mortgagee as described in Section 3.1(a) and all proceeds therefrom directly to Mortgagee, and (c) contact such account debtors and other parties directly to verify information furnished by Mortgagor with respect to such account debtors and such accounts. Mortgagee shall not have any obligation to preserve any rights against prior parties.

Exhibit D – Form of Mortgage

6.5 Resignation of Operator. In addition to all rights and remedies under this Deed of Trust, the Credit Agreement, and any other Credit Document, at law and in equity, if any Event of Default shall occur and be continuing and Mortgagee, or its designee or representative, shall exercise any remedies under this Deed of Trust or any other Security Instrument with respect to any portion of the Realty Collateral (or any Credit Party shall transfer any Collateral “in lieu of” foreclosure), Mortgagee and the Lenders shall have the right to request that any operator of any Realty Collateral which is either a Credit Party or an Affiliate thereof resign as operator under the joint operating agreement applicable thereto; and no later than sixty (60) days after receipt by a Credit Party of any such request, such Credit Party or Affiliate shall resign (or cause such other party to resign) as operator of such Realty Collateral.

6.6 Costs and Expenses. All sums advanced or costs or expenses incurred by Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to Mortgagee as part of the Obligations to the extent such sums, costs or expenses are required to be reimbursed pursuant to Section 10.1 of the Credit Agreement.

6.7 Set-Off. Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right to set-off any funds of Mortgagor in the possession of Mortgagee against any amounts then due by Mortgagor to Mortgagee pursuant to this Deed of Trust.

ARTICLE VII

Miscellaneous

7.1 Successor Trustees. The Trustee may resign in writing addressed to Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed by Mortgagee. In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by Mortgagee by instrument of substitution complying with any applicable requirements of law, and in the absence of any requirement, without other formality other than an appointment and designation in writing. The appointment and designation will vest in the named successor Trustee all the estate and title of the Trustee in all of the Collateral and all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee. All references herein to the Trustee will be deemed to refer to any successor Trustee from time to time acting hereunder.

7.2 Advances by Mortgagee or the Trustee. Mortgagee and Trustee may from time-to-time perform any act which Mortgagor has agreed hereunder to perform and which Mortgagor shall fail to perform within the time periods required herein after giving effect to any applicable time periods and cure periods in the Credit Documents after receiving five (5) days prior written notice of the request to perform (it being understood that no such request need be given (a) after the occurrence and during the continuance of any Event of Default and after notice thereof by the Mortgagee or Trustee to Mortgagor or (b) if such failure to perform would have an adverse effect on the perfection of any security interest granted under this Deed of Trust or would have a material adverse effect on the value of the applicable Collateral) and the Mortgagee and Trustee may from time-to-time take any other action which the Mortgagee and Trustee deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein, and the expenses of the Mortgagee and Trustee incurred in connection therewith shall be part of the Secured Obligations and shall be secured hereby.

Exhibit D – Form of Mortgage

7.3 Defense of Claims. Mortgagor agrees that (i) upon the occurrence and during the continuance of an Event of Default, any action or proceeding to enforce this Deed of Trust may be taken by Mortgagee or the Trustee either in Mortgagor’s name or in Mortgagee’s or Trustee’s name, as applicable, as Mortgagee or the Trustee may deem necessary, and (ii) Mortgagor will, until the Payment in Full of Obligations, warrant and defend its title to the Collateral and the interests of Mortgagee and Trustee in the Collateral against any claim or demand of any Persons (other than Permitted Liens) which could reasonably be expected to materially adversely affect Mortgagor’s title to, or Mortgagee’s or the Trustee’s right or interest in, such Collateral.

7.4 Termination. If Payment in Full of Obligations has occurred then all of the Collateral then subject to this Deed of Trust will revert to Mortgagor and the entire estate, right, title and interest of the Trustee and Mortgagee hereunder will thereupon cease; and Mortgagee in such case shall, upon the reasonable request of Mortgagor and the payment by Mortgagor of all reasonable out-of-pocket attorneys’ fees and other expenses related thereto, deliver to Mortgagor proper instruments acknowledging satisfaction and full release of this Deed of Trust. Mortgagor shall be responsible for any recording fees.

7.5 Renewals, Amendments and Other Security. In the event that the Mortgagor is not the borrower under the Credit Agreement, without notice or consent of Mortgagor, renewals and extensions of the written instruments constituting part or all of the Obligations may be given at any time and amendments may be made to agreements relating to any part of such written instruments or the Collateral. In the event that the Mortgagor is not the borrower under the Credit Agreement, Mortgagee may take or hold other security for the Obligations without notice to or consent of Mortgagor. The acceptance of this Deed of Trust by Mortgagee shall not waive or impair any other security Mortgagee may have or hereafter acquire to secure the payment of the Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted. The Trustee or Mortgagee may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Deed of Trust. This Deed of Trust may not be amended, waived or modified except in a written instrument executed by both Mortgagor and Mortgagee.

7.6 Security Agreement, Financing Statement and Fixture Filing. This Deed of Trust will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law. As a financing statement, this Deed of Trust is intended to cover all Personalty Collateral including Mortgagor’s interest in all Hydrocarbons as and after they are extracted and all accounts arising from the sale thereof at the wellhead. THIS DEED OF TRUST SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO FIXTURE COLLATERAL INCLUDED WITHIN THE COLLATERAL. This Deed of Trust shall be filed in the real estate records or other appropriate records of the county or counties in the state in which any part of the Realty Collateral and Fixture Collateral is located as well as the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state where the Mortgagor is registered. At Mortgagee’s request Mortgagor shall execute financing statements covering the Personalty Collateral, including all Hydrocarbons sold at the wellhead, and Fixture Collateral, which financing statements may be filed in the Uniform Commercial Code records of the Secretary of State or other appropriate office of the state in which any of the Collateral is located or where Mortgagor is registered. Furthermore, Mortgagor hereby irrevocably authorizes Mortgagee and any affiliate, employee or agent thereof, at any time and from time to time, to file in any Uniform Commercial Code jurisdiction any financing statement or document and amendments thereto, without the signature of Mortgagor where permitted by law, in order to perfect or maintain the perfection of any security interest granted under this Deed of Trust. A photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement.

Exhibit D – Form of Mortgage

7.7 Unenforceable or Inapplicable Provisions. If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of the Trustee and Mortgagee in order to carry out the provisions hereof.

7.8 Rights Cumulative. Each and every right, power and remedy herein given to the Trustee or Mortgagee will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, or Mortgagee, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustee or by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

7.9 Waiver by Mortgagee. Any and all covenants in this Deed of Trust may from time to time by instrument in writing by Mortgagee, be waived to such extent and in such manner as the Trustee or Mortgagee may desire, but no such waiver will ever affect or impair either the Trustee’s or Mortgagee’s rights hereunder, except to the extent specifically stated in such written instrument.

7.10 Terms. The term “Mortgagor” as used in this Deed of Trust will be construed as singular or plural to correspond with the number of persons executing this Deed of Trust as Mortgagor. If more than one person executes this Deed of Trust as Mortgagor, his, her, its, or their duties and liabilities under this Deed of Trust will be joint and several. The terms “Mortgagee”, “Mortgagor”, and “Trustee” as used in this Deed of Trust include the heirs, executors or administrators, successors, representatives, receiver, trustees and assigns of those parties. Unless the context otherwise requires, terms used in this Deed of Trust which are defined in the Uniform Commercial Code of Texas are used with the meanings therein defined.

7.11 Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counties counterpart portions of Exhibit A hereto which describe Properties situated in counties other than the counties in which such counterpart is to be recorded may have been omitted.

7.12 Governing Law. THE PROVISIONS OF THIS DEED OF TRUST REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED. ALL OTHER PROVISIONS OF THIS DEED OF TRUST AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS DEED OF TRUST AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.13 Notice. All notices required or permitted to be given by Mortgagor, Mortgagee or the Trustee shall be made in the manner set forth in the Credit Agreement and shall be addressed as follows:

Exhibit D – Form of Mortgage

Mortgagor:	Any notices to Mortgagor shall be delivered to the address as set forth on the signature page hereto.

Mortgagee:	Wells Fargo Bank, National Association
1700 Lincoln St., Third floor – MAC C7300-33
Denver, Colorado 80203
Attention: Joseph T. Rottinghaus
Facsimile: (303) 863-5799

Trustee:	Any notices to be given to the
Trustee shall be delivered to Mortgagee.

7.14 Duties of Trustee. It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental hereto, or to see to the payment of or be under any duty with respect to any tax or assessment or other governmental charge which may be levied or assessed on the Collateral, any part thereof, or against Mortgagor, or to see to the performance or observance by Mortgagor of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Mortgagee. Trustee shall have the right to seek the advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for his own gross negligence, willful misconduct, or material breach in bad faith of his obligations hereunder; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

7.15 Condemnation. Upon the occurrence and during the continuance of an Event of Default, if requested by Mortgagee in writing delivered to Mortgagor, (a) all awards and payments heretofore and hereafter made for the taking of or injury to the Collateral or any portion thereof whether such taking or injury be done under the power of eminent domain or otherwise, are hereby assigned, and shall be paid to Mortgagee, (b) Mortgagee is hereby authorized to collect and receive the proceeds of such awards and payments and to give proper receipts and acquittances therefor and (c) Mortgagor hereby agrees to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of confirming this assignment of such awards and payments to Mortgagee free and clear of any encumbrances of any kind or nature whatsoever (other than Permitted Liens). Any such award or payment procured after the occurrence and during the continuance of an Event of Default may, at the option of Mortgagee, be retained and applied by Mortgagee toward payment of all or a portion of the Obligations, whether or not the Obligations are then due and payable, or be paid over wholly or in part to Mortgagor for the purpose of altering, restoring or rebuilding any part of the Collateral which may have been altered, damaged or destroyed as a result of any such taking, or other injury to the Collateral.

7.16 Successors and Assigns.

(a) This Deed of Trust is binding upon Mortgagor, Mortgagor’s successors and assigns, and shall inure to the benefit of each Secured Party (other than Swap Counterparties and Banking Service Providers) and each of its successors, transferees, and permitted assigns, and to the benefit of and be binding upon, the Swap Counterparties and the Banking Service Providers and each of their successors, transferees, and assigns only to the extent such successor, transferee, and assign is also a Secured Party, and the provisions hereof shall likewise be covenants running with the land. Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document to any other Person pursuant to the terms of the

Exhibit D – Form of Mortgage

Credit Agreement or such other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Deed of Trust. Furthermore, when any Swap Counterparty or Banking Services Provider assigns or otherwise transfers any interest held by it under a Hedging Arrangement or any agreement in respect of Banking Services, as applicable, to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with the benefits held by such Secured Party under this Deed of Trust only if such Person independently qualifies as a Secured Party.

(b) Subject to clause (c) below, this Deed of Trust shall be transferable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferable, it being understood that, upon the legal transfer or assignment by the Secured Parties (or any of them) of any of the Obligations, the legal holder of such Obligations shall have all of the rights granted to the Mortgagee for the benefit of the Secured Parties under this Deed of Trust. The Mortgagor specifically agrees that upon any transfer of all or any portion of the Obligations, this Deed of Trust shall secure with retroactive rank the existing Obligations of the Mortgagor to the transferee and any and all Obligations to such transferee thereafter arising.

(c) The Mortgagor hereby recognizes and agrees that the Secured Parties (or any of them) may, from time to time, one or more times, transfer all or any portion of the Obligations to one or more third parties pursuant to Section 10.7 of the Credit Agreement. Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third parties. Upon any transfer of all or any portion of the Obligations in accordance with the Credit Agreement and subject to clause (a) above, the Mortgagee may transfer and deliver any and/or all of the Collateral to the transferee of such Obligations and such Collateral shall secure any and all of the Obligations in favor of such transferee then existing and thereafter arising, and after any such transfer has taken place and is accepted by the transferee, the Mortgagee shall be fully discharged from any and all future liability and responsibility to the Mortgagor with respect to such Collateral, and transferee thereafter shall be vested with all the powers, rights and duties with respect such Collateral.

7.17 Article and Section Headings. The article and section headings in this Deed of Trust are inserted for convenience of reference and shall not be considered a part of this Deed of Trust or used in its interpretation.

7.18 Usury Not Intended. It is the intent of Mortgagor and Mortgagee in the execution and performance of this Deed of Trust, the Credit Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws governing the Obligations including such applicable usury laws of the State of Texas and the United States of America as are from time-to-time in effect. In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained in this Deed of Trust, the Credit Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Deed of Trust, the Credit Agreement and the other Credit Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and Mortgagee shall credit the same on the principal of the Obligations (or if the Obligations shall have been paid in full, refund said excess to Mortgagor). In the event that the maturity of the Obligations is accelerated by reason of any election of Mortgagee resulting from any Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum

Exhibit D – Form of Mortgage

non-usurious rate permitted by applicable law and excess interest, if any, provided for in this Deed of Trust, the Credit Agreement or other Credit Documents shall be canceled automatically as of the date of such acceleration and prepayment and, if theretofore paid, shall be credited on the Obligations or, if the Obligations shall have been paid in full, refunded to Mortgagor. In determining whether or not the interest paid or payable under any specific contingencies exceeds the maximum non-usurious rate permitted by applicable law, Mortgagor and Mortgagee shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Obligation.

7.19 Bankruptcy Limitation. Notwithstanding anything contained herein to the contrary, it is the intention of the Mortgagor, the Mortgagee and the other Secured Parties that the amount of the Obligation secured by the Mortgagor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to the Mortgagor. Accordingly, notwithstanding anything to the contrary contained in this Deed of Trust or in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by the Mortgagor’s interests in any of its Property pursuant to this Deed of Trust shall be limited to an aggregate amount equal to the largest amount that would not render the Mortgagor’s obligations hereunder or the Liens and security interest granted to the Mortgagee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

7.20 Time of the Essence. Time is of the essence in this Deed of Trust. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

Exhibit D – Form of Mortgage

EXECUTED AND DELIVERED as of the date set forth in the acknowledgment below and EFFECTIVE for all purposes as of the Effective Date.

MORTGAGOR:

BERRY PETROLEUM COMPANY, LLC

By:
Name: Cary Baetz
Title Executive Vice President and
Chief Financial Officer

Federal Tax Identification Number: 81-5410470
State Organizational Number: 2072291
Address of Mortgagor:

5201 Truxtun Ave.
Bakersfield, CA 93309

ACKNOWLEDGEMENT

THE STATE OF OKLAHOMA	§
§
COUNTY OF OKLAHOMA	§

This instrument was acknowledged before me on this              day of July 2017 by Cary Beatz, as Executive Vice President and Chief Financial Officer of Berry Petroleum Company, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public in and for
the State of Oklahoma

[SEAL]

Exhibit D – Form of Mortgage

EXHIBIT A

TO

DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND

ASSIGNMENT OF PRODUCTION AND FIXTURE FILING

Any reference in this Exhibit to wells or units is for warranty of interest, administrative convenience, and identification and shall not limit or restrict the right, title, interest, or properties covered by this Deed of Trust. All right, title, and interest of Mortgagor in the properties described herein are and shall be subject to this Deed of Trust, regardless of the presence of any units or wells not described herein.

Unless otherwise expressly provided, all recording references in this Exhibit are references to the official public records of real property in the county or counties (or parish or parishes) in which the Collateral is located and in which record documents relating to the Collateral are recorded, whether Conveyance Records, Deed Records, Mortgage Records, Oil and Gas Records, Oil and Gas Lease Records, or other records.

Exhibit D – Form of Mortgage

EXHIBIT E

FORM OF NOTE

$__________________	______________, ___ _____

For value received, the undersigned BERRY PETROLEUM COMPANY, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to                      or its registered assigns (“Payee”) the principal amount of                      No/100 Dollars ($                     ) or, if less, the aggregate outstanding principal amount of the Advances (as defined in the Credit Agreement referred to below) made by the Payee (or predecessor in interest) to the Borrower, together with interest on the unpaid principal amount of the Advances from the date of such Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as hereunder defined). The Borrower may make prepayments on this Note in accordance with the terms of the Credit Agreement.

This Note is one of the Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of July [31], 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Berry Petroleum Corporation, a Delaware corporation, as parent guarantor, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) for the Lenders and as issuing lender. Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note, and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for optional and mandatory prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Note.

This Note is secured by the Security Documents and guaranteed pursuant to the terms of the Guaranty.

This Note is made expressly subject to the terms of Section 10.10 and Section 10.11 of the Credit Agreement.

Exhibit E – Form of Note

Except as specifically provided in the Credit Agreement and the other Credit Documents, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

THIS NOTE SHALL BE DEEMED A CONTRACT UNDER, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

THIS NOTE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS NOTE AND THE CREDIT DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

BERRY PETROLEUM COMPANY, LLC

By:
Name:
Title:

Exhibit E – Form of Note

Signature Page

EXHIBIT F

FORM OF NOTICE OF BORROWING

[Date]

Wells Fargo Bank, National Association, as Administrative Agent

1700 Lincoln St., 6th Floor

Denver, CO 80203

Attn: [    ]

[303-863-4522]

Ladies and Gentlemen:

(a) The undersigned, Berry Petroleum Company, LLC, a Delaware limited liability company (“Borrower”), refers to the Credit Agreement dated as of July [31], 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement,” the defined terms of which are used in this Notice of Borrowing as defined therein unless otherwise defined in this Notice of Borrowing) among the Borrower, Berry Petroleum Corporation, a Delaware corporation (the “Parent”), the lenders party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent and as issuing lender, and hereby gives you irrevocable notice pursuant to Section 2.4(a) of the Credit Agreement that the undersigned hereby requests a Borrowing (the “Proposed Borrowing”), and in connection with that request sets forth below the information relating to such Proposed Borrowing as required by the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is , .

(b)	The Proposed Borrowing will be composed of [Base Rate Advances][Eurodollar Advances].

(c)	The aggregate amount of the Proposed Borrowing is $ .

(d)	[The Interest Period for each Eurodollar Advance made as part of the Proposed Borrowing is [one][two][three][six]month(s).]

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(i)

the representations and warranties made by any Credit Party or any Responsible Officer of any Credit Party contained in the Credit Documents or in any certificate delivered in connection with the Credit Agreement or any other Credit Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing, except for those representations and

Exhibit F – Form of Notice of Borrowing

warranties that by their terms are made as of a specified date, which shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date[33];

(ii)	no Default or Borrowing Base Deficiency has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom; and

(iii)	immediately before and after giving effect to the Proposed Borrowing, the Parent is in pro forma compliance with Section 6.16 (with Consolidated EBITDAX being calculated based on the financial statements most recently delivered and Debt being calculated as of the date of the Proposed Borrowing), and Section 6.17 of the Credit Agreement.

Very truly yours,

BERRY PETROLEUM COMPANY, LLC

By:
Name:
Title:

[33]	Provided that, for the Initial Advance, without limiting the rights of the Lenders, this clause (i) shall only be applicable to the Specified Acquisition Agreement Representations.

Exhibit F – Form of Borrowing Notice

Signature Page

EXHIBIT G

FORM OF NOTICE OF CONTINUATION OR CONVERSION

[Date]

Wells Fargo Bank, National Association, as Administrative Agent

1700 Lincoln St., 6th Floor

Denver, CO 80203

Attn: [    ]

[303-863-4522]

Ladies and Gentlemen:

The undersigned, Berry Petroleum Company, LLC, a Delaware limited liability company (“Borrower”), refers to the Credit Agreement dated as of July [31], 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement,” the defined terms of which are used in this Notice of Continuation or Conversion as defined therein unless otherwise defined in this Notice of Continuation or Conversion) among the Borrower, Berry Petroleum Corporation, a Delaware corporation, as parent guarantor, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent and as issuing lender, and hereby gives you irrevocable notice pursuant to Section 2.4(b) of the Credit Agreement that the undersigned hereby requests a [Conversion][continuation] of outstanding Advances, and in connection with that request sets forth below the information relating to such [Conversion][continuation] (the “Requested [Conversion][Continuation]”) as required by Section 2.4(b) of the Credit Agreement:

1. The Business Day of the Requested [Conversion][Continuation] is                     ,             .

2. The aggregate amount of the existing Advances to be [Converted][continued] is $                    and is comprised of [Base Rate Advances][Eurodollar Advances] (“Existing Advances”).

3. The Requested [Conversion][Continuation]consists of [a Conversion of the Existing Advances to [Base Rate Advances][Eurodollar Advances]] [a continuation of the Existing Advances].

[(4.) The Interest Period for the Requested [Conversion][Continuation] is [one][two][three][six] month[s].]

Exhibit G – Form of Continuation or Conversion

Very truly yours,

BERRY PETROLEUM COMPANY, LLC

By:
Name:
Title:

Exhibit G – Form of Continuation or Conversion

Signature Page

EXHIBIT H

FORM OF PLEDGE AGREEMENT

[PROVIDED SEPARATELY]

Exhibit H – Form of Pledge Agreement

EXHIBIT H

FORM OF PLEDGE AGREEMENT

This Pledge Agreement dated as of July 31, 2017 (this “Pledge Agreement”) is by and among each of the undersigned (individually, a “Pledgor” and collectively the “Pledgors”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity the “Administrative Agent”) under the Credit Agreement (as hereinafter defined), for its benefit and the benefit of the Secured Parties (as defined in the Credit Agreement described below) and as the issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

A. This Pledge Agreement is entered into in connection with that certain Credit Agreement dated as of July 31, 2017 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Credit Agreement”), among Berry Petroleum Company, LLC, a Delaware limited liability company (“Borrower”), Berry Petroleum Corporation, a Delaware corporation, as parent guarantor, the lenders party thereto, and the Administrative Agent and Issuing Lender.

B. In connection with the Credit Agreement, each Pledgor desires to execute and deliver the Pledge Agreement.

C. Each Pledgor (other than Borrower) is an Affiliate of Borrower and will derive substantial direct or indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents, (ii) the Hedging Arrangements entered into by any Credit Party with a Swap Counterparty, (iii) any Banking Services agreements entered into by any Credit Party with a Banking Services Provider, and (iv) any other incurrence of Secured Obligations by a Credit Party.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, each Pledgor hereby agrees with the Administrative Agent for the benefit of the Secured Parties as follows:

Section 1. Definitions. Any terms used in this Pledge Agreement that are defined in the Uniform Commercial Code in effect in the State of New York from time to time (the “UCC”) and not otherwise defined herein or in the Credit Agreement, shall have the meanings assigned to those terms by the UCC. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Pledge Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used

Exhibit H – Form of Pledge Agreement

in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement. As used herein, the term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.

Section 2. Pledge.

2.01. Grant of Pledge.

(a) Each Pledgor hereby pledges to the Administrative Agent, and grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, the Pledged Collateral, as defined in Section 2.02 below. This Pledge Agreement shall secure the Secured Obligations.

(b) Notwithstanding anything contained herein to the contrary, it is the intention of each Pledgor, the Administrative Agent and the other Secured Parties that the amount of the Secured Obligations secured by each Pledgor’s interests in any of its Property (whether real or personal, or mixed, tangible or intangible) shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Pledgor. Accordingly, notwithstanding anything to the contrary contained in this Pledge Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Pledgor’s interests in any of its Property pursuant to this Pledge Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Pledgor’s obligations hereunder or the Liens and security interest granted to the Administrative Agent hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

2.02. Pledged Collateral. “Pledged Collateral” shall mean all of each Pledgor’s right, title, and interest in the following, whether now owned or hereafter acquired:

(a) (i) all of the membership interests of any issuer (other than an Unrestricted Subsidiary) held by such Pledgor, including those membership interests (if any) listed in the attached Schedule 2.02(a) issued to such Pledgor and any such additional membership interests of any issuer (other than an Unrestricted Subsidiary) of such interests hereafter acquired by such Pledgor, other than any Excluded Property (the “Membership Interests”), (ii) the certificates representing the Membership Interests, if any, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Membership Interests, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Membership Interests, and (B) any distributions, dividends, cash, instruments and other Property from time-to-time received or otherwise distributed in respect of the Membership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Membership Interests or the ownership thereof (collectively, the “Membership Interests Distributions”);

Exhibit H – Form of Pledge Agreement

(b) (i) all of the general and limited partnership interests of any issuer (other than an Unrestricted Subsidiary) held by such Pledgor, including those general and limited partnership interests (if any) listed in the attached Schedule 2.02(b) issued to such Pledgor and all such additional limited or general partnership interests of any issuer (other than an Unrestricted Subsidiary) of such interests hereafter acquired by such Pledgor, other than any Excluded Property (the “Partnership Interests”), and (ii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Partnership Interests, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Partnership Interests, and (B) any distributions, dividends, cash, instruments and other Property from time-to-time received or otherwise distributed in respect of the Partnership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Partnership Interests or the ownership thereof (collectively, the “Partnership Interests Distributions”);

(c) (i) all of the shares of stock of any issuer (other than an Unrestricted Subsidiary) held by such Pledgor, including those shares of stock (if any) listed in the attached Schedule 2.02(c) issued to such Pledgor and all such additional shares of stock of any issuer (other than an Unrestricted Subsidiary) of such shares of stock hereafter issued to such Pledgor, other than any Excluded Property (the “Pledged Shares”), (ii) the certificates representing the Pledged Shares, if any, and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Pledged Shares, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Pledged Shares, and (B) any distributions, dividends, cash, instruments and other Property from time-to-time received or otherwise distributed in respect of the Pledged Shares, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Pledged Shares or the ownership thereof (collectively, the “Pledged Shares Distributions”; together with the Membership Interests Distributions and the Partnership Interest Distributions, the “Distributions”); and

(d) all proceeds from the Pledged Collateral described in paragraphs (a), (b) and (c) of this Section 2.02.

2.03. Delivery of Pledged Collateral. All certificates or instruments, if any, representing the Pledged Collateral shall be delivered to the Administrative Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to transfer to or to register in the name of the Administrative Agent or any of its nominees any of the Pledged Collateral, subject to the rights specified in Section 2.04. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange the certificates or instruments representing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

Exhibit H – Form of Pledge Agreement

2.04. Rights Retained by Pledgor. Notwithstanding the pledge in Section 2.01,

(a) so long as no Event of Default shall have occurred and be continuing, (i) each Pledgor shall be entitled to receive and retain any dividends and other Distributions paid on or in respect of the Pledged Collateral and the proceeds of any sale of the Pledged Collateral; and (ii) each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to its Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; provided, however, that no Pledgor shall exercise nor shall it refrain from exercising any such right if such action or inaction, as applicable, would have a materially adverse effect on the value of the Pledged Collateral, taken as a whole; and

(b) if an Event of Default shall have occurred and be continuing, each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies and other instruments as the Administrative Agent may reasonably request to enable the Administrative Agent to (A) exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to Section 2.04(a), and (B) receive any Distributions and proceeds of sale of the Pledged Collateral which such Pledgor is authorized to receive and retain pursuant to paragraph Section 2.04(a)(i).

Section 3. Pledgor’s Representations and Warranties. Each Pledgor represents and warrants to the Administrative Agent and the other Secured Parties as follows:

(a) The Pledged Collateral (if any) applicable to such Pledgor listed on the attached Schedules 2.02(a), 2.02(b) and 2.02(c) have been duly authorized and validly issued to such Pledgor and are fully paid and nonassessable.

(b) Such Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien or option, except for Liens permitted under clauses (a), (b), (c), (j) or (p) of Section 6.2 of the Credit Agreement.

(c) (i) the Membership Interests listed on the attached Schedule 2.02(a) constitute the percentage of the issued and outstanding membership interests of the respective issuer thereof set forth on Schedule 2.02(a) (after giving effect to any supplements thereto but subject to the time periods specified in Section 5.6 or 5.7 of the Credit Agreement, as applicable, for the delivery of any such supplements) and all of the Equity Interest (if any) in such issuer in which the Pledgor has any ownership interest, and, except as set forth on Schedule 2.02(a), such Membership Interests are not represented by any certificate or instrument and are not “securities” governed by Article 8 of the UCC and (ii) except as set forth on Schedule 2.02(a), no Membership Interest (A) is dealt in or traded on securities exchanges or in securities markets, (B) is held in a securities account, or (C) expressly provides that such Membership Interest is a security governed by Article 8 of the UCC.

Exhibit H – Form of Pledge Agreement

(d) The Partnership Interests (if any) listed on the attached Schedule 2.02(b) (after giving effect to any supplements thereto but subject to the time periods specified in Section 5.6 or 5.7 of the Credit Agreement, as applicable, for the delivery of any such supplements) constitute the percentage of the issued and outstanding general and limited partnership interests of the respective issuer thereof set forth on Schedule 2.02(b) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest, and, except as set forth on Schedule 2.02(b), such Partnership Interests are not represented by any certificate or instrument and are not “securities” governed by Article 8 of the UCC. Except as set forth on Schedule 2.02(a), no Partnership Interest (i) is dealt in or traded on securities exchanges or in securities markets, (ii) is held in a securities account, or (iii) expressly provides that such Partnership Interest is a security governed by Article 8 of the UCC.

(e) The Pledged Shares listed on the attached Schedule 2.02(c) (after giving effect to any supplements thereto but subject to the time periods specified in Section 5.6 or 5.7 of the Credit Agreement, as applicable, for the delivery of any such supplements) constitute the percentage of the issued and outstanding shares of capital stock of the respective issuer thereof set forth on Schedule 2.02(c) and all of the Equity Interest in such issuer in which the Pledgor has any ownership interest.

(f) As of the Closing Date, Schedule 3 sets forth its sole jurisdiction of formation, type of organization, federal tax identification number, the organizational number, and all names used by it during the last five years prior to the date of this Pledge Agreement.

Section 4. Pledgor’s Covenants. During the term of this Pledge Agreement and until Payment in Full of Obligations, each Pledgor covenants and agrees with the Administrative Agent that:

4.01. Protect Collateral; Further Assurances. Each Pledgor will warrant and defend the rights and title herein granted unto the Administrative Agent in and to the Pledged Collateral (and all right, title, and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever except for Liens permitted under clauses (a), (b), (c), (j) or (p) of Section 6.2 of the Credit Agreement. Each Pledgor hereby authorizes the Administrative Agent to file any financing statements, amendments or continuations without the signature of such Pledgor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Pledge Agreement, including, with respect to each Pledgor, financing statements containing an “all assets” or “all personal property” collateral description. Each Pledgor at its expense will, and will cause each of its Subsidiaries to, promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of such Pledgor in the Security Documents, or to further evidence and more fully describe the collateral intended as security for the Secured Obligations, or to correct any omissions in the Security Documents, or to state more fully the security obligations set out herein or in any of the other Security Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Security Documents, or to make any recordings, to file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Pledged Collateral.

Exhibit H – Form of Pledge Agreement

4.02. Transfer, Other Liens, and Additional Shares. Each Pledgor agrees that it will not (a) except as otherwise permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Liens permitted under clauses (a), (b), (c), (j) or (p) of Section 6.2 of the Credit Agreement. Each Pledgor agrees that it will pledge hereunder, within thirty (30) days of the acquisition (directly or indirectly) thereof (or such longer time period as may be accepted by the Administrative Agent in its sole discretion), any additional Equity Interests of an issuer acquired by such Pledgor, other than any Excluded Property.

4.03. [Reserved]

4.04. As to Investment Property.

(a) Equity Interests of Subsidiaries. Other than with respect to Excluded Property, no Pledgor shall allow or permit any of its Restricted Subsidiaries (i) that is a corporation, business trust, joint stock company or similar Person, to issue uncertificated securities (as defined in the UCC), unless such Person promptly takes the actions set forth in Section 4.04(b)(ii) with respect to any such uncertificated securities, (ii) that is a partnership or limited liability company, to (A) issue Equity Interests that are to be dealt in or traded on securities exchanges or in securities markets, (B) amend its organizational documents to expressly provide that its Equity Interests are securities governed by Article 8 of the UCC, or (C) place such Subsidiary’s Equity Interests in a securities account, unless such Person promptly takes the actions set forth in Section 4.04(b)(ii) with respect to any such Equity Interests, (iii) to cause any Equity Interest of such Restricted Subsidiary to become represented by any certificate without ten Business Days’ notice to the Administrative Agent (or such shorter time period as the Administrative Agent may agree in its sole discretion); provided, that in the case of the formation or acquisition of a new Subsidiary, such notice period will be extended to thirty (30) days after such formation or acquisition, or (iv) to issue Equity Interests in addition to or in substitution for the Pledged Collateral or any other Equity Interests pledged hereunder, except for Equity Interests issued pursuant to any transaction permitted under Section 6.7 of the Credit Agreement and additional Equity Interests issued to such Pledgor or any other Pledgor; provided that (A) such Equity Interests or certificate(s), as applicable, are pledged and delivered to the Administrative Agent within ten (10) Business Days, and (B) such Pledgor delivers a supplement to Schedule 2.02(a), 2.02(b) or 2.02(c), as applicable, to the Administrative Agent identifying such new Equity Interests or certificate(s) as Pledged Collateral, in each case pursuant to the terms of this Pledge Agreement. No Pledgor shall permit any of its Restricted Subsidiaries to issue any warrants, options, contracts or other commitments or other securities that are convertible to any of the foregoing (except as to Equity Interests issued by Restricted Subsidiaries that are not wholly-owned) or that entitle any Person to purchase any of the foregoing, and except for this Pledge Agreement or any other Credit Document, shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any agreement creating any restriction or condition upon the transfer, voting or control of any Pledged Collateral except as permitted by Section 6.5 of the Credit Agreement.

Exhibit H – Form of Pledge Agreement

(b)	Investment Property (other than Certificated Securities).

(i) With respect to any deposit accounts, securities accounts, commodity accounts, commodity contracts or security entitlements constituting investment property (as defined in the UCC) owned or held by any Pledgor, such Pledgor will, during the continuance of an Event of Default, following the request of the Administrative Agent, either (A) cause the intermediary maintaining such investment property to execute a control agreement relating to such investment property pursuant to which such intermediary agrees to comply with the Administrative Agent’s instructions with respect to such investment property without further consent by such Pledgor, or (B) transfer such investment property to intermediaries that have or will agree to execute such control agreements.

(ii) With respect to any uncertificated securities or security entitlements that constitute Pledged Collateral (other than uncertificated securities or security entitlements credited to a securities account) owned or held by any Pledgor, such Pledgor will (A) cause the issuer of such securities to either (1) register the Administrative Agent (for the benefit of the Secured Parties) as the registered owner thereof on the books and records of the issuer, or (2) execute a control agreement relating to such investment property pursuant to which the issuer agrees to comply with the Administrative Agent’s instructions with respect to such uncertificated securities without further consent by such Pledgor following the occurrence and during the continuance of an Event of Default, and (B) take and cause the appropriate Person (including any issuer, entitlement holder or securities intermediary thereof) to take all other actions necessary to grant “control” (as defined in 8-106 of the UCC) to the Administrative Agent (for the benefit of the Secured Parties) over such Pledged Collateral.

(iii) Each issuer of uncertificated securities or security entitlements (other than uncertificated securities or security entitlements credited to a securities account) that is a Pledgor agrees to (A) comply with the Administrative Agent’s instructions with respect to such uncertificated securities without further consent by such Pledgor following the occurrence and during the continuance of an Event of Default, and (B) take all other actions necessary to grant “control” (as defined in 8-106 of the UCC) to the Administrative Agent (for the benefit of the Secured Parties) over such Pledged Collateral.

Section 5. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

5.01. UCC Remedies. To the extent permitted by law, the Administrative Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral).

Exhibit H – Form of Pledge Agreement

5.02. Dividends and Other Rights.

(a) All rights of the Pledgors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2.04(a) may be exercised by the Administrative Agent if the Administrative Agent so elects, and all rights of such Pledgor to receive any Distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which it would otherwise be authorized to receive and retain pursuant to Section 2.04(a) shall cease.

(b) All distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which are received by any Pledgor shall be received in trust for the benefit of the Administrative Agent and shall be segregated from other funds of such Pledgor, and shall be promptly paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

5.03. Sale of Pledged Collateral. The Administrative Agent may sell all or part of the Pledged Collateral at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable in accordance with applicable laws. If advance notice is required by law, each Pledgor hereby deems ten (10) days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Pledged Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market shorter notice may be reasonable. The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time- to-time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor shall fully cooperate with the Administrative Agent in selling or realizing upon all or any part of the Pledged Collateral. In addition, each Pledgor shall fully comply with the securities laws of the United States, the State of New York, and other states and take such actions as may be necessary to permit Administrative Agent to sell or otherwise dispose of any securities representing the Pledged Collateral in compliance with such laws.

5.04. Exempt Sale. If, in the opinion of the Administrative Agent, there is any question that a public or semipublic sale or distribution of any Pledged Collateral will violate any state or federal securities law, the Administrative Agent in its reasonable discretion (a) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (b) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by the Administrative Agent shall be deemed to be not “commercially reasonable” solely because so made. Each Pledgor shall cooperate fully with the Administrative Agent in selling or realizing upon all or any part of the Pledged Collateral.

5.05. Application of Collateral. The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Credit Agreement) upon all or any part of the Pledged Collateral pledged by the Pledgors shall be applied by the Administrative Agent as set forth in Section 7.6 of the Credit Agreement.

Exhibit H – Form of Pledge Agreement

5.06. Cumulative Remedies. Each right, power and remedy herein specifically granted to the Administrative Agent or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise, and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time-to-time as often and in such order as may be deemed expedient by the Administrative Agent in its sole discretion. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, and no course of dealing with respect to, any such right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right.

Section 6. Administrative Agent as Attorney-in-Fact for Pledgor.

6.01. Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby constitutes and irrevocably appoints the Administrative Agent, acting for and on behalf of itself and the Secured Parties and each successor or assign of the Administrative Agent and the other Secured Parties, the true and lawful attorney-in-fact of such Pledgor, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, the Administrative Agent or otherwise, at any time while an Event of Default is continuing, to take any action and execute any instrument at the request or with the consent of the Majority Lenders and enforce all rights, interests and remedies of such Pledgor with respect to the Pledged Collateral, including the right to receive, indorse, and collect all instruments made payable to such Pledgor representing any dividend, or the proceeds of the sale of the Pledged Collateral, or other distribution in respect of the Pledged Collateral and to give full discharge for the same. This power of attorney is a power coupled with an interest and shall be irrevocable until the Payment in Full of Obligations.

6.02. Administrative Agent May Perform. The Administrative Agent may from time-to-time perform any act which any Pledgor has agreed hereunder to perform and which such Pledgor shall fail to perform within the time periods required herein after giving effect to any applicable time periods and cure periods in the Credit Documents, and the Administrative Agent may from time-to-time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein, and the reasonable expenses of the Administrative Agent incurred in connection therewith shall be part of the Secured Obligations and shall be secured hereby.

6.03. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Pledged Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

6.04. Reasonable Care. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own Property, it being understood that the Administrative Agent shall have no

Exhibit H – Form of Pledge Agreement

responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 7. Miscellaneous.

7.01. Expenses. Section 10.1 of the Credit Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

7.02. Amendments, Etc. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor herefrom shall be effective unless made in writing and executed by the affected Pledgor and the Administrative Agent, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Schedule 2.02 to this Pledge Agreement may be updated from time to time to reflect the correct Pledged Collateral after giving effect to an acquisition, disposition, or redemption of equity interests, in each case, conducted in accordance with the Credit Agreement, or other change in circumstance, by delivery by the Borrower to the Administrative Agent of an updated Schedule 2.02 in form and substance reasonably satisfactory to the Administrative Agent.

7.03. Addresses for Notices. All notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in Section 10.9 of the Credit Agreement or on the signature page hereof.

7.04. Continuing Security Interest; Transfer of Interest.

(a) This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and, unless expressly released by the Administrative Agent or the Payment in Full of Obligations occurs, shall (i) remain in full force and effect, (ii) be binding upon each Pledgor and its successors, transferees and assigns, and (iii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of and be binding upon, each Secured Party (other than the Swap Counterparties and the Banking Service Providers) and each of its successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties and the Banking Service Providers and each of their successors, transferees and assigns only to the extent such successor, transferee, and assign is a Secured Party. Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document to any other Person pursuant to the terms of the Credit Agreement or such other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Pledge Agreement. Furthermore, when any Swap Counterparty or Banking Services Provider assigns or otherwise transfers any interest held by it under a Hedging Arrangement or any agreement in respect of Banking Services, as applicable, to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with the benefits held by such Secured Party under this Pledge Agreement only if such Person independently qualifies as a Secured Party.

Exhibit H – Form of Pledge Agreement

(b) Upon the Payment in Full of Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the applicable Pledgor to the extent such Pledged Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Administrative Agent will, at the Pledgors’ expense, deliver all Pledged Collateral to the applicable Pledgor, execute and deliver to the applicable Pledgor such documents as such Pledgor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

(c) Upon the sale or other transfer of any Pledged Collateral pursuant to a transaction permitted by the Credit Agreement, the security interest in such Pledged Collateral granted hereby shall terminate. Upon any such termination, the Administrative Agent will, at the Pledgors’ expense, deliver all such Pledged Collateral to the applicable Pledgor, execute and deliver to the applicable Pledgor such documents as such Pledgor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

7.05. Waivers. Each Pledgor hereby waives:

(a) promptness, diligence, notice of acceptance, and any other notice with respect to any of the Secured Obligations and this Pledge Agreement, except to the extent expressly provided in this Pledge Agreement;

(b) any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Pledgor, any Guarantor, or any other Person or any collateral, except to the extent expressly provided in this Pledge Agreement; and

(c) any duty on the part of the Administrative Agent to disclose to any Pledgor any matter, fact, or thing relating to the business, operation, or condition of any Pledgor, any Guarantor, or any other Person and their respective assets now known or hereafter known by such Person.

7.06. Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

7.07. Choice of Law; Service of Process. This Pledge Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York), except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the state of New York. Each Pledgor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing

Exhibit H – Form of Pledge Agreement

or delivering a copy of such process to such Pledgor at the address set forth for the Credit Parties in the Credit Agreement. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against any Pledgor or its Property in the courts of any other jurisdiction.

7.08. Submission to Jurisdiction. The Pledgors hereby irrevocably and unconditionally agree that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Lender or any Related Party of the foregoing in any way relating to this Pledge Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Pledge Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

7.09. Waiver of Jury. THE PLEDGORS HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

7.10. INDEMNIFICATION. EACH PLEDGOR SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER, THE ISSUING LENDER, THE LEAD ARRANGERS, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT AND THE SWAP COUNTERPARTIES, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE BORROWER OR ANY OTHER CREDIT PARTY) OTHER THAN SUCH INDEMNITEE AND ITS RELATED PARTIES ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (A) THE EXECUTION OR DELIVERY OF THIS PLEDGE AGREEMENT, OTHER CREDIT DOCUMENT, ANY HEDGING ARRANGEMENT WITH A SWAP COUNTERPARTY, OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE

Exhibit H – Form of Pledge Agreement

CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) ANY ADVANCE OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING LENDER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (C) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE PARENT OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE PARENT, THE BORROWER OR ANY OTHER CREDIT PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE APPLICABLE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (I) CONSTITUTE ATTORNEYS’ FEES, EXPENSES AND CHARGES FOR ANY COUNSEL OTHER THAN (1) ONE PRIMARY COUNSEL OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUING LENDER, THE LEAD ARRANGERS, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT AND THE SWAP COUNTERPARTIES (TAKEN AS A WHOLE), (2) IF NECESSARY, A SINGLE FIRM OF LOCAL COUNSEL IN EACH APPROPRIATE JURISDICTION, AND (3) OTHER COUNSEL IF SUCH REPRESENTATION BY A SINGLE COUNSEL WOULD BE INAPPROPRIATE DUE TO THE EXISTENCE OF AN ACTUAL OR REASONABLY PERCEIVED CONFLICT OF INTEREST, (II) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT OR HEDGING ARRANGEMENT, AS APPLICABLE, IF THE PARENT, THE BORROWER OR SUCH CREDIT PARTY HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION, OR (III) RELATE TO ANY PROCEEDING SOLELY BETWEEN OR AMONG INDEMNIFIED PARTIES OTHER THAN (A) CLAIMS AGAINST EITHER THE ADMINISTRATIVE AGENT OR THE LEAD ARRANGERS OR THEIR RESPECTIVE AFFILIATES IN THEIR CAPACITY OR IN FULFILLING THEIR ROLE AS THE ADMINISTRATIVE AGENT OR LEAD ARRANGERS OR ANY OTHER SIMILAR ROLE UNDER THE CREDIT DOCUMENTS (EXCLUDING THE ROLE AS A LENDER) AND (B) CLAIMS ARISING OUT OF ANY ACT OR OMISSION ON THE PART OF THE BORROWER OR ANY OF THE BORROWER’S AFFILIATES. THIS SECTION 7.10 SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM. THE LIABILITIES OF EACH PLEDGOR AS SET FORTH IN THIS SECTION 7.10 SHALL SURVIVE THE TERMINATION OF THIS PLEDGE AGREEMENT.

Exhibit H – Form of Pledge Agreement

7.11. Counterparts. The parties may execute this Pledge Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page by facsimile or other electronic transmission is as effective as executing and delivering this Pledge Agreement in the presence of the other parties to this Pledge Agreement. In proving this Pledge Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

7.12. Headings. Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.

7.13. Reinstatement. If, at any time after payment in full of all Secured Obligations and termination of the Administrative Agent’s security interest, any payments on the Secured Obligations previously made must be disgorged by any Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Pledgor or any other Person, this Pledge Agreement and the Administrative Agent’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Pledgor shall sign and deliver to the Administrative Agent all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Administrative Agent’s security interest. THE LIABILITIES OF EACH PLEDGOR AS SET FORTH IN THIS SECTION 7.13 SHALL SURVIVE THE TERMINATION OF THIS PLEDGE AGREEMENT.

7.14. Additional Pledgors. Pursuant to Section 5.6 or 5.7 of the Credit Agreement, as applicable, each Credit Party that holds an Equity Interest in a Restricted Subsidiary of the Borrower that was not in existence on the date of the Credit Agreement is required to enter into this Pledge Agreement as a Pledgor within the time period set forth in the Credit Agreement. Upon execution and delivery after the date hereof by the Secured Party and such Credit Party of an instrument in the form of Annex 1, such Credit Party shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

7.15. Updates to Schedules. For the avoidance of doubt, a Pledgor may from time to time update the Schedules to this Pledge Agreement to reflect any disposition, dissolution, merger or other transaction permitted by the Credit Agreement by written notice to the Administrative Agent.

7.16. Entire Agreement. THIS PLEDGE AGREEMENT, THE CREDIT AGREEMENT, AND THE OTHER CREDIT DOCUMENTS, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Exhibit H – Form of Pledge Agreement

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[SIGNATURE PAGES FOLLOW]

Exhibit H – Form of Pledge Agreement

The parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

PLEDGORS:

BERRY PETROLEUM COMPANY, LLC

By:

Name:

Title:

BERRY PETROLEUM CORPORATION

By:

Name:
Title:

Exhibit H – Form of Pledge Agreement

Signature Page

ADMINISTRATIVE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the benefit of the Secured Parties

By:

Name:
Title:

Exhibit H – Form of Pledge Agreement

Signature Page

SCHEDULE 2.02(a)

Membership Interests

Pledgor	Issuer	Type of Membership Interest	% of Membership Interest Owned	Uncertificated Security?
Berry Petroleum	Berry Petroleum	Membership	100%	No
Corporation	Company, LLC	Interest

SCHEDULE 2.02(b)

Partnership Interests

None.

SCHEDULE 2.02(c)

Pledged Shares

None.

Exhibit H – Form of Pledge Agreement

Schedule 2.02

SCHEDULE 3

PLEDGOR INFORMATION

Pledgor:	Berry Petroleum Company, LLC

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	Limited Liability Company

Address where records for Collateral are kept:	5201 Truxton Ave., Suite 100 Bakersfield, California 93309

Organizational Number:	2072291

Federal Tax Identification Number:	81-5410470

Prior Names:	None.

Pledgor:	Berry Petroleum Corporation

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	Corporation

Address where records for Collateral are kept:	5201 Truxton Ave., Suite 100 Bakersfield, California 93309

Organizational Number:	6315824

Federal Tax Identification Number:	77-0079387

Prior Names:	None.

Exhibit H – Form of Pledge Agreement

Schedule 3

Annex 1 to the

Pledge Agreement

SUPPLEMENT NO. [     ] dated as of [     ] (the “Supplement”), to the Pledge Agreement dated as of July 31, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Pledge Agreement”) by and among Berry Petroleum Company, LLC, a Delaware limited liability company (“Borrower”), Berry Petroleum Corporation, a Delaware corporation (the “Parent”), each subsidiary of Borrower signatory thereto (together with Borrower and the Parent, the “Pledgors” and individually, each a “Pledgor”) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement (as hereinafter defined) for its benefit and the benefit of the Secured Parties (as defined in the Credit Agreement described below).

RECITALS

A. Reference is made to the Credit Agreement dated as of July 31, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Parent, the lenders party thereto from time to time (the “Lenders”), and the Administrative Agent and Wells Fargo Bank, National Association, as issuing lender for such Lenders.

B. The Pledgors entered into the Pledge Agreement in order to induce the Lenders to make Advances and the Issuing Lender to issue, extend and renew Letters of Credit under the Credit Agreement. Pursuant to Section 5.6 or 5.7 of the Credit Agreement, as applicable, each Credit Party that holds an Equity Interest in a Restricted Subsidiary of the Borrower that was not in existence on the date of the Credit Agreement is required to enter into the Pledge Agreement as a Pledgor after such Restricted Subsidiary becomes a Restricted Subsidiary of a Borrower. Section 7.14 of the Pledge Agreement provides that such Credit Parties may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Credit Party (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Pledgor under the Pledge Agreement in order to induce the Administrative Agent, the Issuing Lender, or any of the Lenders to make additional Advances and for the Issuing Lender to make, extend, and renew Letters of Credit under the Credit Agreement.

C. Each New Pledgor is an Affiliate of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents, (ii) the Hedging Arrangements entered into by any Credit Party with a Swap Counterparty, (iii) any Banking Services agreements entered into by any Credit Party with a Banking Services Provider, and (iv) any other incurrence of Secured Obligations by a Credit Party.

D. [Furthermore, pursuant to Section 5.6 or 5.7 of the Credit Agreement, as applicable, any Credit Party that is the equity holder of a Restricted Subsidiary that was not in existence on the date of the Credit Agreement is required to enter into the Pledge Agreement as a Pledgor, or supplement its Pledged Collateral, to pledge the equity of such new Restricted Subsidiary. Each of [            ] (the “Existing Pledgor”; and together with the New Pledgor, the “Specific Pledgors”), and the New Pledgor is executing this Supplement in accordance with the requirements of the Credit Agreement to supplement its Pledged Collateral under the Pledge Agreement.]

Exhibit H – Form of Pledge Agreement

Annex I

E. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement or the Credit Agreement, as applicable.

Accordingly, the Administrative Agent and the [New Pledgor][Specific Pledgors] agree as follows:

(a) In accordance with Section 7.14 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (i) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (ii) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof). In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a continuing security interest in and Lien on all of the New Pledgor’s right, title and interest in and to the Pledged Collateral of the New Pledgor. Each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

(b) [Existing Pledgor, by its signature below, (i) reaffirms all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (ii) after giving effect to this Supplement, represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof in all material respects.]

(c) [The New Pledgor][Each Specific Pledgor] represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and by general principles of equity whether applied by a court of law or equity.

(d) This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the [New Pledgor][Specific Pledgors] and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Exhibit H – Form of Pledge Agreement

Annex I

(e) [The New Pledgor][Each Specific Pledgor] hereby represents and warrants that as of the date of this Supplement, (i) set forth on Schedules 2.02(a), 2.02(b), and 2.02(c) attached hereto are true and correct schedules of all its Membership Interests, Partnership Interests and Pledged Shares, as each term is defined in the Pledge Agreement[, and (ii)][. The New Pledgor represents and warrants that, as of the date of this Supplement] set forth on Schedule 3 attached hereto are its sole jurisdiction of formation, type of organization, its federal tax identification number and the organizational number, and all names used by it during the last five (5) years prior to the date of this Supplement.

(f) Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

(g) THIS SUPPLEMENT SHALL BE DEEMED A CONTRACT UNDER, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(h) Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement.

(i) All communications and notices hereunder shall be in writing and given as provided in the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address for the Credit Parties set forth in the Credit Agreement.

(j) This Supplement is a Credit Document under the Credit Agreement.

THIS SUPPLEMENT, THE PLEDGE AGREEMENT, THE CREDIT AGREEMENT, THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[SIGNATURES PAGES FOLLOW]

Exhibit H – Form of Pledge Agreement

Annex I

IN WITNESS WHEREOF, the New Pledgor and the Administrative Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

NEW PLEDGOR:

[ ]

By:
Name:
Title:

Address:

[ ]

[EXISTING PLEDGOR:]

[ ]

By:
Name:
Title:

ADMINISTRATIVE AGENT:
WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:
Name:
Title:

Exhibit H – Form of Pledge Agreement

Annex I

Schedules

Supplement No. ____

to the Pledge Agreement

SCHEDULE 2.02(a)

Membership Interests

Pledgor	Issuer	Type of Membership Interest	% of Membership Interest Owned	Uncertificated Security?

SCHEDULE 2.02(b)

Partnership Interests

Pledgor	Issuer	Type of Partnership Interest	% of Partnership Interest Owned	Uncertificated Security?

SCHEDULE 2.02(c)

Pledged Shares

Pledgor	Issuer	Type of Shares	Number of Shares	% of Shares Owned	Certificate No.

SCHEDULE 3

New Pledgor:

Sole Jurisdiction of Formation / Filing:

Type of Organization:

Organizational Number:

Federal Tax Identification Number:

Prior Names:

Exhibit H – Form of Pledge Agreement

Annex I

EXHIBIT I

FORM OF SECURITY AGREEMENT

[PROVIDED SEPARATELY]

Exhibit I – Form of Security Agreement

EXHIBIT I

FORM OF SECURITY AGREEMENT

This Security Agreement dated as of July 31, 2017 (this “Security Agreement”) is by and among Berry Petroleum Company, LLC, a Delaware limited liability company (“Borrower”), Berry Petroleum Corporation, a Delaware corporation (the “Parent”), each Subsidiary (as defined in the Credit Agreement described below) of Borrower signatory hereto (together with Borrower and the Parent, the “Grantors” and individually, each a “Grantor”) and Wells Fargo Bank, National Associate, as the administrative agent (in such capacity, the “Administrative Agent”), for its benefit and the benefit of the Secured Parties (as defined in the Credit Agreement described below) and as the issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

A. This Security Agreement is entered into in connection with that certain Credit Agreement dated as of July 31, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Parent, the lenders party thereto from time to time (individually, a “Lender” and collectively, the “Lenders”), the Administrative Agent, and the Issuing Lender.

B. In connection with the Credit Agreement, each Grantor desires to execute and deliver this Security Agreement.

C. Each Grantor (other than Borrower) is an Affiliate of Borrower and will derive substantial direct or indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents, (ii) the Hedging Arrangements entered into by any Credit Party with a Swap Counterparty, (iii) any Banking Services agreements entered into by any Credit Party with a Banking Services Provider, and (iv) any other incurrence of Secured Obligations by a Credit Party.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, each Grantor hereby agrees with the Administrative Agent for its benefit and the benefit of the Secured Parties as follows:

Section 1. Definitions; Interpretation. (a) Any terms used in this Security Agreement that are defined in the UCC (as defined below) and not otherwise defined herein or in the Credit Agreement, shall have the meanings assigned to those terms by the UCC. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. The following terms shall have the meanings specified below:

“Accounts” means an “account” as defined in the UCC, including, without limitation, all of any Grantor’s rights to payment for goods sold or leased, services performed, or otherwise, whether now in existence or arising from time to time hereafter, including, without limitation, rights arising under any of the Contracts or evidenced by an account,

Exhibit I – Form of Security Agreement

note, contract, security agreement, Chattel Paper (including, without limitation, tangible Chattel Paper and electronic Chattel Paper), or other evidence of indebtedness or security, together with all of the right, title and interest of any Grantor in and to (i) all security pledged, assigned, hypothecated or granted to or held by any Grantor to secure the foregoing, (ii) all of any Grantor’s right, title and interest in and to any goods or services, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney granted to any Grantor for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all books, correspondence, credit files, records, ledger cards, invoices, and other papers relating thereto, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of any Grantor or any computer bureau from time to time acting for any Grantor, (vi) all evidences of the filing of financing statements and other statements granted to any Grantor and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vii) all credit information, reports and memoranda relating thereto, and (viii) all other writings related in any way to the foregoing.

“Cash Collateral” means all amounts from time to time held in any checking, savings, deposit or other account of such Grantor, all monies, proceeds or sums due or to become due therefrom or thereon and all documents (including, but not limited to passbooks, certificates and receipts) evidencing all funds and investments held in such accounts.

“Chattel Paper” has the meaning set forth in the UCC.

“Collateral” has the meaning set forth in Section 2 of this Security Agreement.

“Contract Documents” means all Instruments, Chattel Paper, letters of credit, bonds, guarantees or similar documents evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, the Contract Rights.

“Contract Rights” means (i) all (A) of any Grantor’s rights to payment under any Contract or Contract Document and (B) payments due and to become due to any Grantor under any Contract or Contract Document, in each case whether as contractual obligations, damages or otherwise; (ii) all of any Grantor’s claims, rights, powers, or privileges and remedies under any Contract or Contract Document; and (iii) all of any Grantor’s rights under any Contract or Contract Document to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract or Contract Document to demand, receive, enforce or collect any of the foregoing rights or any Property which is the subject of any Contract or Contract Document, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which, in the opinion of the Administrative Agent, may be necessary or advisable in connection with any of the foregoing.

Exhibit I – Form of Security Agreement

“Contracts” means all contracts to which any Grantor now is, or hereafter will be bound, or to which such Grantor is or hereafter will be a party, beneficiary or assignee, all Insurance Contracts, and all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

“Document” means a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Equipment” means any equipment now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “equipment” under the UCC, including, without limitation, all surface or subsurface machinery, equipment, facilities, supplies, or other tangible personal property, including tubing, rods, pumps, pumping units and engines, pipe, pipelines, meters, apparatus, boilers, compressors, liquid extractors, connectors, valves, fittings, power plants, poles, lines, cables, wires, transformers, starters and controllers, machine shops, tools, machinery and parts, storage yards and equipment stored therein, buildings and camps, telegraph, telephone, and other communication systems, loading docks, loading racks, and shipping facilities, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment), and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Excluded Contracts” means any General Intangibles, Contract, Contract Document or other document (and any Contract Rights arising thereunder) to which any of the Grantors is a party to the extent (but only to the extent) that a Grantor is prohibited from granting a security interest in, pledge of, or charge, mortgage or Lien upon any such Property by reason of (a) an existing and enforceable negative pledge or anti-assignment provision or (b) applicable law or regulation to which such Grantor is subject; provided that (i) any Excluded Contract shall automatically cease to be excluded from this definition (and shall automatically be subject to the Lien and security interest granted hereby and to the terms and provisions of this Security Agreement as “Collateral”), to the extent that (A) either of the prohibitions discussed in clause (a) and (b) above is ineffective or subsequently rendered ineffective under Sections 9.406, 9.407, 9.408 or 9.409 of the UCC or under any other Legal Requirement or is otherwise no longer in effect, or (B) the applicable Grantor has obtained the consent of the other parties to such Excluded Contract to the creation of a Lien and security interest in, such Excluded Contract (which consent, upon the reasonable request of the Administrative Agent, such Grantor will use its commercial reasonable efforts to obtain), and (ii) any proceeds received by any Grantor from the sale, transfer or other disposition of Excluded Contracts shall constitute Collateral unless any assets or Property constituting such proceeds are themselves Excluded Property.

Exhibit I – Form of Security Agreement

“Fixtures” means any fixtures now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “fixtures” under the UCC, including without limitation any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“General Intangibles” means all general intangibles now or hereafter owned by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting “general intangibles” or “payment intangibles” under the UCC, including, but not limited to, all trademarks, trademark applications, trademark registrations, tradenames, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, goodwill of any Grantor’s business symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises, and any rights to tax refunds to which any Grantor is now or hereafter may be entitled.

“Governmental Approval” has the meaning set forth in Section 2(a)(x).

“Instrument” means an “instrument” as defined in the UCC, including, without limitation, any Negotiable Instrument, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment (other than Instruments constituting Chattel Paper).

“Insurance Contracts” means all contracts and policies of insurance and re-insurance maintained or required to be maintained by or on behalf of any Grantor under the Credit Documents.

“Inventory” means all of the inventory of any Grantor, or in which any Grantor holds or acquires any right, title or interest, of every type or description, now owned or hereafter acquired and wherever located, whether raw, in process or finished (including oil, gas, or other hydrocarbons and all products and substances derived therefrom), and all materials usable in processing the same and all documents of title covering any inventory, including, without limitation, work in process, materials used or consumed in any Grantor’s business, now owned or hereafter acquired or manufactured by any Grantor and held for sale in the ordinary course of its business, all present and future substitutions therefor, parts and accessories thereof and all additions thereto, all Proceeds thereof and products of such inventory in any form whatsoever, and any other item constituting “inventory” under the UCC.

“Investment Property” means “investment property” as defined in the UCC, including, without limitation, all securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, and commodity accounts.

“Negotiable Instrument” means a “negotiable instrument” as defined in the UCC.

Exhibit I – Form of Security Agreement

“Proceeds” means all proceeds (as defined in the UCC) of any or all of the Collateral, including without limitation (i) any and all proceeds of, all claims for, and all rights of any Grantor to receive the return of any premiums for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) received by any Grantor or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of any Governmental Authority), (iii) all proceeds received or receivable when any or all of the Collateral is sold, exchanged or otherwise disposed, whether voluntarily, involuntarily, in foreclosure or otherwise, (iv) all claims of any Grantor for damages arising out of, or for breach of or default under, any Collateral, (v) all rights of any Grantor to terminate, amend, supplement, modify or waive performance under any Contracts, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (vi) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(b) All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Security Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. As used herein, the term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

Section 2. Assignment, Pledge and Grant of Security Interest.

(a) As collateral security for the prompt and complete payment and performance when due of all Secured Obligations, each Grantor hereby assigns, pledges, and grants to the Administrative Agent for the benefit of the Secured Parties a Lien on and continuing security interest in all of such Grantor’s right, title and interest in, to and under, all items described in this Section 2, whether now owned or hereafter acquired by such Grantor and wherever located and whether now owned or hereafter existing or arising (collectively, the “Collateral”):

(i)	all Contracts, all Contract Rights, Contract Documents and Accounts associated with such Contracts and each and every document granting security to such Grantor under any such Contract;

Exhibit I – Form of Security Agreement

(ii)	all Accounts;

(iii)	all Inventory;

(iv)	all Equipment;

(v)	all General Intangibles;

(vi)	all Investment Property;

(vii)	all Fixtures;

(viii)	all checking, savings, deposit or other account of such Grantor and all other accounts held in the name of such Grantor;

(ix)	all Cash Collateral;

(x)	any governmental approvals, permits, licenses, authorizations, consents, rulings, tariffs, rates, certifications, waivers, exemptions, filings, claims, orders, judgments and decrees and other Legal Requirements (each a “Governmental Approval”);

(xi)	any right to receive a payment under any Hedging Arrangement in connection with a termination thereof;

(xii)	(A) all policies of insurance and Insurance Contracts, now or hereafter held by or on behalf of such Grantor, including casualty and liability, business interruption, control of well, and any title insurance, (B) all Proceeds of insurance, and (C) all rights, now or hereafter held by such Grantor to any warranties of any manufacturer or contractor of any other Person;

(xiii)	any and all Liens and security interests (together with the documents evidencing such security interests) granted to such Grantor by an obligor to secure such obligor’s obligations owing under any Instrument, Chattel Paper, or Contract which is pledged hereunder or with respect to which a security interest in such Grantor’s rights in such Instrument, Chattel Paper, or Contract is granted hereunder;

(xiv)	any and all guaranties given by any Person for the benefit of such Grantor which guarantees the obligations of an obligor under any Instrument, Chattel Paper or Contract, which are pledged hereunder;

Exhibit I – Form of Security Agreement

(xv)	without limiting the generality of the foregoing, all other personal property, goods, Accounts, Certificated Securities, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Commodity Contracts, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Letters of Credit, Money, Payment Intangibles, Proceeds, Securities, Securities Account, Security Entitlements, Supporting Obligations, Uncertificated Securities, credits, claims, demands and assets of such Grantor whether now existing or hereafter acquired from time to time; and

(xvi)	any and all additions, accessions and improvements to, all substitutions and replacements for and all products and Proceeds of or derived from all of the items described above in this Section 2;

(b) Notwithstanding any other provision set forth in this Section 2 or elsewhere in this Agreement, all Excluded Property shall be excluded from the Lien and security interest granted hereunder and shall not constitute “Collateral”; provided, however, that the exclusion from the Lien and security interest granted by such Grantor hereunder of any Contract Rights of any of the Grantors under one or more of the Excluded Contracts shall not limit, restrict or impair the grant by such Grantor of the Lien and security interest in any Accounts or receivables arising under any such Excluded Contract or any payments due or to become due thereunder unless such receivables or payments themselves constitute Excluded Property. [NTD: Equity in Unrestricted Subsidiaries will be excluded.]

(c) Notwithstanding anything contained herein to the contrary, it is the intention of each Grantor, the Administrative Agent, and the other Secured Parties that the amount of the Secured Obligation secured by each Grantor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Grantor. Accordingly, notwithstanding anything to the contrary contained in this Security Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Grantor’s interests in any of its Property pursuant to this Security Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Grantor’s obligations hereunder or the Liens and security interest granted to the Administrative Agent hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

Section 3. Representations and Warranties. Each Grantor hereby represents and warrants the following to the Administrative Agent and the other Secured Parties:

(a) Records. As of the date hereof, such Grantor’s sole jurisdiction of formation and type of organization are as set forth in Schedule 1 attached hereto. All records concerning the Accounts, General Intangibles, or any other Collateral applicable to such Grantor are located at the address for such Grantor on such Schedule 1 or at such other location specified by any Grantor to the Administrative Agent in writing. Except as set forth on Schedule 2 attached hereto, none of the Accounts with a principal amount in excess of $500,000 individually or $1,000,000 in the aggregate, is evidenced by a promissory note or other instrument as of the date hereof.

Exhibit I – Form of Security Agreement

(b) Other Liens. Such Grantor is, and will be the legal and beneficial owner of all of the Collateral pledged by such Grantor free and clear of any Lien, except for the Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is, or will be, on file in any recording office, except such as may be filed in connection with this Security Agreement or in connection with other Permitted Liens or for which satisfactory releases have been received by the Administrative Agent.

(c) Lien Priority and Perfection. Subject only to Permitted Liens, this Security Agreement creates valid and continuing Acceptable Security Interest in the Collateral, securing the payment and performance of all the Secured Obligations. Upon the filing of financing statements with the jurisdictions listed in Schedule 1, the Administrative Agent will have a valid and perfected Acceptable Security Interest in all Collateral that is capable of being perfected by filing financing statements, subject only to Permitted Liens.

(d) Tax Identification Number and Organizational Number. As of the date hereof, the federal tax identification number of such Grantor and the organizational number of such Grantor are as set forth in Schedule 1.

(e) Tradenames; Prior Names. As of the date hereof and except as set forth on Schedule 1, such Grantor has not conducted business under any name other than its current name during the last five years prior to the date of this Security Agreement.

Section 4. Covenants.

(a) Further Assurances.

(i) Each Grantor agrees that from time to time, at its expense, such Grantor shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment, or security interest granted or intended to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor (A) at the written request of the Administrative Agent, shall execute such instruments, endorsements or notices, as may be reasonably necessary or as the Administrative Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby, (B) shall, at the reasonable written request of the Administrative Agent, mark conspicuously each material document included in the Collateral, each Chattel Paper included in the Accounts, and each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Administrative Agent, including that such document, Chattel Paper, or record is subject to the pledge, assignment, and security interest granted hereby, and (C) authorizes the Administrative Agent to file any financing statements, amendments or continuations without the signature of such Grantor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Security Agreement (including, without limitation, financing statements using an “all assets” or “all personal property” collateral description).

Exhibit I – Form of Security Agreement

(ii) Until the Payment in Full of Obligations, each Grantor shall promptly provide to the Administrative Agent all information and evidence the Administrative Agent may reasonably request concerning the Collateral to enable the Administrative Agent to enforce the provisions of this Security Agreement.

(b) Change of Name; State of Formation. Until the Payment in Full of Obligations, each Grantor shall give the Administrative Agent at least ten (10) days’ (or such shorter period as may be accepted by the Administrative Agent in its sole discretion) prior written notice before it (i) in the case of any Grantor that is not a “registered organization” (as such term is defined in Section 9-102 of the UCC), changes the location of its principal place of business and chief executive office, (ii) changes the location of original copies of any Chattel Paper evidencing Accounts, or (iii) uses a trade name other than its current name used on the date hereof or, in the case of any Subsidiary of the Borrower that becomes a Grantor pursuant to a supplement to this Security Agreement delivered in accordance with Section 18(l), on the date of such supplement.

(c) Right of Inspection. Until the Payment in Full of Obligations, each Grantor shall hold and preserve, at its own cost and expense satisfactory and complete records of the Collateral in accordance with Section 5.9 of the Credit Agreement, and will permit representatives of the Administrative Agent, upon reasonable advance notice, at any time during normal business hours to inspect and copy them.

(d) Liability Under Contracts and Accounts. Notwithstanding anything in this Security Agreement to the contrary, (i) the execution of this Security Agreement shall not release any Grantor from its obligations and duties under any of the Contract Documents, or any other contract or instrument which are part of the Collateral and Accounts included in the Collateral, (ii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any Contract Documents, or any other Contract or Instrument which are part of the Collateral and Accounts included in the Collateral, and (iii) the Administrative Agent shall not have any obligation or liability under any Contract Documents, or any other contract or instrument which are part of the Collateral and Accounts included in the Collateral by reason of the execution and delivery of this Security Agreement, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(e) Transfer of Certain Collateral; Release of Certain Security Interest. Each Grantor agrees that until the Payment in Full of Obligations, it shall not sell, assign, or otherwise dispose of any Collateral, except as otherwise permitted under the Credit Agreement. The Administrative Agent shall promptly, at the Grantors’ expense, execute and deliver all further instruments and documents, and take all further action that a Grantor may reasonably request in order to release its security interest in any Collateral which is disposed of in accordance with the terms of the Credit Agreement.

(f) Negotiable Instrument. Until the Payment in Full of Obligations, if any Grantor shall at any time hold or acquire any Negotiable Instruments (excluding checks received and deposited in the ordinary course of business), including promissory notes, with a principal amount in excess of $500,000 individually or $1,000,000 in the aggregate, such Grantor shall forthwith deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

Exhibit I – Form of Security Agreement

(g) Other Covenants of Grantor. Each Grantor agrees that (i) any action or proceeding to enforce this Security Agreement may be taken by the Administrative Agent either in such Grantor’s name or in the Administrative Agent’s name, as the Administrative Agent may deem necessary, and (ii) such Grantor will, until the Payment in Full of Obligations, warrant and defend its title to the Collateral and the interest of the Administrative Agent in the Collateral against any claim or demand of any Persons (other than Permitted Liens) which could reasonably be expected to materially adversely affect such Grantor’s title to, or the Administrative Agent’s right or interest in, such Collateral.

Section 5. Termination of Security Interest.

(a) Upon the Payment in Full of Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Administrative Agent will, at the Grantors’ expense, execute and deliver to the applicable Grantor such documents (including, without limitation, UCC-3 termination statements) as such Grantor shall reasonably request to evidence such termination.

(b) Upon the sale or other transfer of any Collateral pursuant to a transaction permitted by the Credit Agreement, the security interest in such Collateral granted hereby shall terminate. Upon any such termination, the Administrative Agent will, at the Grantors’ expense, execute and deliver to the applicable Grantor such documents (including, without limitation, UCC-3 amendment statements) as such Grantor shall reasonably request to evidence such termination.

Section 6. Reinstatement. If, at any time after payment in full of all Secured Obligations and termination of the Administrative Agent’s security interest, any payments on the Secured Obligations previously made must be disgorged by any Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Grantor or any other Person, this Security Agreement and the Administrative Agent’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Grantor shall sign and deliver to the Administrative Agent all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Administrative Agent’s security interest. THE LIABILITIES OF EACH GRANTOR AS SET FORTH IN THIS SECTION 6 SHALL SURVIVE THE TERMINATION OF THIS SECURITY AGREEMENT.

Section 7. Remedies upon Event of Default.

(a) If any Event of Default has occurred and is continuing, the Administrative Agent may (and shall at the written request of the Majority Lenders given in accordance with the Credit Agreement), (i) proceed to protect and enforce the rights vested in it by this Security Agreement or otherwise available to it, including but not limited to, the right to cause all revenues and other moneys pledged hereby as Collateral to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall

Exhibit I – Form of Security Agreement

deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Contract Documents, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Security Agreement or by law; (ii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted and enforce any rights hereunder or included in the Collateral, subject to the provisions and requirements thereof; (iii) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as may be commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), it being agreed that the Administrative Agent may be a purchaser on behalf of the Secured Parties or on its own behalf at any such sale and that the Administrative Agent, any other Secured Party, or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption of any Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (iv) incur expenses, including attorneys’ fees, consultants’ fees, and other costs appropriate to the exercise of any right or power under this Security Agreement; (v) perform any obligation of any Grantor hereunder and make payments, purchase, contest or compromise any encumbrance, charge or Lien, and pay taxes and expenses, without, however, any obligation to do so; (vi) in connection with any acceleration and foreclosure, take possession of the Collateral and render it usable and repair and renovate the same, without, however, any obligation to do so, and enter upon any location where the Collateral may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Secured Parties for any cost or expenses incurred hereunder or under any of the Credit Documents or under any Hedging Arrangement with Swap Counterparties or in connection with any Banking Services with any Banking Service Provider and to the payment or performance of any Grantor’s obligations hereunder or under any of the Credit Documents or any Hedging Arrangement with a Swap Counterparty or in connection with any Banking Services with any Banking Service Provider, and apply the balance to the other Secured Obligations and any remaining excess balance to whomsoever is legally entitled thereto; (vii) secure the appointment of a receiver for the Collateral or any part thereof; (viii) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to both parties; (ix) exercise any other or additional rights or remedies granted to a secured party under the UCC; or (x) occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation. If, pursuant to applicable law, prior notice of sale of the Collateral under this Section is required to be given to any Grantor, each Grantor hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, 10 days, shall be deemed a reasonable notice period. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Exhibit I – Form of Security Agreement

(b) All costs and expenses (including attorneys’ fees and expenses) incurred by the Administrative Agent in connection with any suit or proceeding in connection with the performance by the Administrative Agent of any of the agreements contained in any of the Contract Documents, or in connection with any exercise of its rights or remedies hereunder, pursuant to the terms of this Security Agreement, to the extent the Grantors are obligated to reimburse such expenses pursuant to the Credit Documents, shall constitute additional indebtedness secured by this Security Agreement and shall be paid on demand by the Grantors to the Administrative Agent on behalf of the Secured Parties.

Section 8. Remedies Cumulative; Delay Not Waiver.

(a) No right, power or remedy herein conferred upon or reserved to the Administrative Agent is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Administrative Agent may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

(b) No delay or omission of the Administrative Agent to exercise any right or power shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Security Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Administrative Agent.

Section 9. Contract Rights. At any time while an Event of Default is continuing, the Administrative Agent may exercise any of the Contract Rights and remedies of any Grantor under or in connection with the Instruments, Chattel Paper, or Contracts which represent Accounts, the General Intangibles (in each case, other than in connection with any Excluded Property), or which otherwise relate to the Collateral, including, without limitation, any rights of any Grantor to demand or otherwise require payment of any amount under, or performance of any provisions of, the Instruments, Chattel Paper, or Contracts which represent Accounts, or the General Intangibles (in each case, other than Excluded Property).

Exhibit I – Form of Security Agreement

Section 10. Accounts.

(a) At any time while an Event of Default is continuing, the Administrative Agent may, or may direct any Grantor to, take any action the Administrative Agent deems necessary or advisable to enforce collection of the Accounts, including, without limitation, notifying the account debtors or obligors under any Accounts of the assignment of such Accounts to the Administrative Agent and directing such account debtors or obligors to make payment of all amounts due or to become due directly to the Administrative Agent. Upon such notification and direction, and at the expense of the Grantors, the Administrative Agent may, while such Event of Default is continuing, enforce collection of any such Accounts, and adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as any Grantor might have done.

(b) If an Event of Default is continuing, (i) all amounts and Proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor, and shall promptly be paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) to be held as Collateral and (ii) no Grantor shall adjust, settle, or compromise the amount or payment of any Account, nor release wholly or partly any account debtor or obligor thereof, nor allow any credit or discount thereon other than in the ordinary course of business.

Section 11. Application of Collateral. The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Credit Agreement) upon all or any part of the Collateral pledged by any Grantor shall be applied by the Administrative Agent as set forth in Section 7.6 of the Credit Agreement.

Section 12. Rights Retained by Grantors. So long as no Event of Default shall have occurred and be continuing, the Grantors shall be entitled (a) to receive and retain all revenues and other moneys pledged hereby as Collateral and the proceeds of any disposition of any of their respective Properties constituting Collateral provided that such disposition is permitted under the Credit Agreement, and (b) to protect, enforce and exercise its rights under any of the Contract Documents; provided, however, that no Grantor shall exercise nor shall it refrain from exercising any such right if such action or inaction, as applicable, would have a materially adverse effect on the value of the applicable Collateral.

Section 13. Administrative Agent as Attorney-in-Fact for Grantor. Each Grantor hereby constitutes and irrevocably appoints the Administrative Agent, acting for and on behalf of itself and the Secured Parties and each successor or assign of the Administrative Agent and the other Secured Parties, the true and lawful attorney-in-fact of such Grantor, with full power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, to take any action and execute any instrument at the request or with the consent of the Majority Lenders and enforce all rights, interests and remedies of such Grantor with respect to the Collateral, including the right, at any time while an Event of Default is continuing:

(a) to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the other Collateral, including without limitation, any Insurance Contracts;

Exhibit I – Form of Security Agreement

(b) to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;

(c) to file any claims or take any action or institute any proceedings in connection therewith which the Administrative Agent may deem to be necessary or advisable;

(d) to pay, settle or compromise all bills and claims which may be or become Liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to the Administrative Agent has been provided; and

(e) upon foreclosure, to do any and every act which any Grantor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of such Grantor’s rights and remedies under any or all of the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until the Payment in Full of Obligations.

Section 14. Administrative Agent May Perform. The Administrative Agent may from time-to-time perform any act which any Grantor has agreed hereunder to perform and which such Grantor shall fail to perform within the time periods required herein after giving effect to any applicable time periods and cure periods in the Credit Documents, and the Administrative Agent may from time-to-time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein, and the expenses of the Administrative Agent incurred in connection therewith shall be part of the Secured Obligations and shall be secured hereby.

Section 15. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 16. Reasonable Care. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own Property.

Section 17. Payments Held in Trust. During the continuance of an Event of Default, all payments received by any Grantor under or in connection with any Collateral shall be received in trust for the benefit of the Administrative Agent, and shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as received (with any necessary endorsement).

Exhibit I – Form of Security Agreement

Section 18. Miscellaneous.

(a) Expenses. Section 10.1 of the Credit Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

(b) Amendments; Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom shall be effective unless the same shall be in writing and executed by the affected Grantor and the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Addresses for Notices. All notices and other communications provided for hereunder shall be made in accordance with Section 10.9 of the Credit Agreement.

(d) Continuing Security Interest; Transfer of Interest. This Security Agreement shall create a continuing security interest in the Collateral (other than as to any Collateral released pursuant to Section 5(b) hereof) and, unless expressly released by the Administrative Agent or released pursuant to Section 5(a) hereof , shall (i) remain in full force and effect, (ii) be binding upon each Grantor and its successors, transferees and assigns, and (iii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of and be binding upon, each Secured Party (other than the Swap Counterparties and the Banking Service Providers) and each of its successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties and the Banking Service Providers and each of their successors, transferees, and assigns only to the extent such successor, transferee, and assign is also a Secured Party. Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document to any other Person pursuant to the terms of the Credit Agreement or such other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Security Agreement. Furthermore, when any Swap Counterparty or Banking Services Provider assigns or otherwise transfers any interest held by it under a Hedging Arrangement or any agreement in respect of Banking Services, as applicable, to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with the benefits held by such Secured Party under this Security Agreement only if such Person independently qualifies as a Secured Party.

(e) Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

(f) Choice of Law; Service of Process. This Security Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York), except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of New York. Each Grantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or

Exhibit I – Form of Security Agreement

delivering a copy of such process to such Grantor at the address set forth for the Credit Parties in the Credit Agreement. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against any Grantor or its Property in the courts of any other jurisdiction.

(g) Submission to Jurisdiction. The Grantors hereby agree that any suit or proceeding arising in respect of this Security Agreement, or any of the matters contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and the parties hereto hereby agree to submit to the exclusive jurisdiction of, and venue in, such court (except to the extent the Administrative Agent requires submission to any other jurisdiction in connection with the exercise of any rights under any Security Document). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirement, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Security Agreement in any court referred to in this Section 18(g). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirement, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

(h) Waiver of Jury. THE GRANTORS HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(i) INDEMNIFICATION. EACH GRANTOR SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER, THE ISSUING LENDER, THE LEAD ARRANGERS, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT AND THE SWAP COUNTERPARTIES, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE BORROWER OR ANY OTHER CREDIT PARTY) OTHER THAN SUCH INDEMNITEE AND ITS RELATED PARTIES ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS SECURITY AGREEMENT, OTHER CREDIT DOCUMENT, ANY HEDGING ARRANGEMENT WITH A SWAP COUNTERPARTY, OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY ADVANCE OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY

Exhibit I – Form of Security Agreement

THE ISSUING LENDER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE PARENT OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE PARENT, THE BORROWER OR ANY OTHER CREDIT PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE APPLICABLE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) CONSTITUTE ATTORNEYS’ FEES, EXPENSES AND CHARGES FOR ANY COUNSEL OTHER THAN (A) ONE PRIMARY COUNSEL OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUING LENDER, THE LEAD ARRANGERS, THE DOCUMENTATION AGENT, THE SYNDICATION AGENT AND THE SWAP COUNTERPARTIES (TAKEN AS A WHOLE), (B) IF NECESSARY, A SINGLE FIRM OF LOCAL COUNSEL IN EACH APPROPRIATE JURISDICTION, AND (C) OTHER COUNSEL IF SUCH REPRESENTATION BY A SINGLE COUNSEL WOULD BE INAPPROPRIATE DUE TO THE EXISTENCE OF AN ACTUAL OR REASONABLY PERCEIVED CONFLICT OF INTEREST, (Y) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT OR HEDGING ARRANGEMENT, AS APPLICABLE, IF THE PARENT, THE BORROWER OR SUCH OTHER CREDIT PARTY HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION, OR (Z) RELATE TO ANY PROCEEDING SOLELY BETWEEN OR AMONG INDEMNIFIED PARTIES OTHER THAN (A) CLAIMS AGAINST EITHER THE ADMINISTRATIVE AGENT OR THE LEAD ARRANGERS OR THEIR RESPECTIVE AFFILIATES IN THEIR CAPACITY OR IN FULFILLING THEIR ROLE AS THE ADMINISTRATIVE AGENT OR LEAD ARRANGERS OR ANY OTHER SIMILAR ROLE UNDER THE CREDIT DOCUMENTS (EXCLUDING THE ROLE AS A LENDER) AND (B) CLAIMS ARISING OUT OF ANY ACT OR OMISSION ON THE PART OF THE BORROWER OR ANY OF THE BORROWER’S AFFILIATES. THIS SECTION 18(i) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM. THE LIABILITIES OF EACH GRANTOR AS SET FORTH IN THIS SECTION 18(i) SHALL SURVIVE THE TERMINATION OF THIS SECURITY AGREEMENT.

(j) Counterparts. The parties may execute this Security Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page by facsimile or other electronic transmission is as effective as executing and delivering this Security Agreement in the presence of the other parties to this Security Agreement. In proving this Security Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

Exhibit I – Form of Security Agreement

(k) Headings. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

(l) Additional Grantors. Pursuant to Section 5.6 or 5.7 of the Credit Agreement, as applicable, each Subsidiary of Borrower that was not in existence on the date of the Credit Agreement is required to enter into this Security Agreement as a Grantor within the time period set forth in the Credit Agreement. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

(m) Entire Agreement. THIS SECURITY AGREEMENT, THE CREDIT AGREEMENT, AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[SIGNATURE PAGES FOLLOW]

Exhibit I – Form of Security Agreement

The parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

GRANTORS:

BERRY PETROLEUM COMPANY, LLC

By:
Name:
Title:

BERRY PETROLEUM CORPORATION

By:
Name:
Title:

Exhibit I – Form of Security Agreement

Signature Page

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Exhibit I – Form of Security Agreement

Signature Page

SCHEDULE 1

to Security Agreement

GRANTOR INFORMATION

Grantor:	Berry Petroleum Company, LLC

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	Limited Liability Company

Address where records for Collateral are kept:	5201 Truxton Ave., Suite 100 Bakersfield, California 93309

Organizational Number:	2072291

Federal Tax Identification Number:	81-5410470

Prior Names:	None.

Grantor:	Berry Petroleum Corporation

Sole Jurisdiction of Formation / Filing:	Delaware

Type of Organization:	Corporation

Address where records for Collateral are kept:	5201 Truxton Ave., Suite 100 Bakersfield, California 93309

Organizational Number:	6315824

Federal Tax Identification Number:	77-0079387

Prior Names:	None.

Exhibit I – Form of Security Agreement

Schedule 1

SCHEDULE 2

to Security Agreement

INSTRUMENTS

None.

Exhibit I – Form of Security Agreement

Schedule 2

Annex 1 to the

Security Agreement

SUPPLEMENT NO. [        ] dated as of [                    ] (the “Supplement”), to the Security Agreement dated as of July 31, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), by and among Berry Petroleum Company, LLC, a Delaware limited liability company (“Borrower”), Berry Petroleum Corporation, a Delaware corporation (the “Parent”), each subsidiary of Borrower signatory thereto (together with Borrower and the Parent, the “Grantors” and individually, a “Grantor”) and Wells Fargo Bank, National Association, as Administrative Agent under the Credit Agreement (as hereinafter defined) for the benefit of itself and the Secured Parties (as defined in the Credit Agreement).

A. Reference is made to the Credit Agreement dated as of July 31, 2017 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) by and among Borrower, the lenders party thereto from time to time (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement, as applicable.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Advances and the Issuing Lender to issue, extend, and renew Letters of Credit under the Credit Agreement. Pursuant to Section 5.6 or 5.7 of the Credit Agreement, as applicable, each Subsidiary of Borrower that was not in existence on the date of the Credit Agreement is required to enter into the Security Agreement as a Grantor after becoming a Subsidiary. Section 18(l) of the Security Agreement provides that additional Subsidiaries of Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of Borrower (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Advances and the Issuing Lender to issue, extend and renew additional Letters of Credit and as consideration for Advances previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 18(l) of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof). In furtherance of the foregoing, the

Exhibit I – Form of Security Agreement

Annex I

New Grantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Credit Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a continuing security interest in and Lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby represents and warrants that, as of the date hereof, set forth on Schedule 1 attached hereto are (a) its sole jurisdiction of formation and type of organization, (b) the location of all records concerning its Accounts, General Intangibles, or any other Collateral, (c) its federal tax identification number and the organizational number, and (d) all names used by it during the last five years prior to the date of this Supplement.

SECTION 5. [The information listed on Schedule 2 hereto is hereby added to the information set forth on Schedule 2 to the Security Agreement.]

SECTION 6. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 7. THIS SUPPLEMENT SHALL BE DEEMED A CONTRACT UNDER, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Exhibit I – Form of Security Agreement

Annex I

SECTION 8. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement.

SECTION 9. All communications and notices hereunder shall be in writing and given as provided in the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address for the Credit Parties set forth in the Credit Agreement.

SECTION 10. This Supplement is a Credit Document under the Credit Agreement.

THIS SUPPLEMENT, THE SECURITY AGREEMENT, THE CREDIT AGREEMENT, THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Exhibit I – Form of Security Agreement

Annex I

IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Grantor],

By:

Name:

Title:

[ADMINISTRATIVE AGENT]

By:

Name:

Title:

Exhibit I – Form of Security Agreement

Annex I

Schedule 1

Supplement No.

to the Security Agreement

New Grantor:	[GRANTOR]

Sole Jurisdiction of Formation / Filing:	[STATE]

Type of Organization:	[ENTITY TYPE]

Address where records for
Collateral are kept:	[ADDRESS]
[CITY, STATE ZIP]

Organizational Number:

Federal Tax Identification Number:

Prior Names:

Exhibit I – Form of Security Agreement

Annex I

[Schedule 2

Supplement No.

to the Security Agreement

INSTRUMENTS

Exhibit I – Form of Security Agreement

Schedule 2

EXHIBIT J

FORM OF TRANSFER LETTER

                    , 20

Re:	Agreement dated , by and between , as Seller, and , as Buyer (the “Contract”).

Ladies and Gentlemen:

Berry Petroleum Company, LLC, a Delaware limited liability company (“Mortgagor”), has executed a mortgage or deed of trust dated effective as of [__], 20[__] (“Mortgage”) for the benefit of Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of itself, the Lenders (as defined in the Mortgage) and certain other secured parties as described in the Mortgage, which Mortgage has been recorded in the Real Property Records of the Counties or Parishes, as applicable, listed on the attached Exhibit A. A copy of the Mortgage is enclosed. The properties covered by the Mortgage include all of the oil, gas and other hydrocarbons and/or other minerals attributable to the above-referenced Contract to which we understand you are currently a party and includes the well or wells listed on the attached Exhibit A with respect to which you are remitting proceeds of production to the Mortgagor. Your division order or lease numbers for such well or wells are set forth on the attached Exhibit A.

Pursuant to Article III of the Mortgage, the Administrative Agent is entitled to receive all of Mortgagor’s interest in all Hydrocarbons (as defined in the Mortgage), which are covered by the above-referenced Contract, all products obtained or processed therefrom, and the revenues and proceeds attributable thereto. The assignment of the Hydrocarbons, products and proceeds was effective on [__], 20[__] (“Effective Date”). The Lenders, however, as provided in Article III of the Mortgage, have permitted Mortgagor to collect the Hydrocarbons and the revenues and proceeds attributable thereto until the Administrative Agent or the Mortgagor shall have instructed the seller or purchaser of production to deliver such Hydrocarbons and all proceeds therefrom directly to the Administrative Agent. The purpose of this letter is to notify you that, commencing immediately upon the receipt hereof, and in accordance with the terms and conditions of the Mortgage, and until further notice, you are authorized and directed by Mortgagor to deliver all proceeds attributable to the sale of such Hydrocarbons pursuant to the above-referenced Contract directly to the Administrative Agent at its office at Wells Fargo Bank, National Association, 1700 Lincoln St., Third floor – MAC C7300-033, Denver, Colorado 80203, Attention: [__], Facsimile: [(303) 910-2712], or to such other address of which we may subsequently notify you in writing. If you require the execution of transfer or division orders, please forward the transfer or division orders to the Administrative Agent at its address as indicated above, Attention: [__].

Should you have any questions in connection with any of the foregoing, please do not hesitate to contact us.

[Signature page follows]

Exhibit J – Form of Transfer Letter

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:

Title:

BERRY PETROLEUM COMPANY, LLC, a Delaware limited liability company

By:

Name:

Title:

Exhibit J – Form of Transfer Letter

Signature Page

EXHIBIT A

Name and Location of Well	Division Order or Lease No.

Exhibit J – Form of Transfer Letter

Exhibit A

EXHIBIT K-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July [31], 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”), Berry Petroleum Corporation, a Delaware corporation, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) and as issuing lender, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the loan(s) (as well as any Note(s) evidencing such loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                     , 20[     ]

Exhibit K-1 – Form of U.S. Tax Compliance Certificate

EXHIBIT K-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July [31], 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”), Berry Petroleum Corporation, a Delaware corporation, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) and as issuing lender, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                     , 20[     ]

Exhibit K-2 – Form of U.S. Tax Compliance Certificate

EXHIBIT K-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July [31], 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”), Berry Petroleum Corporation, a Delaware corporation, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) and as issuing lender, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                     , 20[     ]

Exhibit K-3 – Form of U.S. Tax Compliance Certificate

EXHIBIT K-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July [31], 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”), Berry Petroleum Corporation, a Delaware corporation, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) and as issuing lender, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the loan(s) (as well as any Note(s) evidencing such loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such loan(s) (as well as any Note(s) evidencing such loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                     , 20[     ]

Exhibit K-3 – Form of U.S. Tax Compliance Certificate

EXHIBIT L

FORM OF RESERVE REPORT CERTIFICATE

[Insert date.]

The undersigned officer executing this certificate on behalf of Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”), certifies that [s]he is a Responsible Officer of the Borrower, and that as such [s]he is authorized to execute this certificate. Reference is made to that certain Credit Agreement dated as of July [31], 2017 (as amended, restated, amended and restated, or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Berry Petroleum Corporation, a Delaware corporation, as parent guarantor, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and issuing lender. Unless otherwise indicated, terms used but not defined herein shall have the meanings given them in the Credit Agreement. This certificate is being delivered pursuant to Section 5.2(c)(iv) of the Credit Agreement.

The undersigned, acting in [her][his] capacity as a Responsible Officer of the Borrower and not in [her][his] individual capacity, does hereby certify on behalf of the Borrower that:

(a)	to the best of [her][his] knowledge and in all material respects the information contained in the Engineering Report delivered herewith and any other information delivered in connection therewith is true and correct;

(b)	[except with regard to the Properties set forth on Exhibit [__] hereto,] the Credit Parties own the Oil and Gas Properties specified in such Engineering Report free and clear of any Liens (except Permitted Liens);

(c)	[except with regard to the Properties set forth on Exhibit [__] hereto,] on and as of the date of such Engineering Report each Oil and Gas Property identified as PDP Reserves therein was developed for oil and gas, and the wells pertaining to such Oil and Gas Properties that are described therein as producing wells, were each producing oil and/or gas in paying quantities, except for Wells that were utilized as water or gas injection wells, carbon dioxide wells or as water disposal wells (each as noted in such Engineering Report);

(d)	[except with regard to the Properties set forth on Exhibit [__] hereto,] the descriptions of quantum and nature of the record title interests of the Credit Parties, set forth in such Engineering Report include the entire record title interests of the Credit Parties in such Oil and Gas Properties, are complete and accurate in all material respects, and take into account all Permitted Liens;

(e)	there are no “back-in”, “reversionary” or “carried” interests held by third parties which could reduce the interests of the Credit Parties in such Oil and Gas Properties except as set forth in, or otherwise accounted for in, the Engineering Report;

Exhibit L – Form of Reserve Report Certificate

(f)	[except with regard to the agreements set forth on Exhibit [__] hereto,] no operating or other agreement to which any Credit Party is a party or by which any Credit Party is bound affecting any part of such Oil and Gas Properties requires any Credit Party to bear any of the costs relating to such Oil and Gas Properties greater than the record title interest of any Credit Party in such portion of such Oil and Gas Properties as set forth in such Engineering Report, except in the event any Credit Party is obligated under an operating agreement to assume a portion of a defaulting party’s share of costs; and

(g)	[except with regard to the Properties set forth in Exhibit [__] hereto,] the Credit Parties’ ownership of the Hydrocarbons and the undivided interests in the Oil and Gas Properties as specified in such Engineering Report (i) will, after giving full effect to all Permitted Liens, afford the Credit Parties not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest in such Engineering Report and (ii) will cause the Credit Parties to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest in such Engineering Report, of the costs of drilling, developing and operating the wells identified in such Engineering Report or identified in the exhibits to the Mortgages encumbering such Oil and Gas Properties (except for any increases in working interest with a corresponding increase in the net revenue interest in such Oil and Gas Property).

[Signature follows.]

Exhibit L – Form of Reserve Report Certificate

EXECUTED AND DELIVERED as of the date first set forth above.

BERRY PETROLEUM COMPANY, LLC

By:

Name:

Title:

Exhibit L – Form of Reserve Report Certificate

EXHIBIT [     ]

Exhibit L – Form of Reserve Report Certificate